   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 1999
                                                     REGISTRATION NO. 333-70199

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               -----------------

                               AMENDMENT NO. 1 TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------


                  L-3 COMMUNICATIONS                         HYGIENETICS ENVIRONMENTAL
                      CORPORATION                                 SERVICES, INC.
              (Exact name of registrant                      (Exact name of registrant
            as specified in its charter)                   as specified in its charter)
                        DELAWARE                                     DELAWARE
               (State of incorporation)                     (State of Incorporation)
                   3812, 3663, 3679                              3812, 3663, 3679
            (Primary Standard Industrial                   (Primary Standard Industrial
             Classification Code Number)                    Classification Code Number)
                      13-3937436                                    13-3992505
                   (I.R.S. Employer                              (I.R.S. Employer
               Identification Number)                         Identification Number)
                   600 THIRD AVENUE                              600 THIRD AVENUE
             NEW YORK, NEW YORK, 10016                       NEW YORK, NEW YORK, 10016
                    (212) 697-1111                                (212) 697-1111
           (Address, including zip code,                   (Address, including zip code,
                and telephone number,                          and telephone number,
 including area code, of registrant's principal   including area code, of registrant's principal
                  executive offices)                            executive offices)

                 SOUTHERN CALIFORNIA                            L-3 COMMUNICATIONS
                    MICROWAVE, INC.                           SPD TECHNOLOGIES, INC.
              (Exact name of registrant                      (Exact name of registrant
            as specified in its charter)                   as specified in its charter)
                     CALIFORNIA                                      DELAWARE
              (State of incorporation)                       (State of Incorporation)
                   3812, 3663, 3679                               3812, 3663, 3679
            (Primary Standard Industrial                   (Primary Standard Industrial
            Classification Code Number)                     Classification Code Number)
                     13-0478540                                      23-2457758
                  (I.R.S. Employer                                (I.R.S. Employer
               Identification Number)                          Identification Number)
                  600 THIRD AVENUE                                600 THIRD AVENUE
             NEW YORK, NEW YORK, 10016                         NEW YORK, NEW YORK, 10016
                    (212) 697-1111                                 (212) 697-1111
           (Address, including zip code,                   (Address, including zip code,
                and telephone number,                          and telephone number,
 including area code, of registrant's principal   including area code, of registrant's principal
                  executive offices)                            executive offices)

                  L-3 COMMUNICATIONS                            L-3 COMMUNICATIONS
              STORM CONTROL SYSTEMS, INC.                       DBS MICROWAVE, INC.
              (Exact name of registrant                      (Exact name of registrant
             as specified in its charter)                   as specified in its charter)
                       CALIFORNIA                                   CALIFORNIA
               (State of Incorporation)                      (State of Incorporation)
                   3812, 3663, 3679                               3812, 3663, 3679
             (Primary Standard Industrial                  (Primary Standard Industrial
              Classification Code Number)                   Classification Code Number)
                       77-0268547                                   68-0281617
                   (I.R.S. Employer                              (I.R.S. Employer
               Identification Number)                         Identification Number)
                   600 THIRD AVENUE                              600 THIRD AVENUE
             NEW YORK, NEW YORK, 10016                       NEW YORK, NEW YORK, 10016
                    (212) 697-1111                                (212) 697-1111
           (Address, including zip code,                   (Address, including zip code,
                and telephone number,                          and telephone number,
 including area code, of registrant's principal   including area code, of registrant's principal
                  executive offices)                            executive offices)

               L-3 COMMUNICATIONS                                L-3 COMMUNICATIONS
               ILEX SYSTEMS, INC.                                    ESSCO, INC.
            (Exact name of registrant                         (Exact name of registrant
          as specified in its charter)                      as specified in its charter)
                    DELAWARE                                          DELAWARE
            (State of Incorporation)                          (State of Incorporation)
                3812, 3663, 3679                                  3812, 3663, 3679
          (Primary Standard Industrial                      (Primary Standard Industrial
           Classification Code Number)                       Classification Code Number)
                   13-3992952                                        04-2281486
                (I.R.S. Employer                                  (I.R.S. Employer
             Identification Number)                            Identification Number)
                600 THIRD AVENUE                                  600 THIRD AVENUE
            NEW YORK, NEW YORK, 10016                         NEW YORK, NEW YORK, 10016
                 (212) 697-1111                                    (212) 697-1111
          (Address, including zip code,                     (Address, including zip code,
              and telephone number,                             and telephone number,
 including area code, of registrant's principal    including area code, of registrant's principal
               executive offices)                                executive offices)

                          SPD ELECTRICAL SYSTEMS, INC.
                           (Exact name of registrant
                          as specified in its charter)
                                    DELAWARE
                            (State of Incorporation)
                                3812, 3663, 3679
                          (Primary Standard Industrial
                          Classification Code Number)
                                   23-2457758
                                (I.R.S. Employer
                             Identification Number)
                                600 THIRD AVENUE
                           NEW YORK, NEW YORK, 10016
                                 (212) 697-1111
                         (Address, including zip code,
                             and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                 SPD SWITCHGEAR INC.                               PAC ORD INC.
              (Exact name of registrant                      (Exact name of registrant
            as specified in its charter)                   as specified in its charter)
                      DELAWARE                                      DELAWARE
              (State of Incorporation)                     (State of Incorporation)
                   3812, 3663, 3679                              3812, 3663, 3679
            (Primary Standard Industrial                   (Primary Standard Industrial
             Classification Code Number)                    Classification Code Number)
                      23-2510039                                    23-2523436
                   (I.R.S. Employer                              (I.R.S. Employer
                Identification Number)                         Identification Number)
                   600 THIRD AVENUE                              600 THIRD AVENUE
             NEW YORK, NEW YORK, 10016                       NEW YORK, NEW YORK, 10016
                    (212) 697-1111                                (212) 697-1111
           (Address, including zip code,                   (Address, including zip code,
                and telephone number,                          and telephone number,
 including area code, of registrant's principal   including area code, of registrant's principal
                  executive offices)                            executive offices)

                 HENSCHEL INC.                                   POWER PARAGON, INC.
           (Exact name of registrant                          (Exact name of registrant
         as specified in its charter)                       as specified in its charter)
                   DELAWARE                                          DELAWARE
           (State of Incorporation)                           (State of Incorporation)
               3812, 3663, 3679                                   3812, 3663, 3679
         (Primary Standard Industrial                       (Primary Standard Industrial
          Classification Code Number)                        Classification Code Number)
                  23-2554418                                         33-0638510
               (I.R.S. Employer                                  (I.R.S. Employer
            Identification Number)                              Identification Number)
               600 THIRD AVENUE                                    600 THIRD AVENUE
           NEW YORK, NEW YORK, 10016                          NEW YORK, NEW YORK, 10016
                (212) 697-1111                                    (212) 697-1111
         (Address, including zip code,                     (Address, including zip code,
             and telephone number,                              and telephone number,
including area code, of registrant's principal   including area code, of registrant's principal
              executive offices)                             executive offices)


                               SPD HOLDINGS, INC.
                           (Exact name of registrant
                          as specified in its charter)
                                    DELAWARE
                            (State of Incorporation)
                                3812, 3663, 3679
                          (Primary Standard Industrial
                          Classification Code Number)
                                   23-2977238
                                (I.R.S. Employer
                             Identification Number)
                                600 THIRD AVENUE
                           NEW YORK, NEW YORK, 10016
                                 (212) 697-1111
                         (Address, including zip code,
                             and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             CHRISTOPHER C. CAMBRIA
                         L-3 COMMUNICATIONS CORPORATION
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 697-1111
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                               -----------------
                                   COPIES TO:

      VINCENT PAGANO JR.             KIRK A. DAVENPORT
  SIMPSON THACHER & BARTLETT         LATHAM & WATKINS
     425 LEXINGTON AVENUE            885 THIRD AVENUE
   NEW YORK, NEW YORK 10017      NEW YORK, NEW YORK 10022
        (212) 455-2000                (212) 906-1200

                               -----------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                               -----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement covers the registration of an aggregate principal amount of $200,000,000 of 8% Series B Senior Subordinated Notes due 2008 (the "Exchange Notes") of L-3 Communications Corporation that may be exchanged for equal principal amounts of the company's outstanding 8% Senior Subordinated Notes due 2008 (the "Old Notes") (the "Exchange Offer"). This Registration Statement also covers the registration of the Exchange Notes for resale by Lehman Brothers Inc. in market-making transactions. The complete prospectus relating to the Exchange Offer (the "Exchange Offer Prospectus") follows immediately after this explanatory note. Following the Exchange Offer Prospectus are certain pages of the prospectus relating solely to such market-making transactions (the "Market-Making Prospectus"), including alternate front and back cover pages, a section entitled "Risk Factors -- Trading Market for the Exchange Notes") to be used in lieu of the section entitled "Risk Factors -- You Cannot be Sure That an Active Trading Market Will Develop for the Exchange Notes," alternate sections entitled "Use of Proceeds" and "Plan of Distribution". In addition, the Market-Making Prospectus will not include the following captions (or the information set forth under such captions) in the Exchange Offer Prospectus: "Prospectus Summary -- the Note Offering" and "-- the Exchange Offer", "Risk Factors -- Old Notes Outstanding After the Exchange Offer Will not Have Registration Rights and we Expect the Market for Such Old Notes to be Illiquid", "The Exchange Offer" and "Certain United States Federal Income Tax Consequences of the Exchange". All other sections of the Exchange Offer Prospectus will be included in the Market-Making Prospectus.

PROSPECTUS


[GRAPHIC OMITTED]




                        L-3 COMMUNICATIONS CORPORATION


OFFER TO EXCHANGE 8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008 FOR ANY AND ALL OUTSTANDING 8% SENIOR SUBORDINATED NOTES DUE 2008.


                            TERMS OF EXCHANGE OFFER


o   Expires 5:00 p.m., New York City time, February 19, 1999, unless extended


o   Subject to certain customary conditions, which we may waive

o All outstanding notes that are validly tendered and not withdrawn will be exchanged

o Tenders of outstanding notes may be withdrawn any time prior to the expiration of the Exchange Offer

o The exchange of notes will not be a taxable exchange for U.S. Federal income tax purposes

o   We will not receive any proceeds from the Exchange Offer

o The terms of the notes we will issue in the Exchange Offer are substantially identical to the outstanding notes, except that certain transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes

     Each broker-dealer that receives registered notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers may use this prospectus in connection with resales of notes received in exchange for the outstanding notes where such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. L-3 has agreed that, for a period of 180 days after the expiration of the Exchange Offer or until such broker-dealers have sold all registered notes held by them, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".


     FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" COMMENCING ON PAGE 13.




     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS JANUARY 20, 1999.

                               TABLE OF CONTENTS




                                                  PAGE
                                                 -----
Where You Can Find More Information ............   i
Prospectus Summary .............................    1
Risk Factors ...................................   13
Use of Proceeds ................................   22
Capitalization .................................   23
Unaudited Pro Forma Condensed
   Consolidated Financial Information ..........   24
Selected Financial Information .................   34
Management's Discussion and Analysis of
   Results of Operations and Financial
   Condition ...................................   36
Business .......................................   49
Certain Relationships and Related
   Transactions ................................   71


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
                                                  PAGE
                                                 -----
Management .....................................   73
Ownership of Capital Stock .....................   82
Description of Certain Indebtedness ............   83
The Exchange Offer .............................   87
Description of the Exchange Notes ..............   98
Certain United States Federal Income Tax
   Consequences of the Exchange ................  136
Plan of Distribution ...........................  136
Legal Matters ..................................  137
Experts ........................................  137
Index to Financial Statements ..................  F-1

                               ----------------
     This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are predictive in nature, that depend upon or refer to future events or conditions, including the statements under "Prospectus Summary", "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business" and located elsewhere regarding industry prospects and our financial position are forward-looking statements. We believe that the expectations reflected in such forward-looking statements are reasonable, but we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus, including in conjunction with the forward-looking statements included in this prospectus under "Risk Factors". All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.



                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the "SEC" or the "Commission") a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Exchange Notes. This prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information about us and the Exchange Notes, you should refer to the Registration Statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our Registration Statement.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a consequence we file reports and other information with the Commission. The Registration Statement and our other SEC filings can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven

World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such materials are also available on the Commission's home page on the Internet (http://www.sec.gov).


     For so long as any Old Notes remain outstanding and are required to bear the transfer restriction legend, we will make available to any prospective purchaser of the Old Notes or beneficial owner of the Old Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until we have either exchanged the Old Notes for the Exchange Notes or until the holders have disposed of the Old Notes pursuant to an effective registration statement filed by us.

                              PROSPECTUS SUMMARY


     This summary highlights selected information from this document and does not contain all of the information you may need to consider. You should carefully read this entire prospectus. In this prospectus, "the Company", "L-3", "L-3 Communications", "we", "us" and "our" refer to L-3 Communications Corporation and its subsidiaries. References to pro forma statement of operations data reflect: (1) our acquisitions of the Ocean Systems business of AlliedSignal Inc., the business of ILEX Systems, the Satellite Transmission Systems division of California Microwave, Inc. and SPD Technologies, Inc. (collectively, the "1998 Acquisitions"); (2) our purchase of our ten initial business units (the "Predecessor Company") from Lockheed Martin Corporation in 1997 (the "L-3 Acquisition"); (3) our May 1998 debt offering, the contribution by L-3 Communications Holdings, Inc. ("Holdings") to us of the net proceeds of Holdings' initial public offering (the "IPO") and the amendment of our bank credit facilities to increase available borrowings (collectively, the "Financing Transactions"); and (4) our offering of the Old Notes and the application of its net proceeds (the "Old Notes Offering"), as if they had occurred on January 1, 1997. The pro forma balance sheet data reflect the Old Notes Offering as if it had occurred on September 30, 1998. The pro forma data do not give effect to the Proposed Equity Offering (as defined later in this prospectus) or to any of the Company's other acquisitions, including the acquisition of Microdyne Corporation.




THE COMPANY


     L-3 Communications is a leading merchant supplier of sophisticated secure communication systems and specialized communication products. We produce secure, high data rate communication systems, microwave components, avionics and ocean systems and telemetry, instrumentation and space products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and specialized products are used to connect a variety of airborne, space, ground- and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Our customers include the U.S. department of defense, certain U.S. government intelligence agencies, major aerospace and defense contractors, foreign governments and commercial customers. For the twelve-month period ended September 30, 1998, we had pro forma sales of $1,139.7 million and pro forma EBITDA (as defined in footnote 8 under "Selected Financial Information") of $148.4 million. Our funded backlog as of September 30, 1998 was $813.8 million. These results reflect internal growth and the execution of our strategy of acquiring businesses that complement or extend our product lines.


     Our business areas employ proprietary technologies and capabilities and have leading positions in their respective primary markets. We have organized our operations into two primary business areas: Secure Communication Systems and Specialized Communication Products. For the twelve-month period ended September 30, 1998, the Secure Communication Systems business area generated approximately $481.5 million of pro forma sales and $61.2 million of pro forma EBITDA, and the Specialized Communication Products business area generated $658.2 million of pro forma sales and $87.2 million of pro forma EBITDA. In addition, we are seeking to expand our products and technologies in commercial markets as we discuss under "--Emerging Commercial Products" below.


     SECURE COMMUNICATION SYSTEMS. We are the established leader in secure, high data rate communications for military and other U.S. government reconnaissance and surveillance applications. Our Secure Communication Systems operations are located in Salt Lake City, Utah, Camden, New Jersey and Shrewsbury, New Jersey. These operations are predominantly cost plus, sole source contractors supporting long-term programs for the U.S. armed forces and classified customers.

   Our major secure communication programs and systems include:

    o secure data links for airborne, satellite, ground- and sea-based remote platforms for information collection, command and control and dissemination to users in real time;

    o strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information and related support contracts for military and intelligence efforts;

    o  secure telephone, fax and network equipment and encryption management;


    o communication software support services to military and related government intelligence markets; and

    o communications systems for surface and undersea platforms and manned space flights.

     We believe that we have developed virtually every high bandwidth data link that is currently used by the military for surveillance and reconnaissance. We are also a leading supplier of communication software support services to military and related government intelligence markets. In addition to these core government programs, we are capitalizing on our technology base by expanding into related commercial communication equipment markets. For instance, we are applying our high data rate communications and archiving technology to the medical image archiving market and our wireless communication expertise to develop local wireless loop telecommunications equipment for the last mile interconnect.

     SPECIALIZED COMMUNICATION PRODUCTS. This business area encompasses three product categories:

     Microwave Components. We are the preeminent worldwide supplier of commercial off-the-shelf, high-performance microwave components and frequency monitoring equipment. Our microwave products are sold under the industry-recognized Narda brand name through a standard catalog to wireless, industrial and military communication markets. We also provide state-of-the-art, space-qualified communication components including channel amplifiers and frequency filters for the commercial communications satellite market serving major military and commercial frequencies, including Ka band. Approximately 79% of Microwave Components sales for the nine-month period ended September 30, 1998 were made to commercial customers, including Loral Space & Communications, Ltd., Motorola, Inc., Lucent Technologies Inc., AT&T Corp. and Lockheed Martin Corporation ("Lockheed Martin").

     Avionics and Ocean Products. Avionics and Ocean Products include our aviation recorders, display systems, antenna systems, acoustic undersea warfare systems and naval power distribution, conditioning, switching and protection equipment for naval ships and submarines. We are the world's leading manufacturer of commercial cockpit voice and flight data recorders (known as "black boxes"). These recorders are sold under the Fairchild brand name both to aircraft manufacturers and to the world's major airlines for their existing fleets of aircraft. Our aviation recorders are also installed on military transport aircraft throughout the world. We provide military and high-end commercial displays for use in military aircraft. We also manufacture high performance surveillance and precision millimeter wave antennas and related equipment for U.S. Air Force, U.S. Army and U.S. Navy aircraft and are the leading supplier of ground-based radomes. We are one of the world's leading product suppliers of acoustic undersea warfare systems and airborne dipping sonar systems to the U.S. and over 20 foreign navies. We are the only fully integrated, full-line provider of qualified turnkey electrical power delivery and management systems for U.S. Navy surface ships and submarines.

     Telemetry, Instrumentation and Space Products. Our Telemetry, Instrumentation and Space Products operations develop and manufacture commercial off-the-shelf, real-time data collection and transmission products and components for missile, aircraft and space-based electronic systems. These products are used to gather flight data and other critical information and transmit it from air or space to the ground. Telemetry products are also used for range safety and training applications to simulate battlefield situations. We are also a leading global satellite communications systems provider offering systems and services used in the satellite transmission of voice, video and data through earth stations for uplink and downlink terminals. We provide global satellite communications systems and services to customers that include foreign post, telephone and telegraph administrations, domestic and international prime communications infrastructure contractors, telecommunications and satellite service providers, broadcasters and media-related companies, government agencies and large corporations. We also provide commercial, off-the-shelf satellite control software, telemetry, tracking and control ("TT&C"), mission processors and software engineering services to the worldwide military, civilian and commercial satellite markets.

     EMERGING COMMERCIAL PRODUCTS. Building upon our core technical expertise and capabilities, we are seeking to expand into several closely aligned commercial business areas and applications. Emerging Commercial Products currently include the following four niche markets:

    o  medical archiving and simulation systems;

    o  local wireless loop telecommunications equipment;

    o  airport security equipment; and

    o  information network security.

     A majority of these commercial products were developed based on technology used in our military businesses with relatively small additional expense. We are applying our technical capabilities in high data rate communications and archiving technology developed in our Secure Communication Systems business area to the medical image archiving market together with the General Electric Company's medical systems business. Based on secure, high data rate communication technology also developed in our Secure Communication Systems business area, we have developed local wireless loop telecommunications equipment that is primarily designed for emerging market countries and rural areas where voice and data communication infrastructure is inadequate or does not exist. We have completed the development phase for the local wireless loop telecommunications equipment and have begun deliveries. In addition, the Federal Aviation Administration awarded us a development contract for next generation airport security equipment for explosive detection. On November 23, 1998, we received FAA certification for our eXaminer 3DX (Trade Mark) 6000 system which is the only second-generation system to receive certification and the only system to generate full, three-dimensional images of all objects in a piece of baggage. To capitalize on commercial opportunities for the information security technologies we developed in our Secure Communication Systems business area, we have also created a new subsidiary focusing on developing and marketing secure information and communication systems for commercial clients. This subsidiary acquired a network security software product through a majority-owned joint venture. We released the third generation of this network security software, ExpertTM 3.0, on November 9, 1998. Taken together, revenues generated from our Emerging Commercial Products have not yet been material to us.

BUSINESS STRATEGY

     We have successfully integrated the business units we acquired from Lockheed Martin and enhanced our operating efficiency by reducing overhead expenses and reorganizing our facilities. These efforts resulted in improvements in sales, profitability and obtaining competitive contracts. We have used and intend to continue to use our market position, diverse program base and favorable mix of cost plus to fixed price contracts to enhance our profitability and to establish L-3 as the premier merchant supplier of communication systems and products to the major prime contractors in the aerospace/defense industry as well as the U.S. government. Our strategy to continue to achieve our objectives includes:

      o EXPAND MERCHANT SUPPLIER RELATIONSHIPS. Due to our strong relationships with prime contractors and our independent status, we intend to grow by expanding our share of current programs, by participating in new programs and by positioning L-3 Communications as the desired merchant supplier to more than one bidder on prime contract bids.

      o SUPPORT CUSTOMER REQUIREMENTS. We will continue to align our research and development, manufacturing and new business efforts to complement our customers' requirements, and we will provide state-of-the-art products in order to maintain and expand current customer relationships as well as to create new ones.

      o ENHANCE OPERATING MARGINS. We intend to continue to enhance our operating margins by reducing overhead expenses and increasing productivity.

      o LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. Our proprietary technical capabilities have placed us at or near the top market position in most of our key business areas. We intend to use these capabilities and make substantial investments in research and development, technical and manufacturing resources to strengthen our market positions as well as to pursue commercial opportunities in other areas.

      o MAINTAIN DIVERSIFIED BUSINESS MIX. We will maintain our favorable mix of predictable profitability (typical of cost plus contracts) and higher margin (typical of fixed price contracts) businesses together with our significant sole source follow-on business and attractive customer profile.

      o CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. We intend to continue to selectively acquire businesses which (1) have significant market position in their business areas, (2) offer products that complement and/or extend our existing products, (3) demonstrate positive future growth prospects and (4) are accretive to our earnings in the first year of our ownership.


ACQUISITION STRATEGY


     Since our formation in April 1997, we have actively pursued our acquisition strategy. Since completing the L-3 Acquisition, we have purchased twelve additional businesses for an aggregate cash purchase price including assumed debt and expenses, net of cash acquired, of approximately $534.0 million, subject to certain post-closing adjustments, and in certain cases additional consideration based on post-closing performance. We consider and execute strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. We have reached agreement on or are in discussions regarding a number of potential acquisition opportunities and expect to use our bank credit facilities to fund these transactions if we proceed with them. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources".



RECENT DEVELOPMENTS

     SPD Technologies, Inc. On August 13, 1998, we acquired all of the outstanding common stock of SPD Technologies, Inc. ("SPD") for $230.0 million in cash, subject to certain post-closing adjustments. SPD is the leading supplier to the U.S. Navy for subsystems that manage, control, distribute, protect and condition electrical power in surface ships and submarines. SPD's major products include electronic solid state protection products, switchgear, high-speed transfer switches, fault isolation units, frequency converters and inverters, voltage transformers and uninterruptible power supply systems. SPD's products are installed in every nuclear submarine, aircraft carrier and surface platform operated by the U.S. Navy. SPD also provides shipboard communications and control as well as support service for installed products. This acquisition was financed using cash from operations and borrowings under our bank credit facilities.

     Microdyne Corporation. On December 3, 1998, we signed an agreement to acquire all of the outstanding common stock of Microdyne Corporation ("Microdyne") for approximately $90.0 million in cash, including the repayment of Microdyne's debt. For the fiscal year ended September 30, 1998, Microdyne reported actual revenues of $58.3 million, operating income of $1.3 million and net income of $0.3 million. On a pro forma basis, including acquisitions Microdyne made during its 1998 fiscal year as if they had occurred at the beginning of its fiscal year, Microdyne's revenues would have been

$73.5 million, operating income would have been $3.6 million and net income would have been $0.9 million. Microdyne's actual earnings before interest, taxes, depreciation and amortization for the recent fiscal year was $2.9 million. Pro forma earnings before interest, taxes, depreciation and amortization would have been $11.1 million before non-recurring charges of $5.1 million primarily for the write-off of acquired in-process research and development costs. Pursuant to the acquisition agreement, one of our subsidiaries has purchased 91.9% of the common stock of Microdyne in a cash tender offer. We expect to complete the merger of Microdyne with this subsidiary in early 1999. Microdyne is a leading global developer and manufacturer of aerospace telemetry receivers, secure communications and technical support services, including specialized telemetry high-frequency radios used in aerospace and satellite communications for data gathering and analysis. Microdyne also provides products for the government and commercial signal intelligence markets and support and repair services for electronic products companies. Microdyne's aerospace telemetry products will enable us to provide integrated solutions to our space customers' requirements for command, control, telemetry and tracking. The purchase of shares of Microdyne common stock was financed using cash and borrowings under our bank credit facilities. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources".



     Proposed Equity Offering. Holdings and certain selling stockholders are currently contemplating a public offering in the United States and internationally of 9,250,000 shares (excluding the underwriters' over-allotment option) of the common stock of Holdings (the "Proposed Equity Offering"). Holdings intends to use the net proceeds of the Proposed Equity Offering to repay any existing indebtedness under the Senior Credit Facilities (as defined later in this prospectus) and for general corporate purposes, including potential acquisitions. On January 5, 1999, Holdings filed a Registration Statement on Form S-1 (File No. 333-70125) with the SEC in connection with the Proposed Equity Offering.


HISTORY


     Holdings, which owns all of our common stock, was formed in April 1997 by Mr. Frank C. Lanza, the former President and Chief Operating Officer of Loral Corporation ("Loral"), Mr. Robert V. LaPenta, the former Senior Vice President and Controller of Loral, Lehman Brothers Capital Partners III, L.P. and its affiliates (the "Lehman Partnership") and Lockheed Martin to acquire (1) nine business units previously purchased by Lockheed Martin as part of its acquisition of Loral in April 1996 and (2) one business unit, Communication Systems -- East (formerly known as Communication Systems -- Camden), purchased by Lockheed Martin as part of its acquisition of the aerospace business of General Electric Company in April 1993. In May 1998, Holdings successfully completed the IPO, raising net proceeds of $139.5 million which Holdings contributed to us. We raised net proceeds of $173.8 million in a concurrent debt offering. In December 1998, we raised net proceeds of $193.7 million in the Old Notes Offering.


     The Company's executive offices are located at 600 Third Avenue, New York, New York, 10016, and the telephone number at that address is 212-697-1111.

                         SUMMARY OF THE EXCHANGE OFFER


The Exchange Offer..........   We are offering to exchange up to $200,000,000
                               aggregate principal amount of our new 8% Series B
                               Senior Subordinated Notes due 2008 which have been registered under the Securities Act (the
                               "Exchange Notes") for a like amount of our outstanding 8% Senior Subordinated Notes due 2008 which were issued in December 1998 in a private offering (the "Old Notes" and together with the Exchange Notes, the "Notes"). The Exchange Notes are substantially identical to the Old Notes, except that the Exchange Notes are freely transferrable by their holders (other than as provided herein), and are not subject to any covenant regarding registration under the
                               Securities Act.


Interest Payments...........   Interest on the Exchange Notes will accrue from
                               the last interest payment date (February 1 or August 1) on which interest was paid on the Old
                               Notes or, if no interest was paid on the Old
                               Notes, from December 11, 1998 (the "Interest
                               Payment Date").


Minimum Condition...........   We are not conditioning the Exchange Offer on
                               any minimum aggregate principal amount of Old
                               Notes being tendered for exchange.



Expiration Date.............   The Exchange Offer will expire at 5:00 p.m.,
                               New York City time, on February 19, 1999, unless we decide to extend the Exchange Offer.



Withdrawal Rights...........   You may withdraw your tender at any time prior
                               to 5:00 p.m., New York City time, on the Expiration Date.


Exchange Date...............   The date of acceptance for exchange of the Old
                               Notes will be the four business days after the Expiration Date.


Conditions to the
 Exchange Offer..............  The Exchange Offer is subject to certain customary conditions, which we may waive. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer--Certain Conditions to the Exchange Offer". We reserve the right to terminate or amend the Exchange Offer at any time before the Expiration Date if any such condition occurs.


Procedures for Tendering
 Old Notes....................   If you are a holder of Old Notes who wishes to
                               accept the Exchange Offer, you must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, or arrange for The Depository Trust Company ("DTC") to transmit certain required information to the Exchange Agent in connection with a book-entry transfer or mail or otherwise deliver such documentation, together with your Old Notes, to the Exchange Agent at the address set forth under "The Exchange Offer--Exchange Agent".

                               By tendering your Old Notes in this manner, you will be representing among other things, that:

                                o the Exchange Notes you acquire pursuant to the Exchange Offer are being acquired in the ordinary course of your business;
                                o you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes issued to you in the Exchange Offer; and
                                o  you are not an "affiliate" of ours.


Use of Proceeds.............   We will not receive any proceeds from the
                               issuance of Exchange Notes pursuant to the Exchange Offer. We will pay all our expenses incident to the Exchange Offer.


Certain United States Federal
  Income Tax Consequences...   The exchange of notes pursuant to the Exchange
                               Offer will not be a taxable event for federal income tax purposes. See "Certain United States
                               Federal Income Tax Consequences of the Exchange".


Special Procedures for
  Beneficial Owners.........   If you beneficially own Old Notes registered in
                               the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the Exchange Offer, you should contact such registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Old Notes, either arrange to have your Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.


Guaranteed Delivery
 Procedures..................  If you wish to tender your Old Notes and time will not permit your required documents to reach the Exchange Agent by the Expiration Date, or the procedure for book-entry transfer cannot be completed on time, you may tender your Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering Old Notes".


Acceptance of Old Notes and
  Delivery of Exchange
  Notes.....................   We will accept for exchange all Old Notes which
                               are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The
                               Exchange Offer--Acceptance of Old Notes for
                               Exchange; Delivery of Exchange Notes".

Effect on Holders of
 Old Notes...................  As a result of this Exchange Offer, we will have fulfilled a covenant contained in the
                               Registration Rights Agreement (the "Registration Rights Agreement") dated as of December 11, 1998 among L-3 Communications Corporation, each of the subsidiary guarantors named therein and Lehman Brothers Inc. and NationsBanc Montgomery Securities LLC (the "Initial Purchasers") and, accordingly, there will be no increase in the interest rate on the Old Notes. If you do not tender your Old Notes in the Exchange Offer, you will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture dated as of December 11, 1998 among L-3 Communications Corporation, the subsidiary guarantors named therein and The Bank of New York relating to the Old Notes and the Exchange Notes (the "Indenture"), except for any rights under the Registration Rights Agreement that terminate as a result of the acceptance for exchange of validly tendered Old Notes pursuant to the Exchange Offer. If you do not tender your Old Notes, you will not have any further registration or exchange rights and your Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the trading market for untendered Old Notes could be adversely affected.


Exchange Agent..............   The Bank of New York is serving as Exchange
                               Agent in connection with the Exchange Offer.




                     SUMMARY OF TERMS OF THE EXCHANGE NOTES


     Capitalized terms used under this heading "Summary of Terms of the Exchange Notes" have been defined under the heading "Description of the Exchange Notes -- Certain Definitions".



Securities Offered..........   $200,000,000 in principal amount of 8% Senior
                               Subordinated Notes due 2008.


Maturity....................   August 1, 2008.


Interest Payment Dates......   Annual rate--8%.

                               Payment frequency--every six months on February 1 and August 1.

                               First payment--February 1, 1999.


Subsidiary Guarantors.......   Each guarantor is our wholly owned subsidiary.
                               Substantially all of our wholly owned
                               subsidiaries are guarantors of the Exchange
                               Notes. If we cannot make payments on the Exchange
                               Notes when they are due, the guarantor
                               subsidiaries must make them instead.

Optional Redemption.........   On or after August 1, 2003, we may redeem some
                               or all of the Exchange Notes at any time at the redemption prices listed in the section
                               "Description of the Exchange Notes" under the heading "Optional Redemption".

                               Before August 1, 2001, we may redeem up to 35% of the Exchange Notes with the proceeds of certain offerings of equity in our Company or Holdings at the price listed in the "Description of the Exchange Notes" section under the heading "Optional Redemption".


Mandatory Offer
 to Repurchase...............  If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the Exchange Notes at the prices listed in the section "Description of the Exchange Notes".


Ranking.....................   The Exchange Notes and the subsidiary
                               guarantees are senior subordinated debts.

                               They rank behind all of our and our guarantor subsidiaries' current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to these notes and the subsidiary guarantees.

                               Assuming we had completed the offering of the Old Notes and the exchange of the Exchange Notes on September 30, 1998 and applied the proceeds as intended, the Exchange Notes and the subsidiary guarantees:

                                 o  would not have been subordinated to any
                                    senior debt (excluding outstanding letters of credit); and

                                 o  would have ranked equally with $405.0
                                    million of other senior subordinated debt.


Basic Covenants
 of Indenture................  We will issue the Exchange Notes under an indenture among us, the subsidiary guarantors and The Bank of New York, as trustee. The indenture will, among other things, restrict our ability and the ability of our restricted subsidiaries

                                 o  borrow money;

                                 o pay dividends on or purchase our stock or our restricted subsidiaries' stock;

                                 o  make investments;

                                 o  use assets as security in other
                                    transactions;

                                 o sell certain assets or merge with or into other companies; and

                                 o  enter into transactions with affiliates.

                               Certain of our subsidiaries will not be subject to the covenants in the indenture. For more details, see the section "Description of the Exchange Notes" under the heading "Certain Covenants".

Taxation....................   For a discussion of the tax consequences of an
                               investment in the notes, see "Certain United
                               States Federal Income Tax Consequences of the
                               Exchange".


Use of Proceeds.............   There will be no cash proceeds to us from the
                               Exchange Offer.


     You should read "Risk Factors" for a discussion of the risk factors that you should consider before investing in the Notes.

   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA AND HISTORICAL FINANCIAL DATA

     The summary unaudited pro forma data as of September 30, 1998, for the nine months ended September 30, 1998 and 1997 and for the year ended December 31, 1997 have been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma condensed statement of operations and other data reflect the L-3 Acquisition, the 1998 Acquisitions, the Financing Transactions and the Old Notes Offering as if such transactions had occurred on January 1, 1997. The unaudited pro forma condensed balance sheet data reflect the Old Notes Offering as if it had occurred on September 30, 1998.

     The summary historical consolidated (combined) financial data as of and for the nine months ended December 31, 1997 and the years ended December 31, 1996, 1995 and 1994 and the three months ended March 31, 1997 have been derived from the audited financial statements for the respective periods. The summary historical consolidated (combined) financial data as of and for the nine months ended September 30, 1998 have been derived from the unaudited condensed consolidated financial statements of the Company. In the opinion of the Company's management, such unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results of operations and financial position as of the date of and for the period presented. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of results for the full year. The unaudited pro forma condensed financial information may not be indicative of the financial position and results of operations of the Company that actually would have occurred had the Transactions (as defined later in this prospectus) been in effect on the dates indicated or the financial position and results of operations that may be obtained in the future.

     The summary financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Consolidated (Combined) Financial Statements of the Company (Predecessor Company (as defined later in this prospectus)) and the Combined Financial Statements of the Loral Acquired Businesses (as defined later in this prospectus) and the unaudited pro forma condensed consolidated financial information included elsewhere herein. Prior to April 1, 1996, the Predecessor Company was only comprised of Communication Systems -- East.



                                                                              COMPANY
                                             -------------------------------------------------------------------------
                                                     PRO FORMA                              NINE            NINE
                                                 NINE MONTHS ENDED        PRO FORMA        MONTHS          MONTHS
                                                   SEPTEMBER 30,         YEAR ENDED        ENDED            ENDED
                                             -------------------------  DECEMBER 31,   SEPTEMBER 30,      DEC. 31,
                                                  1998         1997         1997          1998(1)          1997(2)
                                             ------------- ----------- -------------- --------------- ----------------
                                                                           (in millions)
STATEMENT OF OPERATIONS DATA:
Sales ......................................  $     834.5   $   758.7   $   1,063.9     $     708.3      $   546.5
Operating income ...........................         70.0        49.1          82.0            63.6           51.5(5)
Interest expense, net(6) ...................         44.8        44.8          59.8            32.9           28.5
Provision (benefit) for income taxes(6)              10.1        (0.6)          5.8            12.0           10.7
Net income (loss) ..........................         15.1         4.9          16.4            18.7           12.3(5)
BALANCE SHEET DATA (AT PERIOD END):
Working capital ............................  $     178.8                               $     141.0      $   131.8
Total assets ...............................      1,241.3                                   1,196.3          703.4
Long-term debt .............................        605.0                                     560.0          392.0
Invested equity ............................
Shareholders' equity .......................        294.8                                     294.8          132.7
OTHER DATA:
EBITDA(7) ..................................  $     102.5   $    80.4   $     126.3     $      90.3      $    78.1
Net cash from (used in) operating
 activities ................................                                                   48.2           73.9
Net cash (used in) investing activities.....                                                 (417.8)        (457.8)
Net cash from (used in) financing
 activities ................................                                                  297.9          461.4
Depreciation expense .......................         17.7        17.7          24.0            15.6           13.3
Amortization expense .......................         14.8        13.6          20.3            11.1            8.9
Capital expenditures .......................         14.8        15.6          23.0            12.7           11.9
Ratio of:
 Earnings to fixed charges(8) ..............          1.5x        1.1x          1.3x            1.7x           1.7x
 EBITDA to cash interest
  expense(10)(11) ..........................          2.6x                      2.3x
 Net debt to EBITDA(11)(12) ................          3.8x                      4.4x



                                                            PREDECESSOR COMPANY
                                             -------------------------------------------------
                                                 THREE
                                                 MONTHS                YEAR ENDED
                                                 ENDED                DECEMBER 31,
                                               MARCH 31,   -----------------------------------
                                                  1997       1996(3)     1995(4)     1994(4)
                                             ------------- ----------- ----------- -----------
                                                               (in millions)
STATEMENT OF OPERATIONS DATA:
Sales ......................................   $ 158.9      $   543.1   $   166.8   $   218.9
Operating income ...........................       7.9           43.7         4.7         8.4
Interest expense, net(6) ...................       8.4           24.2         4.5         5.5
Provision (benefit) for income taxes(6)           (0.2)           7.8         1.2         2.3
Net income (loss) ..........................      (0.3)          11.7        (1.0)        0.6
BALANCE SHEET DATA (AT PERIOD END):
Working capital ............................                $    98.8   $    21.1   $    19.3
Total assets ...............................                    593.3       228.5       233.3
Long-term debt .............................
Invested equity ............................                    473.6       194.7       199.5
Shareholders' equity .......................
OTHER DATA:
EBITDA(7) ..................................   $  15.7      $    71.8   $    16.3   $    19.9
Net cash from (used in) operating
 activities ................................     (16.3)          30.7         9.3        21.8
Net cash (used in) investing activities.....      (4.3)        (298.0)       (5.5)       (3.7)
Net cash from (used in) financing
 activities ................................      20.6          267.3        (3.8)      (18.1)
Depreciation expense .......................       4.5           14.9         5.5         5.4
Amortization expense .......................       3.3           13.2         6.1         6.1
Capital expenditures .......................       4.3           13.5         5.5         3.7
Ratio of:
 Earnings to fixed charges(8) ..............        --(9)         1.7x        1.0x        1.4x
 EBITDA to cash interest
  expense(10)(11) ..........................
 Net debt to EBITDA(11)(12) ................

                                               (Footnotes on the following page)

---------

(1) Includes the results of operations of the 1998 Acquisitions from their respective effective dates of acquisition.

(2)  Reflects the L-3 Acquisition effective April 1, 1997.

(3) Reflects ownership of Loral's Communication Systems -- West and Specialized Communication Products businesses commencing April 1, 1996.

(4) Reflects ownership of Communication Systems -- East by Lockheed Martin effective April 1, 1993.

(5) Includes a nonrecurring, noncash compensation charge of $4.4 million related to the initial capitalization of the Company, effective April 1, 1997.

(6) For periods prior to April 1, 1997, interest expense and income tax (benefit) provision were allocated from Lockheed Martin.

(7) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of deferred debt issuance costs) and the nonrecurring, noncash compensation charge of $4.4 million recorded effective April 1, 1997. EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to meet debt service and capital expenditure requirements.

(8) For purposes of this computation, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus the amortization of deferred debt issuance costs and that portion of lease rental expense representative of the interest element.

(9) Earnings were insufficient to cover fixed charges by $0.5 million for the three months ended March 31, 1997.

(10) For purposes of this computation, cash interest expense consists of pro forma interest expense less amortization of deferred debt issuance costs.


(11) The ratios at September 30, 1998 are based on the results of operations for the twelve-month period ended September 30, 1998. The pro forma ratios at September 30, 1998 have been calculated by adding the pro forma EBITDA and pro forma cash interest expense for the nine months ended September 30, 1998 and the three months ended December 31, 1997. For purposes of computing pro forma EBITDA for the three months ended December 31, 1997, pro forma operating income, depreciation expense and amortization expense would have been $32.9 million, $6.3 million and $6.7 million, respectively. Pro forma cash interest expense for the twelve-month period ended September 30, 1998 and the year ended December 31, 1997 would have been $56.1 million.

(12) Net debt is defined as long-term debt plus current portion of long-term debt less cash and cash equivalents.

                                 RISK FACTORS

     You should carefully consider the following risks as well as the other information contained or incorporated by reference in this prospectus before deciding to tender Old Notes in the Exchange Offer. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.


OLD NOTES OUTSTANDING AFTER THE EXCHANGE OFFER WILL NOT HAVE REGISTRATION RIGHTS AND WE EXPECT THE MARKET FOR SUCH OLD NOTES TO BE ILLIQUID

     If you do not exchange your Old Notes for Exchange Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of such Old Notes. In general, you may not offer or sell Old Notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We do not currently intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, we believe that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by their holders (unless such holder is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as the Old Notes were acquired in the ordinary course of the holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution". To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.


YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE
   NOTES

     We are offering the Exchange Notes to the holders of the Old Notes. The Old Notes were offered and sold in December 1998 to a small number of institutional investors and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market.

     We do not intend to apply for a listing of the Exchange Notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the Exchange Notes and we cannot assure you as to the liquidity of markets that may develop for the Exchange Notes, your ability to sell the Exchange Notes or the price at which you would be able to sell the Exchange Notes. If such markets were to exist, the Exchange Notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. We expect that the Exchange Notes will be designated for trading in the PORTAL market. The Initial Purchasers have advised us that they currently intend to make a market with respect to the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any market making with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the Exchange Offer or the effectiveness of a shelf registration statement in lieu thereof. Because Lehman Brothers Inc. is our affiliate, following consummation of the Exchange Offer, Lehman Brothers Inc. will be required to deliver a current "market-maker" prospectus and otherwise comply with the registration requirements of the Securities Act in connection with any secondary market sale of the Exchange Notes, which may affect its ability to continue market-making activities.

     The liquidity of, and trading market for, the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of our financial performance and prospects.


WE HAVE A SIGNIFICANT AMOUNT OF DEBT

     We incurred substantial indebtedness in connection with our acquisitions. If the Old Notes Offering had occurred on September 30, 1998, we would have had $605.0 million of indebtedness outstanding, none of which would have been senior debt (excluding outstanding letters of credit), and our ratio of pro forma earnings to pro forma fixed charges would have been 1.5 to 1.0. In the future we may borrow more money, subject to limitations imposed by our debt agreements.

     Based upon our current level of operations and anticipated improvements, we believe that our cash flow from operations, together with proceeds from the Old Notes Offering and amounts we are able to borrow under our bank credit facilities, will be adequate to meet our anticipated requirements for working capital, capital expenditures, research and development expenditures, program and other discretionary investments, interest payments and scheduled principal payments for the foreseeable future, at least for the next three years. Our ability to make scheduled payments of principal and interest on our indebtedness and to refinance our indebtedness depends on our future performance. We do not have complete control over our future performance because it is subject to economic, financial, competitive, regulatory and other factors affecting the defense industry. It is possible that in the future our business may not generate sufficient cash flow from operations to allow us to service our debt and make necessary capital expenditures. If this situation occurs, we may have to sell assets, restructure debt or obtain additional equity capital. We cannot be sure that we would be able to do so or do so without additional expense. See "Management's Discussion and Analysis of Results of Operations and Financial Condition".

     Our level of indebtedness may have important consequences on your investment in the Notes. These consequences include:

    o requiring a substantial portion of our cash flow from operations to be used to pay interest and principal on our debt and therefore be unavailable for other purposes including capital expenditures, research and development and other investments;

    o  limiting our ability to obtain additional financing in the future;

    o incurring higher interest expense in the event of increases in interest rates on our borrowings which have variable interest rates;

    o heightening our vulnerability to downturns in our business or in the general economy and restricting us from making acquisitions, introducing new technologies and products or exploiting business opportunities; and

    o limiting our ability to borrow additional funds, dispose of assets or pay cash dividends. Failure to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our financial position and results of operations due to financial and restrictive covenants.

     See "Description of Certain Indebtedness".


OUR ACQUISITION STRATEGY INVOLVES CERTAIN RISKS

     We intend to acquire companies which complement our business. We cannot assure you, however, that we will be able to identify acquisition candidates on commercially reasonable terms or at all. If we make additional acquisitions, we also cannot be sure that any anticipated benefits will actually be realized. Likewise, we cannot be sure that we will be able to obtain additional financing for acquisitions. Such additional financing could be restricted by the terms of our debt agreements.

     The process of integrating acquired operations, including our recent acquisitions, into our existing operations may result in unforeseen operating difficulties and may require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions by L-3 could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could materially adversely affect our financial condition and operating results. We consider and execute strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. We have reached agreement or are in discussions regarding a number of potential acquisition opportunities and expect to use borrowings under our bank credit facilities to fund these transactions if we proceed with them. If all of these potential acquisitions were consummated, they would require us to use all or substantially all of our currently available borrowing capacity in 1999 and perhaps seek additional borrowing capacity. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources".



WE RELY ON A SMALL NUMBER OF SIGNIFICANT CUSTOMERS


     Our sales come mainly from contracts with agencies of, and contractors to, the U.S. government. For the nine-month period ended September 30, 1998, we had approximately 300 contracts each with value exceeding $1.0 million for the U.S. government. Pro forma sales for the nine-month period ended September 30, 1998 to the U.S. government, including sales through prime contractors, were $608.1 million, representing approximately 73% of our corresponding sales. Our largest U.S. government program, a cost plus, sole source contract for support of the U-2 program of the defense department, contributed approximately 7% of pro forma sales for the nine-month period ended September 30, 1998. No other program represented more than 5% of our pro forma sales for the nine-month period ended September 30, 1998. The loss of all or a substantial portion of sales to the U.S. government would have a material adverse effect on our income and cash flow. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business -- Government Contracts".


     Our sales for the nine-month period ended September 30, 1998 to Lockheed Martin were $51.1 million or approximately 7% of our total sales. The loss of all or a substantial portion of such sales to Lockheed Martin would have a material adverse effect on our income and cash flow.


OUR GOVERNMENT CONTRACTS ENTAIL CERTAIN RISKS


     The reduction in the U.S. defense budget in the early 1990s has caused most defense-related government contractors to experience declining revenues, increased pressure on operating margins and, in certain cases, net losses. Our businesses taken as a whole have experienced a substantial decline in sales during this period. A significant decline in U.S. military expenditures in the future could materially adversely affect our sales and earnings. The loss or significant cutback of a large program in which we participate could also materially adversely affect our future sales and earnings and thus our ability to meet our financial obligations.


     Companies engaged primarily in supplying defense-related equipment and services to government agencies are subject to certain business risks peculiar to the defense industry. These risks include the ability of the U.S. government to:


    o suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;


    o  terminate existing contracts;


    o audit our contract-related costs and fees, including allocated indirect costs; and


    o  control and potentially prohibit the export of our products.

     All of our U.S. government contracts are subject to termination by the U.S. government either for its convenience or if the contractor defaults. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on work completed prior to termination. Termination for default provisions provide for the contractor to be liable for excess costs incurred by the U.S. government in procuring undelivered items from another source. In addition to the right of the U.S. government to terminate, U.S. government contracts are conditioned upon the continuing approval by Congress of the necessary spending. Congress usually appropriates funds for a given program on a fiscal-year basis even though contract performance may take more than one year. Consequently, at the beginning of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract only if, as and when appropriations are made by Congress for future fiscal years. Foreign defense contracts generally contain similar provisions relating to termination at the convenience of the government.

     The U.S. government may review our costs and performance on their contracts, as well as our accounting and general business practices. Based on the results of such audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, under U.S. government purchasing regulations, some of our costs, including certain financing costs, goodwill, portions of research and development costs, and certain marketing expenses may not be reimbursable under U.S. government contracts. Further, as a government contractor, we are subject to investigation, legal action and/or liability that would not apply to a commercial company.

     We are also subject to risks associated with the following:

    o the frequent need to bid on programs in advance of the completion of their design (which may result in unforeseen technological difficulties and/or cost overruns);

    o the substantial time and effort required for relatively unproductive design and development;

    o  design complexity and rapid obsolescence; and

    o  the constant need for design improvement.

We obtain many of our U.S. government contracts through a competitive bidding process. We cannot assure you that we will continue to win competitively awarded contracts or that awarded contracts will generate sufficient sales to result in profitability for L-3. See "Business -- Major Customers" and "-- Government Contracts".

     In addition to these U.S. government contract risks, many of our products and systems require licenses from U.S. government agencies for export from the United States, and some of our products are not permitted to be exported. We cannot be sure of our ability to gain any licenses required to export our products, and failure to receive required licenses could materially reduce our ability to sell our products outside the United States.


OUR FIXED PRICE CONTRACTS ENTAIL CERTAIN RISKS

     We provide our products and services primarily through fixed price or cost plus contracts. Fixed price contracts constituted approximately 71% of our pro forma sales for the nine-month period ended September 30, 1998. We record sales and profits on our long-term fixed price contracts by using the percentage-of-completion methods of accounting. As a result, revisions made to our estimates of revenues and profits are reflected in the period in which the conditions that require such revisions become known and can be estimated. The risks of long-term fixed price contracts include the difficulty of forecasting costs and schedules, contract revenues that are related to performance in accordance with contract specifications and the possibility of obsolescence in connection with long-term procurements. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed price contract may reduce our profitability or cause a loss. Although we believe that adequate provisions for losses for our fixed price contracts are reflected in our financial statements, as required under U.S. generally accepted accounting principles, we cannot assure you that these estimates and provisions are adequate or that losses on fixed price contracts will not occur in the future.

OUR OPERATIONS INVOLVE RAPIDLY EVOLVING PRODUCTS AND TECHNOLOGICAL CHANGE

     The rapid change of technology is a key feature of the communication equipment industry for defense applications and in general. To succeed in the future, we will need to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. Historically, our technology has been developed through customer-sponsored research and development as well as from internally-funded research and development. We cannot guarantee that we will continue to maintain comparable levels of research and development. See "Business -- Research and Development". In the past we have allocated substantial funds to capital expenditures and programs and other investments. This practice will continue to be required in the future. See "Management's Discussion and Analysis of Results of Operations and Financial Condition". Even so, we cannot assure you that we will successfully identify new opportunities and continue to have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive.


OUR ENTRY INTO COMMERCIAL BUSINESS IS RISKY

     Our revenues mainly have come from business with the U.S. defense department and other government agencies. In addition to continuing to pursue this major market area, we will continue applying our technical capabilities and expertise to related commercial markets. Some of our commercial products, such as local wireless loop telecommunications equipment, medical image archiving equipment, airport security equipment and commercial information security products, have only recently been introduced. As such, these new products are subject to certain risks and may require us to:

      o develop and maintain marketing, sales and customer support capabilities;

      o  secure sales and customer support capabilities;

      o  obtain certification;

      o  respond to rapid technological advances; and

      o  obtain customer acceptance of these products and product performance.

Our efforts to expand our presence in the commercial market may require significant resources including capital and management time. We cannot assure our success in addressing these risks or in developing these commercial business opportunities.


WE OPERATE IN A COMPETITIVE INDUSTRY

     The communications equipment industry for defense applications and as a whole is highly competitive. The defense industry has experienced substantial consolidation due to declining defense budgets and increasing pressures for cost reductions. We expect that the U.S. defense department's increased use of commercial off-the-shelf products and components in military equipment will encourage new competitors to enter the market. In addition, the consolidation of the industry has resulted in delays in contract funding and awards and significant pricing pressures. We also expect that competition for original equipment manufacturer business will increase due to the emergence of merchant suppliers. Our ability to compete for defense contracts largely depends on the following factors:

      o the effectiveness and innovations of our research and development programs;

      o our ability to offer better performance than our competitors at a lower cost to the U.S. government; and

      o the readiness of our facilities, equipment and personnel to undertake the programs for which we compete.

In some instances, programs are sole source or work directed by the U.S. government to a single supplier. In such cases, other suppliers who may be able to compete for the programs involved can only enter or reenter the market if the U.S. government chooses to reopen the particular program to competition. Many of our competitors are larger than us and have substantially greater financial and other resources than we have. See "Business -- Competition".


WE DEPEND ON KEY PERSONNEL

     Our future success depends to a significant degree upon the continued contributions of our management, including Messrs. Lanza and LaPenta, and our ability to attract and retain other highly qualified management and technical personnel. We do not maintain any key person life insurance policies for members of our management. Messrs. Lanza and LaPenta have invested approximately $18.0 million and currently own approximately 12.4% of the capital stock of L-3. We have entered into employment agreements with Messrs. Lanza and LaPenta. See "Management -- Employment Agreements". We face competition for management and technical personnel from other companies and organizations. Failure to attract and retain such personnel would damage our prospects. See "Management -- Directors and Executive Officers".


OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL REGULATION

     Our operations are subject to various federal, state and local environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations. We continually assess our obligations and compliance with these requirements. We believe that our operations are in substantial compliance with all applicable environmental laws and permits. We do not expect any material unbudgeted expenditures to remain in compliance with applicable environmental laws and regulations.

     In connection with the purchase of the Company from Lockheed Martin, we assumed certain environmental liabilities related to events or activities occurring prior to the purchase. Lockheed Martin has agreed to retain all environmental liabilities for all facilities no longer used by us and to indemnify us fully for such liabilities. Lockheed Martin has also agreed, for the first eight years following April 1997, to pay 50% of all costs incurred by us above those reserved for our balance sheet at April 1997 relating to certain environmental liabilities assumed by us. For the seven years thereafter, Lockheed Martin has agreed to pay 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years. Two of the facilities acquired from Lockheed Martin will require ongoing remediation due to environmental contamination. In November 1997, we sold one such facility located in Sarasota, Florida, while retaining a leasehold interest in a portion of that facility, to Dames & Moore/Brookhill LLC, which agreed to assume responsibility for further remediation of the Sarasota site. We believe that we have established adequate reserves for the potential costs associated with the assumed environmental liabilities. However, we cannot assure you that any costs incurred will be reimbursable from the U.S. government or covered by Lockheed Martin under the terms of the acquisition agreement or that our environmental reserves will be sufficient.


OUR BACKLOG OF ORDERS COULD BE TERMINATED

     We currently have a backlog of orders, mainly under contracts with the U.S. government. The U.S. government may unilaterally modify or terminate these contracts. Accordingly, most of our backlog could be modified or terminated by the U.S. government. We cannot assure you that our backlog will result in revenues. Further, we cannot be sure that the margins on any contract included in backlog that does become revenue will be profitable.


WE HAVE PENSION PLAN LIABILITIES

     We have assumed certain liabilities relating to defined benefit pension plans for present and former employees and retirees of certain businesses which we acquired. Prior to the L-3 Acquisition,

Lockheed Martin received a letter from the Pension Benefit Guaranty Corporation (the "PBGC"), which requested information regarding the transfer of these pension plans and indicated that the PBGC believed certain of these pension plans were underfunded using the PBGC's actuarial assumptions. These assumptions resulted in a larger liability for accrued benefits than the assumptions used for financial reporting under Statement of Financial Accounting Standards No. 87 ("FASB 87"). The PBGC underfunding is related to the Communication Systems -- West and Aviation Recorders pension plans (the "Subject Plans"). As of September 30, 1998 we calculated the net funding position of these plans and believe them to be:


      o overfunded by approximately $4.8 million under the assumptions set forth in the Employee Retirement Income Security Act of 1974, as amended;


      o  underfunded by approximately $28.4 million under FASB 87 assumptions;
         and

      o  underfunded by as much as $70.4 million under PBGC assumptions.


     L-3, Lockheed Martin and the PBGC entered into certain agreements dated as of April 30, 1997 in which Lockheed Martin gave a commitment to the PBGC with regard to the Subject Plans and L-3 gave certain assurances to Lockheed Martin regarding these plans. In connection with these agreements, Lockheed Martin has the option, upon 45 days prior written notice after the occurrence of certain triggering events, to cause us to transfer sponsorship of the Subject Plans to it if Lockheed Martin has concluded that the liabilities of the Subject Plans would increase unreasonably. We have funded and acted in accordance with the terms of our agreement with Lockheed Martin. As a result of a decrease in the PBGC-mandated discount rate and the resulting increase in the underlying liability, a triggering event has occurred. We have notified Lockheed Martin of this fact. Lockheed Martin has informed us that it has no present intention to exercise its right to cause us to transfer sponsorship of the Subject Plans. If Lockheed Martin did assume sponsorship of the Subject Plans, it would be primarily liable for the costs associated with funding these plans or any costs associated with the termination of the Subject Plans, but we would be required to reimburse Lockheed Martin for these costs. See "Business -- Pension Plans". To date, the impact on pension expense and funding requirements resulting from this arrangement has not been significant. However, should Lockheed Martin assume sponsorship of the Subject Plans or if these were terminated, the impact of any increased pension expenses or funding requirements could be material to us.



WE HAVE DISCRETION OVER THE USE OF FUNDS RAISED IN THE OLD NOTES OFFERING


     We used the net proceeds of the Old Notes Offering to repay a substantial portion of our debt under our bank credit facilities. Our borrowing capacity has been restored and we have wide discretion over the use of any funds subsequently reborrowed under our bank credit facilities. We have borrowed approximately $50.0 million under our bank credit facilities to fund the acquisition of Microdyne.



OUR DEBT AGREEMENTS CONTAIN RESTRICTIONS

     Our debt agreements contain a number of significant provisions that, among other things, restrict our ability to:

      o  sell assets;

      o  incur more indebtedness;

      o  repay certain indebtedness;

      o  pay dividends;

      o  make certain investments or acquisitions;

      o  repurchase or redeem capital stock;

      o  engage in mergers or consolidations; and

      o  engage in certain transactions with subsidiaries and affiliates.

     These restrictions could hurt our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, certain of our debt agreements also require us to maintain compliance with certain financial ratios, including total consolidated earnings before interest, taxes, depreciation and amortization to total consolidated cash interest expense and net debt to total consolidated earnings before interest, taxes, depreciation and amortization, and to limit our capital expenditures. Our ability to comply with these ratios and limits may be affected by events beyond our control. A breach of any of these agreements or our inability to comply with the required financial ratios or limits could result in a default under those debt agreements. In the event of any such default, the lenders under those debt agreements could elect to:

      o declare all debt outstanding, accrued interest and fees to be due and payable;

      o  require us to apply all of our available cash to repay the debt; and


      o  prevent us from making debt service payments on other debt.

     If we were unable to repay any such borrowings when due, the lenders under our bank credit facilities could proceed against their collateral, which includes a first priority lien on substantially all of our assets and a first priority security interest in all of our capital stock and the capital stock of our subsidiaries. If the indebtedness under the existing debt agreements were to be accelerated, we cannot assure you that our assets would be sufficient to repay such indebtedness in full. See "Description of Certain Indebtedness".



NOT ALL OF OUR SUBSIDIARIES ARE GUARANTORS

     Most but not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Assuming we had completed the Old Notes Offering and the exchange of the Exchange Notes on September 30, 1998, these Notes would have been effectively junior to $9.6 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated less than one percent of each of our historical consolidated revenues, net income and cash from operating activities for the twelve-month period ended September 30, 1998, and held 2% of our consolidated assets as of September 30, 1998.



WE ARE REQUIRED TO TAKE CERTAIN ACTIONS UPON A CHANGE OF CONTROL

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Notes or that restrictions in our bank credit facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture governing the Notes. See "Description of the Exchange Notes--Repurchase at the Option of Holders".



THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS

     Certain of the matters discussed concerning our operations, economic performance and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that their goals will be achieved.

OUR YEAR 2000 COMPLIANCE EFFORTS WILL REQUIRE SUBSTANTIAL RESOURCES AND FAILURE BY US OR CERTAIN THIRD PARTIES TO BE YEAR 2000 COMPLIANT POSES CERTAIN RISKS


     The inability of business processes to continue to function correctly after the beginning of the Year 2000 could have serious adverse effects on companies and entities throughout the world.
Because our business units operate autonomously, each business unit has undertaken an effort to identify and mitigate Year 2000 issues in their information systems, products, facilities, suppliers and customers. Our Year 2000 compliance efforts are a composite of our business units' individual Year 2000 compliance efforts coordinated through a company-wide program instituted to oversee, guide and track our business units' individual Year 2000 compliance efforts and to facilitate communications between business units regarding Year 2000 compliance methods. Our business operations are also dependent on the Year 2000 readiness of our customers and infrastructure suppliers in areas such as utilities, communications, transportation and other services.


     Each business unit has appointed a Year 2000 project manager who oversees a team responsible for performing its Year 2000 efforts in four phases:


      o first, to define, identify and list possible sources of Year 2000 issues, including internal systems and products and services sold to customers;


      o second, to analyze and determine the nature and extent of Year 2000 issues and to develop project plans to address those issues;


      o third, to implement and execute project plans to fix or replace non-compliant items, as appropriate, based upon the anticipated risk and its importance; and


      o fourth, to commence and complete testing, continue monitoring readiness and prepare necessary contingency plans.


     The progress of this program is monitored at each business unit with oversight by management. This oversight includes periodic reviews as well as visits to each business unit to monitor progress with the plans. Management plans to have completed the first three phases of the program for a substantial majority of mission-critical systems within L-3 by the end of March 1999 and to have nearly all significant information systems, products and facilities in the final phase of the program by mid-1999.



     Our total costs associated with our internal Year 2000 compliance efforts are estimated to be $16.2 million, including $7.1 million of costs which may be capitalized with the remaining costs expensed as incurred. We have incurred approximately $6.6 million of such costs to date. Substantially all of the remaining estimated costs are expected to be incurred in 1999. We cannot assure you that our Year 2000 compliance efforts will be successful or that we will not incur substantial costs as a result of failure of our customers or suppliers to be Year 2000 compliant or as a result of failures of installed products produced by us or for any other reason.

                                USE OF PROCEEDS


     There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer.


     The net proceeds to the Company from the Old Notes Offering, approximately $193.7 million, after deducting the bond discount, underwriting discounts and commissions and other estimated offering expenses which aggregated $7.2 million, were used to repay the outstanding borrowings under the Senior Credit Facilities (as defined later in this prospectus) and increase the Company's cash balance.

                                CAPITALIZATION


     The following table sets forth the capitalization of the Company at September 30, 1998 and as adjusted to give effect to the Old Notes Offering as if it had occurred on September 30, 1998. See "Use of Proceeds" and "Unaudited Pro Forma Condensed Consolidated Financial Information".





                                                               SEPTEMBER 30, 1998
                                                             ----------------------
                                                                              AS
                                                               ACTUAL      ADJUSTED
                                                             ----------   ---------
                                                                 (in millions)
Cash and cash equivalents ................................     $  5.7      $ 43.5
                                                               ======      ======
Current portion of long-term debt ........................     $   --      $   --
Senior Credit Facilities(1) ..............................      155.0          --
103/8% Senior Subordinated Notes due May 1, 2007 .........      225.0       225.0
81/2% Senior Subordinated Notes due May 15, 2008 .........      180.0       180.0
8% Senior Subordinated Notes due August 1, 2008 ..........         --       200.0
                                                               ------      ------
  Total debt .............................................     $560.0      $605.0
                                                               ------      ------
Shareholder's equity
 Additional paid-in-capital ..............................     $272.5      $272.5
 Retained earnings .......................................       31.0        31.0
 Equity adjustments ......................................       (8.7)       (8.7)
                                                               ------      ------
  Total shareholders' equity .............................      294.8       294.8
                                                               ------      ------
  Total capitalization ...................................     $854.8      $899.8
                                                               ======      ======


----------

(1) Borrowings under the Senior Credit Facilities outstanding as of September 30, 1998 were repaid with the proceeds of the Notes Offering. Availability under the Senior Credit Facilities at any given time is $385.0 million (subject to compliance with covenants), less the amount of outstanding borrowings and outstanding letters of credit (which amounted to $58.0 million at December 31, 1998).




PROPOSED EQUITY OFFERING


     Holdings and certain selling stockholders are currently contemplating the Proposed Equity Offering. It is intended that Holdings would use the net proceeds of the Proposed Equity Offering to repay the existing indebtedness under the Senior Credit Facilities and for general corporate purposes, including potential acquisitions. On January 5, 1999, Holdings filed a Registration Statement on Form S-1 (File No. 333--70125) with the SEC in connection with the Proposed Equity Offering.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



     The following unaudited pro forma statement of operations data gives effect to the following transactions (collectively, the "Transactions") as if they had occurred on January 1, 1997: (i) the Old Notes Offering; (ii) the Company's purchase of all of the outstanding stock of SPD and the acquisitions by the Company of the assets of the Ocean Systems business ("Ocean Systems") of Allied Signal, Inc., the assets of ILEX Systems ("ILEX") and the assets of the Satellite Transmission Systems division ("STS") of California Microwave, Inc. (collectively, the "1998 Acquisitions"); (iii) the L-3 Acquisition; and (iv) the contribution by Holdings to the Company of the net proceeds from its common stock initial public offering which amounted to $139.5 million and the sale by the Company of $180.0 million of 81/2% Senior Subordinated Notes due May 15, 2008 whose net proceeds amounted to $173.8 million after debt issuance costs, and the amendment of the Company's Senior Credit Facilities to increase the available borrowings under the bank credit facilities to $385.0 million (collectively, the "Financing Transactions"). The pro forma balance sheet data gives effect to the Old Notes Offering as if it had occurred on September 30, 1998. The pro forma financial information is based on (i) the unaudited condensed consolidated financial statements of the Company as of September 30, 1998 and for the nine months then ended and the six months ended September 30, 1997, (ii) the consolidated statement of operations of the Company for the nine months ended December 31, 1997, (iii) the combined statement of operations of the Predecessor Company for the three months ended March 31, 1997 and (iv) the statements of operations of the 1998 Acquisitions for the year ended December 31, 1997 and the nine months ended September 30, 1997 and for the periods from January 1, 1998 to the respective dates of acquisition, using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The pro forma results do not give effect to the Proposed Equity Offering or to any of the Company's other acquisitions, including the acquisition of Microdyne.



     The pro forma adjustments are based upon preliminary estimates of purchase prices and the related purchase price allocations for the 1998 Acquisitions. Actual adjustments will be based on final appraisals and other analyses of fair values which are in process. Management does not expect that differences between the preliminary and final allocations will have a material impact on the Company's pro forma financial position or results of operations. The pro forma statement of operations does not reflect any cost savings that management of the Company believes would have resulted had the Transactions occurred on January 1, 1997. The pro forma financial information should be read in conjunction with (i) the unaudited condensed (combined) consolidated financial statements of the Company as of September 30, 1998, for the nine months ended September 30, 1998 and the six months ended September 30, 1997, (ii) the audited consolidated financial statements of SPD for the year ended December 31, 1997, (iii) the unaudited condensed consolidated statements of operations of SPD for the six months ended June 30, 1998, (iv) the audited consolidated (combined) financial statements of the Company and the Predecessor Company as of December 31, 1997 and for the nine months ended December 31, 1997 and the three months ended March 31, 1997, (v) the audited financial statements of STS for the year ended June 30, 1997, (vi) the unaudited condensed financial statements of STS as of December 31, 1997 and for the six months ended December 31, 1997 and 1996, (vii) the audited consolidated financial statements of ILEX for the year ended December 31, 1997, and (viii) the audited combined financial statements of Ocean Systems for the year ended December 31, 1997 all of which are included elsewhere herein in this prospectus. The unaudited pro forma condensed financial information may not be indicative of the financial position and results of operations of the Company that actually would have occurred had the Transactions been in effect on the dates indicated or the financial position and results of operations that may be obtained in the future.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET




                                                        AS OF SEPTEMBER 30, 1998
                                               -------------------------------------------
                                                                 PRO FORMA
                                                 COMPANY      ADJUSTMENTS(9)     PRO FORMA
                                               -----------   ----------------   ----------
                                                              (in millions)
ASSETS
Currents assets:
 Cash and cash equivalents .................    $    5.7           $37.8         $   43.5
 Contracts in process ......................       345.8              --            345.8
 Other current assets ......................        24.9              --             24.9
                                                --------           -----         --------
   Total current assets ....................       376.4            37.8            414.2
                                                --------           -----         --------
Property, plant and equipment, net .........       117.2              --            117.2
Intangibles, primarily cost in excess of
 net assets acquired, net of
 amortization ..............................       608.4              --            608.4
Other assets ...............................        94.3             7.2            101.5
                                                --------           -----         --------
  Total assets .............................    $1,196.3           $45.0         $1,241.3
                                                ========           =====         ========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt .........    $     --           $  --         $     --
 Accounts payable and accrued
   expenses ................................       128.2              --            128.2
 Customer advances and amounts in
   excess of costs incurred ................        58.6              --             58.6
                                                                   -----
 Other current liabilities .................        48.6              --             48.6
                                                --------           -----         --------
   Total current liabilities ...............       235.4              --            235.4
                                                --------           -----         --------
 Pension, postretirement benefits and
   other liabilities .......................       106.1              --            106.1
 Long-term debt ............................       560.0            45.0            605.0
 Shareholder's equity ......................       294.8                            294.8
                                                --------                         --------
   Total liabilities and shareholders'
    equity .................................    $1,196.3           $45.0         $1,241.3
                                                ========           =====         ========

  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     NINE MONTHS ENDED SEPTEMBER 30, 1998





                                                                            1998
                                                                        ACQUISITIONS
                                                         1998             PRO FORMA
                                        COMPANY   ACQUISITIONS(2)(3)   ADJUSTMENTS(4)
                                       --------- -------------------- ----------------
                                                          (in millions)
STATEMENT OF OPERATIONS:
Sales ................................  $708.3          $126.2          $      --
Costs and expenses ...................   644.7           117.6                2.2
                                        ------          ------          ---------
  Operating income (loss) ............    63.6             8.6               (2.2)
Interest and investment income
 (expense). ..........................     2.3              --                 --
Interest expense .....................    35.2             5.1                 --
                                        ------          ------          ---------
  Income (loss) before income
    taxes ............................    30.7             3.5               (2.2)
Income tax expense (benefit) .........    12.0             1.6               (0.9)(10)
                                        ------          ------          ---------
  Net income (loss) ..................  $ 18.7          $  1.9          $    (1.3)
                                        ======          ======          =========

                                           FINANCING          OLD NOTES
                                       TRANSACTIONS(6)(7)     OFFERING(8)         PRO FORMA
                                      -------------------- -----------------     ----------
                                                            (in millions)
STATEMENT OF OPERATIONS:
Sales ...............................     $      --           $      --        .   $834.5
Costs and expenses ..................            --                  --        .    764.5
                                          ---------           ---------            ------
  Operating income (loss) ...........            --                  --        .     70.0
Interest and investment income
 (expense). .........................          (2.3)                 --        .       --
Interest expense ....................           0.8                 3.7        .     44.8
                                          ---------           ---------            ------
  Income (loss) before income
    taxes ...........................          (3.1)               (3.7)       .     25.2
Income tax expense (benefit) ........          (1.2)(10)           (1.4)(10)   .     10.1
                                          ---------           ---------            ------
  Net income (loss) .................     $    (1.9)          $    (2.3)       .   $ 15.1
                                          =========           =========            ======


  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     NINE MONTHS ENDED SEPTEMBER 30, 1997




                                                 PREDECESSOR
                                                   COMPANY
                                    COMPANY         THREE
                                   SIX MONTHS      MONTHS        PRO FORMA
                                     ENDED          ENDED       ADJUSTMENTS     PRO FORMA
                                 SEPTEMBER 31,    MARCH 31,         L-3            L-3
                                      1997         1997(1)    ACQUISITION(1)   ACQUISITION
                                --------------- ------------ ---------------- -------------
                                                       (in millions)
STATEMENT OF OPERATIONS:
Sales .........................      $342.8        $158.9        $  (1.8)         $499.9
Costs and expenses ............       314.2         151.0           (7.6)          457.6
                                     ------        ------        -------          ------
  Operating income (loss)......        28.6           7.9            5.8            42.3
Interest and investment
 income (expense) .............         0.5            --             --             0.5
Interest expense ..............        19.7           8.4            1.5            29.6
                                     ------        ------        -------          ------
  Income (loss) before
   income taxes ...............         9.4          (0.5)           4.3            13.2
Income tax expense (benefit)...         5.4          (0.2)            --             5.2
                                     ------        ------        -------          ------
  Net income (loss) ...........      $  4.0        $ (0.3)       $   4.3          $  8.0
                                     ======        ======        =======          ======



                                                              1998
                                                          ACQUISITIONS
                                          1998              PRO FORMA          FINANCING          OLD NOTES        PRO
                                 ACQUISITIONS(2)(3)(5)   ADJUSTMENTS(4)   TRANSACTIONS(6)(7)     OFFERING(8)      FORMA
                                ----------------------- ---------------- -------------------- ----------------- ---------
                                                                      (in millions)
STATEMENT OF OPERATIONS:
Sales .........................        $ 258.8            $      --          $      --           $      --       $758.7
Costs and expenses ............          248.5                  3.5                 --                  --        709.6
                                       -------            ---------          ---------           ---------       ------
  Operating income (loss)......           10.3                 (3.5)                --                  --         49.1
Interest and investment
 income (expense) .............            0.1                   --               (0.6)                 --           --
Interest expense ..............            3.0                   --                8.5                 3.7         44.8
                                       -------            ---------          ---------           ---------       ------
  Income (loss) before
   income taxes ...............            7.4                 (3.5)              (9.1)               (3.7)         4.3
Income tax expense (benefit)...            0.5(10)             (1.4)(10)          (3.5)(10)           (1.4)(10)    (0.6)
                                       ----------         ---------          ---------           ---------       ------
  Net income (loss) ...........        $   6.9            $    (2.1)         $    (5.6)          $    (2.3)      $  4.9
                                       ==========         =========          =========           =========       ======

  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1997




                                                PREDECESSOR
                                                  COMPANY
                                    COMPANY        THREE
                                  NINE MONTHS     MONTHS        PRO FORMA
                                     ENDED         ENDED       ADJUSTMENTS     PRO FORMA
                                 DECEMBER 31,    MARCH 31,         L-3            L-3
                                     1997         1997(1)    ACQUISITION(1)   ACQUISITION
                                -------------- ------------ ---------------- -------------
                                                      (in millions)
STATEMENT OF OPERATIONS:
Sales .........................     $546.5        $158.9        $  (1.8)         $703.6
Costs and expenses ............      495.0         151.0           (7.6)          638.4
                                    ------        ------        -------          ------
  Operating income (loss)......       51.5           7.9            5.8            65.2
Interest and investment
 income (expense) .............        1.4            --             --             1.4
Interest expense ..............       29.9           8.4            1.5            39.8
                                    ------        ------        -------          ------
  Income (loss) before
   income taxes ...............       23.0          (0.5)           4.3            26.8
Income tax expense (benefit)...       10.7          (0.2)            --            10.5
                                    ------        ------        -------          ------
  Net income (loss) ...........     $ 12.3        $ (0.3)       $   4.3          $ 16.3
                                    ======        ======        =======          ======



                                                              1998
                                                          ACQUISITIONS
                                          1998              PRO FORMA          FINANCING          OLD NOTES         PRO
                                 ACQUISITIONS(2)(3)(5)   ADJUSTMENTS(4)   TRANSACTIONS(6)(7)     OFFERING(8)       FORMA
                                ----------------------- ---------------- -------------------- ----------------- -----------
                                                                       (in millions)
STATEMENT OF OPERATIONS:
Sales .........................         $360.3            $      --          $      --           $      --       $1,063.9
Costs and expenses ............          338.5                  5.0 (4)             --                  --          981.9
                                        ------            ---------          ---------           ---------       --------
  Operating income (loss)......           21.8                 (5.0)                --                  --           82.0
Interest and investment
 income (expense) .............           (0.1)                  --               (1.3)                 --             --
Interest expense ..............            5.4                   --                9.7                 4.9           59.8
                                        ------            ---------          ---------           ---------       --------
  Income (loss) before
   income taxes ...............           16.3                 (5.0)             (11.0)               (4.9)          22.2
Income tax expense (benefit)...            3.4                 (1.9)(10)          (4.3)(10)           (1.9)(10)       5.8
                                        ------            ---------          ---------           ---------       --------
  Net income (loss) ...........         $ 12.9            $    (3.1)         $    (6.7)          $    (3.0)      $   16.4
                                        ======            =========          =========           =========       ========

  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The following facts and assumptions were used in determining the pro forma effect of the Transactions.


1. The Company's historical financial statements reflect the results of operations of the Company since the effective date of the L-3 Acquisition, April 1, 1997, and the Predecessor Company's historical financial statements reflect the results of operations of the Predecessor Company for the three months ended March 31, 1997. The adjustments made to the pro forma statement of operations for the six months ended September 30, 1997 and for the year ended December 31, 1997, relating to the L-3 Acquisition are: (a) the elimination of $1.8 million of sales and $1.8 million of costs and expenses related to the Hycor business which was acquired as part of the L-3 Acquisition and which has been accounted for as "net assets of acquired business held for sale"; (b) a reduction to costs and expenses of $0.8 million to record amortization expenses on the excess of the L-3 Acquisition purchase price over net assets acquired of $303.2 million over 40 years, net of the reversal of amortization expenses of intangibles included in the Predecessor Company historical financial statements; (c) a reduction to costs and expenses of $0.6 million to record estimated pension cost on a separate company basis net of the reversal of the allocated pension cost included in the Predecessor Company historical financial statements; (d) a net increase to interest expense of $1.5 million, comprised of a $0.2 million allocated interest expense reduction related to the Hycor business and a net $1.7 million increase, reflecting pro forma interest expense of $10.2 million based on actual borrowings of $400.0 million and the effective cost of borrowing rate incurred by the Company to finance the L-3 Acquisition less interest expense of approximately $8.5 million included in the historical financial statements of the Predecessor Company; and (e) the reversal of a $4.4 million noncash compensation charge related to the initial capitalization of the Company included in the Company's historical results of operations effective April 1, 1997 which was nonrecurring in nature. A statutory (federal, state and foreign) tax rate of 39.0% was assumed on these pro forma adjustments except for adjustment (e), where no tax effect has been reflected.


2. On August 13, 1998, the Company acquired 100% of the stock of SPD for $230.0 million of cash, subject to adjustment based on closing adjusted net assets, as defined. For purposes of the pro forma financial information an estimated purchase price of $241.1 million, including expenses (net of cash acquired of $0.2 million) was assumed reflecting the contract price of $230.0 million and an estimated purchase price adjustment of $11.0 million based on the estimated closing adjusted net assets of SPD. On February 5, 1998, the Company purchased the assets of STS for $27.0 million of cash subject to adjustment based on final closing net assets.
    For purposes of the pro forma financial information an estimated purchase price of $26.2 million including expenses (net of cash acquired of $0.5 million) was assumed reflecting the contract price of $27.0 million and an estimated purchase price reduction of $1.0 million based on the estimated closing net assets of STS. On March 4, 1998, the Company purchased substantially all the assets of ILEX for $51.9 million of cash, subject to adjustment based on closing net assets plus additional consideration contingent upon post-acquisition performance of ILEX. For purposes of the pro forma financial information an estimated purchase price of $51.5 million, including expenses (net of cash acquired of $2.4 million) was assumed reflecting the contract price of $51.9 million and a purchase price adjustment of $1.2 million based on final closing net assets, On
    March 30, 1998, the Company purchased the assets of Ocean Systems for $68.6 million of cash including expenses.


   The aggregate purchase prices including expenses, net of cash acquired, for the 1998 Acquisitions of $387.4 million were financed with $142.3 million of the net proceeds from the Financing Transactions (see Note 6 below), $155.0 million of borrowings under the Senior Credit Facilities and $90.1 million of cash from operations. The 1998 Acquisitions are all included in the Company's historical balance sheet as of September 30, 1998.

3. The pro forma statements of operations include the following historical financial data for the 1998 Acquisitions:

   The pro forma statement of operations for the nine months ended September 30, 1998 includes the following historical data for the 1998 Acquisitions.




                                                                                                OCEAN           1998
                                                         SPD(a)      STS(b)      ILEX(b)     SYSTEMS(c)     ACQUISITIONS
                                                        --------   ----------   ---------   ------------   -------------
                                                                                 (in millions)
   Sales ............................................    $105.5      $  2.3        $4.5         $13.9          $126.2
   Costs and expenses ...............................      94.4         5.9         4.4          12.9           117.6
                                                         ------      ------        ----         -----          ------
    Operating income (loss) .........................      11.1        (3.6)        0.1           1.0             8.6
   Interest and investment income (expense) .........        --          --          --            --              --
   Interest expense .................................       5.0          --          --           0.1             5.1
                                                         ------      ------        ----         -----          ------
    Income (loss) before income taxes . .............       6.1        (3.6)        0.1           0.9             3.5
   Income tax (benefit) provision . .................       2.2        (1.0)         --           0.4             1.6
                                                         ------      ------        ----         -----          ------
    Net income (loss) ...............................    $  3.9      $ (2.6)       $0.1         $ 0.5          $  1.9
                                                         ======      ======        ====         =====          ======

----------
   (a) Represents historical results of operations for the six-month period ended June 30, 1998. These results of operations exclude a pretax nonrecurring noncash compensation charge of approximately $22.1 million related to the acceleration of the vesting date for all outstanding stock options of SPD caused by the Company's acquisition of SPD.

   (b) Represents historical results of operations for the one-month period ended January 31, 1998.

   (c) Represents historical results of operations for the three-month period ended March 31, 1998.


   The pro forma statement of operations for the nine months ended September 30, 1997 includes the following historical data for the 1998 Acquisitions.




                                                                                             OCEAN          1998
                                                         SPD(a)        STS        ILEX      SYSTEMS     ACQUISITIONS
                                                        --------   ----------   --------   ---------   -------------
                                                                               (in millions)
   Sales ............................................    $125.2      $ 39.9      $46.6      $ 47.1         $258.8
   Costs and expenses ...............................     106.8        45.0       40.6        56.1          248.5
                                                         ------      ------      -----      ------         ------
    Operating income (loss) .........................      18.4        (5.1)       6.0        (9.0)          10.3
   Interest and investment income (expense) .........        --          --         --         0.1            0.1
   Interest expense .................................       2.7          --         --         0.3            3.0
                                                         ------      ------      -----      ------         ------
    Income (loss) before income taxes ...............      15.7        (5.1)       6.0        (9.2)           7.4
   Income tax (benefit) provision . .................       4.9        (1.4)       0.6        (3.6)           0.5
                                                         ------      ------      -----      ------         ------
    Net income (loss) ...............................    $ 10.8      $ (3.7)     $ 5.4      $ (5.6)        $  6.9
                                                         ======      ======      =====      ======         ======

----------
   (a) Represents the historical results of operations of SPD for the nine months ended September 30, 1997 plus the historical results of operations of Power Paragon Inc. ("PPI") for the six months ended June 30, 1997. See Note 5.

   The pro forma statement of operations for the year ended December 31, 1997 includes the following historical data for the 1998 Acquisitions. Such data have been derived from each entity's historical financial statements included elsewhere herein.


                                                                                             OCEAN          1998
                                                         SPD(a)      STS(b)       ILEX      SYSTEMS     ACQUISITIONS
                                                        --------   ----------   --------   ---------   -------------
                                                                               (in millions)
   Sales ............................................    $169.9      $ 53.9      $ 63.5     $ 73.0        $360.3
   Costs and expenses ...............................     142.2        61.7        55.9       78.7         338.5
                                                         ------      ------      ------     ------        ------
     Operating income (loss) ........................      27.7        (7.8)        7.6       (5.7)         21.8
   Interest and investment income (expense) .........        --          --        (0.2)       0.1          (0.1)
   Interest expense .................................       4.9          --          --        0.5           5.4
                                                         ------      ------      ------     ------        ------
     Income (loss) before income taxes ..............      22.8        (7.8)        7.4       (6.1)         16.3
   Income tax (benefit) provision . .................       7.4        (2.1)        0.5       (2.4)          3.4
                                                         ------      ------      ------     ------        ------
     Net income (loss) ..............................    $ 15.4      $ (5.7)     $  6.9     $ (3.7)       $ 12.9
                                                         ======      ======      ======     ======        ======

----------
   (a) Represents the historical results of operations of SPD for the year ended December 31, 1997 plus the historical results of operations of PPI for the six months ended June 30, 1997. See
              Note 5.

   (b) Represents the historical results of operations for the fiscal year ended June 30, 1997 plus the six-month period ended December 31, 1997 minus the six-month period ended December 31, 1996.


4. The aggregate estimated excess of purchase price, including expenses, over the estimated fair value of net assets acquired related to the 1998 Acquisitions of $302.7 million is comprised of $205.1 million, $38.6 million and $59.0 million, respectively, for SPD, ILEX and Ocean Systems, and is being amortized over 40 years resulting in a charge of $7.6 million per annum. Based upon preliminary estimates of fair value, the acquisition of STS resulted in no goodwill being recorded since the purchase price was equal to the fair value of net assets acquired. The preliminary purchase price allocation for SPD also includes an adjustment of $5.0 million to intangible assets to reflect the estimated value of acquired identifiable intangibles which are being amortized over 15 years resulting in a change of $0.3 million per annum.

    Adjustments to costs and expenses in the pro forma statements of operations relating to the 1998 Acquisitions were comprised of the following:


                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,         YEAR ENDED
                                                               ---------------------    DECEMBER 31,
                                                                  1998        1997          1997
                                                               ---------   ---------   -------------
                                                                           (in millions)
  (a) Amortization expense of estimated intangibles,
      primarily purchase cost in excess of net assets
      acquired .............................................    $  3.4      $  5.9        $  7.9
  (b) Elimination of goodwill amortization expense included
      in the historical financial statements for the 1998
      Acquisitions .........................................      (1.4)       (3.0)         (3.7)
  (c) Estimated rent expense on the Sylmar facility of
      Ocean Systems which was not acquired by L-3
      Communications .......................................       0.3         0.9           1.1
  (d) Elimination of depreciation expense on buildings and
      improvements on the Sylmar facility of Ocean Systems
      which was not acquired by L-3 Communications .........      (0.1)       (0.3)         (0.3)
                                                                ------      ------        ------
      Total increase to costs and expenses .................    $  2.2      $  3.5        $  5.0
                                                                ======      ======        ======

   The preliminary purchase price allocations for SPD and Ocean Systems include estimated increases to contracts in process of $2.0 million and $3.4 million, respectively, related to valuing certain work-in-process and finished goods inventory at their fair values. In addition, the preliminary purchase price allocation for Ocean Systems includes an estimated $5.1 million adjustment relating to a reduction of contracts in process resulting from valuing acquired contracts in process at contract price, less the estimated cost to complete and an allowance for normal profit margin on the Company's effort to complete such contracts. The non-recurring charges to income resulting from the above mentioned contracts in process adjustment are not material to the pro forma statement of operations. The effects on the balance sheet of these adjustments are included in the historical balance sheet of the Company as of September 30, 1998.

5. On June 30, 1997, SPD acquired all of the outstanding stock of PPI and subsidiaries. The PPI acquisition was financed principally by SPD bank borrowings. SPD accounted for the PPI acquisition as a purchase and the results of operations of PPI are included in the consolidated SPD historical financial statements from the date of acquisition. The adjustments related to SPD's financing of its PPI acquisition and the related purchase price allocation are included in the pro forma adjustments discussed in Notes 4 and 6.

   The pro forma statement of operations for the nine months ended September 30, 1997 includes the following data for SPD and PPI.

                                                                             PPI                 SPD
                                                                          SIX MONTHS         NINE MONTHS
                                                             SPD            ENDED               ENDED
                                                         HISTORICAL     JUNE 30, 1997     SEPTEMBER 30, 1997
                                                        ------------   ---------------   -------------------
                                                                             (in millions)
   Sales ............................................       $85.3           $39.9               $125.2
   Costs and expenses ...............................        71.5            35.3                106.8
                                                            -----           -----               ------
    Operating income. ...............................        13.8             4.6                 18.4
   Interest and investment income (expense) .........          --              --                   --
   Interest expense .................................         2.6             0.1                  2.7
                                                            -----           -----               ------
    Income before income taxes . ....................        11.2             4.5                 15.7
   Income tax provision . ...........................         3.9             1.0                  4.9
                                                            -----           -----               ------
    Net income ......................................       $ 7.3           $ 3.5               $ 10.8
                                                            =====           =====               ======

   The pro forma statement of operations for the year ended December 31, 1997 includes the following data for SPD and PPI.

                                                                             PPI
                                                                          SIX MONTHS             SPD
                                                             SPD            ENDED            YEAR ENDED
                                                         HISTORICAL     JUNE 30, 1997     DECEMBER 31, 1997
                                                        ------------   ---------------   ------------------
                                                                            (in millions)
   Sales ............................................      $130.0           $39.9              $169.9
   Costs and expenses ...............................       106.9            35.3               142.2
                                                           ------           -----              ------
    Operating income. ...............................        23.1             4.6                27.7
   Interest and investment income (expense) .........          --              --                  --
   Interest expense .................................         4.8             0.1                 4.9
                                                           ------           -----              ------
    Income before income taxes . ....................        18.3             4.5                22.8
   Income tax provision . ...........................         6.4             1.0                 7.4
                                                           ------           -----              ------
    Net income ......................................      $ 11.9           $ 3.5              $ 15.4
                                                           ======           =====              ======

6. The Financing Transactions included (i) the contribution by Holdings to the Company of the proceeds from its sale of 6.9 million shares of common stock in the IPO for $22 per share or $139.5 million, after underwriting discounts and commissions and expenses of $12.3 million, (ii) the sale by the Company of $180.0 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due May 15, 2008 (the "May 1998 Notes"), whose proceeds amounted to $173.8 million after debt issuance costs of $6.2 million and
    (iii) the amendment of the Company's Senior Credit Facilities to increase the borrowings available thereunder to $385.0 million from $200.0 million. The net proceeds from the Financing Transactions of $313.3 million have been used to (i) prepay all $171.0 million of borrowings outstanding under the term loan facilities and (ii) finance $142.3 million of the aggregate purchase prices of the 1998 Acquisitions (see Note 2 above). The Holdings IPO and the sale of the May 1998 Notes were completed on May 22, 1998 and the amendment to the Senior Credit Facilities was completed on August 19, 1998. The effect of the Financing Transactions is included in the Company's historical balance sheet as of September 30, 1998.

7. Adjustments to the pro forma statements of operations for the Financing Transactions include the elimination of historical interest income of $2.3 million, $0.6 million and $1.3 million for the nine months ended September 30, 1998 and 1997 and the year ended December 31, 1997, respectively, to reflect the use of cash on hand to partially finance the aggregate purchase price of the 1998 Acquisitions.

   Assuming the Financing Transactions were completed on January 1, 1997, pro forma interest expense for the nine months ended September 30, 1998 and 1997 and the year ended December 31, 1997 would have increased by $0.8 million, $8.5 million and $9.7 million, respectively. The details of interest expense, after the Financing Transactions follow:


                                                          NINE MONTHS ENDED   NINE MONTHS ENDED    YEAR ENDED
                                                            SEPTEMBER 30,       SEPTEMBER 30,     DECEMBER 31,
                                                                 1998                1997             1997
                                                         ------------------- ------------------- -------------
                                                                             (in millions)
   Interest on the 1997 Notes (as defined later in
    this prospectus) (10.375% on $225.0 million)........        $17.5               $17.5            $23.3
   Interest on the May 1998 Notes (8.50% on
    $180.0 million).....................................         11.5                11.5             15.3
   Interest on borrowings under Senior Credit
    Facilities (8.0% on $155.0 million).................          9.3                 9.3             12.4
   Commitment fee of 0.4% on unused portion
    of Senior Credit Facilities (0.4% on
    $203.3 million).....................................          0.6                 0.6              0.9
   Amortization of deferred debt issuance costs ........          2.2                 2.2              3.0
                                                                -----               -----            -----
   Total pro forma interest expense ....................        $41.1               $41.1            $54.9
                                                                =====               =====            =====

8. Assuming the Old Notes Offering was completed on January 1, 1997, pro forma interest expense after the Financing Transactions for the nine months ended September 30, 1998 and 1997 and the year ended December 31, 1997 would have increased by $3.7 million, $3.7 million and $4.9 million, respectively. The details of pro forma interest expense, after the Old Notes Offering follow:



                                                          NINE MONTHS ENDED   NINE MONTHS ENDED    YEAR ENDED
                                                            SEPTEMBER 30,       SEPTEMBER 30,     DECEMBER 31,
                                                                 1998                1997             1997
                                                         ------------------- ------------------- -------------
                                                                             (in millions)
   Interest on the 1997 Notes (10.375% on
    $225.0 million).....................................        $17.5               $17.5            $23.3
   Interest on the May 1998 Notes (8.50% on
    $180.0 million).....................................         11.5                11.5             15.3
   Interest on the Notes (8.0% on
    $200.0 million).....................................         12.0                12.0             16.0
   Commitment fee of 0.4% on unused portion of
    Senior Credit Facilities (0.4% on
    $358.3 million).....................................          1.0                 1.0              1.5
   Amortization of deferred debt issuance costs ........          2.8                 2.8              3.7
                                                                -----               -----            -----
   Total pro forma interest expense ....................        $44.8               $44.8            $59.8
                                                                =====               =====            =====

    The pro forma statements of operations do not reflect interest income on the $43.5 million pro forma cash balance at September 30, 1998.


9. The pro forma adjustments for the Old Notes Offering to the balance sheet as of September 30, 1998, include (i) a net increase to long-term debt of $45.0 million reflecting the proceeds from the sale of the Notes of $200.0 million in the Old Notes Offering and the repayment of $155.0 million of borrowings outstanding under the Senior Credit Facilities with the net proceeds of the Old Notes, (ii) an increase of $7.2 million to other assets representing the bond discount of $0.6 million and underwriting discounts and commissions and other estimated expenses associated with the Old Notes Offering of $6.6 million which will be deferred and amortized to interest expense over the term of the Notes and (iii) an increase to cash and cash equivalents of $37.8 million representing the remaining net proceeds after the repayment of the borrowings outstanding under the Senior Credit Facilities and the payment of the bond discount, underwriting discounts and commissions and other estimated expenses associated with the Old Notes Offering.


10. The pro forma adjustments were tax-effected, as appropriate, using a statutory (federal, state and foreign) tax rate of 39.0%.

                        SELECTED FINANCIAL INFORMATION

     The selected unaudited pro forma data as of September 30, 1998, for the nine months ended September 30, 1998 and 1997 and for the year ended December 31, 1997 have been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma condensed statement of operations and other data reflect the L-3 Acquisition, the 1998 Acquisitions, the Financing Transactions and the Old Notes Offering as if such transactions had occurred on January 1, 1997. The unaudited pro forma condensed balance sheet data reflect the Old Notes Offering as if it had occurred on September 30, 1998.

     The selected consolidated (combined) financial data as of December 31, 1997, 1996 and 1995 and for the nine months ended December 31, 1997, the three months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994 have been derived from the audited financial statements for the respective periods. The selected historical consolidated (combined) financial data as of and for the periods ended September 30, 1998, December 31, 1993 and March 31, 1993 have been derived from the unaudited financial statements of the Company (Predecessor Company). In the opinion of management, such unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results of operations and financial position as of the date of and for the period presented. The results of operations for the nine months ended September 30, 1998 may not be indicative of results for the full year. The unaudited pro forma condensed financial information may not be indicative of the financial position and results of operations of the Company that actually would have occurred had the Transactions been in effect on the dates indicated or the financial position and results of operations that may be obtained in the future.

     The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Consolidated (Combined) Financial Statements of the Company (Predecessor Company) and the Loral Acquired Businesses and the unaudited pro forma condensed consolidated financial information included elsewhere herein. Prior to April 1, 1996, the Predecessor Company was only comprised of Communication Systems -- East.



                                                                COMPANY
                                  -------------------------------------------------------------------
                                        PRO FORMA                             NINE           NINE
                                    NINE MONTHS ENDED       PRO FORMA        MONTHS         MONTHS
                                      SEPTEMBER 30,        YEAR ENDED        ENDED          ENDED
                                  ----------------------  DECEMBER 31,   SEPTEMBER 30,     DEC. 31,
                                      1998        1997        1997          1998(1)        1997(2)
                                  ------------ --------- -------------- --------------- -------------
                                                             (in millions)
STATEMENT OF OPERATIONS DATA:
Sales ...........................  $    834.5   $758.7     $ 1,063.9       $   708.3      $  546.5
Operating income ................        70.0     49.1          82.0            63.6          51.5(6)
Interest expense, net(7)  . .....        44.8     44.8          59.8            32.9          28.5
Provision (benefit) for
 income taxes(7) ................        10.1     (0.6)          5.8            12.0          10.7
Net income (loss) ...............        15.1      4.9          16.4            18.7          12.3(6)
BALANCE SHEET DATA (AT
 PERIOD END):
Working capital .................  $    178.8                              $   141.0      $  131.8
Total assets ....................     1,241.3                                1,196.3         703.4
Long-term debt ..................       605.0                                  560.0         392.0
Invested equity .................
Shareholders' equity ............       294.8                                  294.8         132.7
OTHER DATA:
EBITDA(8) .......................  $    102.5   $ 80.4     $   126.3       $    90.3      $   78.1
Net cash from
 (used in) operating
 activities .....................                                               48.2          73.9
Net cash (used in)
 investing activities ...........                                             (417.8)       (457.8)
Net cash from
 (used in) financing
 activities .....................                                              297.9         461.4
Depreciation expense ............        17.7     17.7          24.0            15.6          13.3
Amortization expense ............        14.8     13.6          20.3            11.1           8.9
Capital expenditures ............        14.8     15.6          23.0            12.7          11.9
Ratio of:
 Earnings to fixed
  charges(9) ....................         1.5x     1.1x          1.3x            1.7x          1.7x
 EBITDA to cash
  interest
  expense(11)(12) ...............         2.6x                   2.3x
 Net debt to
  EBITDA(12)(13) ................         3.8x                   4.4x



                                                          PREDECESSOR COMPANY
                                  --------------------------------------------------------------------
                                      THREE                                         NINE       THREE
                                      MONTHS                                       MONTHS     MONTHS
                                      ENDED         YEAR ENDED DECEMBER 31,        ENDED       ENDED
                                    MARCH 31,   -------------------------------   DEC.31,    MARCH 31,
                                       1997       1996(3)    1995(4)   1994(4)    1993(4)     1993(5)
                                  ------------- ----------- --------- --------- ----------- ----------
                                                        (in millions)
STATEMENT OF OPERATIONS DATA:
Sales ...........................    $158.9      $   543.1   $166.8    $ 218.9    $ 200.0      $67.8
Operating income ................      7.9            43.7      4.7        8.4       12.4        5.1
Interest expense, net(7)  . .....      8.4            24.2      4.5        5.5        4.1
Provision (benefit) for
 income taxes(7) ................     (0.2)            7.8      1.2        2.3        3.8        2.0
Net income (loss) ...............     (0.3)           11.7     (1.0)       0.6        4.5        3.1
BALANCE SHEET DATA (AT
 PERIOD END):
Working capital .................                $    98.8   $ 21.1    $  19.3    $  24.7      $22.8
Total assets ....................                    593.3    228.5      233.3      241.7       93.5
Long-term debt ..................
Invested equity .................                    473.6    194.7      199.5      202.0       59.9
Shareholders' equity ............
OTHER DATA:
EBITDA(8) .......................    $15.7       $    71.8   $ 16.3    $  19.9    $  23.4      $ 7.0
Net cash from
 (used in) operating
 activities .....................    (16.3)           30.7      9.3       21.8
Net cash (used in)
 investing activities ...........     (4.3)         (298.0)    (5.5)      (3.7)
Net cash from
 (used in) financing
 activities .....................     20.6           267.3     (3.8)     (18.1)
Depreciation expense ............      4.5            14.9      5.5        5.4        6.1        1.8
Amortization expense ............      3.3            13.2      6.1        6.1        4.9        0.1
Capital expenditures ............      4.3            13.5      5.5        3.7        2.6        0.8
Ratio of:
 Earnings to fixed
  charges(9) ....................       --(10)         1.7x     1.0x       1.4x       2.5x        --
 EBITDA to cash
  interest
  expense(11)(12) ...............
 Net debt to
  EBITDA(12)(13) ................

                                                   (Footnotes on following page)

----------

(1) Includes the results of operations of the 1998 Acquisitions from their respective effective dates of acquisition.

(2)  Reflects the L-3 Acquisition effective April 1, 1997.

(3) Reflects ownership of Loral's Communication Systems -- West and Specialized Communication Products businesses commencing April 1, 1996.

(4) Reflects ownership of Communication Systems -- East by Lockheed Martin effective April 1, 1993.

(5) Reflects ownership of Communications Systems -- East by GE Aerospace. The amounts shown herein include only those amounts as reflected in the financial records of Communications Systems -- East.

(6) Includes a nonrecurring, noncash compensation charge of $4.4 million related to the initial capitalization of the Company, effective April 1, 1997.

(7) For periods prior to April 1, 1997, interest expense and income tax (benefit) provision were allocated from Lockheed Martin.

(8) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of deferred debt issuance costs) and the nonrecurring, noncash compensation charge of $4.4 million recorded on April 1, 1997. EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to meet debt service and capital expenditure requirements.

(9) For purposes of this computation, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus the amortization of deferred debt issuance costs and that portion of lease rental expense representative of the interest element.

(10) Earnings were insufficient to cover fixed charges by $0.5 million for the three months ended March 31, 1997.

(11) For purposes of this computation, cash interest expense consists of pro forma interest expense excluding amortization of deferred debt issuance costs.

(12) The ratios at September 30, 1998 are based on the results of operations for the twelve-month period ended September, 1998. The pro forma ratios at September 30, 1998 have been calculated by adding the pro forma EBITDA and pro forma cash interest expense for the nine months ended September 30, 1998 and the three months ended December 31, 1997. For purposes of computing pro forma EBITDA for the three months ended December 31, 1997, pro forma operating income, depreciation expense and amortization expense would have been $32.9 million, $6.3 million and $6.7 million, respectively. Pro forma cash interest expense for the twelve-month period ended September 30, 1998 and the year ended December 31, 1997 both would have been $56.1 million.

(13) Net debt is defined as long-term debt plus current portion of long-term debt less cash and cash equivalents.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION


GENERAL

     The Company is a leading merchant supplier of sophisticated secure communication systems and specialized communication products including secure, high data rate communication systems, microwave components, avionics and ocean systems, telemetry, instrumentation and space products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. The Company's systems and specialized products are used to connect a variety of airborne, space, ground-and sea-based communication systems and are incorporated into the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The Company's customers include the United States department of defense (the "DoD"), selected United States government (the "Government") intelligence agencies, major aerospace/defense prime contractors, foreign governments and commercial customers.

     All domestic government contracts and subcontracts of the Company are subject to audit and various cost controls, and include standard provisions for termination for the convenience of the Government. Multi-year Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the relevant foreign government.

     The defense industry has undergone significant changes precipitated by ongoing federal budget pressures and new roles and missions to reflect changing strategic and tactical threats. Since the mid-1980's, the overall U.S. defense budget has declined in real dollars. In response, the DoD has focused its resources on enhancing its military readiness, joint operations and the value-added capability of digital command and control communications by incorporating advanced electronics to improve the performance, reduce operating costs and extend the life expectancy of its existing and future platforms. The emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronics content of nearly all of the major military procurement and research programs. As a result, the DoD's budget for communications and defense electronics is expected to grow.


 ACQUISITION HISTORY/RECENT DEVELOPMENTS

     The Company was formed to acquire substantially all of the assets of (i) nine business units previously purchased by Lockheed Martin as part of its acquisition of Loral in April 1996 (the "Loral Acquired Businesses") which include eight business units of Loral ("Specialized Communications Products") and one business unit purchased by Loral as part of its acquisition of the Defense Systems business of Unisys Corporation ("Unisys") in May 1995 ("Communications System -- West"), and (ii) one business unit purchased by Lockheed Martin as part of its acquisition of the aerospace business of General Electric Company in April 1993 ("Communication Systems -- East"). Collectively, the Loral Acquired Businesses and Communications Systems -- East comprise the "Predecessor Company" or "Businesses".

     During the first quarter of 1998, the Company purchased the assets of Ocean Systems for $67.5 million of cash, the assets of ILEX for $51.9 million of cash, subject to adjustment based on closing net assets and additional consideration based on post-acquisition performance of ILEX, and the assets of STS for $27.0 million in cash, subject to adjustment based upon closing net assets.

     SPD Technologies, Inc. On August 13, 1998, the Company acquired all of the outstanding common stock of SPD for $230.0 million in cash, subject to certain post-closing adjustments. SPD is the major supplier to the United States Navy for subsystems that manage, control, distribute, protect and condition electrical power in surface ships and submarines. SPD's major products include electronic solid state protection products, switchgear, high-speed transfer switches, fault isolation units, frequency converters and inverters, voltage transformers and uninterruptible power supply systems.

SPD's products are installed in every nuclear submarine, aircraft carrier and surface platform operated by the United States Navy. SPD also provides shipboard communications and control as well as support service for installed products. The acquisition was financed using cash from operations and borrowings under the Senior Credit Facilities.

     Other Acquisitions. Additionally, during the nine months ended September 30, 1998, the Company purchased five other companies for an aggregate purchase price of $24.8 million of cash, before adjustments, as appropriate, based on closing date net assets and additional consideration based on post-acquisition performance. The historical impact of these five other acquisitions individually or in the aggregate was not material to the results of operations or financial position of the Company.


     On November 12, 1998, L-3 Communications acquired all of the outstanding stock of DBS Microwave, Inc. ("DBS") for $13.0 million of cash, of which $3.0 million was paid prior to September 30, 1998 subject to adjustment based on closing net assets, as defined. The acquisition was financed with borrowings under the Senior Credit Facilities.


     On December 17, 1998, the Company acquired all of the outstanding stock of Electrodynamics Inc. from Carpenter Technology Corporation for $21.5 million in cash, subject to adjustment based on closing net assets, as defined. The acquisition was financed by cash on hand and with borrowings under the Senior Credit Facilities.


     Microdyne Corporation. On December 3, 1998, the Company signed an agreement to acquire all of the outstanding common stock of Microdyne for approximately $90.0 million in cash, including the repayment of Microdyne's debt. Pursuant to the acquisition agreement, a subsidiary of L-3 Communications has purchased 91.9% of the common stock of Microdyne in a cash tender offer. We expect to complete the merger of Microdyne with this subsidiary in early 1999. Microdyne is a leading global developer and manufacturer of aerospace telemetry receivers, secure communications and technical support services, including specialized telemetry high-frequency radios used in aerospace and satellite communications for data gathering and analysis. Microdyne also provides products for the government and commercial signal intelligence markets and support and repair services for electronic products companies. Microdyne's aerospace telemetry products will enable us to provide integrated solutions to our space customers' requirements for command, control, telemetry and tracking. The purchase of shares of Microdyne common stock was financed using available cash and borrowings under the Senior Credit Facilities. See "--Liquidity and Capital Resources".



RESULTS OF OPERATIONS

     The following information should be read in conjunction with the Company's Condensed Consolidated Financial Statements and Consolidated (Combined) Financial Statements and the notes thereto included in this prospectus, which reflect the Company's results of operations from the effective date of the L-3 Acquisition, April 1, 1997, and also include the results of operations of SPD, Ocean Systems, ILEX and STS from the respective effective dates of each of those acquisitions. Accordingly, the results of operations presented below exclude the results of operations of the 1998 Acquisitions for periods prior to their effective dates.

     The financial statements also reflect the results of operations of the Predecessor Company for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, which include the results of operations of the Loral Acquired Businesses beginning on April 1, 1996, the effective date of that acquisition by the Predecessor Company. The results of operations for the year ended December 31, 1996 include the results of operations of the Loral Acquired Businesses for the nine months from April 1, 1996 to December 31, 1996. The results of operations for the year ended December 31, 1995 and the period from January 1 to March 31, 1996 only comprise the results of operations of Communications Systems -- East. Accordingly, changes between (i) the nine months ended September 30, 1998 and the nine months ended September 30, 1997,
(ii) the year ended December 31, 1997 and the year ended December 31, 1996 and
(iii) the year ended December 31, 1996 and the year ended December 31, 1995 are significantly affected by the timings of the 1998

Acquisitions, L-3 Acquisition and Loral Acquired Businesses acquisition. Furthermore, operating income of the Company and the Predecessor Company are not directly comparable between periods indicated as a result of the effects of valuation of assets and liabilities recorded in accordance with Accounting Principles Board Opinion No. 16 ("APB 16") by the Company and the Predecessor Company for the purchase accounting of the L-3 Acquisition and Loral Acquired Businesses acquisition. Interest expense and income taxes expense for the periods are also not comparable and the impact of interest expense and income tax expense on the Company is discussed below.

     The results of operations of the Predecessor Company for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, include certain costs and expenses allocated by Lockheed Martin for corporate office expenses based primarily on the allocation methodology prescribed by government regulations pertaining to government contractors. Interest expense was allocated based on Lockheed Martin's actual weighted average consolidated interest rate applied to the portion of the beginning of the year invested equity deemed to be financed by consolidated debt based on Lockheed Martin's debt to equity ratio on such date. The provision (benefit) for income taxes was allocated to the Predecessor Company as if it were a separate taxpayer, calculated by applying statutory rates to reported pre-tax income after considering items that do not enter into the determination of taxable income and tax credits related to the Predecessor Company. Also, pension and post-employment benefit costs were allocated based on employee headcount. Accordingly, the results of operations and financial position hereinafter of the Predecessor Company may not be the same as would have occurred had the Predecessor Company been an independent entity.

 NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     The results of operations for the nine months ended September 30, 1997 (the "1997 Nine-Month Period") were obtained by combining, without adjustment, the historical results of operations of the Predecessor Company for the three months ended March 31, 1997 with the historical results of operations of the Company for the six-month period ended September 30, 1997. Changes between periods for the nine months ended September 30, 1998 (the "1998 Nine-Month Period") and the 1997 Nine-Month Period are affected by the timing of the L-3 Acquisition and the 1998 Acquisitions.

     The following table sets forth selected income statement data for the Company and the Predecessor Company for the periods indicated.


                                                                    NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                                   ---------------------------------------
                                                                                    PREDECESSOR
                                                       COMPANY         COMPANY        COMPANY
                                                     NINE MONTHS      SIX MONTHS    THREE MONTHS
                                                        ENDED           ENDED          ENDED
                                                    SEPTEMBER 30,   SEPTEMBER 30,    MARCH 31,
                                                         1998            1997           1997      COMBINED
                                                   --------------- --------------- ------------- ---------
                                                                        (in millions)
Sales ............................................     $ 708.3         $ 342.8        $ 158.9     $ 501.7
                                                       -------         -------        -------     -------
Operating income .................................        63.6            28.6            7.9        36.5
Interest expense, net ............................        32.9            19.2            8.4        27.6
Income tax expense (benefit) .....................        12.0             5.4           (0.2)        5.2
                                                       -------         -------        -------     -------
Net income (loss) ................................     $  18.7         $   4.0        $  (0.3)    $   3.7
                                                       =======         =======        =======     =======
Depreciation and amortization expenses included in
 operating income ................................     $  26.7         $  17.5        $   7.8     $  25.3
EBITDA(1) ........................................     $  90.3         $  46.1        $  15.7     $  61.8

----------
(1) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of debt issuance costs) and the nonrecurring, noncash compensation charge. EBITDA is not a substitute for operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because the Company believes it to be a useful indicator of the Company's ability to meet debt service and capital expenditure requirements.


     Sales increased by $206.6 million to $708.3 million for the 1998 Nine-Month Period from $501.7 million for the 1997 Nine-Month Period. Operating income for the 1998 Nine-Month Period increased by $27.1 million to $63.6 million from $36.5 million in the 1997 Nine-Month Period. Net income increased by $15.0 million to $18.7 million from $3.7 million in the 1997 Nine-Month Period.

     The 1998 Acquisitions contributed sales of $166.1 million to the 1998 Nine-Month Period. The remaining increase during the 1998 Nine-Month Period was primarily attributable to an increase in production and shipments on the CHBDL, Raptor and UAV programs and increased sales volumes on STE, aviation recorders, display systems and RF safety and monitoring products, partially offset by lower sales volume on commercial telecommunications products. Sales for the 1997 Nine-Month Period also included $1.8 million of sales from the Hycor business which was sold in 1997 (see Note 6 to the Consolidated (Combined) Financial Statements as of December 31, 1997).


     Operating income as a percentage of sales ("operating margin") increased to 9.0% for the 1998 Nine-Month Period from 7.3% for the 1997 Nine-Month Period. The increase in operating income for the 1998 Nine-Month Period is principally attributable to (i) improved margins on sales of space communications and military communication systems, aviation recorders and display systems and increased sales volume on higher margin RF safety and monitoring products, partially offset by lower sales volume on commercial telecommunications products and lower margins from the STS acquired business,
(ii) the negative impact on operating income for the 1997 Nine-Month Period from the non-recurring, noncash compensation charge of $4.4 million recorded effective April 1, 1997, related to the initial capitalization of the Company and (iii) losses incurred during the 1997 Nine-Month Period by the Predecessor Company on three programs at Communication Systems -- East. The 1998 Acquisitions contributed $10.1 million of operating income to the 1998 Nine-Month Period. Excluding the non-recurring, noncash compensation charge, operating margin for the 1997 Nine-Month Period was 8.2%.


     EBITDA for the 1998 Nine-Month Period increased by $28.5 million to $90.3 million from $61.8 million in the 1997 Nine-Month Period. EBITDA as a percentage of sales ("EBITDA margin") increased to 12.7% for the 1998 Nine-Month Period from 12.3% for the 1997 Nine-Month Period. The increases in EBITDA and EBITDA margin were primarily attributable to the items affecting the trends in operating income between the 1998 Nine-Month Period and the 1997 Nine-Month Period discussed above, excluding the non-recurring, noncash compensation charge which is not included in EBITDA.


     Interest expense, net for the Company for the 1998 Nine-Month Period was $32.9 million, compared to $27.6 million in the 1997 Nine-Month Period for the Company and the Predecessor Company combined. The increase was attributable to higher average outstanding debt balances during the 1998 Nine-Month Period, partially offset by higher interest income for the 1998 Nine-Month Period.


     The effective income tax rate of the Company for the 1998 Nine-Month Period was 39.1%, reflecting the estimated effective income tax rate for the year ended December 31, 1998. The effective tax rate for the 1997 Nine-Month Period for the Company and the Predecessor Company combined was 58.0%, and was significantly impacted by the $4.4 million non-recurring, noncash compensation charge recorded effective April 1, 1997 and the Predecessor Company's amortization of costs in excess of net assets acquired for the three months ended March 31, 1997, both of which were not deductible for income tax purposes.

 YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996


     The following table sets forth selected statement of operations data for the Company and the Predecessor Company for the periods indicated.



                                              COMPANY                            PREDECESSOR COMPANY
                                          --------------   ----------------------------------------------------------------
                                            NINE MONTHS      NINE MONTHS     THREE MONTHS     THREE MONTHS         YEAR
                                               ENDED            ENDED            ENDED            ENDED           ENDED
                                           DECEMBER 31,     DECEMBER 31,       MARCH 31,        MARCH 31,      DECEMBER 31,
                                               1997             1996             1997             1996             1996
                                          --------------   --------------   --------------   --------------   -------------
                                                                             (in millions)
Sales .................................       $546.5           $501.9           $158.9           $ 41.2           $543.1
Costs and expenses ....................        490.6            459.9            151.0             39.5            499.4
Noncash compensation charge ...........          4.4               --               --               --               --
Operating income ......................         51.5             42.0              7.9              1.7             43.7
Interest expense, net .................         28.5             22.2              8.4              2.0             24.2
Income (loss) before income taxes .....         23.0             19.8             (0.5)            (0.3)            19.5
Income tax provision (benefit) ........         10.7              7.6             (0.2)             0.2              7.8
Net income (loss) .....................         12.3             12.2             (0.3)            (0.5)            11.7

     Sales for the nine months ended December 31, 1997 as compared to the corresponding period in 1996 increased by $44.6 million, of which $30.5 million is attributable to the Loral Acquired Businesses and $14.1 million to Communication Systems -- East. The increase in sales is attributable to increased volume in sales of microwave components, CHBDL, UAV programs, F-14 display system contract, power supplies and P3-C Repair Depot.

     Operating income for the nine months ended December 31, 1997 as compared to the corresponding period in 1996 increased by $9.5 million. The net increase was comprised of increases of $5.8 million attributable to the Loral Acquired Businesses and $8.1 million to Communication Systems -- East, partially offset by a nonrecurring, noncash compensation charge of $4.4 million recorded effective April 1, 1997, related to the initial capitalization of L-3. The increase in operating income for the nine months ended December 31, 1997 is attributable to increased sales, improved operating performance on sales of aviation recorders, passive microwave components and display systems, the GEMnet product-line and P3-C Repair Depot sales, partially offset by $3.3 million of cost of sales related to ongoing certification efforts for the Company's Explosive Detection System ("EDS") contract and lower sales volume on the U-2 Program.

     Sales and operating income for the three months ended March 31, 1997 increased by $117.7 million and $6.2 million, respectively, as compared to the corresponding period in 1996. The increases are attributable to the acquisition of the Loral Acquired Businesses, offset by losses incurred on three programs by Communication Systems -- East.

     Sales and operating income of the Hycor business which was sold in 1997 for the three months ended March 31, 1997 and the year ended December 31, 1996 were $1.8 million and $0.0 million and $7.5 million and $0.3 million, respectively (see Note 6 to the Consolidated (Combined) Financial Statements).

     Interest expense, net for the nine months ended December 31, 1997 was $28.5 million representing interest expense on the Company's outstanding borrowings (see Note 8 to Consolidated (Combined) Financial Statements as of December 31, 1997), and amortization of debt issuance costs, less interest income of $1.4 million. Interest expense for the three months ended March 31, 1997 and the prior period was $8.4 million and $24.2 million, respectively, and was allocated to the Predecessor Company by applying Lockheed Martin's weighted average consolidated interest rate to the portion of the Predecessor Company's invested equity account deemed to be financed by Lockheed Martin's consolidated debt. The increase in interest expense reflects the Company's higher interest rates on its third party debt, as compared to the interest rate utilized to calculate interest expense by the Predecessor Company.

     The income tax provision for the nine months ended December 31, 1997 reflects the Company's effective income tax rate of 46.5%, which was significantly impacted by the noncash compensation charge of $4.4 million which is not deductible for income tax purposes. For the three months ended March 31, 1997 and in the prior period, income taxes were allocated to the Predecessor Company by

Lockheed Martin and the effective income tax rate was significantly impacted by amortization of costs in excess of net assets acquired, which were not deductible for income tax purposes. See Note 11 to Consolidated (Combined) Financial Statements as of December 31, 1997.


SUPPLEMENTAL ANALYSIS OF ANNUAL RESULTS OF OPERATIONS OF THE COMPANY AND THE
   PREDECESSOR COMPANY

     As noted above, the Company's financial statements reflect operations since the effective date of the L-3 Acquisition, April 1, 1997, and the results of operations for the year ended December 31, 1996 represent the results of operations of the Predecessor Company, and include the results of operations of the Loral Acquired Businesses beginning on April 1, 1996, the effective date of that acquisition. Accordingly, changes between periods for the year ended December 31, 1997 to the year ended December 31, 1996 of the Predecessor Company are significantly affected by the timing of these acquisitions. To enable investors to better assess the trends in the results of operations and to facilitate comparisons, the following presentation of results of operations for the year ended December 31, 1997 were obtained by aggregating, without adjustment, the historical results of operations of the Predecessor Company for the period from January 1, 1997 through March 31, 1997 with the historical results of operations of the Company for the nine months period from April 1, 1997 through December 31, 1997 (together the "1997 period"), and the results of operations for the year ended December 31, 1996 were obtained by aggregating, without adjustments, the historical results of operations of the Predecessor Company for the year ended December 31, 1996 with the historical results of operations of the Loral Acquired Businesses for the period from January 1, 1996 through March 31, 1996 (together the "1996 period"). All the historical results were derived from the audited financial statements for respective periods included herein.

     The following table sets forth historical selected statement of operations data for the Company, Predecessor Company and the Loral Acquired Businesses for the periods indicated and the related calendar year results of operation data derived therefrom.



                                                  PREDECESSOR                 PREDECESSOR     LORAL ACQUIRED
                                   COMPANY          COMPANY                     COMPANY         BUSINESSES
                               --------------   --------------               -------------   ---------------
                                 NINE MONTHS     THREE MONTHS                     YEAR         THREE MONTHS
                                    ENDED            ENDED                       ENDED            ENDED
                                DECEMBER 31,       MARCH 31,        1997      DECEMBER 31,      MARCH 31,         1996
                                    1997             1997          PERIOD         1996             1996          PERIOD
                               --------------   --------------   ---------   -------------   ---------------   ---------
                                                                     (in millions)
Sales ......................       $546.5           $158.9        $705.4         $543.1           $132.2        $675.3
Costs and expenses .........        490.6            151.0         641.6          499.4            124.4         623.8
Noncash compensation
 charge ....................          4.4               --           4.4             --               --            --
                                   ------           ------        ------         ------           ------        ------
Operating income ...........       $ 51.5           $  7.9        $ 59.4         $ 43.7           $  7.8        $ 51.5
                                   ======           ======        ======         ======           ======        ======
EBITDA .....................       $ 78.1           $ 15.7        $ 93.8         $ 71.8           $ 12.8        $ 84.6
                                   ======           ======        ======         ======           ======        ======

     Sales for the 1997 period increased to $705.4 million from $675.3 million for the 1996 period. Operating income increased to $59.4 million in the 1997 period from $51.5 million in the 1996 period. Operating income is not directly comparable between the periods as a result of the effects of valuation of assets and liabilities in accordance with Accounting Principles Opinion No. 16.


     The sales increase in the 1997 period was primarily attributable to sales of the Loral Acquired
Businesses which increased by $18.1 million to $531.4 million in the 1997 period as compared to $513.3 million in the 1996 period. This sales increase was primarily attributable to increased sales volume on E2-C antenna program, the E2-C and F-14 display systems and passive microwave components, additional production and shipments on CHBDL and UAV programs, and partially offset by lower sales volume on the U-2 Program. Additionally, sales of Communication Systems -- East increased by $12.0 million to $174.0 million in the current period from $162.0 million in the 1996 period, and were primarily attributable to increased sales of power supplies, the GEMnet product line and the P3-C Repair Depot.

     Operating income increased by $7.9 million or 15.3% to $59.4 million in the 1997 period from $51.5 million in the 1996 period. Operating margin increased to 8.4% in the 1997 period as compared to 7.6% in the 1996 period. The increase in operating income was largely attributable to cost reductions, increased sales volume of the Loral Acquired Businesses and operating improvements at Communications Systems -- East. Operating income for the 1997 period also included (i) a nonrecurring, noncash compensation charge of $4.4 million recorded effective April 1, 1997, related to the initial capitalization of L-3 and (ii) fourth quarter cost of sales of $3.3 million related to on-going certification efforts for the Company's EDS contract. Excluding the noncash compensation charge and the EDS costs, operating income would have been $67.1 million for the 1997 period and operating margin would have been 9.5%.

     EBITDA for the 1997 period increased by $9.2 million to $93.8 million from $84.6 million for the 1996 period. EBITDA margin increased to 13.3% for the 1997 period from 12.5% for the 1996 period. The increases in EBITDA and EBITDA margin were attributable to the items affecting the trends in operating income between the 1997 period and 1996 period discussed above.

 YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     The following table sets forth selected statement of operations data for the Predecessor Company for the periods indicated.



                                               PREDECESSOR COMPANY
                                                   YEAR ENDED
                                                  DECEMBER 31,
                                              ---------------------
                                                 1996        1995
                                              ---------   ---------
                                                  (in millions)
       Sales ..............................    $543.1      $166.8
       Costs and expenses .................     499.4       162.1
       Operating income ...................      43.7         4.7
       Net interest expense ...............      24.2         4.5
       Income before income taxes .........      19.5         0.2
       Income tax provision ...............       7.8         1.2
       Net income (loss) ..................      11.7        (1.0)

     The results of operations of the Loral Acquired Businesses are reflected in the results of operations of the Predecessor Company beginning on April 1, 1996, the effective date of that acquisition by Lockheed Martin. During 1996, sales increased to $543.1 million from $166.8 million in 1995. Operating income increased to $43.7 million compared with $4.7 million in 1995. Net income increased to $11.7 million as compared to a net loss of $1.0 million in 1995. The Loral Acquired Businesses contributed $13.6 million to net income for the year ended December 31, 1996.

     The sales increase in 1996 was attributable to the sales of the Loral Acquired Businesses which contributed $381.1 million of the increase. Sales of Communication Systems -- East decreased in 1996 by $4.8 million as compared to 1995 primarily due to lower volume on Aegis power supplies and SIGINT system production, partially offset by Local Management Device/Key Processor ("LMD/KP") production startup.

     The increase in 1996 operating income was largely attributable to the Loral Acquired Businesses, which contributed $36.9 million of the increase. Communication Systems -- East operating income in 1996 increased $2.2 million primarily due to improved operating performance on the Shipboard Telephone Communications ("STC-2") program partially offset by increased costs on the Space Station contract. Operating margin increased to 8.0% from 2.8%. This increase is attributable to the improvement in Communication Systems -- East noted above, higher contract margins and operating improvements in the Loral Acquired Businesses.

     Allocated interest expense increased to $24.2 million in 1996 from $4.5 million in 1995 due primarily to the acquisition of the Loral Acquired Businesses, which was assumed to be fully financed by debt, coupled with a higher debt-to-equity ratio used in the allocation for Communication Systems -- East. See Note 9 to Consolidated (Combined) Financial Statements.

     The effective income tax rate declined to 40% in 1996 as compared to 681% in 1995. The 1995 effective rate was significantly impacted by non-deductible amortization of costs in excess of net assets acquired. As a percentage of income subject to tax, such amortization declined significantly in 1996.

LIQUIDITY AND CAPITAL RESOURCES

     During the third quarter of 1998, the Senior Credit Facilities were amended to add the Revolving 364 Day Credit Facility (as defined later in this prospectus) of $185.0 million to the existing Revolving Credit Facility (as defined later in this prospectus) of $200.0 million. The Revolving 364 Day Credit Facility expires 364 days after the closing of the amendment, at which time the Company may (i) request that the creditors extend it for one additional 364-day period or (ii) exercise an option to convert any or all of the borrowings outstanding thereunder into term loans which amortize over a two-year period beginning March 31, 2001, and must be paid in full no later than March 31, 2003.

     The Revolving 364 Day Credit Facility together with the Company's Revolving Credit Facility, increased borrowings available to the Company, before reductions for outstanding letters of credit, to $385.0 million. At September 30, 1998, available borrowings under the Revolving Credit Facility and Revolving 364 Day Credit Facility were $28.3 million and $175.0 million, respectively, after reductions for outstanding borrowings of $145.0 and $10.0 million, respectively, and outstanding letters of credit drawn against the Revolving Credit Facility of approximately $26.7 million. After giving effect to the Old Notes Offering, available borrowings under the Senior Credit Facilities at September 30, 1998 on a pro forma basis would have been $385.0 million, before reductions for outstanding letters of credit.


     The Senior Credit Facilities, the Notes, the May 1998 Notes and the 1997 Notes contain financial covenants, which remain in effect so long as any amount is owed or any commitment to lend exists thereunder by L-3 Communications. The financial covenants under the Senior Credit Facilities require that (i) L-3 Communications' debt ratio, as defined therein, be less than or equal to 5.00 for the quarter ended September 30, 1998, and that the maximum allowable debt ratio thereafter decline over time to less than or equal to 3.25 for the quarters ending September 30, 2002 and thereafter and (ii) L-3 Communications' interest coverage ratio, as defined therein, be at least 2.00 for the quarter ended September 30, 1998 and that the interest coverage ratio thereafter increase over time to at least 3.00 for any fiscal quarters ending September 30, 2002 and thereafter. As of September 30, 1998, L-3 Communications had been in compliance with these covenants at all times.


     The Company has a substantial amount of indebtedness. Based upon the current level of operations, management believes that the Company's cash flow from operations, together with available borrowings under the Senior Credit Facilities, will be adequate to meet its anticipated requirements for working capital, capital expenditures, research and development expenditures, program and other discretionary investments, interest payments and scheduled principal payments for the foreseeable future including at least the next three years. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that currently anticipated improvements will be achieved. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing debt or obtain additional financing. The Company's ability to make scheduled principal payments, to pay interest on or to refinance its indebtedness depends on its future performance and financial results, which, to a certain extent, are subject to general conditions in or affecting the defense industry and to general economic, political, financial, competitive, legislative and regulatory factors beyond its control. There can be no assurance that sufficient funds will be available to enable the Company to service its indebtedness, including the Notes, the 1997 Notes and the May 1998 Notes, or make necessary capital expenditures and program and discretionary investments.

     The Company has reached agreement or is in discussions regarding a number of potential acquisition opportunities and expects to use the Senior Credit Facilities to fund these transactions if the Company proceeds with them. If all of these potential acquisitions were consummated, they would require the Company to use all or substantially all of its currently available borrowing capacity, and perhaps seek additional borrowing capacity, in 1999. See "Risk Factors--Our Acquisition Strategy Involves Certain Risks" and "--We Have Discretion Over the use of Funds Raised in the Old Notes Offering".

     The indebtedness under the Senior Credit Facilities is guaranteed by Holdings and by many of the Company's subsidiaries. The payment of principal and premium, if any, and interest on the 1997 Notes and May 1998 Notes and principal and premium or liquidated damages, if any, and interest on the Notes is unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by many of the Company's subsidiaries, all of which are wholly-owned subsidiaries.

     To mitigate risks associated with changing interest rates on certain of its debt, the Company entered into interest rate cap and floor contracts (the "interest rate agreements"). The Company manages exposure to counterparty credit risk by entering into the interest rate agreements only with major financial institutions that are expected to perform fully under the terms of such agreements. Cash payments to (from) the Company and the counterparties are made at the end of the quarter to the extent due under the terms of the interest rate agreements. Such payments are recorded as adjustments to interest expense. The initial costs of the interest rate agreements are capitalized as deferred debt issuance costs and amortized into interest expense. The impact of the interest rate agreements on interest expense was not material for the nine months ended September 30, 1998 or for the nine months ended December 31, 1997. See Note 10 to the Consolidated (Combined) Financial Statements.


BALANCE SHEET

     The increases from December 31, 1997 to September 30, 1998 in contracts in process, other current assets, property, plant and equipment, net of accumulated depreciation and amortization, intangibles, customer advances, other current liabilities, and pension and post-retirement benefits of $178.6 million, $13.7 million, $34.2 million, $310.9 million, $24.1 million, $21.1 million, and $56.3 million, respectively, are principally related to the acquired businesses. The increase in other assets of $9.1 million is primarily attributable to debt issuance costs incurred in connection with the May 1998 Notes and amendments to the Senior Credit Facilities which have been deferred and are being amortized over the terms of underlying debt.

     Working capital increased by $9.2 million to $141.0 million at September 30, 1998 from $131.8 million at December 31, 1997. Working capital, adjusted to exclude cash and the current portion of long term debt, increased by $76.0 million from December 31, 1997 to September 30, 1998 and was primarily attributable to the working capital of the acquired businesses. The Company's current ratio at September 30, 1998 decreased to 1.6:1 compared with 2.0:1 at December 31, 1997. The Company's current ratio at December 31, 1997 remained constant at 2.0:1 as compared to the Predecessor Company's current ratio at December 31, 1996.


STATEMENT OF CASH FLOWS

 NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

     The following table sets forth selected cash flow statement data for the Company and the Predecessor Company for the Periods indicated:


                                                                                   NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                                           -----------------------------------------------------
                                                                                                     PREDECESSOR
                                                           COMPANY                COMPANY              COMPANY
                                                         NINE MONTHS            SIX MONTHS          THREE MONTHS
                                                            ENDED                  ENDED                ENDED
                                                     SEPTEMBER 30, 1998     SEPTEMBER 30, 1997     MARCH 31, 1997      COMBINED
                                                    --------------------   --------------------   ----------------   -----------
                                                                                   (in millions)
Net cash from (used in) operating
 activities .....................................         $   48.2               $   56.4             $ (16.3)        $   40.1
Net cash (used in) investing activities .........           (417.8)                (479.0)               (4.3)          (483.3)
Net cash from financing activities ..............            297.9                  462.4                20.6            483.0

     NET CASH FROM (USED IN) OPERATING ACTIVITIES: Cash from operating activities of the Company for the nine months ended September 30, 1998 was $48.2 million. Earnings after adjustment for non-cash items and deferred income taxes provided $58.8 million and uses of cash for net changes in operating assets and liabilities, net of amounts acquired was $10.6 million.

     Net cash from operating activities for the nine months ended September 30, 1997 was $40.1 million. Earnings after adjustment for noncash items and deferred income taxes provided $35.3 million. Changes in operating assets and liabilities, consisting primarily of increases in accrued employment costs and accrued interest and decreases in accounts payable and other current liabilities, all attributable to timings of payments contributed $4.8 million.

     NET CASH (USED IN) INVESTING ACTIVITIES: Cash used in investing activities for the nine months ended September 30, 1998 was $417.8 million and consisted primarily of $412.5 million, net of cash acquired, paid by the Company for acquisitions of businesses. The Company typically makes capital expenditures related primarily to improvement of manufacturing facilities and equipment. The Company expects that its capital expenditures for 1998 will be approximately $27.0 million.

     Cash used in investing activities for the nine months ended September 30, 1997 was $483.3 million and consisted primarily of $470.7 million paid by the Company for the L-3 Acquisition.

     NET CASH FROM FINANCING ACTIVITIES: For the nine months ended September 30, 1998, the Company's cash from financing activities was $297.9 million.

     On May 19, 1998, Holdings sold 6.9 million shares of its common stock in the IPO representing 25.2% of Holdings' common stock. The net proceeds from the IPO amounted to $139.5 million after underwriting discounts and commissions and expenses of $12.3 million and were contributed by Holdings to the Company. Concurrent with the Holdings IPO, the Company sold $180.0 million in aggregate principal amount of the May 1998 Notes, whose net proceeds amounted to $173.8 million after debt issuance costs of $6.2 million. The combined net proceeds from the contribution of the Holdings IPO and the May 1998 Notes of $313.3 million were used to (i) prepay all $171.0 million of borrowings outstanding under the Term Loan Facilities (as defined), (ii) repay $67.8 million of then outstanding borrowings under the Revolving Credit Facility which were primarily made to finance the Ocean Systems acquisition and (iii) partially finance the SPD acquisition. During the third quarter of 1998, the Company also made borrowings, net of repayments, under the Senior Credit Facilities of $155.0 million primarily to partially finance the SPD acquisition.

     Cash from financing activities of the Company was $483.0 million for the nine months ended September 30, 1997, and was primarily due to the debt incurred and proceeds from the issuance of common stock related to the initial capitalization of the Company and the financing of the L-3 Acquisition. Cash from financing activities also included $20.6 million of advances from Lockheed Martin to the Predecessor Company. Prior to the L-3 Acquisition, the Predecessor Company participated in the Lockheed Martin cash management system, under which all cash was received and all payments were made by Lockheed Martin. For purposes of the statement of cash flows, all transactions with Lockheed Martin were deemed to have been settled in cash at the time they were recorded by the Predecessor Company.


 YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEARS ENDED DECEMBER 31, 1996 AND
 1995

     The following table sets forth selected cash flow statement data for the Company and the Predecessor Company for the periods indicated:


                                                                          PREDECESSOR                       PREDECESSOR
                                                            COMPANY         COMPANY                           COMPANY
                                                        --------------  --------------                 ---------------------
                                                                                                               YEAR
                                                          NINE MONTHS    THREE MONTHS      COMBINED            ENDED
                                                             ENDED           ENDED        YEAR ENDED       DECEMBER 31,
                                                         DECEMBER 31,      MARCH 31,     DECEMBER 31,  ---------------------
                                                             1997            1997            1997          1996       1995
                                                        --------------  --------------  -------------  -----------  --------
                                                                                      (in millions)
Net cash from (used in) operating activities .........     $   73.9        $ (16.3)       $   57.6      $   30.7     $  9.3
Net cash (used in) investing activities ..............       (457.8)          (4.3)         (462.1)       (298.0)      (5.5)
Net cash from (used in) financing activities .........        461.4           20.6           482.0         267.3       (3.8)

     NET CASH FROM (USED IN) OPERATING ACTIVITIES: Cash provided by operating activities for the year ended December 31, 1997 was $57.6 million. Earnings after adjustment for non-cash items and deferred income taxes provided $57.9 million, and uses of cash for net changes in operating assets and liabilities was $0.3 million.

     Cash provided by operating activities of the Predecessor Company was $30.7 million in 1996 and $9.3 million in 1995. The increase of $21.4 million in 1996 was due primarily to the impact of the Loral Acquired Businesses which were acquired by Lockheed Martin effective April 1, 1996. Earnings after adjustment for non-cash items provided $36.7 million, offset by changes in other operating assets and liabilities. Without the Loral Acquired Businesses, cash provided by operating activities for Communication Systems--East increased to $13.7 million in 1996, 46% over 1995.

     NET CASH (USED IN) INVESTING ACTIVITIES: Cash used in investing activities for the year ended December 31, 1997 was $462.1 million and consisted primarily of $466.3 million paid by the Company for the L-3 Acquisition and capital expenditures of $16.2 million, partially offset by proceeds from the sale of the Company's Sarasota, Florida property of approximately $9.5 million and cash received from Lockheed Martin of $12.2 million in connection with the Company's assumption of obligations under the contract for the U.S. Army's Command and Control Vehicle ("C2V") Mission Module Systems ("MMS").

     During the year ended December 31, 1996, $287.8 million was paid by the Predecessor Company for the acquisition of the Loral Acquired Businesses. See
Note 4 to the Consolidated (Combined) Financial Statements.

     All transactions between the Businesses and Lockheed Martin have been accounted as settled in cash at the time such transactions were recorded by the Businesses. Accordingly, in 1996, cash flows reflect the purchase of the Loral Acquired Businesses.

     NET CASH FROM (USED IN) FINANCING ACTIVITIES: Cash from financing activities was $482.0 million for the year ended December 31, 1997, and was primarily from the debt incurred and proceeds from the issuance of common stock which were issued to finance the L-3 Acquisition.

     The Company was initially capitalized and the related L-3 Acquisition was funded by a combination of equity of $125.0 million and debt of $400.0 million aggregating $525.0 million. The $125.0 million of equity was contributed by Holdings to the Company. The Holdings equity of $125.0 million was comprised of $80.0 million in cash contributed to Holdings by the Lehman Partnership and Senior Management and a $45.0 million retained interest in Holdings by Lockheed Martin representing partial consideration to Lockheed Martin for its sale of the Predecessor Company to the Company. In connection with the L-3 Acquisition, the Company entered into a $275.0 million credit facility consisting of $175.0 million of term loans (the "Term Loan Facilities") and a $100.0 million revolving credit facility (initially, and as amended, the "Revolving Credit Facility"). The initial debt balance of $400.0 million consisted of $175.0 million of borrowings under the Term Loan Facilities and the sale of $225.0 million of 103/8% Senior Subordinated Notes (the "1997 Notes") due May 1, 2007.


     Prior to the L-3 Acquisition, the Predecessor Company participated in the Lockheed Martin cash management system, under which all cash was received and all payments were made by Lockheed Martin. For purposes of the statements of cash flows, all transactions with Lockheed Martin were deemed to have been settled in cash at the time they were recorded by the Predecessor Company. Net cash from (used in) financing activities of the Predecessor Company for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, were approximately $20.6 million, $267.3 million and ($3.8) million, respectively, and represent advances from (repayments to) Lockheed Martin, the Predecessor Company's parent company.


BACKLOG

     The Company's funded backlog September 30, 1998 was $813.8 million, compared with $516.9 million at December 31, 1997 and the Predecessor Company's funded backlog at December 31, 1996 of $542.5 million. Funded orders, on a pro forma basis, for the Company for 1997 were $711.5 million. The Predecessor Company's funded orders for 1996 were $619.5 million. It is expected that approximately 72% of the backlog at September 30, 1998 will be recorded as sales over the next twelve-month period. However, there can be no assurance that the Company's backlog will become revenues in any particular period, if at all. See "Risk Factors -- Our Backlog of Orders Could be Terminated". Approximately 70% of the total backlog at September 30, 1998 was directly or indirectly for defense contracts for end use by the Government. Approximately $687.7 million of total backlog at September 30, 1998 was directly or indirectly for U.S. and foreign government defense contracts, and approximately $15.0 million of total backlog was directly or indirectly for U.S. and foreign government non-defense contracts. Foreign customers accounted for approximately $176.3 million of the total backlog.


RESEARCH AND DEVELOPMENT

     Research and development, including bid and proposal costs ("R&D costs"), sponsored by the Company on a pro forma basis for the nine-month period ended September 30, 1998 was $43.5 million. Pro forma R&D costs sponsored by the Company were $53.0 million for the year ended December 31, 1997, and $53.7 million for the year ended December 31, 1996. R&D costs sponsored by the Predecessor Company were $12.0 million, $36.5 million and $9.8 million for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, respectively. The Loral Acquired Businesses sponsored R&D costs of $5.6 million for the three months ended March 31, 1996 and $21.4 million for the year ended December 31, 1995. Accordingly, the Company, Predecessor Company and the Loral Acquired Businesses, in the aggregate, sponsored R&D costs of $40.9 million, $42.1 million and $31.2 million, respectively, for the years ended December 31, 1997, 1996 and 1995. Customer-funded research and development was $117.1 million in 1997, as compared with $153.5 million for 1996. The decrease in customer-funded research and development in 1997 is due primarily to research and development programs existing in 1996 which moved into the production phase during 1997.


CONTINGENCIES

     See Note 9 to the Unaudited Condensed Consolidated (Combined) Financial Statements as of September 30, 1998 and Note 13 to the Consolidated (Combined) Financial Statements as of December 31, 1997.


RECENT ACCOUNTING PRONOUNCEMENTS

     In September 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 131 establishes accounting standards for the way that public enterprises report information about operating segments and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 132 revises employers' disclosures about pension and other postretirement benefits plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirements benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87 "Employers' Accounting for Pensions", SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits" and SFAS No. 106 "Employers Accounting for Postretirement Benefits Other Than Pensions" were issued. SFAS 132 suggests combined formats for presentation of pension and other postretirement benefits disclosures. The Company is currently evaluating the impact, if any, of SFAS No. 131 and SFAS No. 132.

     In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which provides guidance on the financial reporting of start-up and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company is currently evaluating the impact, if any, of SOP 98-5.

     In September 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company is currently evaluating the impact, if any, of SFAS No. 133 which is effective for all quarters of fiscal years beginning after September 15, 1999.


INFLATION

     The effect of inflation on the Company's sales and earnings has not been significant. Although a majority of the Company's sales are made under long-term contracts, the selling prices of such contracts, established for deliveries in the future, generally reflect estimated costs to be incurred in these future periods. In addition, some contracts provide for price adjustments through escalation clauses.


YEAR 2000 COMPLIANCE

     The inability of business processes to continue to function correctly after the beginning of the Year 2000 could have serious adverse effects on companies and entities throughout the world. Because the Company's business units operate autonomously, each business unit has undertaken an effort to identify and mitigate Year 2000 issues in their information systems, products, facilities, suppliers and customers. The Company's Year 2000 compliance efforts are a composite of its business units' individual Year 2000 compliance efforts, coordinated through a company-wide program instituted to oversee, guide and track its business units' Year 2000 compliance efforts and to facilitate company-wide communications regarding Year 2000 compliance methods.

     Each business unit has appointed a Year 2000 project manager who oversees a team responsible for performing its Year 2000 efforts in four phases: (i) define, identify and inventory possible sources of Year 2000 issues, including internal systems and products and services sold to customers; (ii) analyze and determine the nature and extent of Year 2000 issues and develop project plans to address those issues; (iii) implement and execute project plans to remediate or replace non-compliant items, as appropriate, based upon assessed risk and priority; and (iv) commence and complete testing, continue monitoring readiness and prepare necessary contingency plans. The progress of this program is monitored at each business unit with oversight by Corporate Management. This oversight includes periodic reviews as well as visits to each business unit to monitor progress with the plans. Management plans to complete the first three phases of the program for a substantial majority of critical systems within the Company by the end of March 1999 and to have nearly all significant information systems, products and facilities in the final phase of the program by mid-1999.


     The total costs associated with the Company's Year 2000 efforts are estimated to be $16.2 million, including $7.1 million of capitalizable costs with the remaining costs expensed as incurred. The Company has incurred approximately $6.6 million of such costs to date. Substantially all of the remaining estimated costs are expected to be incurred in 1999.

     The Company believes that the decentralized nature of its systems and its Year 2000 efforts reduce the risk that its operations will be interrupted by the failure of any individual internal critical system to be Year 2000 compliant by the end of 1999. The Company's business operations are also dependent on the Year 2000 readiness of its customers and infrastructure suppliers in areas such as utilities, communications, transportation and other services. In those environments, there could be instances of failure that could cause disruptions in business transaction processes of the Company. The likelihood and effects of failures in infrastructure systems and in the customer and supply chains cannot be estimated, but such a failure could potentially result in a material adverse impact on results of operations, liquidity or financial position of the Company. The Company continues to attempt to assess the Year 2000 compliance and readiness of its material third-party suppliers and customers. Such attempts include written inquiries as to their Year 2000 certification of compliance. As indicated above, contingency plans for suppliers, customers and critical systems impacted by Year 2000 issues will be developed in the fourth quarter. These estimates and projections could change as work progresses.

                                   BUSINESS


     References to pro forma financial data reflect the 1998 Acquisitions, the L-3 Acqusition, the Financing Transactions and the Old Notes Offering as if they had occurred on January 1, 1997. The pro forma data do not give effect to the Proposed Equity Offering or to any of the Company's other acquisitions, including the acquisition of Microdyne Corporation.


COMPANY OVERVIEW

     L-3 Communications is a leading merchant supplier of sophisticated secure communication systems and specialized communication products. We produce secure, high data rate communication systems, microwave components, avionics and ocean systems and telemetry, instrumentation and space products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and specialized products are used to connect a variety of airborne, space, ground- and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Our customers include the U.S. department of defense, certain U.S. government intelligence agencies, major aerospace and defense contractors, foreign governments and commercial customers. For the twelve-month period ended September 30, 1998, we had pro forma sales of $1,139.7 million and pro forma EBITDA of $148.4 million. Our funded backlog as of September 30, 1998 was $813.8 million. These results reflect internal growth and the execution of our strategy of acquiring businesses that complement or extend our product lines.

     Our business areas employ proprietary technologies and capabilities and have leading positions in their respective primary markets. We have organized our operations into two primary business areas: Secure Communication Systems and Specialized Communication Products. For the twelve-month period ended September 30, 1998, the Secure Communication Systems business area generated approximately $481.5 million of pro forma sales and $61.2 million of pro forma EBITDA, and the Specialized Communication Products business area generated $658.2 million of pro forma sales and $87.2 million of pro forma EBITDA. In addition, we are seeking to expand our products and technologies in commercial markets as we discuss under "--Emerging Commercial Products" below.

     SECURE COMMUNICATION SYSTEMS. We are the established leader in secure, high data rate communications for military and other U.S. government reconnaissance and surveillance applications. Our Secure Communication Systems operations are located in Salt Lake City, Utah, Camden, New Jersey and Shrewsbury, New Jersey. These operations are predominantly cost plus, sole source contractors supporting long-term programs for the U.S. armed forces and classified customers. Our major secure communication programs and systems include:

    o secure data links for airborne, satellite, ground- and sea-based remote platforms for information collection, command and control and dissemination to users in real time;

    o strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information and related support contracts for military and intelligence efforts;

    o  secure telephone, fax and network equipment and encryption management;


    o communication software support services to military and related government intelligence markets; and

    o communications systems for surface and undersea platforms and manned space flights.

     We believe that we have developed virtually every high bandwidth data link that is currently used by the military for surveillance and reconnaissance. We are also a leading supplier of communication software support services to military and related government intelligence markets. In addition to these core government programs, we are capitalizing on our technology base by expanding into related commercial communication equipment markets. For instance, we are applying our high data rate communications and archiving technology to the medical image archiving market and our wireless communication expertise to develop local wireless loop telecommunications equipment for the last mile interconnect.

     SPECIALIZED COMMUNICATION PRODUCTS. This business area encompasses three product categories:

     Microwave Components. We are the preeminent worldwide supplier of commercial off-the-shelf, high-performance microwave components and frequency monitoring equipment. Our microwave products are sold under the industry-recognized Narda brand name through a standard catalog to wireless, industrial and military communication markets. We also provide state-of-the-art, space-qualified communication components including channel amplifiers and frequency filters for the commercial communications satellite market serving all frequencies, including Ka band. Approximately 79% of Microwave Components sales for the nine-month period ended September 30, 1998 were made to commercial customers, including Loral Space & Communications, Ltd., Motorola, Inc., Lucent Technologies Inc., AT&T Corp. and Lockheed Martin.


     Avionics and Ocean Products. Avionics and Ocean Products include our aviation recorders, display systems, antenna systems, acoustic undersea warfare systems and naval power distribution, conditioning, switching and protection equipment for naval ships and submarines. We are the world's leading manufacturer of commercial cockpit voice and flight data recorders (known as "black boxes"). These recorders are sold under the Fairchild brand name both to aircraft manufacturers and to the world's major airlines for their existing fleets of aircraft. Our aviation recorders are also installed on military transport aircraft throughout the world. We provide military and high-end commercial displays for use in military aircraft. We also manufacture high performance surveillance and precision millimeter wave antennas and related equipment for U.S. Air Force, U.S. Army and U.S. Navy aircraft and are the leading supplier of ground-based radomes. We are one of the world's leading product suppliers of acoustic undersea warfare systems and airborne dipping sonar systems to the U.S. and over 20 foreign navies. We are the only fully integrated, full-line provider of qualified turnkey electrical power delivery and management systems for U.S. Navy surface ships and submarines.

     Telemetry, Instrumentation and Space Products. Our Telemetry, Instrumentation and Space Products operations develop and manufacture commercial off-the-shelf, real-time data collection and transmission products and components for missile, aircraft and space-based electronic systems. These products are used to gather flight data and other critical information and transmit it from air or space to the ground. Telemetry products are also used for range safety and training applications to simulate battlefield situations. We are also a leading global satellite communications systems provider offering systems and services used in the satellite transmission of voice, video and data through earth stations for uplink and downlink terminals. We provide global satellite communications systems and services to customers that include foreign post, telephone and telegraph administrations, domestic and international prime communications infrastructure contractors, telecommunications and satellite service providers, broadcasters and media-related companies, government agencies and large corporations. We also provide commercial, off-the-shelf satellite control software, TT&C, mission processors and software engineering services to the worldwide military, civilian and commercial satellite markets.

     EMERGING COMMERCIAL PRODUCTS. Building upon our core technical expertise and capabilities, we are seeking to expand into several closely aligned commercial business areas and applications. Emerging Commercial Products currently include the following four niche markets:

    o  medical archiving and simulation systems;

    o  local wireless loop telecommunications equipment;

    o  airport security equipment; and

    o  information network security.

     A majority of these commercial products were developed based on technology used in our military businesses with relatively small additional expense. We are applying our technical capabilities in high data rate communications and archiving technology developed in our Secure Communication Systems business area to the medical image archiving market together with the General Electric Company's medical systems business. Based on secure, high data rate communication technology also developed in our Secure Communication Systems business area, we have developed local wireless loop telecommunications equipment that is primarily designed for emerging market countries and rural areas where voice and data communication infrastructure is inadequate or does not exist. We have completed the development phase for the local wireless loop telecommunications equipment and have begun deliveries. In addition, the Federal Aviation Administration (the "FAA") awarded us a development contract for next generation airport security equipment for explosive detection. On November 23, 1998, we received FAA certification for our eXaminer 3DX (Trade Mark) 6000 system which is the only second generation system to receive certification and the only system to generate full, three-dimensional images of all objects in a piece of baggage. To capitalize on commercial opportunities for the information security technologies we developed in our Secure Communications Systems business area, we have also created a new subsidiary focusing on developing and marketing secure information and communication systems for commercial clients. This subsidiary acquired a network security software product through a majority-owned joint venture. We released the third generation of this network security software, ExpertTM 3.0, on November 9, 1998. Taken together, revenues generated from our Emerging Commercial Products have not yet been material to us.

     The Company's systems and products are summarized in the following tables:



                          SECURE COMMUNICATION SYSTEMS
              (PRO FORMA SALES FOR THE TWELVE-MONTH PERIOD ENDED
                      SEPTEMBER 30, 1998: $481.5 MILLION)




                SYSTEMS                         SELECTED APPLICATIONS                 SELECTED PLATFORMS/END USES
-------------------------------------- --------------------------------------- ----------------------------------------
 HIGH DATA RATE COMMUNICATIONS

  o   Wideband data links and ground    o   High performance, wideband          o   Used on aircraft, naval ships, and
      terminals                             secure communication links for          unmanned aerial vehicles and
                                            interoperable tactical battlefield      satellites for relaying of
                                            data communication and                  intelligence and reconnaissance
                                            reconnaissance                          information
 SATELLITE COMMUNICATION TERMINALS

  o   Ground-based satellite            o   Interoperable, transportable        o   Provide remote personnel with
      communication terminals and           ground terminals for remote data        communication links to distant
      payloads                              links to distant segments via           forces
                                            commercial or military satellites
 SPACE COMMUNICATION AND SATELLITE CONTROL

  o   Satellite communication and       o   On-board satellite external         o   International Space Station;
      tracking systems                      communications, video systems,          Earth Observing Satellite;
                                            solid state recorders and ground        Landsat-7; Space Shuttle; and
                                            support equipment                       National Oceanic and
                                                                                    Atmospheric Administration
                                                                                    weather satellites

  o   Satellite command and control     o   Software integration, test and      o   Air Force satellite control
      sustainment and support               maintenance support for Air             network and Titan IV launch
                                            Force satellite control network;        system
                                            engineering support for satellite
                                            launch systems
 MILITARY COMMUNICATIONS

  o   Shipboard communication           o   Internal and external               o   Shipboard voice communications
      systems                               communications (radio room) for         systems for Aegis cruisers and
                                            ships and submarines                    destroyers and fully automated
                                                                                    Integrated Radio Room (IRR)
                                                                                    for ship-to-ship communications
                                                                                    on Trident submarines

  o   Digital battlefield               o   Communications on the move for      o   Communication systems for U.S.
      communications                        tactical battlefield                    Army C2V

  o   Communication software support    o   Value-added, critical software      o   ASAS, JSTARS, and
      services                              support for C3I systems                 GUARDRAIL

 INFORMATION SECURITY SYSTEMS

  o   Secure Telephone Unit (STU        o   Secure and non-secure voice,        o   Office and battlefield secure and
      III)/Secure Terminal Equipment        data and video communication            non-secure communication for
      (STE)                                 utilizing ISDN and ATM                  armed services, intelligence and
                                            commercial network technologies         security agencies

  o   Local management device/key       o   Provides electronic key material    o   User authorization and
      processor (LMD/KP)                    accounting, system management           recognition and message
                                            and audit support functions for         encryption for secure
                                            secure data communication               communication
                                            encryption

  o   Information processing systems    o   Custom designed strategic and       o   Classified military and national
                                            tactical signal intelligence            agency intelligence efforts
                                            systems that detect, collect,
                                            identify, analyze and disseminate
                                            information and related support
                                            contracts

                      SPECIALIZED COMMUNICATION PRODUCTS
              (PRO FORMA SALES FOR THE TWELVE-MONTH PERIOD ENDED
                      SEPTEMBER 30, 1998: $658.2 MILLION)




                  PRODUCTS                           SELECTED APPLICATIONS               SELECTED PLATFORMS/END USES
------------------------------------------- -------------------------------------- ---------------------------------------
 MICROWAVE COMPONENTS (CATALOG)

  o   Passive components, mechanical         o   Radio transmission, switching      o   Broad-band and narrow-band
      switches and wireless assemblies           and conditioning; antenna and          commercial applications (PCS,
                                                 base station testing and               cellular, SMR, and paging
                                                 monitoring                             infrastructure) sold under the
                                                                                        Narda brand name; and broad-
                                                                                        band military applications

  o   Safety products                        o   Radio frequency (RF)               o   Monitor cellular base station and
                                                 monitoring and measurement for         industrial RF emissions
                                                 safety                                 frequency monitoring

  o   Semiconductors (diodes,                o   Radio frequency switches,          o   Various industrial and military
      capacitors)                                limiters, voltage control,             end uses, including commercial
                                                 oscillators, harmonic generators       satellites, avionics and specialty
                                                                                        communication products

  o   Satellite and wireless components      o   Satellite transponder control,     o   China Sat, PanAmSat, Telstar,
      (channel amplifiers, transceivers,         channel and frequency separation       Sirius, Tempo, Tiros, Milstar,
      converters, filters and                                                           GPS and LandSat
      multiplexers)

  o   Amplifiers and amplifier based         o   Automatic Test Equipment           o   LEO satellites, ground stations,
      components (amplifiers, up/down            (ATE), military EW, ground and         LMDS, MMDS, military EW and
      converters and Ka assemblies)              space communications                   ATE

 AVIONICS AND OCEAN PRODUCTS

 Aviation Recorders

  o   Solid state crash resistant cockpit    o   Voice recorders continuously       o   Installed on business and
      voice and flight data recorders            record most recent 30-120              commercial aircraft and certain
                                                 minutes of voice and sounds            military transport aircraft; sold to
                                                 from cockpit and aircraft              both aircraft OEMs and airlines
                                                 inter-communications. Flight data      under the Fairchild brand name
                                                 recorders record the last 25
                                                 hours of flight parameters

  o   Solid state video recorders            o   Reconnaissance platforms           o   New product

 Antenna Products

  o   Ultra-wide frequency and               o   Surveillance; radar detection      o   F-15, F-16, F-18, E-2C, P-3,
      advanced radar antenna systems                                                    C-130, B-2, AWACS, Apache,
      and rotary joints                                                                 Cobra, Mirage (France),
                                                                                        Maritime Patrol (U.K.) and
                                                                                        Tornado (U.K.)

  o   Precision antenna systems              o   Antennas for high frequency,       o   Various military and commercial
      serving major military and                 millimeter satellite                   customers
      commercial frequencies,                    communications programs and
      including Ka band                          scientific astronomy

  o   Ground based radomes                   o   Protective shields for antennas    o   FAA, weather radar and military
                                                 against weather                        applications

                      SPECIALIZED COMMUNICATION PRODUCTS
                                  (CONTINUED)




                PRODUCTS                           SELECTED APPLICATIONS                 SELECTED PLATFORMS/END USES
---------------------------------------- ----------------------------------------- --------------------------------------
 Display Products

  o   Cockpit and mission display         o   High performance, ruggedized          o   E-2C, V-22, F-14, F-117, E-6B,
      systems and controls                    flat panel and cathode ray tube           C-130, AWACS, JSTARS S-3 and
                                              displays and processors                   AH-64
 Ocean Products

  o   Airborne dipping sonar systems      o   Submarine detection and               o   SH-60, SH-2/3, AB-212, EH-101
                                              localization                              and Lynx Helicopters

  o   Submarine and surface ship          o   Submarine and surface ship            o   SSN, SSBN, DDG-963, and
      towed arrays                            detection and localization                FFG-7

  o   Torpedo defense systems             o   Torpedo detection and jamming         o   SSN, SSBN and DDG-963

  o   Mine countermeasure systems         o   Coastal and route survey              o   MCDV (Canada)

  o   Naval and commercial power          o   Switching, distribution and           o   All naval combatants;
      delivery and switching products         protection, as well as frequency          submarines, surface ships and
                                              and voltage conversion                    aircraft carriers--Trident, 688,
                                                                                        NSSN, DDG51, CG49, DD963
                                                                                        and Nimitz--class CVN

  o   Commercial transfer switches,       o   Production and maintenance of         o   FAA, financial institutions and
      UPS systems and power products          systems and high-speed switches           rail transportation
                                              for power interruption
                                              prevention for computer systems

  o   Shipboard communications and        o   Design, develop and manufacture       o   CVN, NSSN
      controls                                of ship control and interior
                                              communications equipment

  o   Ship electrical repair and          o   Repair, installation, overhaul and    o   All naval combatants
      overhaul                                testing services for USN
                                              shipboard electrical, electronic
                                              and ordinance systems

 TELEMETRY, INSTRUMENTATION AND SPACE PRODUCTS

 Airborne, Ground and Space Telemetry

  o   Aircraft, missile and satellite     o   Real time data acquisition,           o   JSF, F-15, F-18, F-22, Comanche,
      telemetry and instrumentation           measurement, processing,                  Nimrod (U.K.), Tactical Hellfire,
      systems                                 simulation, distribution, display         Titan, EELV, A2100, ATHENA,
                                              and storage for flight testing            ARTEMIS and ICO

  o   Training range telemetry systems    o   Training ranges and test ranges       o   Combat simulation and tests

 Space Products

  o   Global satellite communications     o   Satellite transmission of voice,      o   Rural telephony or private
      systems supplier                        video and data                            networks, direct to home uplinks,
                                                                                        satellite news gathering and
                                                                                        wideband applications

  o   Safe and arms processor             o   Weapons                               o   Hellfire, Javeline

INDUSTRY OVERVIEW


     The defense industry has undergone significant changes precipitated by ongoing federal budget pressures and new roles and missions to reflect changing strategic and tactical threats. Since the mid-1980's, the overall U.S. defense budget has declined in real dollars. In response, the DoD had focused its resources on enhancing its military readiness, joint operations and digital command and control communications capabilities by incorporating advanced electronics to improve the performance, reduce operating cost and extend the life expectancy of its existing and future platforms. The emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronics content of nearly all of the major military procurement and research programs. As a result, the DoD's budget for communications and defense electronics is expected to grow.


     The industry has also undergone dramatic consolidation resulting in the emergence of three dominant prime system contractors (The Boeing Company ("Boeing"), Lockheed Martin and Raytheon Company ("Raytheon")). One outgrowth of this consolidation among the remaining major prime contractors is their desire to limit purchases of products and sub-systems from one another. However, there are numerous essential products, components and systems that are not economical for the major prime contractors to design, develop or manufacture for their own internal use which creates opportunities for merchant suppliers such as L-3. As the prime contractors continue to evaluate their core competencies and competitive position, focusing their resources on larger programs and platforms, the Company expects the prime contractors to continue to exit non-strategic business areas and procure these needed elements on more favorable terms from independent, commercially oriented merchant suppliers. Recent examples of this trend include divestitures of certain non-core defense-related businesses by AlliedSignal Inc. ("AlliedSignal"), Lockheed Martin and Raytheon.


     The prime contractors' focus on cost control is also driving increased use of commercial off-the-shelf products for upgrades of existing systems and in new systems. The Company believes the prime contractors will continue to be under pressure to reduce their costs and will increasingly seek to focus their resources and capabilities on major systems, turning to commercially oriented merchant suppliers to produce sub-systems, components and products. Going forward, successful merchant suppliers will use their resources to complement and support, rather than compete with the prime contractors. L-3 anticipates the relationship between the major prime contractors and their primary suppliers will, as in the automotive and commercial aircraft industry, develop into critical partnerships encompassing increasingly greater outsourcing of non-core products and systems by the prime contractors to their key merchant suppliers and increasing supplier participation in the development of future programs. Early involvement in the upgrading of existing systems and the design and engineering of new systems incorporating these outsourced products will provide merchant suppliers, including the Company, with a competitive advantage in securing new business and provide the prime contractors with significant cost reduction opportunities through coordination of the design, development and manufacturing processes.


BUSINESS STRATEGY


     Management has successfully integrated the business units of Lockheed Martin it acquired in the L-3 Acquisition and enhanced the Company's operating efficiency through reduced overhead expenses and facility rationalization. These efforts resulted in improvements in sales, profitability and competitive contract award win rates. Going forward, L-3 intends to leverage its market position, diverse program base and favorable mix of cost plus to fixed price contracts to enhance its profitability and to establish itself as the premier merchant supplier of communication systems and products to the major prime contractors in the aerospace/defense industry as well as the Government. The Company's strategy to continue to achieve its objectives includes:

      o EXPAND MERCHANT SUPPLIER RELATIONSHIPS. Management has developed strong relationships with virtually all of the prime contractors, the DoD and other major government agencies, enabling L-3 to identify business opportunities and anticipate customer needs. As an independent merchant supplier, the Company anticipates its growth will be driven by expanding its share of existing programs and by participating in new programs. Management identifies opportunities where it believes it will be able to use its strong relationships to increase its business presence and allow its customers to reduce their costs. The Company also expects to benefit from increased outsourcing by prime contractors who in the past may have limited their purchases to captive suppliers and who are now expected to view L-3's capabilities on a more favorable basis given its status as an independent company. L-3's independent status positions it to be the desired merchant supplier to multiple bidders on prime contract bids. As an example of the Company's merchant supplier strategy, L-3 equipment is included in all three prime contractor bids for the Airborne Standoff Radar ("ASTOR") program in the United Kingdom and both prime contractor bids for the DoD's Joint Air Surface Standoff Missile ("JASSM") program.


      o SUPPORT CUSTOMER REQUIREMENTS. A significant portion of L-3's sales are derived from high-priority, long-term programs and from programs for which the Company has been the incumbent supplier, and in many cases acted as the sole provider, over many years. Approximately 60% of the Company's total pro forma sales of $834.5 million for the nine-month period ended September 30, 1998 were generated from sole source contracts. L-3's customer satisfaction and excellent performance record are evidenced by its performance-based award fees exceeding 89% on average over the past two years. Management believes prime contractors will increasingly award long-term, sole source, outsourcing contracts to the merchant supplier they believe is most capable on the basis of quality, responsiveness, design, engineering and program management support as well as cost. Reflecting L-3's strong competitive position, the Company has experienced a contract award win rate on a pro forma basis for the nine-month period ended September 30, 1998 in excess of 59% on new competitive contracts for which it competes and in excess of 90% on contracts for which it is the incumbent. The Company intends to continue to align its research and development, manufacturing and new business efforts to complement its customers' requirements and provide state-of-the-art products.


      o ENHANCE OPERATING MARGINS. Since the L-3 Acquisition in April 1997, management has reduced corporate administrative expenses and facilities costs, increased sales and improved competitive contract award win rates. Enhancement of operating margins was primarily due to efficient management and elimination of significant corporate expense allocations which existed prior to the L-3 Acquisition. Pro forma EBITDA (excluding the 1998 Acquisitions) as a percentage of sales improved from 12.5% in 1996 to 13.4% in 1997. Management intends to continue to enhance its operating performance by reducing overhead expenses, continuing consolidation and increasing productivity.


      o LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. L-3 has developed strong, proprietary technical capabilities that have enabled it to capture a number one or two market position in most of its key business areas, including secure, high data rate communications systems, solid state aviation recorders, telemetry, instrumentation and space products, advanced antenna systems and high performance microwave components. For the period from January 1, 1996 to September 30, 1998, the Company, on a pro forma basis, has invested over $150.0 million in Company-sponsored independent research and development, including bid and proposal costs, in addition to making substantial investments in its technical and manufacturing resources. Further, the Company has a highly skilled workforce including approximately 2,500 engineers. Management is applying the Company's technical expertise and capabilities into several closely aligned commercial business areas and applications, such as medical imaging archive management, wireless telephony and airport security equipment and will continue to explore other similar commercial opportunities.


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

      o MAINTAIN DIVERSIFIED BUSINESS MIX. The Company enjoys a diverse business mix with a limited program exposure, a favorable balance of cost plus and fixed price contracts, a significant sole source follow-on business and an attractive customer profile. The Company's largest program, representing approximately 7% of $834.5 million pro forma sales for the nine-month period ended September 30, 1998, is a long-term, sole source, cost plus contract for the U-2 Program. No other program represented more than 5% of pro forma sales for the nine-month period ended September 30, 1998. Further, the Company's pro forma sales mix of contracts for the nine-month period ended September 30, 1998 was 29% cost plus and 71% fixed price, providing the Company with a favorable mix of predictable profitability (cost plus) and higher margin (fixed price) business. L-3 also enjoys an attractive customer mix of defense and commercial business, with DoD related sales accounting for 68% and commercial and federal (non-DoD) sales accounting for approximately 32% of pro forma sales of $834.5 million for the nine-month period ended September 30, 1998. The Company intends to leverage this favorable business profile to expand its merchant supplier business base.

      o CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. Recent industry consolidation has essentially eliminated traditional middle-tier aerospace/defense companies. This level of consolidation is now beginning to draw the concern of the DoD and federal anti-trust regulators. In 1997 and 1998, a number of merchant supplier companies were sold: the Computing Devices International division of Ceridian to General Dynamics Corp. ("General Dynamics"), Kaman Sciences Corp. ("Kaman Sciences") to ITT Industries, Inc. ("ITT"), BDM International, Inc. ("BDM") to TRW Inc. ("TRW"), TASC Inc., a subsidiary of Primark Corporation, to Litton Industries, Inc. ("Litton") and Tracor, Inc. to GEC Marconi, a unit of The General Electric Company, p.l.c. As a result, the Company anticipates that the consolidation of the smaller participants in the defense industry will create attractive complementary acquisition candidates for L-3 in the future as these companies continue to evaluate their core competencies and competitive position. L-3 intends to enhance its existing product base through internal research and development efforts as well as selective acquisitions and add new products to its product base through acquisitions in areas synergistic with L-3's present technology. The Company seeks to acquire potential targets with the following criteria: (i) significant market position in its business area, (ii) product offerings which complement and/or extend those of L-3 and (iii) positive future growth and earnings prospects.



ACQUISITION STRATEGY


     Since L-3's formation in April 1997, the Company has actively pursued its acquisition strategy. Since completing the L-3 Acquisition, the Company has purchased twelve additional businesses for an aggregate cash purchase price including assumed debt and expenses, net of cash acquired, of approximately $534.0 million, subject to certain post-closing adjustments, and in certain cases additional consideration based on post-closing performance. The Company considers and executes strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. The Company has reached agreement on or is in discussions regarding a number of potential acquisition opportunities and expects to use its bank credit facilities to fund these transactions if it proceeds with them. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources".



RECENT DEVELOPMENTS

     SPD Technologies, Inc. On August 13, 1998, the Company acquired all of the outstanding common stock of SPD for $230.0 million in cash, subject to certain post-closing adjustments. SPD is the leading supplier to the U.S. Navy for subsystems that manage, control, distribute, protect and condition electrical power in surface ships and submarines. SPD's major products include electronic solid state protection products, switchgear, high-speed transfer switches, fault isolation units, frequency converters and inverters, voltage transformers and uninterruptible power supply systems. SPD's products are installed in every nuclear submarine, aircraft carrier and surface platform operated by the U.S. Navy. SPD also provides shipboard communications and control as well as support service for installed products. This acquisition was financed using cash from operations and borrowings under the Company's bank credit facilities.


     Microdyne Corporation. On December 3, 1998, the Company signed an agreement to acquire all of the outstanding common stock of Microdyne for approximately $90.0 million in cash, including the repayment of Microdyne's debt. For the fiscal year ended September 30, 1998, Microdyne reported actual revenues of $58.3 million, operating income of $1.3 million and net income of $0.3 million. On a pro forma basis, including acquisitions Microdyne made during its 1998 fiscal year as if they had occurred at the beginning of its fiscal year, Microdyne's revenues would have been $73.5 million, operating income was $3.6 million and net income was $0.9 million. Microdyne's actual earnings before interest, taxes, depreciation and amortization for the recent fiscal year was $2.9 million. Pro forma earnings before interest, taxes, depreciation and amortization would have been $11.1 million before non-recurring charges of $5.1 million primarily for the write-off of acquired in-process research and development costs. Pursuant to the acquisition agreement, one of the Company's subsidiaries has purchased 91.9% of the common stock of Microdyne in a cash tender offer. We expect to complete the merger of Microdyne with this subsidiary in early 1999. Microdyne is a leading global developer and manufacturer of aerospace telemetry receivers, secure communications and technical support services, including specialized telemetry high-frequency radios used in aerospace and satellite communications for data gathering and analysis. Microdyne also provides products for the government and commercial signal intelligence markets and support and repair services for electronic products companies. Microdyne's aerospace telemetry products will enable us to provide integrated solutions to our space customers' requirements for command, control, telemetry and tracking. The purchase of shares of Microdyne common stock was financed using available cash and borrowings under the Senior Credit Facilities. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources".



HISTORY

     Holdings, which owns all of the Company's common stock, was formed in April 1997 by Mr. Frank C. Lanza, the former President and Chief Operating Officer of Loral, Mr. Robert V. LaPenta, the former Senior Vice President and Controller of Loral (collectively, "Senior Management"), the Lehman Partnership and Lockheed Martin to carry-out the L-3 Acquisition. In May 1998, Holdings successfully completed the IPO, raising net proceeds of $139.5 million which Holdings contributed to L-3. The Company raised net proceeds of $173.8 million in a concurrent debt offering. In December 1998, the Company raised net proceeds of $193.7 million in the Old Notes Offering.


PRODUCTS AND SERVICES


SECURE COMMUNICATION SYSTEMS

     L-3 is a leader in communication systems for high performance intelligence collection, imagery processing and ground, air, sea and satellite communications for the DoD and other government agencies. The Salt Lake City operation provides secure, high data rate, real-time communication systems for surveillance, reconnaissance and other intelligence collection systems. The Camden operation designs, develops, produces and integrates communication systems and support equipment for space, ground and naval applications. The Shrewsbury operation provides communication software support services to military and related government intelligence markets. Product lines of the Secure Communication Systems business include high data rate communications links, satellite communications ("SATCOM") terminals, Navy vessel communication systems, space communications and satellite control systems, signal intelligence information processing systems, information security systems, tactical battlefield sensor systems and commercial communication systems.


 o  HIGH DATA RATE COMMUNICATIONS

     The Company is a technology leader in high data rate, covert, jam-resistant microwave communications in support of military and other national agency reconnaissance and surveillance applications. L-3's product line covers a full range of tactical and strategic secure point-to-point and relay data transmission systems, products and support services that conform to military and intelligence specifications. The Company's systems and products are capable of providing battlefield commanders with real time, secure surveillance and targeting information and were used extensively by U.S. armed forces in the Persian Gulf war.

     During the 1980s, largely based on its prior experience with command and control guidance systems for remotely-piloted vehicles, L-3 developed its current family of strategic and tactical data links, including its Modular Interoperable Data Link ("MIDL") systems and Modular Interoperable Surface Terminals ("MIST"). MIDL and MIST technologies are considered virtual DoD standards in terms of data link hardware. The Company's primary focus is spread spectrum communication (based on CDMA technology), which involves transmitting a data signal with a high rate noise signal so as to make it difficult to detect by others, and then re-capturing the signal and removing the noise. The Company's data links are capable of providing information at over 200 Mb/s.

     L-3 provides these secure high band width products to the U.S. Air Force, Navy, Army and various Government agencies, many through long-term sole source programs. The scope of these programs include air-to-ground, air-to-air, ground-to-air and satellite communications. Government programs include: U-2 Support Program, Common High-Band Width Data Link ("CHBDL"), Battle Group Passive Horizon Extension System ("BGPHES"), Light Airborne Multi-Purpose System ("LAMPS"), TriBand SATCOM Subsystem ("TSS"), major unmanned aerial vehicle ("UAV") programs and Direct Air-Satellite Relay ("DASR").


 o  SATELLITE COMMUNICATION TERMINALS

     L-3 provides ground-to-satellite, high availability, real-time global communications capability through a family of transportable field terminals to communicate with commercial, military and international satellites. These terminals provide remote personnel with anywhere, anytime effective communication capability and provide communications links to distant forces. The Company's TriBand SATCOM Subsystem ("TSS") employs a 6.25 meter tactical dish with a single point feed that provides C, Ku and X band communication to support the U.S. Army. The Company also offers an 11.3 meter dish which is transportable on two C-130 aircraft. The SHF Portable Terminal System ("PTS") is a lightweight (28 lbs.), manportable terminal, which communicates through DSCS, NATO or SKYNET satellites and brings unprecedented connectivity to small military tactical units and mobile command posts. L-3 delivered 14 of these terminals for use by NATO forces in Bosnia.


 o  SPACE COMMUNICATIONS AND SATELLITE CONTROL

     Continuing L-3's tradition of providing communications for every manned U.S. space flight since Mercury, the Company is currently designing and testing three communication subsystems for the International Space Station ("ISS"). These systems will control all ISS radio frequency ("RF") communications and external video activities. The Company also provides solid-state recorders and memory units for data capture, storage, transfer and retrieval for space applications. The standard NASA tape recorder, which was developed and produced by the Company, has completed over four million hours of service without a mission failure. Current programs include recorders for the National Oceanic & Atmospheric Administration ("NOAA") weather satellites, the Earth Observing Satellite ("EOS"), AM spacecraft and Landsat-7 Earth-monitoring spacecraft. The Company also provides space and satellite system simulation, satellite operations and computer system training, depot support, network engineering, resource scheduling, launch system engineering, support, software integration and test through cost-plus contracts with the U.S. Air Force.


 o  MILITARY COMMUNICATIONS

     The Company provides integrated, computer controlled switching systems for the interior and exterior voice and data needs of today's Navy military vessels. The Company's products include Integrated Voice Communication Systems ("IVCS") for Aegis cruisers and destroyers and the

Integrated Radio Room ("IRR") for Trident class submarines, the first computer controlled communications center in a submarine. These products integrate the intercom, tactical and administrative communications network into one system accessing various types of communication terminals throughout the ship. The Company's MarCom 2000 secure digital switching system is in development for the Los Angeles class attack submarine and provides an integrated approach to the specialized voice and data communications needs of a shipboard environment for internal and external communications, command and control and air traffic control. The Company also offers on-board, high data rate communications systems which provide a data link for carrier battle groups which are interoperable with the U.S. Air Force's surveillance/ reconnaissance terminal platforms. The Company provides the US Army's Command and Control Vehicle ("C2V") Mission Module Systems ("MMS"). MMS provides the "communications on the move" capability needed for the digital battlefield by packaging advanced communications into a modified Bradley Fighting Vehicle. The Company is a proven supplier of superior technological expertise to the DoD, including its contractors and related government intelligence agencies.


 o  INFORMATION SECURITY SYSTEMS

     The Company has produced more than 100,000 secure telephone units ("STU III") which are in use today by the U.S. Armed Forces to provide secure telephone capabilities for classified confidential communication over public commercial telephone networks. The Company has begun producing the next-generation digital, ISDN-compatible STE. STE provides clearer voice and thirteen-times faster data/fax transmission capabilities than the STU III. STE also supports secure conference calls and secure video teleconferencing. STE uses a CryptoCard security system which consists of a small, portable, cryptographic module mounted on a PCMCIA card holding the algorithms, keys and personalized credentials to identify its user for secure communications access. The Company also provides LMD/KP which is the workstation component of the Government's Electronic Key Management System ("EKMS"), the next generation of information security systems. EKMS is the Government system to replace current "paper" secret keys used to secure government communications with "electronic" secret keys. LMD/KP is the component of the EKMS which produces and distributes the electronic keys. L-3 also develops specialized strategic and tactical SIGINT systems to detect, acquire, collect, and process information derived from electronic sources. These systems are used by classified customers for intelligence gathering and require high speed digital signal processing and high density custom hardware designs.


SPECIALIZED COMMUNICATION PRODUCTS


MICROWAVE COMPONENTS

     L-3 is the preeminent worldwide supplier of commercial off-the-shelf, high performance RF microwave components, assemblies and instruments supplying the wireless communications, industrial and military markets. The Company is also a leading provider of state-of-the-art space-qualified commercial satellite and strategic military RF products and millimeter amplifier based products. L-3 sells many of these components under the well-recognized Narda brand name and through a comprehensive catalog of standard, stocked hardware. L-3 also sells its products through a direct sales force and an extensive network of premier market representatives. Specific catalog offerings include wireless products, electro-mechanical switches, power dividers and hybrids, couplers/detectors, attenuators, terminations and phase shifters, isolators and circulators, adapters, control products, sources, mixers, waveguide components, RF safety products, power meters/monitors and custom passive products. The Company operates from three principal sites, one in Hauppauge, New York ("Narda East") and two in Sacramento, California ("Narda West" and "DBS").

     Narda East represents approximately 60% of L-3's microwave sales volume, offering high performance microwave components, networks and instruments to the wireless, industrial and military communications markets. Narda East's products can be divided into three major categories: passive components, higher level wireless assemblies/monitoring systems and safety instruments.

     Passive components are generally purchased in narrow frequency configurations by wireless original equipment manufacturers and service providers. Similar components are purchased in wide frequency configurations by first-tier military equipment suppliers. Commercial applications for Narda components are primarily in cellular or PCS base stations. Narda also manufactures higher level assemblies for wireless base stations and the paging industry. These products include communication antenna test sets, devices that monitor reflected power to determine if a cellular base station antenna is working and whether the base station radios are operating at peak power levels. Military applications include general procurement for test equipment or electronic surveillance and countermeasure systems. Safety products are instruments which are used to measure the level of non-ionizing radiation in a given area, i.e., from an antenna, test set or other emitting source, and determine whether human exposure limits are within federal standards.

     Narda West designs and manufactures state-of-the-art space-qualified and wireless components. Space qualified components include channel amplifiers, linearizers and diplexers/multiplexers, which are used to separate various signals and direct them to the appropriate other sections of the payload. Narda West's primary areas of focus are communications satellite payload products. Channel amplifiers and linearizers constitute Narda West's main satellite products. Channel amplifiers amplify the weak signals received from earth stations by a factor of 1 million, and then drive the power amplifier tubes that broadcast the signal back to earth. These products are sold to satellite manufacturers and offer lower cost, lower weight and improved performance as compared to in-house alternatives. On a typical satellite, for which there are 20 to 50 channel amplifiers, Narda West's channel amplifiers offer cost savings of up to 60% (up to $1 million per satellite) and decrease launch weight by up to 25 kilograms. Linearizers, used either in conjunction with a channel amplifier or by themselves, pre-distort a signal to be transmitted back to earth before it enters a Traveling Wave Tube ("TWT") for amplification. This pre-distortion is exactly the opposite of the distortion created at peak power by the TWT and, consequently, has a cancellation effect that keeps the signal linear over a much larger power band of the tube. This sigificantly increases the useful output power of the TWT and consequent terrestrial coverage from the satellite.

     Narda West products include wireless microwave components for cellular and PCS base station applications. These products include filters used to transmit and receive channel separation as well as ferrite components which isolate certain microwave functions, thereby preventing undesired signal interaction. Other products include a wide variety of high reliability power splitters, combiners and filters for spacecraft and launch vehicles, such as LLV, Tiros, THAAD, Mars Surveyor, Peacekeeper, Galileo, Skynet, Cassini, Milstar, Space Shuttle, LandSat, FltSatCom, GPS, GPS Block IIR, IUS, ACE, SMEX and certain classified programs. The balance of the operation's business involves wideband filters used for electronic warfare applications.

     DBS designs and manufactures both broad and narrow band amplifiers and amplifier-based products in the microwave and millimeter wave frequencies. These amplifiers are used as low-noise, high-gain components in defense and communications applications. These devices can be narrow band for communication needs or broadband for electronic warfare. DBS has an extensive offering of amplifier designs allowing it to rapidly respond to unique requirements from its marketplace.

     DBS offers standard packaged amplifiers for use in various automated test equipment and system applications. It is also developing higher-level assemblies for specific military applications in which the amplifier serves as the cornerstone component. For future growth, DBS is at the forefront of technology in both the design and manufacturing of millimeter range (-20GHz) amplifier products for use in emerging communication applications such as back haul radios, LMDS and ground terminals for LEOS. Further, DBS is starting to penetrate the space qualified communications market with designs applicable to many LEO communication satellite needs.

AVIONICS AND OCEAN PRODUCTS

 o  AVIATION RECORDERS

     L-3 manufactures commercial solid-state crash-protected aviation recorders ("black boxes") under the Fairchild brand name, and has delivered over 40,000 flight recorders to airplane manufacturers and airlines around the world. Recorders are mandated and regulated by various worldwide agencies for commercial airlines and a large portion of business aviation aircraft. Management anticipates growth opportunities in Aviation Recorders as a result of the current high level of orders for new commercial aircraft. Expansion into the military market shows continued growth opportunities. L-3 Recorders were recently selected for installation on the fleet of the Royal Australian Air Force and Royal Australian Army transport aircraft and are currently being installed on the U.S. Navy C-9 aircraft. There are two types of recorders: (i) the Cockpit Voice Recorder ("CVR") which records the last 30 to 120 minutes of crew conversation and ambient sounds from the cockpit and (ii) the Flight Data Recorder ("FDR") which records the last 25 hours of aircraft flight parameters such as speed, altitude, acceleration, thrust from each engine and direction of the flight in its final moments. Recorders are highly ruggedized instruments, designed to absorb the shock equivalent to that of an object traveling at 268 knots stopping in 18 inches, fire resistant to 1,100 degrees centigrade and pressure resistant to 20,000 feet undersea for 30 days. Management believes that the Company has the leading worldwide market position for CVR's and FDR's.


 o  ANTENNA PRODUCTS

     Under the Randtron brand name, L-3 produces high performance antennas designed for surveillance, high-resolution, ultra-wide frequency bands, detection of low radar cross section ("LRCS") targets, LRCS installations, severe environmental applications and polarization diversity. L-3's main antenna product is a sophisticated 24-foot diameter antenna operational on all E-2C aircraft. This airborne antenna consists of a 24-foot rotating aerodynamic radome containing a UHF surveillance radar antenna, IFF antenna and forward and aft auxiliary antennas. Production of this antenna began in the early 1980s, and production is planned beyond 2000 for the E-2C, P-3 and C-130 AEW aircraft. The replacement for this antenna is a very adaptive radar currently under development for introduction early in the next decade. L-3 also produces broad-band antennas for a variety of tactical aircraft and rotary joints for the AWAC's and E-2C's antenna. Randtron has delivered over 2,000 aircraft sets of antennas and has a current backlog through 1999. L-3 is a leading supplier of ground-based radomes. Radomes are designed to enclose an antenna system as a protective shield against the environment as well as to accentuate the performance of an antenna system. Radomes are used to enclose antenna systems used for air traffic control, weather radar, defense and scientific purposes.


 o  DISPLAY PRODUCTS

     L-3 specializes in the design, development and manufacture of ruggedized display system solutions for military and high-end commercial applications. L-3's current product lines include cathode ray tubes ("CRTs"), the Actiview family of active matrix liquid crystal displays ("AMLCD"), and a family of high performance Display Processing systems. L-3 manufactures flat-panel displays that are used on platforms such as E-2C, F-117, and the LCAC (Landing Craft Air Cushion) vehicle. Recent new contracts for flat-panel displays include the SH-60J helicopter and the C-130 Senior Scout. L-3 also manufactures CRT displays for the E-2C Hawkeye, V-22 Osprey, and F-14 Tomcat and electronics used in aircraft anti-lock braking systems.


 o  OCEAN PRODUCTS

     The Company is one of the world's leading suppliers of acoustic undersea warfare systems, having designed, manufactured and supported a broad range of compact, lightweight, high performance acoustic systems for navies around the world for over forty years. This experience spans a wide range of platforms, including helicopters, submarines and surface ships, that employ the Company's sonar systems and countermeasures.

     SPD is the world's leading provider of state-of-the-art, mission-critical electronics and electrical power delivery products, systems and subsystems, as well as communications and control systems for the U.S. Navy and many domestic and international customers. In addition, SPD provides communications subsystems and electrical products for transportation and utilities businesses. SPD's four business units are: SPD Electrical Systems, which is the leading U.S. manufacturer of military power delivery systems and components focused on switching, distribution and protection providing engineering design and development, manufacturing and overhaul and repair services; Power Paragon, which is one of the world's leading providers of high technology electrical power distribution, control and conversion systems focused on frequency and voltage conversion for military and commercial applications; Henschel, which is the leading designer, developer, and manufacturer of ship control and interior communications equipment; and Pac Ord, which is the only combat systems overhaul and repair contractor, which services the U.S. Naval Fleet on a national basis with locations in San Diego, Norfolk and Jacksonville.


TELEMETRY, INSTRUMENTATION AND SPACE PRODUCTS

     The Company is a leader in component products and systems used in telemetry and instrumentation for airborne applications such as satellites, aircraft, UAVs, launch vehicles, guided missiles, projectiles and targets. Telemetry involves the collection of data from these platforms, its transmission to ground stations for analysis, and its further dissemination or transportation to another platform. A principal use of this telemetry data is to measure as many as 1,000 different parameters of the platform's operation (in much the same way as a flight data recorder on an airplane measures various flight parameters) and transmit this data to the ground.

     Additionally, for satellite platforms, the equipment also acquires the command uplink that controls the satellite and transmits the necessary data for ground processing. In these applications, high reliability of components is crucial because of the high cost of satellite repair and the length of uninterrupted service required. Telemetry also provides the data to terminate the flight of missiles and rockets under errant conditions and/or at the end of a mission. Telemetry and command/control products are currently provided on missile programs such as AMRAAM, ASRAAM, AIM-9X, JASSM, JDAM, FOTT, ATACMS and PAC-3, as well as satellite programs such as GPS BLK IIF, GLOBALSTAR, EARTHWATCH, SBIRS, LUNAR PROSPECTOR, MTSAT, ARTEMIS and Hughes ICO.


 o  AIRBORNE, GROUND AND SPACE TELEMETRY

     The Company provides airborne equipment and data link systems to gather critical information and to process, format and transmit it to the ground through communication data links from a communications satellite, spacecraft, aircraft and/or missile. These products are available in both COTS and custom configurations and include software and software engineering services. Major customers are the major defense contractors who manufacture aircraft, missiles, warheads, launch vehicles, munitions and bombs. Ground instrumentation activity occurs at the ground station where the serial stream of combined data is received and decoded in real-time, as it is received from the airborne platform. Data can be encrypted and decrypted during this process, an additional expertise that the Company offers. The Company recently introduced the NeTstar satellite ground station, which collapses racks of satellite RF receivers, demodulators and related units into a PC.


 o  SPACE PRODUCTS

     L-3 offers value-added solutions that require complex product integration, rich software content and comprehensive support to its customers. The Company focuses on the following niches within the satellite ground segment equipment market: telephony, video broadcasting and multimedia. The Company's customers include foreign PTT's, domestic and international prime communications infrastructure contractors, telecommunications or satellite service providers, broadcasters and media-related companies.


EMERGING COMMERCIAL PRODUCTS


 o  MEDICAL ARCHIVING AND SIMULATION SYSTEMS

     The Company markets jointly with GE Medical Systems GEMnet (Trade Mark) , a cardiac image management and archive system through an exclusive reseller arrangement with GE Medical Systems.

GEMnet (Trade Mark) eliminates the use of cinefilm in a cardiac catheterization laboratory by providing a direct digital connection to the laboratory. The system provides for acquisition, display, analysis and short- and long-term archive of cardiac patient studies, providing significant cost savings and process improvements to the hospital. The Company is an exclusive reseller of EchoNet (Trade Mark) pursuant to a reseller arrangement with Heartlab, Inc. EchoNet (Trade Mark) is a digital archive management and review system designed specifically for the echocardiology profession. The system accepts digital echocardiology studies from a variety of currently available ultrasound systems, manages the studies, making them available on a network, and allows the physicians and technicians to become more productive. EchoNet (Trade Mark) is a trademark of Heartlab, Inc. GEMnet (Trade Mark) is a trademark of GE.

     The Company has approximately a one-third equity ownership interest in Medical Education Technologies, Inc. ("METI"). METI is a medical technology company engaged in the development, manufacture and sale of Human Patient Simulators ("HPS"). The HPS is a computerized system with a life-like mannequin that reacts to medical treatments and interventions similar to a human being. Originally oriented to the anesthesiology training and education domain, METI has expanded into cardiology, critical care, trauma care, allied health care, military medicine and continuing medical education. METI's target customers for its HPS include medical schools throughout the world, colleges with registered nursing programs, community colleges and state, local and volunteer emergency medical service organizations.


 o  WIRELESS LOOP TELECOMMUNICATIONS EQUIPMENT

     The Company is applying its wireless communication expertise to introduce local wireless loop telecommunications equipment using a synchronous Code Division Multiple Access technology ("CDMA") supporting terrestrial and space based, fixed and mobile communication services. The system's principal targeted customer base is emerging market countries and rural areas where existing telecommunications infrastructure is inadequate or non-existent. The Company's system will have the potential to interface with low earth orbit ("LEO") PCS systems such as Globalstar, Iridium and/or any local public telephone network. The Company expects to manufacture for sale certain of the infrastructure equipment. The Company intends to pursue joint ventures with third parties for service and distribution capabilities. The Company has entered into product distribution agreements with Granger Telecom Ltd. for distribution in parts of Africa, the Middle East and the United Kingdom, and with Unisys for distribution in parts of Mexico and South America. This same technology is also being introduced into the Ellipso "big LEO" program to provide the key communications capability in the ground and user segments. In this program, the Company will provide the CDMA processing equipment in the Ground Control Segment and the Ellipso user terminals, both fixed and mobile.


 o  AIRPORT SECURITY EQUIPMENT

     The FAA has awarded the Company a development contract for next generation airport security equipment for explosive detection. L-3 has teamed with Analogic Corporation and GE to design and produce an explosive detection system ("EDS") utilizing a dual energy computer tomography ("CT") X-ray system. L-3's EDS system, the eXaminer 3DX (Trade Mark) 6000, will analyze the contents of checked baggage at airports for a wide-range of explosive material as specified by the FAA. On November 23, 1998, L-3 received FAA certification for its eXaminer 3DX (Trade Mark) 6000 system which is the only second- generation system to receive certification and the only system to generate full, three-dimensional images of all objects in a piece of baggage. The eXaminer 3DX (Trade Mark) 6000 has been certified at 500 bags per hour but eventually will be capable of inspecting baggage at an average of 675 bags per hour, which will allow screening of passenger-checked baggage for a large body aircraft, such as a Boeing 747, in approximately 40 minutes. It can be installed as a stand-alone unit in a conveyor system or in a mobile van.


 o  INFORMATION NETWORK SECURITY

     The Company is applying its information security capabilites developed at Communication Systems--East to the commercial markets through the formation of a new subsidiary, L-3 Communications Secure Information Technology, Inc. ("L-3 Secure Information Technology").

Through a majority-owned joint venture ("L-3 Network Security"), L-3 Secure Information Technology acquired a network security software business from Trident Data Systems, which retained a minority interest in L-3 Network Security.

     In early November 1998, L-3 Network Security announced the release of its third-generation network security software, Expert (Trade Mark) 3.0, which automates the sophisticated network risk analysis process. This software was first developed for the U.S. Air Force and is now used by leading corporations, consulting firms and government agencies. Expert (Trade Mark) 3.0 allows network administrators and business managers to measure and manage information risk by first automatically mapping a user's network, compiling a database of all systems, applications and services -- including unauthorized modems. Expert (Trade Mark) 3.0's risk algorithms then quantify the amount of risk present in all parts of the network and analyze the likelihood of various insider and outsider threats, linking these threats to actual vulnerabilities present on the network. Expert (Trade Mark) 3.0's databases contain virtually all publicly known computer vulnerabilities, researched and verified by L-3's full-time security team. A comprehensive vulnerability report is provided by Expert (Trade Mark) 3.0, which permits users to quantify risk measures and to formulate a basis for information security policy.


MAJOR CUSTOMERS

     The Company's sales are predominantly derived from contracts with agencies of, and prime contractors to, the Government. Various Government customers exercise independent purchasing decisions. Sales to the Government generally are not regarded as constituting sales to one customer. Instead, each contracting entity is considered to be a separate customer. On a pro forma basis, for the nine-month period ended September 30, 1998 the Company had approximately 300 contracts with a value exceeding $1 million. Pro forma sales to the Government for the nine-month period ended September 30, 1998, including sales through prime contractors, were $608.1 million. The Company's largest program is a long-term, sole source cost plus support contract for the U-2 program which contributed pro forma sales for the nine-month period ended September 30, 1998 of approximately 7%. No other program represented more than 5% of such pro forma sales for the nine-month period ended September 30, 1998. Sales to Lockheed Martin for the nine-month period ended September 30, 1998 were $51.1 million or approximately 7% of total sales.


RESEARCH AND DEVELOPMENT

     The Company employs scientific, engineering and other personnel to improve its existing product lines and to develop new products and technologies in the same or related fields. As of September 30, 1998, the Company employed approximately 2,500 engineers (of whom more than 18% hold advanced degrees). The pro forma amounts of research and development performed under customer-funded contracts and Company-sponsored research projects, including bid and proposal costs, for the nine-month period ended September 30, 1998 were $166.8 million.


COMPETITION

     The Company's ability to compete for defense contracts depends to a large extent on the effectiveness and innovativeness of its research and development programs, its ability to offer better program performance than its competitors at a lower cost to the Government customer, and its readiness in facilities, equipment and personnel to undertake the programs for which it competes. In some instances, programs are sole source or work directed by the Government to a single supplier. In such cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the Government should choose to reopen the particular program to competition. Approximately 60% of the Company's $834.5 million pro forma sales for the nine-month period ended September 30, 1998 were related to sole source contracts.

     The Company experiences competition from industrial firms and U.S. government agencies, some of which have substantially greater resources than the Company. These competitors include: AlliedSignal, Cubic Corporation, Eaton Corporation, Globecomm Systems Inc., Harris Corporation, Hughes, Motorola, Scientific-Atlanta, Inc., Thomson Marconi Sonar Ltd., Titan Corporation and

TRW Inc. A majority of the sales of the Company is derived from contracts with the Government and its prime contractors, and such contracts are awarded on the basis of negotiations or competitive bids. Management does not believe any one competitor or a small number of competitors is dominant in any of the business areas of the Company. Management believes the Company will continue to be able to compete successfully based upon the quality and cost competitiveness of its products and services.


PATENTS AND LICENSES

     Although the Company owns some patents and has filed applications for additional patents, it does not believe that its operations depend upon its patents. In addition, the Company's Government contracts generally license it to use patents owned by others. Similar provisions in the Government contracts awarded to other companies make it impossible for the Company to prevent the use by other companies of its patents in most domestic work.


BACKLOG

     As of September 30, 1998, the Company's pro forma funded backlog was approximately $813.8 million. This backlog provides management with a useful tool to project sales and plan its business on an on-going basis; however, no assurance can be given that the Company's backlog will become revenues in any particular period or at all. Funded backlog does not include the total contract value of multi-year, cost-plus reimbursable contracts, which are funded as costs are incurred by the Company. Funded backlog also does not include unexercised contract options which represent the amount of revenue which would be recognized from the performance of contract options that may be exercised by customers under existing contracts and from purchase orders to be issued under indefinite quantity contracts or basic ordering agreements. Overall, approximately 72% of the Company's September 30, 1998 funded backlog is expected to be shipped over the next twelve-month period. Our funded backlog as of September 30, 1998 was made up of the following:



                                                      (in millions)
     Secure Communication Systems ................       $275.8
     Specialized Communication Products ..........        538.0
                                                         ------
       Total .....................................       $813.8
                                                         ======

GOVERNMENT CONTRACTS

     Approximately 68% of the Company's pro forma sales for the nine-month period ended September 30, 1998 were made to agencies of the Government or to prime contractors or subcontractors of the Government.

     Approximately 71% of the Company's pro forma sales mix of contracts for the nine-month period ended September 30, 1998 were firm fixed price contracts under which the Company agrees to perform for a predetermined price. Although the Company's fixed price contracts generally permit the Company to keep profits if costs are less than projected, the Company does bear the risk that increased or unexpected costs may reduce profit or cause the Company to sustain losses on the contract. Generally, firm fixed price contracts offer higher margin than cost plus type contracts. All domestic defense contracts and subcontracts to which the Company is a party are subject to audit, various profit and cost controls and standard provisions for termination at the convenience of the Government. Upon termination, other than for a contractor's default, the contractor will normally be entitled to reimbursement for allowable costs and to an allowance for profit. Foreign defense contracts generally contain comparable provisions relating to termination at the convenience of the government. To date, no significant fixed price contract of the Company has been terminated.

     Companies supplying defense-related equipment to the Government are subject to certain additional business risks peculiar to that industry. Among these risks are the ability of the Government to unilaterally suspend the Company from new contracts pending resolution of alleged violations of procurement laws or regulations. Other risks include a dependence on appropriations by the Government, changes in the Government's procurement policies (such as greater emphasis on competitive procurements) and the need to bid on programs in advance of design completion. A reduction in expenditures by the Government for products of the type manufactured by the Company, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to the Company or substantial cost overruns would have an adverse effect on the Company's cash flow.


PROPERTIES

     The table below sets forth certain information with respect to manufacturing facilities and properties of the Company, excluding non-operating properties held for sale.





                     LOCATION                         OWNED     LEASED
--------------------------------------------------   -------   -------
                                                       (thousands of
                                                           square
                                                           feet)
L-3 Headquarters, NY .............................       --      29.7
L-3 Washington Operations, Arlington, VA .........       --       4.6
SECURE COMMUNICATION SYSTEMS:
 Camden, NJ ......................................       --     580.6
 Salt Lake City, UT ..............................       --     487.7
SPECIALIZED COMMUNICATION PRODUCTS:
 Anaheim, CA .....................................       --     165.3
 Folsom, CA ......................................       --      57.5
 Menlo Park, CA ..................................       --      93.1
 San Diego, CA ...................................    196.0      68.9
 Sylmar, CA ......................................       --     273.0
 Englewood, CO ...................................       --       7.6
 Sarasota, FL ....................................       --     143.7
 Alpharetta, GA ..................................     93.0        --
 Concord, MA .....................................       --      60.0
 Lowell, MA ......................................       --      47.0
 Newburyport, MA .................................       --      81.2
 Hauppauge, NY ...................................    240.1        --
 Philadelphia, PA ................................       --     230.0
 Warminster, PA ..................................     40.9        --
 Kiel, Germany ...................................       --     302.7
 Leer, Germany ...................................       --      60.9

     In total, the Company owns approximately 600,000 square feet and leases approximately 3.0 million square feet of manufacturing facilities and properties.


LEGAL PROCEEDINGS

     From time to time the Company is involved in legal proceedings arising in the ordinary course of its business. Management believes it is adequately reserved for these liabilities and that there is no litigation pending that could have a material adverse effect on the Company's results of operations and financial condition.


ENVIRONMENTAL MATTERS

     The Company's operations are subject to various federal, state and local environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in its operations. The Company continually assesses its obligations and compliance with respect to these requirements. Management believes that the Company's current operations are in substantial compliance with all existing applicable environmental laws and permits. The Company does not currently project the need for any material unbudgeted expenditures to remain in compliance with applicable environmental laws and regulations.

     Pursuant to the L-3 Acquisition agreement, the Company has agreed to assume certain on-site and off-site environmental liabilities related to events or activities occurring prior to the L-3 Acquisition. Lockheed Martin has agreed to retain all environmental liabilities for all facilities no longer used by the Businesses and to indemnify fully the Company for such prior site environmental liabilities. Lockheed Martin has also agreed, for the first eight years following April 1997, to pay 50% of all costs incurred by the Company above those reserved for on the Company's balance sheet at April 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, to pay 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years. The Company is aware of environmental contamination at two of the facilities acquired from Lockheed Martin that will require ongoing remediation. In November 1997, the Company sold one such facility located in Sarasota, Florida, while retaining a leasehold interest in a portion of that facility, to DMB in a transaction in which DMB contractually agreed to assume responsibility for further remediation of the Sarasota site. Management believes that the Company has established adequate reserves for the potential costs associated with the assumed environmental liabilities. However, there can be no assurance that any costs incurred will be reimbursable from the Government or covered by Lockheed Martin under the terms of the L-3 Acquisition agreement or that the Company's environmental reserves will be sufficient.

     In connection with the acquisition of Ocean Systems, the Company has acquired the stock of ELAC. In November 1998, the Company exercised its option to purchase the ELAC property. The premises leased by ELAC at the time of the acquisition have environmental contamination consisting of chlorinated solvents in the groundwater beneath and adjoining the site. However, Honeywell Inc. ("Honeywell"), the previous owner of ELAC and the owner of the property at the time of the acquisition, has retained the liability for remediating the ELAC site and has contractually agreed to indemnify AlliedSignal and ELAC. Management believes that any necessary remediation will be covered by the Honeywell indemnification.

     In connection with the acquisition of STS, the Company acquired certain facilities located in Hauppauge, New York. As part of the acquisition, California Microwave agreed to retain liability for environmental contamination occurring prior to the closing date. Subsequent to the acquisition, the Company performed an environmental assessment of the ground water beneath the site and determined that the ground water contained chlorinated solvents used by STS only prior to the closing of the STS acquisition. The Company has tendered the defense of this matter to California Microwave, which is performing a further investigation of the ground water contamination. Management believes that any necessary remediation will be covered by an indemnification from California Microwave.


PENSION PLANS

     Pursuant to the L-3 Acquisition agreement, Holdings and L-3 Communications assumed certain liabilities relating to defined benefit pension plans for present and former employees and retirees of certain businesses which were transferred from Lockheed Martin to Holdings and L-3 Communications. Prior to the consummation of the L-3 Acquisition, Lockheed Martin received a letter from the PBGC which requested information regarding the transfer of such pension plans and indicated that the PBGC believed certain of such pension plans were underfunded using the PBGC's actuarial assumptions (which assumptions result in a larger liability for accrued benefits than the assumptions used for financial reporting under FASB 87.) The PBGC underfunding is related to the Subject Plans. As of September 30, 1998, the Company calculated the net funding position of the Subject Plans and believes them to be overfunded by approximately $4.8 million under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") assumptions, underfunded by approximately $28.4 million under FASB 87 assumptions and, on a termination basis, underfunded by as much as $70.4 million under PBGC assumptions.

     With respect to the Subject Plans, Lockheed Martin entered into an agreement (the "Lockheed Martin Commitment Agreement") among Lockheed Martin, L-3 and the PBGC dated as of April 30, 1997. The material terms and conditions of the Lockheed Martin Commitment Agreement include a commitment by Lockheed Martin to the PBGC to, under certain circumstances, assume sponsorship of the Subject Plans or provide another form of financial support for the Subject Plans. The Lockheed Martin Commitment Agreement will continue with respect to any Subject Plan until such time as such Subject Plan is no longer underfunded on a PBGC basis for two consecutive years or, at any time after May 31, 2002, the Company achieves investment grade credit ratings. Pursuant to the Lockheed Martin Commitment Agreement, the PBGC agreed that it would take no further action in connection with the L-3 Acquisition.


     In return for the Lockheed Martin Commitment, the Company entered into an agreement with Lockheed Martin, dated as of April 30, 1997, pursuant to which the Company provided certain assurances to Lockheed Martin including, but not necessarily limited to, (i) continuing to fund the Subject Plans consistent with prior practices and to the extent deductible for tax purposes and, where appropriate, recoverable under Government contracts, (ii) agreeing to not increase benefits under the Subject Plans without the consent of Lockheed Martin, (iii) restricting the Company from a sale of any businesses employing individuals covered by the Subject Plans if such sale would not result in reduction or elimination of the Lockheed Martin Commitment with regard to the specific plan and (iv) if the Subject Plans were returned to Lockheed Martin, granting Lockheed Martin the right to seek recovery from the Company of those amounts actually paid, if any, by Lockheed Martin with regard to the Subject Plans after their return. In addition, upon the occurrence of certain events, Lockheed Martin, at its option, has the right to decide whether to cause the Company to transfer sponsorship of any or all of the Subject Plans to Lockheed Martin, even if the PBGC has not sought to terminate the Subject Plans. Lockheed Martin may exercise this right by giving 45 days prior written notice to the Company after the occurrence of such triggering events if it has concluded that the liabilities of the Subject Plans would increase unreasonably. As a result of a decrease in the PBGC-mandated discount rate and the resulting decrease in the underlying liability, one of such triggering events has occurred. The Company has notified Lockheed Martin of this fact. Lockheed Martin has informed the Company that it has no present intention to exercise its right to cause the Company to transfer sponsorship of the Subject Plans. If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding the Subject plans or any costs associated with the termination of the Subject Plans but the Company would be required to reimburse Lockheed Martin for these costs. To date, the impact on pension expense and funding requirements resulting from this arrangement has not been significant. However, should Lockheed Martin resume sponsorship of the Subject Plans or if these plans were terminated, the impact of any increased pension expenses or funding requirements could be material to the Company. The Company has performed its obligations under the letter agreement with Lockheed Martin and the Lockheed Martin Commitment and has not received any communications from the PBGC concerning actions which the PBGC contemplates taking in respect of the Subject Plans.



EMPLOYEES


     As of December 31, 1998, the Company employed approximately 8,000 full-time and part-time employees. The Company believes that its relations with its employees are good.


     Approximately 540 of the Company's employees at its Communication Systems--East operation in Camden, New Jersey are represented by four unions, the Association of Scientists and Professional Engineering Personnel, the International Federation of Professional and Technical Engineers, the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers and an affiliate of the International Brotherhood of Teamsters. The collective bargaining agreements for these four unions were successfully renegotiated in mid-1998 without any disruptions to operations. Three of the collective bargaining agreements will expire in 2002, and the other agreement will expire in 2001.

     Approximately 200 employees of Ocean Systems are represented by the United Auto Workers. The collective bargaining agreement expires in mid-1999. Approximately 140 of the employees at Ocean Systems' ELAC subsidiary in Kiel, Germany are represented by the Metal Trade Industrial Workers of the Hamburg Region and ELAC is represented by the Association of Metal Industry Employers for Schleswig-Holstein. While the Company has not yet initiated discussions with representatives of the United Auto Workers, management believes it will be able to negotiate, without material disruption to its business, a satisfactory new labor contract with these employees. However, there can be no assurance that a satisfactory agreement will be reached with the covered employees or that a material disruption to operations of Ocean Systems will not occur.


     Approximately 350 of SPD's employees located in Philadelphia, Pennsylvania are represented by the United Automobile Aerospace and Agricultural Implement Workers of America, Local 1612 Amalgamated. The four collective bargaining agreements covering these employees expire in early April 1999, following a six year labor agreement. While the Company has not yet initiated discussions with representatives of the union, management believes that it will be able to negotiate, without material disruption to its business, satisfactory new collective bargaining agreements. However, there can be no assurance that a satisfactory agreement will be reached with the covered employees or that a material disruption to the Company's Philadelphia operations will not occur. Approximately 20 of SPD's employees located in Anaheim and National City, California are represented by the International Brotherhood of Electrical Workers, Local 569, whose collective bargaining agreement expires in late May 2000 and approximately 20 employees are represented by the International Association of Machinists and Aerospace Workers, Local 389 whose collective bargaining agreement expires in early February 2000.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Under the L-3 Acquisition agreement, Lockheed Martin has agreed to indemnify L-3, subject to certain limitations, for Lockheed Martin's breach of representations and warranties and L-3 has assumed certain obligations relating to environmental matters and benefits plans. These obligations include certain on-site and off-site environmental liabilities related to events or activities of the Businesses occurring prior to the L-3 Acquisition. Lockheed Martin has agreed to indemnify Holdings, subject to certain limitations, for its breach of
(i) non-environmental representations and warranties up to $50 million (subject to a $5 million threshold) and (ii) for the first eight years following April 1997, to pay 50% of all costs incurred by the Company above those reserved for on the Company's balance sheet at April 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years (subject to a $6 million threshold).

     Lockheed Martin provides to certain divisions of the Company certain management information systems services at Lockheed Martin's fully-burdened cost but without profit. Holdings, L-3 Communications and Lockheed Martin have entered into certain subleases of real property and cross-licenses of intellectual property.

     In addition, Holdings and Lockheed Martin have entered into a Limited Noncompetition Agreement (the "Noncompetition Agreement") which, for up to three years from April 1997, in certain circumstances, precludes Lockheed Martin from engaging in the sale of any products that compete with the products of the Company that are set forth in the Noncompetition Agreement for specifically identified application of the products. Under the Noncompetition Agreement, Lockheed Martin is prohibited, with certain exceptions, from acquiring any business engaged in the sale of the specified products referred to in the preceding sentence, although Lockheed Martin may acquire such a business under circumstances where the exceptions do not apply provided that it offers to sell such business to L-3 within 90 days of its acquisition. The Noncompetition Agreement does not, among other exceptions, (i) apply to businesses operated and managed by Lockheed Martin on behalf of the Government,
(ii) prohibit Lockheed Martin from engaging in any existing businesses and planned businesses as of the closing of the L-3 Acquisition or businesses that are reasonably related to existing or planned businesses or (iii) apply to selling competing products where such products are part of a larger system sold by Lockheed Martin.

     In the ordinary course of business L-3 sells products to Lockheed Martin and its affiliates. Sales to Lockheed Martin were $51.1 million, $81.6 million, $70.7 million and $25.9 million for the nine-month period ended September 30, 1998 and the years ended December 31, 1997, 1996 and 1995, respectively. See
Note 19 to the Consolidated (Combined) Financial Statements.

     Sales of products to Lockheed Martin, excluding those under existing intercompany work transfer agreements, are made on terms no less favorable than those which would be available from non-affiliated third party customers. A significant portion of L-3's sales to Lockheed Martin are either based on competitive bidding or catalog prices.


STOCKHOLDERS AGREEMENT

     Holdings, Lockheed Martin, the Lehman Partnership and Messrs. Lanza and LaPenta entered into a stockholders agreement (the "Stockholders Agreement") which, except for the terms relating to (i) the registration rights, (ii) provision of services by Lehman Brothers and (iii) the standstill agreement by Lockheed Martin, terminated upon the completion of the IPO.


     Pursuant to the Stockholders Agreement, Messrs. Lanza and LaPenta, Lockheed Martin and the Lehman Partnership have the right, from time to time and subject to certain conditions, to require Holdings to register under the Securities Act shares of common stock held by them. Lockheed Martin, the Lehman Partnership and each of the Senior Management has three, four and one demand registration rights, respectively. In addition, the Stockholders Agreement also provides certain existing stockholders with certain piggyback registration rights. The Stockholders Agreement provides, among other things, that the Company will pay expenses in connection with (i) up to two demand registrations requested by Lockheed Martin, up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by the Senior Management and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement.


     The Stockholders Agreement also provides that Lehman Brothers Inc. has the exclusive right to provide investment banking services to Holdings for the five-year period after the closing of the L-3 Acquisition (except that the exclusivity period is three years as to cash acquisitions undertaken by L-3) so long as the Lehman Partnership owns at least 10% of Holdings' outstanding common stock. In the event that Lehman Brothers Inc. agrees to provide any investment banking services to L-3, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry.


     Under the Stockholders Agreement Lockheed Martin is subject to a standstill arrangement which generally prohibits any increase in its share ownership percentage over 34.9%.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information concerning the directors and executive officers of Holdings and L-3 Communications.




NAME                                 AGE                       POSITION
----------------------------------- ----- -------------------------------------------------
Frank C. Lanza .................... 67    Chairman, Chief Executive Officer and Director
Robert V. LaPenta ................. 53    President, Chief Financial Officer and Director
Michael T. Strianese .............. 42    Vice President--Finance and Controller
Christopher C. Cambria ............ 40    Vice President--General Counsel and Secretary
Robert F. Mehmel .................. 36    Vice President--Planning and Assistant Secretary
Lawrence W. O'Brien ............... 49    Vice President--Treasurer
Joseph S. Paresi .................. 43    Vice President--Product Development
Lawrence H. Schwartz .............. 61    Vice President--Business Development
Jimmie V. Adams ................... 62    Vice President--Washington D.C. Operations
Robert RisCassi ................... 62    Vice President--Washington D.C. Operations
David J. Brand(1) ................. 37    Director
Thomas A. Corcoran ................ 53    Director
Alberto M. Finali ................. 44    Director
Eliot M. Fried(1) ................. 65    Director
Frank H. Menaker, Jr.(1) .......... 57    Director
Robert B. Millard(2) .............. 48    Director
John E. Montague(2) ............... 44    Director
John M. Shalikashvili ............. 62    Director
Alan H. Washkowitz(2) ............. 58    Director

----------
(1)   Member of the Audit Committee.

(2)   Member of the Compensation Committee.


     Frank C. Lanza, Chairman and CEO. Mr. Lanza joined the Company in April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Lanza was Executive Vice President of Lockheed Martin, a member of Lockheed Martin's Executive Council and Board of Directors and President and COO of Lockheed Martin's command, control, communications and intelligence ("C3I") and Systems Integration Sector, which comprised many of the businesses acquired by Lockheed Martin from Loral. Prior to the April 1996 acquisition of Loral, Mr. Lanza was President and COO of Loral, a position he held since 1981. He joined Loral in 1972 as President of its largest division, Electronic Systems. His earlier experience was with Dalmo Victor and Philco Western Development Laboratory.

     Robert V. LaPenta, President and Chief Financial Officer. Mr. LaPenta joined the Company in April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. LaPenta was a Vice President of Lockheed Martin and was Vice President and Chief Financial Officer of Lockheed Martin's C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he was Loral's Senior Vice President and Controller, a position he held since 1981. He joined Loral in 1972 and was named Vice President and Controller of its largest division in 1974. He became Corporate Controller in 1978 and was named Vice President in 1979.

     Michael T. Strianese, Vice President-Finance and Controller. Mr. Strianese joined the Company in April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Strianese was Vice President and Controller of Lockheed Martin's C3I and Systems Integration Sector. From 1991 to the April 1996 acquisition of Loral, he was Director of Special Projects at Loral. Prior to joining Loral, he spent 11 years with Ernst & Young. Mr. Strianese is a Certified Public Accountant.

     Christopher C. Cambria, Vice President-General Counsel and Secretary. Mr. Cambria joined the Company in June 1997. From 1994 until joining the Company, Mr. Cambria was an associate with Fried, Frank, Harris, Shriver & Jacobson. From 1986 until 1993, he was an associate with Cravath, Swaine & Moore.

     Robert F. Mehmel, Vice President-Planning and Assistant Secretary. Mr. Mehmel joined the Company in April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Mehmel was the Director of Financial Planning and Capital Review for Lockheed Martin's C3I and Systems Integration Sector. From 1984 to 1996, Mr. Mehmel held several accounting and financial analysis positions at Loral Electronic Systems and Loral. At the time of Lockheed Martin's acquisition of Loral, he was Corporate Manager of Business Analysis.

     Lawrence W. O'Brien, Vice President--Treasurer. Mr. O'Brien joined the Company in June 1997. Prior to joining the Company, he was the Vice President and Treasurer of Pechiney Corporation, the North American arm of the Pechiney Group of France, where he held a number of financial positions since 1981.

     Joseph S. Paresi, Vice President--Product Development. Mr. Paresi joined the Company in April 1997. From April 1996 until April 1997, Mr. Paresi was Corporate Director of Technology for Lockheed Martin's C3I and System Integration Sector. Prior to the April 1996 acquisition of Loral, Mr. Paresi was Corporate Director of Technology for Loral, a position he held since 1993. From 1978 to 1993, Mr. Paresi was a Systems Engineer, Director of Marketing and Director of International Programs at Loral Electronic Systems.

     Lawrence H. Schwartz, Vice President--Business Development. Mr. Schwartz joined the Company in May 1997. From April 1996 until May 1997, Mr. Schwartz was Vice President of Technology for the C3I and System Integration Sector of Lockheed Martin. Prior to the April 1996 acquisition of Loral, he was Corporate Vice President of Technology for Loral, a position he held since 1987. Between 1976 and 1987, Mr. Schwartz was Vice President of Engineering, Senior Vice President of Business Development, Senior Vice President of the Rapport Program and Senior Vice President of Development Programs at Loral Electronic Systems.

     Jimmie V. Adams, Vice President-Washington, D.C. Operations. General Jimmie V. Adams (U.S.A.F.-ret.) joined the Company in April 1997. From April 1996 until April 1997, he was Vice President of Lockheed Martin's Washington Operations for the C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before joining Loral in 1993, he was Commander in Chief, Pacific Air Forces, Hickam Air Force Base, Hawaii, capping a 35-year career with the U.S. Air Force. He was also Deputy Chief of Staff for plans and operation for U.S. Air Force headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander in Chief of the U.S. Air Forces Atlantic at Langley Air Force Base. He is a command pilot with more than 141 combat missions.

     Robert RisCassi, Vice President-Washington, D.C. Operations. General Robert W. RisCassi (U.S. Army-ret.) joined the Company in April 1997. From April 1996 until April 1997, he was Vice President of Land Systems for Lockheed Martin's C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief, United Nations Command/Korea. His 35-year military career included posts as Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of Staff; Deputy Chief of Staff for Operations and Plans; and Commander of the Combined Arms Center.

     David J. Brand, Director. Mr. Brand has served as a director since April 1997 and is a Managing Director of Lehman Brothers and a principal in the Global Mergers & Acquisitions Group, leading Lehman Brothers' Technology Mergers and Acquisitions business. Mr. Brand joined Lehman Brothers in 1987 and has been responsible for merger and corporate finance advisory services for many of Lehman Brothers' technology and defense industry clients. Mr. Brand is currently a director of K&F Industries, Inc. Mr. Brand holds an M.B.A. from Stanford University's Graduate School of Business and a B.S. in Mechanical Engineering from Boston University.

     Thomas A. Corcoran, Director. Mr. Corcoran has served as a director since July 1997 and has been the President and Chief Operating Officer of the Electronic Systems Sector of Lockheed Martin Corporation since March 1995. From 1993 to 1995, Mr. Corcoran was President of the Electronics Group of Martin Marietta Corporation. Prior to that he worked for General Electric for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace; he was a company officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Worcester Polytechnic Institute, the Board of Trustees of Stevens Institute of Technology, the Board of Governors of the Electronic Industries Association, a Director of the U.S. Navy Submarine League and a Director of REMEC Corporation.

     Alberto M. Finali, Director. Mr. Finali has served as a director since April 1997 and is a Managing Director of Lehman Brothers and principal of the Merchant Banking Group, based in New York. Prior to joining the Merchant Banking Group, Mr. Finali spent four years in Lehman Brothers' London office as a senior member of the M&A Group. Mr. Finali joined Lehman Brothers in 1987 as a member of the M&A Group in New York and became a Managing Director in 1997. Prior to joining Lehman Brothers, Mr. Finali worked in the Pipelines and Production Technology Group of Bechtel, Inc. in San Francisco. Mr. Finali holds an M. Eng. and an M.B.A. from the University of California at Berkeley, and a Laurea Degree in Civil Engineering from the Polytechnic School in Milan, Italy.


     Eliot M. Fried, Director. Mr. Fried has served as a director since April 1997 and is a Managing Director of Lehman Brothers. Mr. Fried joined Shearson, Hayden Stone, a predecessor firm, in 1976 and became a Managing Director in 1982. Mr. Fried is currently a director of Bridgeport Machines, Inc. and Axsys Technologies, Inc. Mr. Fried holds an M.B.A. from Columbia University and a B.A. from Hobart College.

     Frank H. Menaker, Jr., Director. Mr. Menaker has served as a director since April 1997 and has served as Senior Vice President and General Counsel of Lockheed Martin since July 1996. He served as Vice President and General Counsel of Lockheed Martin from March 1995 to July 1996, as Vice President of Martin Marietta Corporation from 1982 until 1995 and as General Counsel of Martin Marietta Corporation from 1981 until 1995. He is a director of Martin Marietta Materials, Inc., a member of the American Bar Association and has been admitted to practice before the United States Supreme Court. Mr. Menaker is a graduate of Wilkes University and the Washington College of Law at American University.

     Robert B. Millard, Director. Mr. Millard has served as a director since April 1997 and is a Managing Director of Lehman Brothers, Head of Lehman Brothers' Principal Trading & Investments Group and principal of the Merchant Banking Group. Mr. Millard joined Kuhn Loeb & Co. in 1976 and became a Managing Director of Lehman Brothers in 1983. Mr. Millard is currently a director of GulfMark Offshore, Inc. and Weatherford International, Inc. Mr. Millard holds an M.B.A. from Harvard University and a B.S. from the Massachusetts Institute of Technology.

     John E. Montague, Director. Mr. Montague has served as a director since April 1997 and has been Vice President and Chief Financial Officer of Lockheed Martin Global Telecommunications, Inc., a wholly owned subsidiary of Lockheed Martin, since August 1998. He served as Vice President, Financial Strategies at Lockheed Martin responsible for mergers, acquisitions and divestiture activities and shareholder value strategies from March 1995 until August 1998. Previously, he was Vice President, Corporate Development and Investor Relations at Martin Marietta Corporation from 1991 to 1995. From 1988 to 1991, he was Director of Corporate Development at Martin Marietta Corporation, which he joined in 1977 as a member of the engineering staff. Mr. Montague is a director of Rational Software Corporation. Mr. Montague received his B.S. from the Georgia Institute of Technology and an M.S. in engineering from the University of Colorado.

     John M. Shalikashvili, Director. General Shalikashvili (U.S. Army-ret.) has served as a director since August 1998. Prior to his appointment, he was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council by serving as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint

Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO's tenth Supreme Allied Commander, Europe (SACEUR). He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam. General Shalikashvili is currently a director of United Defense Industries Inc.

     Alan H. Washkowitz, Director. Mr. Washkowitz has served as a director since April 1997 and is a Managing Director of Lehman Brothers and head of the Merchant Banking Group, and is responsible for the oversight of Lehman Brothers Merchant Banking Portfolio Partnership L.P. Mr. Washkowitz joined Lehman Brothers in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr. Washkowitz is currently a director of Illinois Central Corporation, K&F Industries, Inc., McBride plc. and Peabody Coal Co. Mr. Washkowitz holds an M.B.A. from Harvard University, a J.D. from Columbia University and an A.B. from Brooklyn College.

     The Board of Directors intends to appoint one additional director who is not affiliated with the Company, Lehman Brothers Inc. or Lockheed Martin by May 18, 1999. The additional director has not yet been identified.

     The Company's certificate of incorporation provides for a classified Board of Directors divided into three classes. Class I will expire at the annual meeting of the stockholders to be held in 1999; Class II will expire at the annual meeting of the stockholders to be held in 2000; and Class III will expire at the annual meeting of the stockholders to be held in 2001. At each annual meeting of the stockholders, beginning with the 1999 annual meeting, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal, if any. To the extent there is an increase or reduction in the number of directors, increase or decrease in directorships resulting therefrom will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Each executive officer and key employee serves at the discretion of the Board of Directors.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. Currently, the Audit Committee consists of Messrs. Brand, Fried and Menaker. The Company intends to appoint to the Audit Committee only persons who qualify as an "independent" director for purposes of the rules and regulations of the NYSE. The Audit Committee selects and engages, on behalf of the Company, the independent public accountants to audit the Company's annual financial statements, and reviews and approves the planned scope of the annual audit. Currently, Messrs. Millard, Montague and Washkowitz serve as members of the Compensation Committee. The Compensation Committee establishes remuneration levels for certain officers of the Company, performs such functions as provided under the Company's employee benefit programs and executive compensation programs and administers the 1997 Option Plan for Key Employees of Holdings.


COMPENSATION OF DIRECTORS

     The affiliated directors of the Company do not receive compensation for their services as directors. The non-affiliated directors will receive annual compensation of $25,000 in cash, $5,000 of Holdings' common stock, and a grant of stock options to 1,500 shares of Holdings common stock. The non-affiliated directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, the non-affiliated directors will be compensated $1,000 per meeting attended, including committee meetings, up to a maximum of $2,000 per day.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS


     The Company's certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's bylaws provide that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


EXECUTIVE COMPENSATION


     Summary Compensation Table. The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during the nine months ended December 31, 1997:


                          SUMMARY COMPENSATION TABLE



                                                                       LONG TERM COMPENSATION AWARDS
                                                                       -----------------------------
                                                        ANNUAL                          SECURITIES
                                                     COMPENSATION                       UNDERLYING
                                                ----------------------   RESTRICTED      HOLDINGS        ALL OTHER
NAME AND PRINCIPAL POSITION                        SALARY      BONUS    STOCK AWARDS   STOCK OPTIONS  COMPENSATION(1)
----------------------------------------------- ----------- ---------- -------------- -------------- ----------------
Frank C. Lanza (Chairman and Chief
 Executive Officer)(2) ........................  $542,654         --   --               1,142,857            --
Robert V. LaPenta (President and Chief
 Financial Officer)(2) ........................   356,538         --   --               1,142,857            --
Lawrence H. Schwartz (Vice President) .........   145,327    $80,000   --                  17,000            --
Jimmie V. Adams (Vice President) ..............   157,854     70,000   --                  15,000          $ 61
Robert RisCassi (Vice President) ..............   125,704     60,000   --                  15,000           611

----------
(1)   Represents amounts matched by the Company under its savings plan.

(2) On March 2, 1998, each of Mr. Lanza and Mr. LaPenta exercised 228,571 options to purchase Holdings common stock.

     Stock Options Granted in 1997. The following table sets forth information concerning individual grants of stock options to purchase Holdings' common stock made in 1997 to each of the Named Executive Officers.


                       OPTION GRANTS IN FISCAL YEAR 1997



                                                                   INDIVIDUAL GRANTS
                                       --------------------------------------------------------------------------
                                            NUMBER OF       PERCENT OF
                                           SECURITIES      TOTAL OPTIONS
                                           UNDERLYING       GRANTED TO    EXERCISE
                                             OPTIONS       EMPLOYEES IN    PRICE      EXPIRATION      GRANT-DATE
NAME AND PRINCIPAL POSITION                GRANTED (#)      FISCAL YEAR    ($/SH)        DATE          VALUE(1)
-------------------------------------- ------------------ -------------- --------- ---------------- -------------
Frank C. Lanza (Chairman and Chief
 Executive Officer) ..................      1,142,857(2)       38.2%       $6.47   April 30, 2007    $2,326,731
Robert V. LaPenta (President and Chief
 Financial Officer) ..................      1,142,857(2)       38.2%       $6.47   April 30, 2007    $2,326,731
Lawrence H. Schwartz (Vice President)          17,000           0.6%       $6.47   July 1, 2007      $   17,571
Jimmie V. Adams (Vice President) .....         15,000           0.5%       $6.47   July 1, 2007      $   15,504
Robert RisCassi (Vice President) .....         15,000           0.5%       $6.47   July 1, 2007      $   15,504

----------
(1) The grant-date valuation of the options was calculated using the minimum value method described in SFAS No. 123. The minimum value is computed as the current price of stock at grant date reduced to exclude the present value of any expected dividends during the option's expected life minus the present value of the exercise price, and does not consider the expected volatility of the price of the stock underlying the option. The material assumptions underlying the computations are: an average discount rate of 6.3%; a dividend yield of 0% and a weighted average expected option life of 5.49 years, with the option lives ranging from 2 years to 10 years.

(2) Half of the options granted consists of Time Options and half consists of Performance Options. See "-- Employment Agreements" for description of the terms of these options.



              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND
                              FY-END OPTION VALUES




                                                                                                         VALUE OF
                                                                           NUMBER OF                   UNEXERCISED
                                                                     SECURITIES UNDERLYING             IN-THE-MONEY
                                                                      UNEXERCISED OPTIONS               OPTIONS AT
                                          SHARES        VALUE            AT FY-END(1)                   FY-END(1)
                                        ACQUIRED ON    REALIZED  ----------------------------- ----------------------------
NAME AND PRINCIPAL POSITION            EXERCISES (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------- -------------- ----------- ------------- --------------- ------------- --------------
Frank C. Lanza (Chairman and
 Chief Executive Officer)(3) ........    228,571      $578,285          --         914,286              --    $36,656,011
Robert V. LaPenta (President
 and Chief Financial Officer)(3).....    228,571       578,285          --         914,286              --     36,656,011
Lawrence H. Schwartz
 (Vice President) ...................         --            --       5,950          11,050        $238,550        443,022
Jimmie V. Adams
 (Vice President) ...................         --            --       5,250           9,750         210,486        390,902
Robert RisCassi (Vice President).....         --            --       5,250           9,750         210,486        390,902

----------
(1) The value of unexercised in-the-money options at fiscal year end was calculated based on the December 31, 1998 closing stock price of Holdings' common stock of $46.5625 less the exercise prices of the options.



PENSION PLAN

     The following table shows the estimated annual pension benefits payable under the L-3 Communications Corporation Pension Plan and Supplemental Employee Retirement Plan to a covered participant upon retirement at normal retirement age, based on the career average compensation (salary and bonus) and years of credited service with the Company.

 CAREER AVERAGE COMPENSATION                      YEARS OF CREDITED SERVICE
-----------------------------   --------------------------------------------------------------
                                    15           20           25           30           35
                                ----------   ----------   ----------   ----------   ----------
$125,000.....................    $ 18,981     $ 24,937     $ 29,833     $ 33,856     $ 37,164
 150,000.....................      23,172       30,408       36,355       41,243       45,260
 175,000.....................      27,364       35,879       42,877       48,629       53,357
 200,000.....................      31,556       41,349       49,399       56,015       61,454
 225,000.....................      35,747       46,820       55,921       63,402       69,550
 250,000.....................      39,939       52,291       62,444       70,788       77,647
 300,000.....................      48,322       63,233       75,488       85,561       93,840
 400,000.....................      65,089       85,116      101,577      115,106      126,226
 450,000.....................      73,472       96,057      114,621      129,879      142,420
 500,000.....................      81,855      106,999      127,665      144,651      158,613
 750,000.....................     123,772      161,707      192,887      218,515      239,579

     As of December 31, 1997, the current annual compensation and current years of credited service (including for Messrs. LaPenta, Adams and RisCassi, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $750,000 and one year; Mr. LaPenta, $500,000 and 26 years; Mr. Adams, $216,011 and 5 years; Mr. RisCassi, $172,016 and 4 years; and Mr. Schwartz, $229,000 and one year. Compensation covered under the pension plans includes amounts reported as salary and bonus in the Summary Compensation Table.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of Holdings established a Compensation Committee in June 1997. During the 1997 fiscal year, Messrs. Robert Millard, Steven Berger and John Montague served as members of the Compensation Committee. None of these individuals has served at any time as an officer or employee of Holdings or L-3 Communications. Mr. Berger resigned from Holdings' Board of Directors and the Compensation Committee in January 1998 and Mr. Washkowitz was appointed to the Compensation Committee in March 1998. Prior to the establishment of the Compensation Committee, all decisions relating to executive compensation were made by Holdings' Board of Directors. Messrs. Millard and Washkowitz are affiliated with the Lehman Partnership which holds 36.6% of the Holdings common stock (prior to the Proposed Equity Offering) and is a party to the Stockholders Agreement. Pursuant to the Stockholders Agreement, the Lehman Partnership has the right, from time to time subject to certain conditions, to require Holdings to register under the Securities Act shares of its common stock held by them. The Lehman Partnership has the right to request up to four demand registrations and also has piggyback registration rights. Holdings has agreed in the Stockholders Agreement to pay expenses in connection with, among other things, (i) up to three demand registrations requested by the Lehman Partnership and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement. The Stockholders Agreement also provides that Lehman Brothers Inc. has the exclusive right to provide investment banking services to Holdings for the five-year period after the closing of the L-3 Acquisition (except that the exclusivity period is three years as to cash acquisitions undertaken by L-3) so long as the Lehman Partnership owns at least 10% of the outstanding Holdings common stock. In the event that Lehman Brothers Inc. agrees to provide any investment banking services to L-3, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry.

     No executive officer of Holdings or L-3 Communications serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of Holdings' Board of Directors or Compensation Committee.


1997 STOCK OPTION PLAN

     In April 1997, Holdings adopted the 1997 Option Plan for Key Employees of Holdings (the "1997 Stock Option Plan") which authorizes the Compensation Committee to grant options to key employees of Holdings and its subsidiaries. On March 10, 1998, the 1997 Stock Option Plan was amended to increase the shares available for option grants to 4,255,815 shares of common stock, of which 3,400,794 had been granted and were outstanding as of December 31, 1998. The Compensation Committee of the Board of Directors of Holdings, in its sole discretion, determines the terms of option agreements, including without limitation the treatment of option grants in the event of a change of control. The 1997 Stock Option Plan remains in effect for 10 years following the date of approval.

     On April 30, 1997, Holdings granted each of Messrs. Lanza and LaPenta options to purchase 1,142,857 shares of common stock. See "-- Employment Agreements" for a description of the terms of these grants. On July 1, 1997 and November 11, 1997, the Compensation Committee authorized grants of options to employees of Holdings and its subsidiaries, other than Messrs. Lanza and LaPenta, to acquire an aggregate of 689,500 shares of common stock at an exercise price of $6.47 per share (the "Employee Options"). Each Employee Option was granted pursuant to an individual agreement that provides (i) 20% of shares underlying the option will become exercisable on the first anniversary of the grant date, 50% will become exercisable on the second anniversary of the grant date and 30% will become exercisable on the third anniversary of the grant date; provided that, after the IPO 15% of the shares underlying the option (which would otherwise become exercisable on the second anniversary of the grant date) became exercisable; (ii) all shares underlying the option will become exercisable upon certain events constituting a change of control; and
(iii) the option will expire upon the earliest to occur of (A) the tenth anniversary of the grant date, (B) one year after termination of employment due to the optionee's death or permanent disability, (C) immediately upon termination of the optionee's employment for cause and (D) three months after termination of optionee's employment for any other reason. On March 2, 1998, each of Mr. Lanza and Mr. LaPenta exercised options to acquire 228,571 shares of common stock. On May 1, 1998, Holdings granted options to employees of Holdings and its subsidiaries, other than Messrs. Lanza and LaPenta, to purchase 282,880 shares of common stock at an exercise price of $22.00 per share and on terms substantially similar to the Employee Options. On August 13, 1998, Holdings granted options to purchase 142,200 shares of common stock at an exercise price of $32.75 per share primarily to employees of recently acquired companies. The terms of such stock options were substantially similar to the Employee Options except that such options vest in equal installments over a period of three years.



EMPLOYMENT AGREEMENTS

     Holdings entered into an employment agreement (the "Employment Agreements") effective on April 30, 1997 with each of Mr. Lanza, Chairman and Chief Executive Officer of Holdings and L-3 Communications, who will receive a base salary of $750,000 per annum and appropriate executive level benefits, and Mr. LaPenta, President and Chief Financial Officer of Holdings and L-3 Communications, who will receive a base salary of $500,000 per annum and appropriate executive level benefits. The Employment Agreements provide for an initial term of five years, which will automatically renew for one-year periods thereafter, unless a party thereto gives notice of its intent to terminate at least 90 days prior to the expiration of the term.

     Upon a termination without cause or resignation for good reason, Holdings will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provided, however, that any such coverage shall terminate to the extent that Mr. Lanza or Mr. LaPenta, as the case may be, is offered or obtains comparable benefits coverage from any other employer. The Employment Agreements provide for confidentiality during employment and at all times thereafter. There is also a noncompetition and non-solicitation covenant which is effective during the employment term and for one year thereafter; provided, however, that if the employment terminates following the expiration of the initial term, the noncompetition covenant will only be effective during the period, if any, that Holdings pays the severance described above.

     Holdings has granted each of Messrs. Lanza and LaPenta (together, the "Equity Executives") nonqualified options to purchase, at $6.47 per share of Holdings' common stock, 1,142,857 shares of Holdings' initial fully-diluted common stock. In each case, half of the options will be "Time Options" and half will be "Performance Options" (collectively, the "Options"). The Time Options became exercisable with respect to 20% of the shares subject to the Time Options on March 2, 1998 and will become exercisable each of the second through fifth anniversaries of the closing of the L-3 Acquisition (the "Closing") if employment continues through and including such date. The Performance Options will become exercisable nine years after the Closing, but became exercisable with respect to up to 20% of the shares subject to the Performance Options on March 2, 1998 and will become exercisable each of the second through fifth anniversaries of the Closing, to the extent certain EBITDA targets are achieved. The Options will become fully exercisable under certain circumstances, including a change in control. The Option term is ten years from the Closing; except that if (i) the Equity Executive is fired for cause or resigns without good reason, the Options will expire upon termination of employment or (ii) the Equity Executive is fired without cause, resigns for good reason, dies, becomes disabled or retires, the Options will expire one year after termination of employment. Unexercisable Options will terminate upon termination of employment, unless acceleration is expressly provided for. Upon a change of control, Holdings may terminate the Options, so long as the Equity Executives are cashed out or permitted to exercise their Options prior to such change of control.

                          OWNERSHIP OF CAPITAL STOCK


     All outstanding capital stock of L-3 Communications is owned by Holdings. As of December 31, 1998, there were 27,402,429 shares of Holdings common stock outstanding. The following table sets forth certain information regarding the beneficial ownership of the shares of the common stock of Holdings, as of December 31, 1998, by each person who beneficially owns more than five percent of the outstanding shares of common stock of Holdings and by the directors and certain executive officers of Holdings, individually and as a group. The following table does not give effect to the Proposed Equity Offering.




                        NAME OF BENEFICIAL OWNER                             COMMON STOCK       PERCENTAGE OWNERSHIP
-----------------------------------------------------------------------   ------------------   ---------------------
Lehman Brothers Capital Partners III, L.P. and affiliates(1)
 c/o Lehman Brothers Holdings Inc.
 Three World Financial Center
 New York, New York 10285 .............................................       10,020,000                36.6%
Lockheed Martin Corporation
 6801 Rockledge Drive
 Bethesda, Maryland 20817-1877 ........................................        6,800,000                24.8
Frank C. Lanza(2)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 .............................................        1,700,571(3)              6.2
Robert V. LaPenta(2)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 .............................................        1,700,571                 6.2
All directors and executive officers as group (19 persons)(1) .........        3,534,142                12.9

----------
(1) David J. Brand, Alberto M. Finali, Eliot M. Fried, Robert B. Millard and Alan H. Washkowitz, each of whom is director of the Company, are each Managing Directors of Lehman Brothers Inc. As limited partners of Lehman Brothers Capital Partners III, L.P. or other affiliated partnerships sponsored by Lehman Brothers, all such individuals may be deemed to have shared beneficial ownership of shares of common stock held by Lehman Brothers Capital Partners III, L.P. and such affiliated partnerships. Such individuals disclaim any such beneficial ownership.

(2) As of December 31, 1998, Messrs. Lanza and LaPenta each hold options to purchase an additional 914,286 shares of Holdings common stock.

(3) Includes 75,000 shares held by Mr. Lanza on behalf of his sons, Anthony Lanza, James Lanza and Louis Lanza. Mr. Lanza disclaims beneficial ownership of such shares.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS



SENIOR CREDIT FACILITIES

     The Senior Credit Facilities have been provided by a syndicate of banks led by Bank of America National Trust & Savings Association, as administrative agent. The Senior Credit Facilities provide for (A) $200 million in revolving credit loans which must be repaid by March 31, 2003 (the "Revolving Credit Facility") and (B) $185 million in revolving credit loans which must be repaid by August 12, 1999 (the "Revolving 364 Day Facility" and together with the Revolving Credit Facility, the "Senior Credit Facilities"); provided that all or a portion of the Revolving 364 Day Facility may be extended for a period of 364 days following August 12, 1999 with the consent of lenders holding not less than 50% of the commitments to make 364-day loans (August 12, 1999 or the date 364 days thereafter, the "364 Day Termination Date"); and provided further that L-3 Communications may convert the outstanding principal amount of any or all of the loans outstanding under the Revolving 364 Day Facility to term loans on the 364 Day Termination Date. The Revolving Credit Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice (the "Swingline Loans").

     All borrowings under the Senior Credit Facilities bear interest, at L-3 Communications' option, at either: (A) a "base rate" equal to, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America National Trust & Savings Association in San Francisco, California, at its "reference rate" plus a spread ranging from 0.875% to 0.0% per annum depending on the Company's ratio of debt to EBITDA (as defined in the Senior Credit Facilities ("Bank EBITDA")) at the time of determination or (B) a "LIBOR rate" equal to, for any Interest Period (as defined in the Senior Credit Facilities), the London interbank offered rate of interest per annum for such Interest Period as determined by the administrative agent, plus a spread ranging from 1.875% to 0.625% per annum, depending on the Company's ratio of debt to Bank EBITDA at the time of determination, provided that Swingline Loans can only bear interest at a "base rate" plus the applicable spread.

     L-3 Communications will pay commitment fees calculated at a rate (A) ranging from 0.50% to 0.25% per annum on the daily amount of the available unused commitment under the Revolving Credit Facility and (B) ranging from 0.30% to 0.125% per annum on the daily amount of the available unused commitment under the Revolving 364 Day Facility, in each case depending on the Company's ratio of debt to Bank EBITDA in effect on each day. Such commitment fees will be payable quarterly in arrears and upon termination of the Senior Credit Facilities.

     L-3 Communications will pay a letter of credit fee calculated at a rate ranging from (A) 0.9375% to 0.3125% per annum in the case of performance letters of credit and (B) 1.875% to 0.625% in the case of all other letters of credit, in each case depending on the Company's ratio of debt to Bank EBITDA at the time of determination. L-3 Communications will also pay a fronting fee equal to 0.1250% per annum on the aggregate face amount of all outstanding letters of credit. Such fees will be payable quarterly in arrears and upon the termination of the Senior Credit Facilities. In addition, L-3 Communications will pay customary transaction charges in connection with any letters of credit. The Senior Credit Facilities provide for the issuance of letters of credit in currencies other than United States dollars.

     The foregoing debt to Bank EBITDA-dependent rates range from the highest rate specified if the ratio of debt to Bank EBITDA is greater than 4.75 to 1.0 and the lowest rate specified if such ratio is less than 2.75 to 1.0.

     In the event that the 364 Day loans are converted into term loans, such term loans shall be repaid by the Borrower in nine (9) consecutive quarterly installment commencing on March 31, 2001, by funding on each amortization payment date set forth below an amount necessary to cause the aggregate principal amount of term loans outstanding on such date to not exceed an amount equal to the product of (x) the "Applicable Percentage" set forth opposite such amortization payment date multiplied by (y) the aggregate amount of commitments of lenders to make loans under the Revolving 364 Day Facility on the 364 Day Termination Date (the "Applicable Converted Commitment"):



                                APPLICABLE PERCENTAGE OF THE
 AMORTIZATION PAYMENT DATE     APPLICABLE CONVERTED COMMITMENT
---------------------------   --------------------------------
           3/31/01                          90.0%
           6/30/01                          80.0%
           9/30/01                          70.0%
          12/31/01                          60.0%
           3/31/02                          50.0%
           6/30/02                          40.0%
           9/30/02                          30.0%
          12/31/02                          20.0%
           3/31/03                           0.0%

     Borrowings under the Senior Credit Facilities are subject to mandatory prepayment (i) with the net proceeds of any incurrence of indebtedness and (ii) with the proceeds of asset sales, in both cases subject to certain exceptions.

     L-3 Communications' obligations under the Senior Credit Facilities are secured by (i) a pledge by Holdings of the stock of L-3 Communications and (ii) a pledge by L-3 Communications and its material direct and indirect subsidiaries of all of the stock of their respective material domestic subsidiaries and 65% of the stock of L-3 Communications' material first-tier foreign subsidiaries. In addition, indebtedness under the Senior Credit Facilities is guaranteed by Holdings and by all of L-3 Communications' direct and indirect material domestic subsidiaries.

     The Senior Credit Facilities contain customary covenants and restrictions on L-3 Communications' ability to engage in certain activities. In addition, the Senior Credit Facilities provide that L-3 Communications must meet or exceed an interest coverage ratio and must not exceed a leverage ratio. The Senior Credit Facilities also include customary events of default.


10 3/8% SENIOR SUBORDINATED NOTES DUE 2007

     L-3 Communications has outstanding $225.0 million in aggregate principal amount of its 1997 Notes. The 1997 Notes are subject to the terms and conditions of an Indenture (the "1997 Indenture") dated as of April 30, 1997 between L-3 Communications and The Bank of New York, as trustee. The 1997 Notes are subject to all of the terms and conditions of the 1997 Indenture. The following summary of the material provisions of the 1997 Indenture does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the 1997 Indenture and those terms made a part of the 1997 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the 1997 Indenture and not otherwise defined herein are used below with the meanings set forth in the 1997 Indenture.

     General. The 1997 Notes will mature on May 1, 2007 and bear interest at 103/8% per annum, payable semi-annually on May 1 and November 1 of each year. The 1997 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the May 1998 Notes and the Notes. The 1997 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by all of L-3 Communications' Restricted Subsidiaries other than Foreign Subsidiaries.

     Optional Redemption. The 1997 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after May 1, 2002 at redemption prices (plus accrued and unpaid interest) starting at 105.188% of principal (plus accrued and unpaid interest) during the 12-month period beginning May 1, 2002 and declining annually to 100% of principal (plus accrued and unpaid interest) on May 1, 2005 and thereafter.

     In addition, prior to May 1, 2000, L-3 Communications may redeem up to 35% of the aggregate principal amount of the 1997 Notes with the net proceeds of one or more Equity Offerings to the extent such proceeds are contributed (within 120 days of any such offering) to L-3 Communications as common equity, at a price equal to 109.375% of the principal (plus accrued and unpaid interest) provided that at least 65% of the original aggregate principal amount of the 1997 Notes remains outstanding thereafter.

     Change of Control. Upon the occurrence of a Change of Control, each holder of the 1997 Notes may require L-3 Communications to repurchase all or a portion of such holder's 1997 Notes at a purchase price equal to 101% of the principal amount thereof (plus accrued and unpaid interest). Generally, a Change of Control means the occurrence of any of the following: (i) the disposition of all or substantially all of L-3 Communications' assets to any person, (ii) the adoption of a plan relating to the liquidation or dissolution of L-3 Communications, (iii) the consummation of any transaction in which a person other than the Principals and their Related Parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications, or (iv) the first day on which a majority of the members of the Board of Directors of L-3 Communications are not Continuing Directors.

     Subordination. The 1997 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The 1997 Notes will rank senior in right of payment to all subordinated Indebtedness of L-3 Communications. The Subsidiary Guarantees are general unsecured obligations of the Guarantors and are subordinated to the senior debt and to the guarantees of senior debt of such Guarantors. The Subsidiary Guarantees rank senior in right of payment to all subordinated Indebtedness of the Guarantors.

     Certain Covenants. The 1997 Indenture contains a number of covenants restricting the operations of L-3 Communications, which, among other things, limit the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from Subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

     Events of Default. Events of Default under the 1997 Indenture include the following: (i) a default for 30 days in the payment when due of interest on the 1997 Notes; (ii) default in payment when due of the principal of or premium, if any, on the 1997 Notes; (iii) failure by L-3 Communications to comply with certain provisions of the 1997 Indenture (subject, in some but not all cases, to notice and cure periods); (iv) default under Indebtedness for money borrowed by L-3 Communications or any of its Restricted Subsidiaries in excess of $10.0 million; (v) failure by L-3 Communications or any Restricted Subsidiary that would be a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or (vii) certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its Restricted Subsidiaries.

     Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding 1997 Notes may accelerate the maturity of all the 1997 Notes as provided in the 1997 Indenture.

8 1/2% SENIOR SUBORDINATED NOTES DUE 2008

     L-3 Communications has outstanding $180.0 million in aggregate principal amount of 81/2% Senior Subordinated Notes due 2008. The May 1998 Notes are subject to the terms and conditions of an Indenture (the "May 1998 Indenture") dated as of May 22, 1998, between L-3 Communications and The Bank of New York as trustee. The May 1998 Notes are subject to all of the terms and conditions of the May 1998 Indenture. The following summary of the material provisions of the May 1998 Indenture does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the May 1998 Indenture and those terms made a part of the May 1998 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the May 1998 Indenture and not otherwise defined herein are used below with the meanings set forth in the May 1998 Indenture.

     General. The May 1998 Notes will mature on May 15, 2008 and bear interest at 81/2% per annum, payable semi-annually on May 15 and November 15 of each year. The May 1998 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the 1997 Notes and the Notes. The May 1998 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by all of L-3 Communications' Restricted Subsidiaries other than Foreign Subsidiaries.

     Optional Redemption. The May 1998 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after May 15, 2003 at redemption prices (plus accrued and unpaid interest) starting at 104.250% of principal (plus accrued and unpaid interest) during the 12-month period beginning May 15, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on May 15, 2006 and thereafter.

     In addition, prior to May 15, 2001, L-3 Communications may redeem up to 35% of the aggregate principal amount of May 1998 Notes with the net proceeds of one or more Equity Offerings, to the extent such proceeds are contributed (within 120 days of any such offering) to L-3 Communications as common equity, at a price equal to 108.5000% of the principal (plus accrued and unpaid interest) provided that at least 65% of the original aggregate principal amount of the May 1998 Notes remains outstanding thereafter.

     Change of Control. Upon the occurrence of a Change of Control, each holder of the May 1998 Notes may require L-3 Communications to repurchase all or a portion of such holder's May 1998 Notes at a purchase price equal to 101% of the principal amount thereof (plus accrued and unpaid interest). Generally, a Change of Control, means the occurrence of any of the following: (i) the disposition of all or substantially all of L-3 Communications' assets to any person; (ii) the adoption of a plan relating to the liquidation or dissolution of L-3 Communications; (iii) the consummation of any transaction in which a person other than the Principals and their Related Parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or
(iv) the first day on which a majority of the members of the Board of Directors of L-3 Communications are not Continuing Directors.

     Subordination. The May 1998 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The May 1998 Notes will rank senior in right of payment to all subordinated Indebtedness of L-3 Communications. The Subsidiary Guarantees are general unsecured obligations of the Guarantors and are subordinated to the senior debt and to the guarantees of senior debt of such Guarantors. The Subsidiary Guarantees rank senior in right of payment to all subordinated Indebtedness of the Guarantors.

     Certain Covenants. The May 1998 Indenture contains a number of covenants restricting the operations of L-3 Communications, which, among other things, limit the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from Subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

     Events of Default. Events of Default under the May 1998 Indenture include the following: (i) a default for 30 days in the payment when due of interest on the May 1998 Notes; (ii) default in payment when due of the principal of or premium, if any, on the May 1998 Notes; (iii) failure by L-3 Communications to comply with certain provision of the May 1998 Indenture (subject, in some but not all cases, to notice and cure periods); (iv) default under Indebtedness for money borrowed by L-3 Communications or any of its Restricted Subsidiaries in excess of $10.0 million; (v) failure by L-3 Communications or any Restricted Subsidiary that would be a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the May 1998 Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or (vii) certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its Restricted Subsidiaries.

     Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding May 1998 Notes may accelerate the maturity of all the May 1998 Notes as provided in the May 1998 Indenture.

                              THE EXCHANGE OFFER


GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $200 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Notes.


     As of the date of this prospectus, $200 million aggregate principal amount of the Old Notes is outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about January 20, 1999, to all holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "Certain Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.



PURPOSE OF THE EXCHANGE OFFER

     The Old Notes were issued on December 11, 1998 (the "Issuance Date") in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires the Company to file with the Commission a registration statement relating to the Exchange Offer not later than 90 days after the date of issuance of the Old Notes, and to use its best efforts to cause the registration statement relating to the Exchange Offer to become effective under the Securities Act not later than 150 days after the date of issuance of the Old Notes and the Exchange Offer to be consummated not later than 30 days after the date of the effectiveness of the Registration Statement (or, if obligated to file a shelf registration statement, to use its best efforts to file the shelf registration statement with the Commission within 30 days after such filing obligation arises and to cause the shelf registration statement to be declared effective within 90 days after such obligation arises). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

     The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The term "holder," with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company. Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

     The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the

Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. See "-- Resale of Exchange Notes". Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".


TERMS OF THE EXCHANGE

     The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Old Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Exchange Notes".

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

     The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is a broker-dealer or is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

     Interest on the Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Notes, from December 11, 1998.

     Tendering holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT


     The Exchange Offer will expire at 5:00 p.m., New York City time, on February 19, 1999, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.


     The Company expressly reserves the right to (i) terminate or amend the Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "Certain Conditions to the Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for the Old Notes on the Exchange Date.


PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal.

     A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     The method of delivery of Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to insure timely delivery. No Old Notes or Letters of Transmittal should be sent to the Company.

     If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     The Exchange Agent will make a request within two business days after the date of receipt of this prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the

Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".


TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes.

     Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each Transferor which is a broker-dealer receiving Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. In connection with the offering of the Old Notes, the Company agreed to file and maintain, subject to certain limitations, a registration statement that would allow Lehman Brothers Inc. to engage in market-making transactions with respect to the Notes. The Company has agreed to bear registration expenses incurred under such agreement.



WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) specify the principal amount of Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.


ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly on the Exchange Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after such acceptance. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.

     In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Notes for exchange or the exchange of the Exchange Notes for such Old Notes, any of the following conditions exist:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

     (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Old Notes or the Exchange Notes or that may materially impair the contemplated benefits of the Exchange Offer to the Company; or

     (c) any law, rule or regulation or applicable interpretations of the staff of the Commission is issued or promulgated which, in the good faith determination of the Company, do not permit the Company to effect the Exchange Offer; or

     (d) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deems necessary for the consummation of the Exchange Offer; or

     (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law statute, rule or regulation) which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

     (f) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes; or

     (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other leading institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof.


     The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Old Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.


     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


     If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.


     In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.


     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

     The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:




          By Hand/Overnight Courier:                   By Mail:
          The Bank of New York                   The Bank of New York
           101 Barclay Street                   101 Barclay Street, 7E
       Corporate Trust Services Window     Corporate Trust Services Window
           New York, New York 10286            New York, New York 10286
         Attn: Reorganization Section        Attn: Reorganization Section

                          By Facsimile: (212) 815-6339
                         Attn.: Reorganization Section
                            Telephone:(212) 815-4444


Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $250,000, which includes fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.


ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Notes for Old Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.


CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire, subject to the terms of the Indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.


RESALE OF EXCHANGE NOTES

     The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".


     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

                       DESCRIPTION OF THE EXCHANGE NOTES


GENERAL

     The Old Notes were issued and the Exchange Notes offered hereby will be issued under an indenture dated as of December 11, 1998 (the "Indenture") among the Company, as issuer, the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture describes the material terms of the Indenture but does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions". The Indenture is an exhibit to the Registration Statement of which this prospectus is a part.

     For purposes of this summary, the term "Company" refers only to L-3 Communications Corporation and not to any of its Subsidiaries.

     On December 11, 1998, the Company issued $200.0 million aggregate principal amount of Old Notes under the Indenture. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for Exchange Notes. The Trustee will authenticate and deliver Exchange Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the Exchange Notes, will be treated as a single class of securities under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Exchange Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and Exchange Notes then outstanding.

     The Exchange Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with the 1997 Notes and the May 1998 Notes and are subordinated in right of payment to all current and future Senior Debt. At September 30, 1998, on a pro forma basis giving effect to the Old Notes Offering, the Company would not have had any Senior Debt outstanding (excluding letters of credit). The Indenture permits the incurrence of additional Senior Debt in the future. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock".

     The Indenture provides that the Company's payment obligations under the Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's present and future Restricted Subsidiaries, other than Foreign Subsidiaries (collectively, the "Guarantors"). The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facilities.

     As of the date of the Indenture, not all of the Company's subsidiaries were "Restricted Subsidiaries." Cardiovascular Computer Systems, Ltd., L-3 Secure Information Technology and L-3 Network Security are currently Unrestricted Subsidiaries. In addition, under the circumstances described below under the subheading "Certain Covenants -- Restricted Payments", the Company is permitted to designate certain of the Company's subsidiaries as "Unrestricted Subsidiaries". Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries do not guarantee these Notes.


PRINCIPAL, MATURITY AND INTEREST

     The Exchange Notes will be limited in aggregate principal amount to $200.0 million and will mature on August 1, 2008. Interest on the Exchange Notes will accrue at the rate of 8% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 1999, to Holders of record on the immediately preceding January 15 and July 15. The Company may issue Additional Notes (the "Additional Notes") from time to time after the offering of the Exchange Notes. Any offering of Additional Notes is subject to the covenant described below under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock". The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium and Liquidated Damages, if any, and interest on the Exchange Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of Exchange Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Exchange Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof if such Holders shall be registered Holders of at least $250,000 in principal amount of Exchange Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.



OPTIONAL REDEMPTION

     The Exchange Notes will not be redeemable at the Company's option prior to August 1, 2003. Thereafter, the Exchange Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:




YEAR                                       PERCENTAGE
---------------------------------------   -----------
  2003 ................................   104.000%
  2004 ................................   102.667%
  2005 ................................   101.333%
  2006 and thereafter .................   100.000%

     Notwithstanding the foregoing, during the first 36 months after the Issue Date, the Company may on any one or more occasions redeem up to an aggregate of 35% of the Exchange Notes originally issued at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more Equity Offerings by Holdings that are contributed to the Company as common equity capital; provided that at least 65% of the Exchange Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such Equity Offering.


SUBORDINATION

     The payment of principal of, premium and Liquidated Damages, if any, and interest on the Exchange Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the

Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the Holders of Exchange Notes will be entitled to receive any payment with respect to the Exchange Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Exchange Notes would be entitled shall be made to the holders of Senior Debt (except, in each case, that Holders of Exchange Notes may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the Exchange Notes (except from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

     (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing; or

     (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

     Payments on the Exchange Notes may and shall be resumed:

         (A) in the case of a payment default, upon the date on which such default is cured or waived; and

         (B) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new period of payment blockage may be commenced unless and until:

     (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

     (ii) all scheduled payments of principal, premium and Liquidated Damages, if any, and interest on the Exchange Notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

     The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Exchange Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Exchange Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. On a pro forma basis, after giving effect to the Old Notes Offering, there would not have been any Senior Debt outstanding at September 30, 1998.


SELECTION AND NOTICE

     If less than all of the Exchange Notes are to be redeemed at any time, selection of Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed, or, if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Exchange Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.


MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders", the Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.


REPURCHASE AT THE OPTION OF HOLDERS

 CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

     (i) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered; and

     (iii) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The Indenture provides that, prior to mailing a Change of Control Offer, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or offer to repay all Senior Debt and terminate all commitments thereunder of each lender who has accepted such offer or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Exchange Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of

Control, the Indenture does not contain provisions that permit the Holders of the Exchange Notes to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

     The Senior Credit Facilities will prohibit the Company from purchasing any Exchange Notes, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Exchange Notes, the Company could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture, the May 1998 Indenture and 1997 Indenture which would, in turn, constitute a default under the Senior Credit Facilities. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Exchange Notes. See "Risk Factors -- We are Required to Take Certain Actions Upon a Change of Control". Finally, the Company's ability to pay cash to the holders of Exchange Notes upon a purchase may be limited by the Company's then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facilities will prohibit, subject to certain exceptions, the Company's prepayment of Exchange Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay indebtedness outstanding under the Senior Credit Facilities and any other Senior Debt containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of Exchange Notes exercise their purchase rights following a Change of Control, thereby resulting in a default under the Indenture, the May 1998 Indenture and 1997 Indenture. Furthermore, the Change of Control provisions of the Indenture, the May 1998 Indenture and 1997 Indenture may in certain circumstances make more difficult or discourage a takeover of the Company.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

     "Change of Control" means the occurrence of any of the following:

     (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below);


     (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;


     (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or

     (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

     (i) was a member of such Board of Directors on May 22, 1998; or

     (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Principals" means any Lehman Investor, Lockheed Martin Corporation, Frank
C. Lanza and Robert V. LaPenta.

     "Related Party" with respect to any Principal means:

     (i) any controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

     (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     With respect to the disposition of assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders have the right to require the Company to purchase the Notes. In the event that the Company were to determine that a Change of Control did not occur because not "all or substantially all" of the assets of the Company and its Restricted Subsidiaries had been sold and the holders of the Notes disagreed with such determination, the holders and/or the Trustee would need to seek a judicial determination of the issue.


 ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee which will include a resolution of the Board of Directors with respect to such fair market value in the event such Asset Sale involves aggregate consideration in excess of $5.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of; and

     (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, consists of cash, Cash Equivalents and/or Marketable Securities;

provided, however, that:

         (A) the amount of any Senior Debt of the Company or such Restricted Subsidiary that is assumed by the transferee in any such transaction; and

         (B) any consideration received by the Company or such Restricted Subsidiary, as the case may be, that consists of (1) all or substantially all of the assets of one or more Similar Businesses, (2) other long-term assets that are used or useful in one or more Similar Businesses and (3) Permitted Securities shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

     (i) to repay Indebtedness under a Credit Facility; or

     (ii) to the acquisition of Permitted Securities, all or substantially all of the assets of one or more Similar Businesses, or the making of a capital expenditure or the acquisition of other long-term assets in a Similar Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the 1997 Indenture provides that the Company will be required to make an offer to all holders of 1997 Notes (an "Asset Sale Offer") to purchase the maximum principal amount of 1997 Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the 1997 Indenture. To the extent that the aggregate amount of 1997 Notes tendered pursuant to an Asset Sale Offer is less than the remaining Excess Proceeds ("Remaining Excess Proceeds") and the sum of:

         (A) such amount of Remaining Excess Proceeds; and

         (B) the Remaining Excess Proceeds from any subsequent Asset Sale Offers exceeds $3.0 million,

the Company will be required to make an offer to all Holders of Exchange Notes and any other Indebtedness that ranks pari passu with the Exchange Notes (including the May 1998 Notes) that, by its terms, requires the Company to offer to repurchase such Indebtedness with such Remaining Excess Proceeds (a "Secondary Asset Sale Offer") to purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased out of such Remaining Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Exchange Notes or pari passu Indebtedness tendered pursuant to a Secondary Asset Sale Offer is less than the Remaining Excess Proceeds, the Company may use any Remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Notes or pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Remaining Excess Proceeds in a Secondary Asset Sale Offer, the Company shall repurchase such Indebtedness on a pro rata basis and the Trustee shall select the Exchange Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Senior Credit Facilities will substantially limit the Company's ability to purchase subordinated Indebtedness, including the Exchange Notes. Any future credit agreements relating to Senior Debt may contain similar restrictions. See "Description of Certain Indebtedness -- Senior Credit Facilities".


CERTAIN COVENANTS


 RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted


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

   Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

     (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Notes except a payment of interest or principal at Stated Maturity; or

     (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"),

   unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since April 30, 1997 (excluding Restricted Payments permitted by clauses (ii) through (vii) of the next succeeding paragraph or of the kind contemplated by such clauses that were made prior to the date of the Indenture), is less than the sum of:

            (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

            (ii) 100% of the aggregate net cash proceeds received by the Company since April 30, 1997 from a contribution to its common equity capital or the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

            (iii) to the extent that any Restricted Investment that was made after April 30, 1997 is sold for cash or otherwise liquidated or repaid for cash, the amount of cash received in connection therewith (or from the sale of Marketable Securities received in connection therewith); plus

            (iv) to the extent not already included in such Consolidated Net Income of the Company for such period and without duplication;

                (A) 100% of the aggregate amount of cash received as a dividend from an Unrestricted Subsidiary;


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

                (B) 100% of the cash received upon the sale of Marketable
              Securities received as a dividend from an Unrestricted Subsidiary; and

                (C) 100% of the net assets of any Unrestricted Subsidiary on the date that it becomes a Restricted Subsidiary.

     As of September 30, 1998, the amount that would have been available to the Company for Restricted Payments pursuant to this paragraph (c) would have been $158.7 million.

     The foregoing provisions will not prohibit:

     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

     (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

     (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness (other than intercompany Indebtedness) in exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

     (iv) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or Holdings held by any future, present or former employee, director or consultant of the Company or any Subsidiary or Holdings issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made under this clause (iv) does not exceed $1.5 million in any calendar year and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

     (v) repurchases of Equity Interests deemed to occur upon exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options;

     (vi) payments to Holdings (A) in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for other operating costs of up to $500,000 per fiscal year and (B) in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing; provided that the aggregate amount paid under this clause (B) does not exceed the amount that the Company would be required to pay in respect of the income of the Company and its Subsidiaries if the Company were a stand alone entity that was not owned by Holdings; and

     (vii) other Restricted Payments in an aggregate amount since May 22, 1998 not to exceed $20.0 million.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute


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

Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.


 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The foregoing limitation will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Company of additional Indebtedness under Credit Facilities (and the guarantee thereof by the Guarantors) in an aggregate principal amount outstanding pursuant to this clause (i) at any one time (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), not to exceed $375.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness pursuant to the covenant described above under the caption "--Asset Sales";

     (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (iii) the incurrence by the Company and the Guarantors of $200.0 million in aggregate principal amount of each of the Old Notes and the Exchange Notes and the Subsidiary Guarantees thereof;

     (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv), not to exceed $30.0 million at any time outstanding;


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

     (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v), does not exceed $10.0 million;

     (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by the Indenture to be incurred (other than intercompany Indebtedness or Indebtedness incurred pursuant to clause (i) above);

     (vii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

     (viii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

         (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)); and

         (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

     (ix) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

         (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Exchange Notes; and

         (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or one of its Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (x) the incurrence by the Company or any of the Guarantors of Hedging Obligations that are incurred for the purpose of:

         (A) fixing, hedging or capping interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; or


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

         (B) protecting the Company and its Restricted Subsidiaries against changes in currency exchange rates;

     (xi) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

     (xii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xii), and the issuance of preferred stock by Unrestricted Subsidiaries;

     (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiaries in the ordinary course of business; and

     (xiv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xiv), not to exceed $50.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify, or later reclassify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.


 LIENS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


 ANTILAYERING PROVISION

     The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Exchange Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Subsidiary Guarantees.


 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

       (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

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

     (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

         (A) the provisions of security agreements that restrict the transfer of assets that are subject to a Lien created by such security agreements;

         (B) the provisions of agreements governing Indebtedness incurred pursuant to clause (v) of the second paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

         (C) the Indenture, the Notes, the May 1998 Indenture, the May 1998 Notes, the 1997 Indenture and the 1997 Notes;

         (D) applicable law;

         (E) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

         (F) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

         (G) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

         (H) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

         (I) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

         (J) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock" and "Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

         (K) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

         (L) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

 MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

     (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;


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
     (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Exchange Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;


     (iii) immediately after such transaction no Default or Event of Default exists; and


     (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such transaction either:

         (A) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

         (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

     Notwithstanding the foregoing clause (iv):

     (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

     (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.


 TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

     (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and


     (ii) the Company delivers to the Trustee:


         (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

         (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not prohibit:

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

     (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;


     (ii) any transaction with a Lehman Investor;

     (iii) any transaction between or among the Company and/or its Restricted Subsidiaries;


     (iv) transactions between the Company or any of its Restricted Subsidiaries, on the one hand, and Lockheed Martin or any of its Subsidiaries or a Permitted Joint Venture, on the other hand, on terms that are not materially less favorable to the Company or the applicable Restricted Subsidiary of the Company than those that could have been obtained from an unaffiliated third party; provided that (A) in the case of any such transaction or series of related transactions pursuant to this clause (iv) involving aggregate consideration in excess of $5.0 million but less than $25.0 million, such transaction or series of transactions (or the agreement pursuant to which the transactions were executed) was approved by the Company's Chief Executive Officer or Chief Financial Officer and (B) in the case of any such transaction or series of related transactions pursuant to this clause (iv) involving aggregate consideration equal to or in excess of $25.0 million, such transaction or series of related transactions (or the agreement pursuant to which the transactions were executed) was approved by a majority of the disinterested members of the Board of Directors;

     (v) any transaction pursuant to and in accordance with the provisions of the Transaction Documents as the same are in effect on the Issue Date; and

     (vi) any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments".


 PAYMENTS FOR CONSENT

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Exchange Notes unless such consideration is offered to be paid or is paid to all Holders of the Exchange Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


 REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Indenture requires the Company to file with the Commission (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the Commission):

     (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form);

     (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and

     (d) any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company will make available such information to prospective purchasers of Exchange Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act.


 FUTURE SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Exchange Notes is jointly and severally guaranteed by all of the Company's existing and future Restricted Subsidiaries, other than Foreign Subsidiaries. The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create a Subsidiary (other than a Foreign Subsidiary or an Unrestricted Subsidiary) after the Issue Date, then such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture. The Subsidiary Guarantee of each Guarantor ranks pari passu with the guarantees of the May 1998 Notes and the 1997 Notes and is subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facilities. The obligations of each Guarantor under its Subsidiary Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law.

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (except the Company or another Guarantor) unless:

     (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture;

     (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

       (iii) the Company:

         (A) would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

         (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

     Notwithstanding the foregoing paragraph:

     (i) any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

     (ii) any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of


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

such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at Option of Holders -- Asset Sales".


EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default:

     (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Exchange Notes (whether or not prohibited by the subordination provisions of the Indenture);

     (ii) default in payment when due of the principal of or premium, if any, on the Exchange Notes (whether or not prohibited by the subordination provisions of the Indenture);

     (iii) failure by the Company to comply with the provisions described under the captions "-- Change of Control", "-- Asset Sales" or "-- Merger, Consolidation or Sale of Assets";

     (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Exchange Notes;

     (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; and

     (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of:

     (i) the day which is five Business Days after receipt by the Representatives of Designated Senior Debt of such notice of acceleration; or

     (ii) the date of acceleration of any Designated Senior Debt.

Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding Exchange Notes will become due and payable without further action or notice. Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the


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

premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes. If an Event of Default occurs prior to August 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to August 1, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes.

     The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Exchange Notes.


     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Notes ("Legal Defeasance") except for:

     (i) the rights of Holders of outstanding Exchange Notes to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such Exchange Notes when such payments are due from the trust referred to below;

     (ii) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

     (iv) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Exchange Notes, cash in U.S. dollars, non-callable Government Securities, or a


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

   combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date;

     (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

         (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

         (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Exchange Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Exchange Notes to be redeemed.


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

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes), and any existing default or compliance with any provision of the Indenture or the Exchange Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes (including consents obtained in connection with a tender offer or exchange offer for Exchange Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (i) reduce the principal amount of Exchange Notes whose Holders must consent to an amendment, supplement or waiver;

     (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Exchange Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

     (iii) reduce the rate of or change the time for payment of interest on any Note;

     (iv) waive a Default or Event of Default in the payment of principal of or premium and Liquidated Damages, if any, or interest on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the Holders of at least a majority in aggregate principal amount of the Exchange Notes and a waiver of the payment default that resulted from such acceleration);

     (v) make any Note payable in money other than that stated in the Exchange Notes;

     (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of or premium and Liquidated Damages, if any, or interest on the Exchange Notes;

     (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); or

     (viii) make any change in the foregoing amendment and waiver provisions.


     In addition, any amendment to the provisions of Article 10 of the Indenture (which relates to subordination) requires the consent of the Holders of at least 75% in aggregate principal amount of the Exchange Notes then outstanding if such amendment would adversely affect the rights of Holders of Exchange Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Exchange Notes, the Company and the Trustee may amend or supplement the Indenture or the Exchange Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Company's obligations to Holders of Exchange Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain


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

property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Exchange Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to L-3 Communications Corporation, 600 Third Avenue, New York, New York 10016, Attention: Vice President -- Finance.


BOOK-ENTRY, DELIVERY AND FORM

     The certificates representing the Exchange Notes will be issued in fully registered form and will be deposited with the Trustee as custodian for the Depository Trust Company, New York, New York (the "Depository") and registered in the name of a nominee of the Depository.

     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.


DEPOSITORY PROCEDURES

     The Depository has advised the Company that the Depository is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depository are recorded on the records of the Participants and Indirect Participants.

     The Depository has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Exchange Notes, the Depository will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of Global Exchange Notes and
(ii) ownership of such interests in the Global Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Notes).

     Investors in the Global Note may hold their interests therein directly through the Depository, if they are Participants in such system, or indirectly through organizations (including Euroclear and CEDEL) that are Participants in such system. Investors in the Regulation S Global Note must initially hold their interests therein through Euroclear or CEDEL, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Note


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

through organizations other than Euroclear and CEDEL that are Participants in the Depository system. Euroclear and CEDEL will hold interests in the Regulation S Global Note on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. as operator of CEDEL. The depositories, in turn, will hold such interests in the Regulation S Global Note in customers' securities accounts in the depositories' names on the books of the Depository. All interests in a Global Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of the Depository. Those interests held by Euroclear or CEDEL may be also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a Global Note to such persons may be limited to that extent. Because the Depository can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes see, "-- Exchange of Book-Entry Notes for Certificated Notes".

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL EXCHANGE NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal and premium and Liquidated Damages, if any, and interest on a Global Note registered in the name of the Depository or its nominee will be payable by the Trustee to the Depository or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Exchange Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depository's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes, or for maintaining, supervising or reviewing any of the Depository's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Notes or (ii) any other matter relating to the actions and practices of the Depository or any of its Participants or Indirect Participants.

     The Depository has advised the Company that its current practices, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Exchange Notes as shown on the records of the Depository. Payments by Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will not be the responsibility of the Depository, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by the Depository or its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Depository or its nominee as the registered owner of the Exchange Notes for all purposes.

     Except for trades involving only Euroclear and CEDEL participants, interests in the Global Exchange Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the Depository and its participants.


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

     Transfers between Participants in the Depository will be effected in accordance with the Depository's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Exchange Notes described herein, crossmarket transfers between Participants in the Depository, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through the Depository in accordance with the Depository's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Exchange Note in the Depository, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to the Depository. Euroclear participants and CEDEL participants may not deliver instructions directly to the Depositaries for Euroclear or CEDEL.

     Because of time zone differences, the securities accounts of a Euroclear or CEDEL participant purchasing an interest in a Global Exchange Note from a Participant in the Depository will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear or CEDEL) immediately following the settlement date of the Depository. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Exchange Note by or through a Euroclear or CEDEL participant to a Participant in the Depository will be received with value on the settlement date of the Depository but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the Depository's settlement date.

     The Depository has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more Participants to whose account the Depository interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the Exchange Notes, the Depository reserves the right to exchange Exchange Global Notes for legended Exchange Notes in certificated form, and to distribute such Exchange Notes to its Participants.

     The information in this section concerning the Depository, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although the Depository, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in the Depository, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchasers or the Trustee will have any responsibility for the performance by the Depository, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


 EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive Exchange Notes in registered certificated form if (i) the Depository (A) notifies the Company that it is unwilling or unable to continue as depository for the Global Note and the Company thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause issuance of the Exchange Notes in certificated form. In addition, beneficial interests in a Global Note may be exchanged for certificated Exchange Notes upon


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

request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of the Depository in accordance with customary procedures. In all cases, certificated Exchange Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).


 CERTIFICATED EXCHANGE NOTES

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of certificated Notes. Upon any such issuance, the Trustee is required to register such certificated Exchange Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of certificated Exchange Notes under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Exchange Notes in such form will be issued to each person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Exchange Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Exchange Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.


 SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Exchange Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to certificated Exchange Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the certificated Exchange Notes will also be settled in immediately available funds.


REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on or prior to the Issue Date. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If:

     (i) the Company and the Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

     (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that:

         (A) it is prohibited by law or Commission policy from participating in the Exchange Offer; or


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         (B) that it may not resell the Exchange Notes acquired by it in the
       Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

         (C) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Exchange Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

     For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until:

     (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer;

     (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

     (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

     (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act.

       The Registration Rights Agreement provides that:

     (i) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Issue Date;

     (ii) the Company and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the Issue Date;

     (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use their best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, new Exchange Notes in exchange for all new Exchange Notes tendered prior thereto in the Exchange Offer; and

     (iv) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises.

       If:

         (A) the Company and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified above for such filing;

         (B) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

         (C) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or


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

         (D) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (A) through (D) above a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each Holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Old Notes. All accrued Liquidated Damages will be paid by the Company and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of certificated Old Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.


     Holders of Old Notes will be required to make certain representations to the Company and the Guarantors (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.


CERTAIN DEFINITIONS


     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.


     "1997 Indenture" means the indenture, dated as of April 30, 1997, among The Bank of New York, as trustee, and the Company, with respect to the 1997 Notes.


     "1997 Notes" means the $225,000,000 in aggregate principal amount of the Company's 10 3/8% Senior Subordinated Notes due 2007, issued pursuant to the 1997 Indenture on April 30, 1997.


     "Acquired Debt" means, with respect to any specified Person:


     (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and


       (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.


     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.


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

   "Asset Sale" means:

     (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and

     (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries,

in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $1.0 million or (B) for net proceeds in excess of $1.0 million.

     Notwithstanding the foregoing:

     (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;


     (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

     (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments"; and

     (iv) a disposition of Cash Equivalents in the ordinary course of business will not be deemed to be an Asset Sale.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (i) in the case of a corporation, corporate stock;

     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (i) United States dollars;

     (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

     (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and


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

   overnight bank deposits, in each case with any domestic financial institution to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

     (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

     (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition;

     (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above; and

     (vii) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and having one of the two highest rating categories obtainable from either Moody's or S&P.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

     (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus

     (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

     (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (iv) depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of other prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

     (v) non-cash items (excluding any items that were accrued in the ordinary course of business) increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof that is a Guarantor;

     (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (iv) the cumulative effect of a change in accounting principles shall be excluded;

     (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries; and

     (vi) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Company and its other Restricted Subsidiaries.

     "Consolidated Tangible Assets" means, with respect to the Company, the total consolidated assets of the Company and its Restricted Subsidiaries, less the total intangible assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means:

     (i) any Indebtedness outstanding under the Senior Credit Facilities; and


     (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt".

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments"; and provided further, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company or Holdings, other than any private sales to an Affiliate of the Company or Holdings.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means any Indebtedness of the Company (other than Indebtedness under the Senior Credit Facilities and the Notes) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

     (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs);

     (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

     (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

     (iv) the product of:

         (A) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times

         (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

     (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income;

     (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

     (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means a Restricted Subsidiary of the Company that was not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof or has not guaranteed or otherwise provided credit support for any Indebtedness of the Company.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect April 30, 1997.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

     (i) currency exchange or interest rate swap agreements, interest rate cap agreements and currency exchange or interest rate collar agreements; and

     (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

     "Holdings" means L-3 Communications Holdings, Inc.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

     (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

     (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar loans or advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption "-- Restricted Payments".

     "Issue Date" means December 11, 1998.

     "Lehman Investor" means Lehman Brothers Holdings Inc. and any of its Affiliates.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are:

     (i) traded on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

     (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million;

provided that the excess of:

         (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary; over

         (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

     "May 1998 Indenture" means the indenture, dated as of May 22, 1998, between the Bank of New York, as trustee, and the Company, with respect to the May 1998 Notes.

     "May 1998 Notes" means the $180,000,000 in aggregate principal amount of the Company's 8 1/2% Senior Subordinated notes due 2008, issued pursuant to the May 1998 Indenture on May 22, 1998.

     "Moody's" means Moody's Investors Services, Inc.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (i) any gain or loss, together with any related provision for taxes thereon, realized in connection with:

         (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

         (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

     (iii) the cumulative effect of a change in accounting principles.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

     (i) as to which neither the Company nor any of its Restricted Subsidiaries:

         (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

         (B) is directly or indirectly liable (as a guarantor or otherwise); or


         (C) constitutes the lender;

     (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness incurred under Credit Facilities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "Permitted Investments" means:

     (i) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

     (ii) any Investment in cash or Cash Equivalents;

     (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

         (A) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

         (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

     (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales" or any disposition of assets not constituting an Asset sale;

     (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

     (vi) advances to employees not to exceed $2.5 million at any one time outstanding;

     (vii) any Investment acquired in connection with or as a result of a workout or bankruptcy of a customer or supplier;

     (viii) Hedging Obligations permitted to be incurred under the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

     (ix) any Investment in a Similar Business that is not a Restricted Subsidiary; provided that the aggregate fair market value of all Investments outstanding pursuant to this clause (ix) (valued on the date each such Investment was made and without giving effect to subsequent changes in value) may not at any one time exceed 10% of the Consolidated Tangible Assets of the Company; and

     (x) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not to exceed $15.0 million.

     "Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board of Directors (until designation by the Board of Directors to the contrary); provided that:

     (i) at least 25% of the Capital Stock thereof with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Restricted Subsidiaries of the Company; and

     (ii) such joint venture, partnership or other Person is engaged in a Similar Business. Any such designation or designation to the contrary shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

     "Permitted Liens" means:

     (i) Liens securing Senior Debt of the Company or any Guarantor that was permitted by the terms of the Indenture to be incurred;

     (ii) Liens in favor of the Company or any Guarantor;

     (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

     (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets of the Company or any of its Restricted Subsidiaries;

     (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

     (vii) Liens existing on the Issue Date;

     (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;

     (x) Liens on assets of Guarantors to secure Senior Debt of such Guarantors that was permitted by the Indenture to be incurred;

     (xi) Liens securing Permitted Refinancing Indebtedness, provided that any such Lien does not extend to or cover any property, shares or debt other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

     (xii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

     (xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

     (xiv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations; and

     (xv) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory or regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

     (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith);

     (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Securities" means, with respect to any Asset Sale, Voting Stock of a Person primarily engaged in one or more Similar Businesses; provided that after giving effect to the Asset Sale such Person shall become a Restricted Subsidiary and a Guarantor.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facilities" means the credit agreement, as in effect on the Issue Date among the Company and a syndicate of banks and other financial institutions led by Lehman Commercial Paper Inc., as syndication agent, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

     "Senior Debt" means:

     (i) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

     (ii) any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Notes; and

     (iii) all Obligations with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

     (i) any liability for federal, state, local or other taxes owed or owing by the Company;

     (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

     (iii) any trade payables; or

     (iv) any Indebtedness that is incurred in violation of the Indenture. The 1997 Notes and the May 1998 Notes will be pari passu with the Exchange Notes and will not constitute Senior Debt.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Similar Business" means a business, a majority of whose revenues in the most recently ended calendar year were derived from:

     (i) the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products;

     (ii) any services related thereto;

     (iii) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto; and

       (iv) any combination of any of the foregoing.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person:

     (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "S&P" means Standard and Poor's Corporation.

     "Transaction Documents" means the Indenture, the Exchange Notes, the Purchase Agreement and the Registration Rights Agreement.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (i) has no Indebtedness other than Non-Recourse Debt;

     (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

     (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

         (A) to subscribe for additional Equity Interests; or

         (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

     (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

     (v) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant).

     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:


     (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and


     (ii) no Default or Event of Default would be in existence following such designation.


     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:


     (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by


     (ii) the then outstanding principal amount of such Indebtedness.


     "Wholly Owned" means, when used with respect to any Subsidiary or Restricted Subsidiary of a Person, a Subsidiary (or Restricted Subsidiary, as appropriate) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person and one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

     The exchange of Old Notes for Exchange Notes will not constitute a recognition event for federal income tax purposes. Consequently, no gain or loss will be recognized by holders upon receipt of the Exchange Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of Exchange Notes, a Holder's basis in Exchange Notes will be the same as such Holder's basis in the Old Notes exchanged therefor. Holders will be considered to have held the Exchange Notes from the time of their original acquisition of the Old Notes.

     IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF OLD NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTIONS.


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the Exchange Offer and so notifies the Company, or causes the Company to be so notified in writing, the Company has agreed that a period of 180 days after the date of this prospectus, it will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Old Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

     By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon the Company disclosure obligations that may have a material adverse effect on the Company (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until the Company has notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.



                                 LEGAL MATTERS


     Certain legal matters will be passed upon for the Company by Simpson Thacher & Bartlett, New York, New York.


                                    EXPERTS


     The (i) consolidated balance sheet of the Company as of December 31, 1997 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the nine months then ended, (ii) combined statements of operations, changes in invested equity and cash flows of the Predecessor Company for the three months ended March 31, 1997, (iii) combined balance sheet of the Predecessor Company as of December 31, 1996 and the related combined statements of operations, changes in invested equity and cash flows for the year then ended, (iv) combined statement of operations and cash flows of the Loral Acquired Businesses for the three months ended March 31, 1996 and for the year ended December 31, 1995 and (v) the combined balance sheet of AlliedSignal Ocean Systems (a wholly-owned operation of AlliedSignal, Inc.) and the related combined statements of operations, cash flows and equity for the year then ended have been included in this prospectus and the Registration Statement in reliance of the reports of PricewaterhouseCoopers LLP, independent auditors, given in the authority of such firm as experts in accounting and auditing. The report on the combined financial statements of the Predecessor Company for the year ended December 31, 1996 indicates that PricewaterhouseCoopers LLP's opinion, insofar as it relates to the financial statements of the Lockheed Martin Communications Systems Division included in such combined financial statements, is based solely on the report of other auditors.


     The consolidated financial statements of SPD Technologies Inc. and Subsidiaries as of December 31, 1997, 1996 and 1995 and for the years then ended have been included in this prospectus and the Registration Statement in reliance of the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of such firm as experts in accounting and auditing.



     The combined financial statements of Lockheed Martin Communications Systems Division as of and for the year ended December 31, 1996 (not presented separately herein) and for the year ended December 31, 1995, and the financial statements of the Satellite Transmission Systems Division of California Microwave, Inc. as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997, have been included in this prospectus and the Registration Statement in reliance on the reports of Ernst & Young LLP, independent auditors, set forth in their reports therein appearing elsewhere herein, and are included in such reports given on their authority as experts in accounting and auditing.


     The consolidated financial statements of ILEX Systems, Inc. as of December 31, 1997, and for the year then ended have been included in this prospectus and the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


L-3 COMMUNICATIONS CORPORATION
 (AND THE PREDECESSOR COMPANY)



Condensed Consolidated (Combined) Financial Statements as of September 30, 1998
 (Unaudited) and December 31, 1997 and for the three and nine months ended
 September 30, 1998 (Unaudited), and the three and six months ended September 30,
 1997 (Unaudited) and the three months ended March 31, 1997 .........................   F-3
   Condensed Consolidated Balance Sheets as of September 30, 1998 (Unaudited) and
    December 31, 1997 ...............................................................   F-4
 Condensed Consolidated Statements of Operations for the three months ended
   September 30, 1998 and 1997 (Unaudited) . ........................................   F-5
 Condensed Consolidated (Combined) Statements of Operations for the nine months ended September 30, 1998 (Unaudited), the six months ended September 30, 1997
   (Unaudited) and the three months ended March 31, 1997 ............................   F-6
 Condensed Consolidated (Combined) Statements of Cash Flows for the nine months ended September 30, 1998 (Unaudited), the six months ended September 30, 1997
   (Unaudited) and the three months ended March 31, 1997 ............................   F-7
   Notes to Unaudited Condensed Consolidated (Combined) Financial Statements ........   F-8
Consolidated (Combined) Financial Statements as of December 31, 1997 and 1996 and for
 the nine months ended December 31, 1997, the three months ended March 31, 1997, and
 the years ended December 31, 1996 and 1995 .........................................   F-14
   Report of PricewaterhouseCoopers LLP .............................................   F-15
   Report of Ernst & Young LLP on the financial statements of Lockheed Martin
    Communications Systems Division as of December 31, 1996 and for the two years
    ended December 31, 1996 .........................................................   F-16
   Consolidated (Combined) Balance Sheets as of December 31, 1997 and
    December 31, 1996 ...............................................................   F-17
   Consolidated (Combined) Statements of Operations for the nine months ended
    December 31, 1997, for the three months ended March 31, 1997 and for the years
    ended December 31, 1996 and 1995 ................................................   F-18
   Consolidated (Combined) Statements of Changes in Shareholders' Equity and Invested
    Equity for the nine months ended December 31, 1997, for three months ended
    March 31, 1997 and for the years ended December 31, 1996 and 1995 ...............   F-19
   Consolidated (Combined) Statements of Cash Flows for the nine months ended
    December 31, 1997, for the three months ended March 31, 1997 and for the years
    ended December 31, 1996 and 1995  ...............................................   F-20
   Notes to Consolidated (Combined) Financial Statements ............................   F-21

LORAL ACQUIRED BUSINESSES
Combined Financial Statements for the three months ended March 31, 1996 and the year
 ended December 31, 1995 ............................................................   F-39
   Report of PricewaterhouseCoopers LLP .............................................   F-40
   Combined Statements of Operations for three months ended March 31, 1996 and the
    year ended December 31, 1995 ....................................................   F-41
   Combined Statements of Cash Flows for three months ended March 31, 1996 and the
    year ended December 31, 1995 ....................................................   F-42
   Notes to Combined Financial Statements ...........................................   F-43

SPD TECHNOLOGIES INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Financial Statements as of June 30, 1998 and for
 the six months ended June 30, 1998 and 1997 ........................................   F-49
   Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 1998 .............   F-50
   Condensed Consolidated Statements of Earnings (Unaudited) for the six months ended
    June 30, 1998 and 1997 ..........................................................   F-51

   Condensed Consolidated Statements of Cash Flows (Unaudited) for the six months
    ended June 30, 1998 and 1997 .........................................................   F-52
   Notes to Condensed Consolidated Financial Statements ..................................   F-53
Consolidated Financial Statements as of December 31, 1997 and for the year ended
 December 31, 1997 .......................................................................   F-54
   Report of Grant Thornton LLP ..........................................................   F-55
   Consolidated Balance Sheet as of December 31, 1997 ....................................   F-56
   Consolidated Statement of Earnings for the year ended December 31, 1997 ...............   F-57
   Consolidated Statement of Cash Flows for the year ended December 31, 1997 .............   F-58
   Notes to Consolidated Financial Statements ............................................   F-59
Consolidated Financial Statements as of December 31, 1996 and 1995 and for the years
 ended December 31, 1996 and 1995 ........................................................   F-68
   Report of Grant Thornton LLP ..........................................................   F-69
   Consolidated Balance Sheets as of December 31, 1996 and 1995 ..........................   F-70
   Consolidated Statements of Earnings and Accumulated Deficit for the years ended
    December 31, 1996 and 1995 ...........................................................   F-71
   Consolidated Statements of Cash Flows for the years ended December 31, 1996
    and 1995 .............................................................................   F-72
   Notes to Consolidated Financial Statements ............................................   F-73

SATELLITE TRANSMISSION SYSTEMS DIVISION OF CALIFORNIA MICROWAVE, INC.
Unaudited Condensed Financial Statements as of December 31, 1997 and for the
 six months ended December 31, 1997 and 1996 .............................................   F-79
   Balance Sheet (Unaudited) as of December 31, 1997 .....................................   F-80
   Statements of Operations (Unaudited) for the six months ended
    December 31, 1997 and 1996 ...........................................................   F-81
   Statements of Cash Flows (Unaudited) for the six months ended
    December 31, 1997 and 1996 ...........................................................   F-82
   Notes to Financial Statements (Unaudited) .............................................   F-83
Financial Statements as of June 30, 1997 and 1996 and for the years ended June 30, 1997,
 1996 and 1995 ...........................................................................   F-86
   Report of Ernst & Young LLP ...........................................................   F-87
   Balance Sheets as of June 30, 1997 and 1996 ...........................................   F-88
   Statements of Operations for the years ended June 30, 1997, 1996 and 1995 .............   F-89
   Statements of Cash Flows for the years ended June 30, 1997, 1996 and 1995 .............   F-90
   Notes to Financial Statements .........................................................   F-91

ILEX SYSTEMS, INC. AND SUBSIDIARY
Consolidated Financial Statements as of December 31, 1997 and for the year ended
 December 31, 1997 .......................................................................   F-97
   Report of KPMG LLP ....................................................................   F-98
   Consolidated Balance Sheet as of December 31, 1997 ....................................   F-99
   Consolidated Statement of Income for the year ended December 31, 1997 .................   F-100
   Consolidated Statement of Shareholders' Equity for the year ended December 31, 1997       F-101
   Consolidated Statement of Cash Flows for the year ended December 31, 1997 .............   F-102
   Notes to the Consolidated Financial Statements ........................................   F-103

ALLIEDSIGNAL OCEAN SYSTEMS (A WHOLLY-OWNED OPERATION OF ALLIEDSIGNAL, INC.)
Combined Financial Statements as of December 31, 1997 and for the year ended
 December 31, 1997 .......................................................................   F-107
   Report of PricewaterhouseCoopers LLP ..................................................   F-108
   Combined Balance Sheet as of December 31, 1997 ........................................   F-109
   Combined Statements of Operations for the year ended December 31, 1997 ................   F-110
   Combined Statement of Equity for the year ended December 31, 1997 .....................   F-111
   Combined Statement of Cash Flows for the year ended December 31, 1997 .................   F-112
   Notes to Combined Financial Statements ................................................   F-113

                        L-3 COMMUNICATIONS CORPORATION
                         (AND THE PREDECESSOR COMPANY)

Condensed Consolidated (Combined) Financial Statements as of September 30, 1998 (Unaudited) and December 31, 1997 and for the three and nine months ended September 30, 1998 (Unaudited), and the three and six months ended September
                30, 1997 (Unaudited) and the three months ended
                                 March 31, 1997

                        L-3 COMMUNICATIONS CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                                     SEPTEMBER 30, 1998     DECEMBER 31, 1997
                                                                    --------------------   ------------------
                                                                         (UNAUDITED)
                               ASSETS
Current assets:
 Cash and cash equivalents ......................................        $    5,687             $ 77,474
 Contracts in process ...........................................           345,812              167,202
 Net assets held for sale .......................................                --                6,653
 Deferred income taxes ..........................................             8,461               13,298
 Other current assets ...........................................            16,444                2,750
                                                                         ----------             --------
  Total current assets ..........................................           376,404              267,377
                                                                         ----------             --------
Property, plant and equipment ...................................           143,125               95,034
 Less, accumulated depreciation and amortization ................            25,941               12,025
                                                                         ----------             --------
                                                                            117,184               83,009
                                                                         ----------             --------
Intangibles, primarily cost in excess of net assets acquired, net
 of amortization ................................................           608,380              297,503
Deferred income taxes ...........................................            53,939               24,217
Other assets ....................................................            40,359               31,298
                                                                         ----------             --------
                                                                         $1,196,266             $703,404
                                                                         ==========             ========
                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt ..............................        $       --             $  5,000
 Accounts payable, trade ........................................            55,326               33,052
 Accrued employment costs .......................................            56,178               31,162
 Customer advances ..............................................            40,097               15,989
 Amounts in excess of costs incurred ............................            18,531               18,469
 Accrued interest ...............................................            16,664                4,419
 Other current liabilities ......................................            48,593               27,476
                                                                         ----------             --------
  Total current liabilities .....................................           235,389              135,567
                                                                         ----------             --------
Pension and postretirement benefits .............................            94,438               38,113
Other liabilities ...............................................            11,662                5,009
Long-term debt ..................................................           560,000              392,000
Commitments and contingencies
Shareholders' equity
 Common stock, $.01 par value; 100 shares authorized and
   outstanding ..................................................                --                   --
 Additional paid-in capital .....................................           272,434              129,410
 Retained earnings ..............................................            30,995               12,305
 Equity adjustments .............................................            (8,652)              (9,000)
                                                                         ----------             --------
Total Shareholders' equity ......................................           294,777              132,715
                                                                         ----------             --------
                                                                         $1,196,266             $703,404
                                                                         ==========             ========

           See notes to condensed consolidated financial statements.

                        L-3 COMMUNICATIONS CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)




                                          THREE MONTHS ENDED
                                               SEPTEMBER
                                                  30,
                                       -------------------------
                                           1998          1997
                                       -----------   -----------
Sales ..............................    $291,312      $174,822
Costs and expenses .................     261,244       156,968
                                        --------      --------
Operating income ...................      30,068        17,854
Interest income ....................         711           428
Interest expense ...................      13,584         9,717
                                        --------      --------
Income before income taxes .........      17,195         8,565
Income taxes .......................       6,728         3,289
                                        --------      --------
Net income .........................    $ 10,467      $  5,276
                                        ========      ========

           See notes to condensed consolidated financial statements.

                        L-3 COMMUNICATIONS CORPORATION

           CONDENSED CONSOLIDATED (COMBINED) STATEMENTS OF OPERATIONS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                                                              PREDECESSOR
                                                     COMPANY                COMPANY             COMPANY
                                              --------------------   --------------------   ---------------
                                                   NINE MONTHS            SIX MONTHS          THREE MONTHS
                                                      ENDED                  ENDED               ENDED
                                               SEPTEMBER 30, 1998     SEPTEMBER 30, 1997     MARCH 31, 1997
                                              --------------------   --------------------   ---------------
                                                   (UNAUDITED)            (UNAUDITED)
Sales .....................................         $708,300               $342,852            $158,873
Costs and expenses ........................          644,681                314,287             150,937
                                                    --------               --------            --------
Operating income ..........................           63,619                 28,565               7,936
Interest income ...........................            2,287                    537                  --
Interest expense ..........................           35,230                 19,796               8,441
                                                    --------               --------            --------
Income (loss) before income taxes .........           30,676                  9,306                (505)
Income taxes ..............................           11,986                  5,349                (247)
                                                    --------               --------            --------
Net income (loss) .........................         $ 18,690               $  3,957            $   (258)
                                                    ========               ========            ========

     See notes to condensed consolidated (combined) financial statements.

                        L-3 COMMUNICATIONS CORPORATION

           CONDENSED CONSOLIDATED (COMBINED) STATEMENTS OF CASH FLOWS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                                                        PREDECESSOR
                                                               COMPANY                COMPANY             COMPANY
                                                        --------------------   --------------------   ---------------
                                                             NINE MONTHS            SIX MONTHS          THREE MONTHS
                                                                ENDED                  ENDED               ENDED
                                                         SEPTEMBER 30, 1998     SEPTEMBER 30, 1997     MARCH 31, 1997
                                                        --------------------   --------------------   ---------------
                                                             (UNAUDITED)            (UNAUDITED)
OPERATING ACTIVITIES:
Net income (loss) ...................................        $   18,690             $    3,957           $    (258)
Depreciation and amortization .......................            26,651                 13,063               7,790
Noncash compensation charge .........................                --                  4,410                  --
Amortization of deferred debt issue costs ...........             1,805                  1,012                  --
Deferred income taxes ...............................            11,611                  5,349                  --
Changes in operating assets and liabilities, net
 of amounts acquired ................................
   Contracts in process .............................           (13,887)                11,658             (17,475)
   Other current assets .............................             1,521                 (1,113)               (481)
   Other assets .....................................              (681)                 3,912                (765)
   Accounts payable .................................              (536)                (4,879)               (207)
   Accrued employment costs .........................             8,684                 12,651                (625)
   Customer advances ................................           (18,376)                 2,518               1,146
   Amounts in excess of costs incurred ..............            (1,578)                (1,643)             (3,037)
   Accrued interest .................................            11,351                 11,752                  --
   Other current liabilities ........................               200                 (6,741)             (1,867)
   Pension and postretirement benefits ..............               135                   (567)                 --
   Other liabilities ................................             2,255                  1,039                (500)
   All other operating activities ...................               348                     --                  --
                                                             ----------             ----------           ---------
Net cash from (used in) operating activities ........            48,193                 56,378             (16,279)
                                                             ----------             ----------           ---------
INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired .....          (412,526)              (470,700)                 --
Net change in assets held for sale ..................                --                  1,503                  --
Proceeds from assets held for sale ..................             6,653                     --                  --
Purchases of investments ............................              (300)                (4,020)                 --
Capital expenditures ................................           (12,691)                (6,436)             (4,300)
Disposition of property, plant and equipment ........             1,029                    649                  --
                                                             ----------             ----------           ---------
Net cash used in investing activities ...............          (417,835)              (479,004)             (4,300)
                                                             ----------             ----------           ---------
FINANCING ACTIVITIES:
Borrowings under term loan facilities ...............                --                175,000                  --
Borrowings under revolving credit facilities ........           271,800                     --                  --
Repayment of borrowings under revolving
 credit facilities ..................................          (116,800)                    --                  --
Proceeds from sale of 8 1/2% senior
 subordinated notes .................................           180,000                     --                  --
Proceeds from sale of 10 3/8% senior
 subordinated notes .................................                --                225,000                  --
Contribution from Holdings of net proceeds
 from issuance of common stock ......................           139,500                 80,000                  --
Debt issuance costs .................................            (7,718)               (15,607)                 --
Repayment of term loan facilities ...................          (172,000)                (2,000)                 --
Proceeds from exercise of stock options .............             3,073                     --                  --
Advances from Lockheed Martin .......................                --                     --              20,579
                                                             ----------             ----------           ---------
Net cash from financing activities ..................           297,855                462,393              20,579
                                                             ----------             ----------           ---------
Net increase (decrease) in cash .....................           (71,787)                39,767                  --
Cash and cash equivalents, beginning of the
 period .............................................            77,474                     --                  --
                                                             ----------             ----------           ---------
Cash and cash equivalents, end of the period ........        $    5,687             $   39,767           $      --
                                                             ==========             ==========           =========

      See notes to condensed consolidated (combined) financial statements.

                        L-3 COMMUNICATIONS CORPORATION

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                        (COMBINED) FINANCIAL STATEMENTS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

     The accompanying unaudited condensed consolidated (combined) financial statements include the assets, liabilities and results of operations of L-3 Communications Corporation ("L-3 Communications," "L-3" or the "Company"), the successor company, following the change in ownership effective as of April 1, 1997. Prior to April 1, 1997, the statements comprise the operations of (i) nine business units previously purchased by Lockheed Martin Corporation ("Lockheed Martin") as part of its acquisition of Loral Corporation ("Loral") in April 1996 and (ii) one business unit, Communication Systems-East, purchased by Lockheed Martin as part of its acquisition of the aerospace business of GE in April 1993 (collectively, the "Business" or the "Predecessor Company"). The combined financial statements of the Predecessor Company reflect the Businesses' results of operations and cash flows included in Lockheed Martin's historical financial statements. Significant intercompany and inter-business transactions and balances have been eliminated.

     The Company is a wholly owned subsidiary of L-3 Comunications Holdings, Inc. ("Holdings"). Holdings owns all of the authorized, issued and outstanding common stock, par value $0.01 per share, of L-3 Communications. Holdings has no other assets or liabilities and conducts no operations other than through its subsidiary, L-3. Certain obligations of the Company have been fully, jointly and severally guaranteed by substantially all of its subsidiaries. Non-guarantor subsidiaries are not significant to the consolidated financial position, results of operations and cash flows of the Company.

     The accompanying unaudited condensed consolidated (combined) financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission ("SEC"); accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The combined statement of operations for the three months ended March 31, 1997 has been derived from the audited financial statements of the Predecessor Company for such period. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods presented have been included. The results of operations for the interim periods are not necessarily indicative of results for the full year. For further information, the interim financial statements should be read in conjunction with the Company's Consolidated (Combined) Financial Statements as of December 31, 1997 and notes thereto included in L-3 Communications' Annual Report on Form 10-K for fiscal year ended December 31, 1997, as amended by Form 10-K/A.

     The Company is a supplier of sophisticated secure communications systems and specialized communication products including secure, high data rate communication systems, microwave components, avionics and ocean systems, telemetry, instrumentation and space products. The Company's customers include the Department of Defense (the "DoD"), selected U.S. Government intelligence agencies, major aerospace/defense prime contractors and commercial customers.

     Substantially all the Company's products are sold to agencies of the U.S. Government, primarily the DoD, to foreign government agencies or to prime contractors or subcontractors thereof. All domestic government contracts and subcontracts of the Businesses are subject to audit and various cost controls, and include standard provisions for termination for the convenience of the U.S. Government. Multi-year U.S. Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the government.

                        L-3 COMMUNICATIONS CORPORATION

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                   (COMBINED) FINANCIAL STATEMENTS--CONTINUED

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2. COMMON STOCK INITIAL PUBLIC OFFERING


     On May 19, 1998, Holdings sold 6.9 million shares of its Common Stock in an Initial Public Offering ("IPO") representing 25.2% of Holdings' Common Stock. The net proceeds of the IPO amounted to $139,500 and were contributed by Holdings to L-3 Communications. After the completion of the IPO, the Lehman Partnership and Lockheed Martin owned 36.6% and 24.9%, respectively, of the outstanding shares of Holdings' Common Stock.


3. ACQUISITIONS


     On August 13, 1998, the Company purchased all of the outstanding stock of SPD Technologies, Inc. ("SPD") for $230,000 of cash, subject to adjustment based on final closing adjusted net assets. On March 30, 1998 the Company purchased the assets of the Ocean Systems business ("Ocean Systems") of AlliedSignal, Inc. for $67,500 of cash. On March 4, 1998, the Company purchased the assets of ILEX Systems ("ILEX") for $51,900 of cash, subject to adjustment based on closing net assets, and additional consideration based on post-acquisition performance of ILEX. On February 5, 1998, the Company purchased the assets of Satellite Transmission Systems division ("STS") of California Microwave, Inc. for $27,000 of cash, subject to adjustment based upon closing net assets.


     Additionally, during the nine months ended September 30, 1998, the Company purchased five other companies for an aggregate purchase price of $24,750 paid in cash, before adjustments, as appropriate, based on closing date net assets and additional consideration based on post-acquisition performance. These acquisitions, both individually and in the aggregate are not expected to have a material effect on the results of operations or financial position of the Company.


     The Company financed the above-mentioned acquisitions using cash from operations, the contribution by Holdings to the Company of the net proceeds from Holdings IPO and borrowings. All of the acquisitions have been accounted for as purchase business combinations and are included in the Company's results of operation from their effective dates.


     The assets and liabilities recorded in connection with the acquisitions of SPD, Ocean Systems, ILEX and STS are based upon preliminary estimates. Actual adjustments will be based on the final purchase prices and the final appraisals and other analyses of fair values which are in process. Management does not expect that differences between the preliminary and final purchase price allocations will have a material impact on the Company's financial position or results of operations. The assets and liabilities recorded in connection with the acquisitions of SPD, Ocean Systems, ILEX and STS were $318,825 and $77,557, $136,670 and $68,000, $58,370 and $3,939, and $34,471 and $6,949, respectively.



     Had the L-3 Acquisition and the SPD, Ocean Systems, ILEX and STS acquisitions and the related financing transactions occurred on January 1, 1997, the unaudited pro forma sales and net income for the nine months ended September 30, 1998 and 1997 would have been $834,500, $17,400, and $758,700 and
$2,800, respectively. The pro forma results are based on various assumptions and are not necessarily indicative of what would have occurred had the acquisitions and the related financing transactions been consummated on January 1, 1997.

                        L-3 COMMUNICATIONS CORPORATION

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                   (COMBINED) FINANCIAL STATEMENTS--CONTINUED

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

4. CONTRACTS IN PROGRESS

     Billings and accumulated costs and profits on long-term contracts, principally with the U.S. Government, and other billed receivables comprise the following:




                                                           SEPTEMBER 30, 1998     DECEMBER 31, 1997
                                                          --------------------   ------------------
   Billed contract receivables ........................        $  83,947             $  37,980
   Unbilled contract receivables ......................           72,390                32,653
   Other billed receivables, principally commercial and
     affiliates .......................................           77,977                32,785
   Inventoried costs ..................................          145,395                82,954
                                                               ---------             ---------
                                                                 379,709               186,372
   Less, unliquidated progress payments ...............          (33,897)              (19,170)
                                                               ---------             ---------
   Net contracts in process ...........................        $ 345,812             $ 167,202
                                                               =========             =========

5. DEBT

   The Company's long-term debt consists of the following:





                                                          SEPTEMBER 30, 1998     DECEMBER 31, 1997
                                                         --------------------   ------------------
   Senior Credit Facilities:
     Term Loan Facilities ............................         $     --              $172,000
     Revolving Credit Facilities .....................          155,000                    --
   10 3/8% Senior Subordinated Notes due 2007 ........          225,000               225,000
   8 1/2% Senior Subordinated Notes due 2008 .........          180,000                    --
                                                               --------              --------
      Total debt .....................................          560,000               397,000
   Less current portion ..............................               --                 5,000
                                                               --------              --------
      Total long-term debt ...........................         $560,000              $392,000
                                                               ========              ========


     In February 1998, an amendment to the Senior Credit Facilities increased the Revolving Credit Facility thereunder to $200,000. During the third quarter of 1998, the Senior Credit Facilities were further amended to add a Revolving 364 Day Credit Facility for $185,000. The Revolving 364 Day Credit Facility expires 364 days after the closing of the amendment, at which time the Company may (i) request that the creditors extend it for one additional 364 day period or (ii) exercise an option to convert any or all of the borrowings outstanding thereunder into term loans which amortize over a two year period beginning March 31, 2001, and must be paid in full no later than March 31, 2003. Accordingly, borrowings under the Revolving 364 Day Credit Facility are classified as a long term obligation. Approximately $28,330 of the Revolving Credit Facility and $175,000 of the Revolving 364 Day Credit Facility are available at September 30, 1998, net of outstanding letters of credit of $26,670 drawn against the Revolving Credit Facility. The Revolving Credit Facility and the Revolving 364 Day Credit Facility comprise the Revolving Credit Facilities.


     In May 1998, L-3 Communications sold $180,000 of 8 1/2% Senior Subordinated Notes (the "May 1998 Notes") due May 15, 2008 with interest payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1998. The May 1998 Notes are redeemable at the option of L-3 Communications, in whole or in part, at any time on or after May 15, 2003, at various redemption prices plus accrued and unpaid interest to the applicable redemption date. In addition, prior to

                        L-3 COMMUNICATIONS CORPORATION

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                   (COMBINED) FINANCIAL STATEMENTS--CONTINUED

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

May 15, 2001, L-3 Communications may redeem up to 35% of the aggregate principal amount of May 1998 Notes at a redemption price of 108.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date with the net cash proceeds of one or more equity offerings by Holdings that are contributed to L-3 Communications as common equity capital.


     The Senior Credit Facilities, the $225,000 of 10 3/8% Senior Subordinated Notes due May 1, 2007 (the "1997 Notes") and the May 1998 Notes agreements contain financial and restrictive covenants that limit, among other things, the ability of the Company to borrow additional funds, dispose of assets, or pay cash dividends. The Senior Credit Facilities contain financial covenants which require that (i) the Company's debt ratio, as defined, be less than or equal to
5.00 for the quarter ended September 30, 1998, and that the maximum allowable debt ratio, as defined therein, thereafter declines over time to less than or equal to 3.25 for the quarters ending September 30, 2002 and thereafter, and
(ii) the Company's interest coverage ratio, as defined, be greater than or equal to 2.00 for the quarter ended September 30, 1998, and that the minimum allowable interest coverage ratio, as defined therein, thereafter increases over time to greater than or equal to 3.00 for the quarters ending September 30, 2002 and thereafter. Through and at September 30, 1998 the Company was in compliance with these covenants at all times.


     The indebtedness under the Senior Credit Facilities is guaranteed by Holdings and by certain of L-3 Communications' direct domestic subsidiaries. The payment of principal, premium, if any, and interest on the 1997 Notes and May 1998 Notes is unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by substantially all of L-3 Communications' domestic subsidiaries, all of which are wholly-owned subsidiaries.


6. STOCK OPTIONS

     On May 1, 1998, Holdings granted options to certain employees of the Company to purchase 285,370 shares of Common Stock at an exercise price of $22.00 per share and on terms substantially similar to the 1997 Options granted in 1997.

     On August 14, 1998, Holdings granted options to certain employees of the Company to purchase 142,200 shares of Common Stock at an exercise price of $32.75 per share and on terms substantially similar to the 1997 Options granted in 1997.


7. SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental disclosures to the Condensed Consolidated Statement of Cash Flows follow:




                                                NINE MONTHS ENDED      SIX MONTHS ENDED
                                               SEPTEMBER 30, 1998     SEPTEMBER 30, 1997
                                              --------------------   -------------------
       Cash paid for interest .............          $19,828                $4,332
       Cash paid for income taxes .........          $   203                $   --

     During the nine months ended September 30, 1998, the Company recorded an income tax benefit of $524 directly to shareholders' equity related to the exercise of Holdings' stock options.

     Prior to the L-3 Acquisition, the Predecessor Company participated in the Lockheed Martin cash management system, under which all cash was received and all payments were made by Lockheed Martin. For purposes of the statement of cash flows, all transactions with Lockheed Martin were deemed to have been settled in cash at the time they were recorded by the Predecessor Company.

                        L-3 COMMUNICATIONS CORPORATION

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                   (COMBINED) FINANCIAL STATEMENTS--CONTINUED

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

8. NEW ACCOUNTING PRONOUNCEMENTS

     On January 1, 1998 the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general purpose financial statements. For the nine months ended September 30, 1998, comprehensive income was $19,038 and was comprised of net income of $18,690 and other comprehensive income of $348 relating to foreign currency translations. For the nine months ended September 30, 1997, there were no differences between net income and comprehensive income.

     In September 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 131 establishes accounting standards for the way that public enterprises report information about operating segments and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 132 revises employers' disclosures about pension and other postretirement benefits plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirements benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87 "Employers' Accounting for Pensions", SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits" and SFAS No. 106 "Employers Accounting for Postretirement Benefits Other Than Pensions" were issued. SFAS 132 suggests combined formats for presentation of pension and other postretirement benefits disclosures. The Company is currently evaluating the impact, if any, of SFAS No. 131 and SFAS No. 132.

     In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which provides guidance on the financial reporting of start-up and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company is currently evaluating the impact, if any, of SOP 98-5.

     In September 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company is currently evaluating the impact, if any, of SFAS No. 133 which is effective for all quarters of fiscal years beginning after June 15, 1999.


9. CONTINGENCIES

     Management is continually assessing the Company's obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Company in order to comply with these laws, based upon available internal and external assessments with respect to those environmental loss contingencies of which management of the Company is aware, the Company believes that even without considering potential insurance

                        L-3 COMMUNICATIONS CORPORATION

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                   (COMBINED) FINANCIAL STATEMENTS--CONTINUED

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Company's result of operations. The Company accrues for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.


     The Company is engaged in providing products and services under contracts with the U.S. Government and to a lesser degree, under contracts with foreign governments, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, periodically, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under government procurement regulations, an indictment of the Company by a Federal grand jury could result in the Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term.


     The Company is periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to its business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Company believes that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments would not have a material adverse effect on the financial position or result of operations of the Company.


10. SUBSEQUENT EVENTS



     On November 12, 1998, L-3 Communications acquired all the outstanding stock of DBS Microwave Inc. ("DBS") for $13,000 of cash subject to adjustment based on closing net assets, as defined. The acquisition was financed with borrowings under the Revolving Credit Facilities.



     On December 11, 1998, L-3 Communications completed the sale of $200,000 of its 8% Senior Subordinated Notes due August 1, 2008 in a private placement offering.


     On December 17, 1998, L-3 Communications acquired all of the outstanding stock of Electrodynamics Inc. from Carpenter Technology Corporation for $21,500 in cash, subject to adjustment based on closing net assets, as defined. The acquisition was financed with cash on hand and borrowings under the Senior Credit Facilities.

                         L-3 COMMUNICATIONS CORPORATION
                         (AND THE PREDECESSOR COMPANY)


     Consolidated (Combined) Financial Statements as of December 31, 1997 and 1996 and for the nine months ended December 31, 1997, the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995.

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
 L-3 Communications Corporation


     We have audited the accompanying (i) consolidated balance sheet of L-3 Communications Corporation and subsidiaries (the "Company") as of December 31, 1997, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the nine months then ended, (ii) the combined statements of operations and cash flows of the Predecessor Company, as defined in Note 1 to the Company's financial statements, for the three months ended March 31, 1997 and (iii) combined balance sheet of the Predecessor Company as of December 31, 1996 and the related combined statements of operations, changes in invested equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1996 financial statements of the Lockheed Martin Communications Systems Division, which statements reflect total assets and sales constituting 35 percent and 30 percent of the related combined totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the Lockheed Martin Communications Systems Division for 1996, is based solely on the report of the other auditors.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above (i) present fairly in all material respects the consolidated financial position of the Company and subsidiaries as of December 31, 1997 and their consolidated results of operations and cash flows for the nine months then ended, and (ii) based on our audit and the report of other auditors for 1996, present fairly in all material respects the combined financial position of the Predecessor Company as of December 31, 1996 and their combined results of operations and cash flows for the year then ended and the three months ended March 31, 1997, in conformity with generally accepted accounting principles.


                                         /s/ PricewaterhouseCoopers LLP
1301 Avenue of the Americas
New York, New York 10019
February 2, 1998

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Lockheed Martin Corporation:


     We have audited the combined balance sheet of Lockheed Martin Communications Systems Division, as defined in Note 1 to the financial statements, as of December 31, 1996, and the related combined statements of operations, changes in shareholders' equity and invested equity, and cash flows for the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Division's and Lockheed Martin Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Lockheed Martin Communications Systems Division at December 31, 1996 (not presented separately herein), and the combined results of its operations and its cash flows for the year ended December 31, 1996 (not presented separately herein), and the results of its operations and its cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                         /s/ Ernst & Young LLP


Washington, D.C.
March 7, 1997

                        L-3 COMMUNICATIONS CORPORATION

                     CONSOLIDATED (COMBINED) BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                                            COMPANY        PREDECESSOR COMPANY
                                                                          CONSOLIDATED          COMBINED
                                                                      ------------------- --------------------
                                                                       DECEMBER 31, 1997    DECEMBER 31, 1996
                                                                      ------------------- --------------------
                            ASSETS
Current assets:
 Cash and cash equivalents ..........................................      $ 77,474             $     --
 Contracts in process ...............................................       167,202              198,073
 Net assets held for sale ...........................................         6,653                   --
 Deferred income taxes ..............................................        13,298                   --
 Other current assets ...............................................         2,750                3,661
                                                                           --------             --------
    Total current assets ............................................       267,377              201,734
                                                                           --------             --------
Property, plant and equipment .......................................        95,034              116,566
 Less, accumulated depreciation and amortization ....................        12,025               24,983
                                                                           --------             --------
                                                                             83,009               91,583
                                                                           --------             --------
Intangibles, primarily cost in excess of net assets acquired, net
 of amortization ....................................................       297,503              282,674
Deferred income taxes ...............................................        24,217                   --
Other assets ........................................................        31,298               17,307
                                                                           --------             --------
   Total assets .....................................................      $703,404             $593,298
                                                                           ========             ========
            LIABILITIES AND SHAREHOLDERS' (INVESTED) EQUITY
Current liabilities:
 Current portion of long-term debt ..................................      $  5,000             $     --
 Accounts payable, trade ............................................        33,052               35,069
 Accrued employment costs ...........................................        31,162               27,313
 Customer advances ..................................................        15,989                3,381
 Amounts in excess of costs incurred ................................        18,469               10,918
 Accrued interest ...................................................         4,419                   --
 Other current liabilities ..........................................        27,476               26,207
                                                                           --------             --------
    Total current liabilities .......................................       135,567              102,888
                                                                           --------             --------
Pension and postretirement benefits .................................        38,113                   --
Other liabilities ...................................................         5,009               16,801
Long-term debt ......................................................       392,000                   --
Commitments and contingencies                                                                         --
Shareholders' equity
 Common Stock, $.01 par value; 100 shares authorized and
   outstanding ......................................................            --                   --
 Additional paid-in capital .........................................       129,410                   --
 Retained earnings ..................................................        12,305                   --
 Deemed distribution ................................................        (9,000)                  --
                                                                           --------             --------
Total shareholders' and invested equity .............................       132,715              473,609
                                                                           --------             --------
   Total liabilities and shareholders' and invested equity ..........      $703,404             $593,298
                                                                           ========             ========

           See notes to consolidated (combined) financial statements.

                        L-3 COMMUNICATIONS CORPORATION

                CONSOLIDATED (COMBINED) STATEMENTS OF OPERATIONS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)






                                                    COMPANY                     PREDECESSOR COMPANY
                                                  CONSOLIDATED                       COMBINED
                                              -------------------   -------------------------------------------
                                                                                       YEAR ENDED DECEMBER 31,
                                                  NINE MONTHS         THREE MONTHS    -------------------------
                                                     ENDED               ENDED
                                               DECEMBER 31, 1997     MARCH 31, 1997       1996          1995
                                              -------------------   ---------------   -----------   -----------
Sales .....................................         $546,525           $158,873        $543,081      $166,781
Costs and expenses ........................          490,669            150,937         499,390       162,132
Noncash compensation charge ...............            4,410                 --              --            --
                                                    --------           --------        --------      --------
Operating income ..........................           51,446              7,936          43,691         4,649
Interest income ...........................            1,430                 --              --            --
Interest expense ..........................           29,884              8,441          24,197         4,475
                                                    --------           --------        --------      --------
Income (loss) before income taxes .........           22,992               (505)         19,494           174
Income tax expense (benefit) ..............           10,687               (247)          7,798         1,186
                                                    --------           --------        --------      --------
Net income (loss) .........................         $ 12,305           $   (258)       $ 11,696      $ (1,012)
                                                    ========           ========        ========      ========

           See notes to consolidated (combined) financial statements.

                        L-3 COMMUNICATIONS CORPORATION

               CONSOLIDATED (COMBINED) STATEMENTS OF CHANGES IN
                    SHAREHOLDERS' EQUITY AND INVESTED EQUITY
        FOR THE NINE MONTHS ENDED DECEMBER 31, 1997, THREE MONTHS ENDED
           MARCH 31, 1997 AND YEARS ENDED DECEMBER 31, 1996 AND 1995

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)






                                   PREDECESSOR
                                     COMPANY                                 COMPANY
                                    COMBINED                              CONSOLIDATED
                                  ------------ -------------------------------------------------------------------
                                                   COMMON STOCK
                                               --------------------  ADDITIONAL
                                    INVESTED    SHARES                PAID-IN    RETAINED     EQUITY
                                     EQUITY     ISSUED   PAR VALUE    CAPITAL    EARNINGS   ADJUSTMENT    TOTAL
                                  ------------ -------- ----------- ----------- ---------- ----------- -----------
Balance January 1, 1995 .........   $199,506
 Repayments to Lockheed
   Martin .......................     (3,831)
 Net loss .......................     (1,012)
                                    --------
Balance December 31, 1995 .......    194,663
 Advances from Lockheed
   Martin .......................    267,250
 Net income .....................     11,696
                                    --------
Balance December 31, 1996 .......    473,609
 Advances from Lockheed
   Martin .......................     20,579
 Net loss .......................       (258)
                                    --------
Balance March 31, 1997 ..........   $493,930
                                    ========
 Shares issued ..................                100       $   --    $125,000                           $125,000
 Noncash stock compensation .....                                       4,410                              4,410
 Deemed distribution ............                                                           $ (9,000)     (9,000)
 Net income .....................                                                $12,305                  12,305
                                                                                 -------                --------
Balance December 31, 1997 .......                100       $   --    $129,410    $12,305    $ (9,000)   $132,715
                                                 ===       ======    ========    =======    ========    ========

           See notes to consolidated (combined) financial statements.

                        L-3 COMMUNICATIONS CORPORATION

                CONSOLIDATED (COMBINED) STATEMENTS OF CASH FLOWS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                          COMPANY                      PREDECESSOR COMPANY
                                                        CONSOLIDATED                        COMBINED
                                                    -------------------   ---------------------------------------------
                                                                                              YEAR ENDED DECEMBER 31,
                                                        NINE MONTHS         THREE MONTHS    ---------------------------
                                                           ENDED               ENDED
                                                     DECEMBER 31, 1997     MARCH 31, 1997       1996           1995
                                                    -------------------   ---------------   ------------   ------------
OPERATING ACTIVITIES:
Net income (loss) ...............................       $   12,305           $    (258)      $   11,696      $ (1,012)
Depreciation and amortization ...................           22,190               7,790           28,139        11,578
Noncash compensation charge .....................            4,410                  --               --            --
Amortization of deferred debt issuance
 costs ..........................................            1,517                  --               --            --
Deferred income taxes ...........................            9,991                  --               --            --
Changes in operating assets and liabilities,
 net of amounts acquired
 Contracts in process ...........................           18,161             (17,475)          23,543        (3,267)
 Other current assets ...........................             (275)               (481)           3,049           788
 Other assets ...................................            2,141                (765)          (8,346)        1,245
 Accounts payable ...............................           (6,146)               (207)           4,104          (648)
 Accrued employment costs .......................            6,363                (625)           2,282          (611)
 Customer advances ..............................             (611)              1,146           (5,541)           --
 Amounts in excess of costs incurred ............            1,156              (3,037)          (6,045)       (2,041)
 Accrued interest ...............................            4,419                  --               --            --
 Other current liabilities ......................           (7,132)             (1,867)           3,180         4,004
 Pension and postretirement benefits ............            4,284                  --               --            --
 Other liabilities ..............................            1,087                (500)         (25,327)         (699)
                                                        ----------           ---------       ----------      --------
Net cash from (used in) operating
 activities .....................................           73,860             (16,279)          30,734         9,337
                                                        ----------           ---------       ----------      --------
INVESTING ACTIVITIES:
Acquisition of business .........................         (466,317)                 --         (287,803)           --
Proceeds from assumption of contract
 obligation .....................................           12,176                  --               --            --
Net cash from assets held for sale ..............            3,179                  --               --            --
Proceeds from sale of property ..................            9,458                  --               --            --
Purchases of investments ........................           (5,113)                 --               --            --
Capital expenditures ............................          (11,934)             (4,300)         (13,528)       (5,532)
Disposition of property, plant and
 equipment ......................................              771                  --            3,347            26
                                                        ----------           ---------       ----------      --------
Net cash (used in) investing activities .........         (457,780)             (4,300)        (297,984)       (5,506)
                                                        ----------           ---------       ----------      --------
FINANCING ACTIVITIES:
Borrowings under term loan facilities ...........          175,000                  --               --            --
Proceeds from sale of 10 3/8% senior
 subordinated notes .............................          225,000                  --               --            --
Contributions from Holdings of net
 proceeds from issuance of common
 stock ..........................................           80,000                  --               --            --
Debt issuance costs .............................          (15,606)                 --               --            --
Payment of debt .................................           (3,000)                 --               --            --
Advances from (repayments to) Lockheed
 Martin .........................................               --              20,579          267,250        (3,831)
                                                        ----------           ---------       ----------      --------
Net cash from (used in) financing activities               461,394              20,579          267,250        (3,831)
                                                        ----------           ---------       ----------      --------
Net change in cash ..............................           77,474                  --               --            --
Cash and cash equivalents, beginning of
 the period .....................................               --                  --               --            --
                                                        ----------           ---------       ----------      --------
Cash and cash equivalents, end of the
 period .........................................       $   77,474           $      --       $       --      $     --
                                                        ==========           =========       ==========      ========

           See notes to consolidated (combined) financial statements.

                        L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

     The accompanying consolidated financial statements include the assets, liabilities and results of operations of L-3 Communications Corporation, successor company, ("L-3", "L-3 Communications" or the "Company"), a wholly owned subsidiary of L-3 Communications Holdings, Inc. ("Holdings") following the change in ownership (see Note 2) effective as of April 1, 1997 and for the period from April 1, 1997 to December 31, 1997. Prior to April 1, 1997, the statements comprise substantially all of the assets and liabilities and results of operations of (i) nine business units previously purchased by Lockheed Martin Corporation ("Lockheed Martin") as part of its acquisition of Loral Corporation ("Loral") in April 1996 (the "Loral Acquired Businesses"), and (ii) one business unit, Communications Systems -- East purchased by Lockheed Martin as part of its acquisition of the aerospace business of GE in April 1993 (collectively, the "Businesses" or the "Predecessor Company"). The combined financial statements of the Predecessor Company reflect the Businesses' assets, liabilities and results of operations included in Lockheed Martin's historical financial statements. Intercompany accounts between Lockheed Martin and the Businesses have been included in Invested Equity. The assets and operations of the semiconductor product line and certain other facilities which are not material have been excluded from the combined financial statements. Significant intercompany and inter-business transactions and balances have been eliminated.


     The Company is a wholly owned subsidiary of Holdings which owns all the authorized, issued and outstanding common stock, par value $0.01 per share, of the Company. Holdings has no other assets or liabilities and conducts no other business other than through the Company. Certain obligations of the Company have been fully, jointly and severally guaranteed by substantially all of its subsidiaries. Non-guarantor subsidiaries are not significant to the consolidated financial position and results of operations of the Company.

     The Company is a supplier of sophisticated secure communication systems and specialized communication products including secure, high data rate communication systems, microwave components, avionics, recorders, telemetry and space products. The Company's customers include the Department of Defense (the "DoD"), selected U.S. government intelligence agencies, major aerospace/defense prime contractors and commercial customers. The Company operates primarily in one industry segment, electronic components and systems.

     Substantially all the Company's products are sold to agencies of the U.S. Government, primarily the DoD, to foreign government agencies or to prime contractors or subcontractors thereof. All domestic government contracts and subcontracts of the Businesses are subject to audit and various cost controls, and include standard provisions for termination for the convenience of the U.S. Government. Multi-year U.S. Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the government.


2. CHANGE IN OWNERSHIP TRANSACTION

     Holdings was formed by Mr. Frank C. Lanza, the former President and Chief Operating Officer of Loral, Mr. Robert V. LaPenta, the former Senior Vice President and Controller of Loral (collectively, the "Equity Executives"), Lehman Brothers Capital Partners III, L.P. and its affiliates (the "Lehman Partnership") and Lockheed Martin to acquire the Businesses. On December 31, 1997, the Equity Executives, the Lehman Partnership and Lockheed Martin owned approximately 14.9%, 50.1% and 34.0% of Holdings, respectively.

     On March 28, 1997, Lanza, LaPenta, the Lehman Partnership, L-3, and Lockheed Martin entered into a Transaction Agreement (the "L-3 Acquisition Agreement") whereby Holdings would acquire

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

the Businesses from Lockheed Martin (the "L-3 Acquisition"). Also included in the acquisition is a semiconductor product line of another business and certain leasehold improvements in New York City which were not material. Pursuant to the L-3 Acquisition Agreement, L-3 acquired the Businesses from Lockheed Martin for $525,000, comprising $458,779 of cash, after a $21,221 reduction related to a purchase price adjustment, and $45,000 of common equity, representing a 34.9% interest in Holdings retained by Lockheed Martin, plus acquisition costs of $8,000.

     The Company and Lockheed Martin finalized the purchase price adjustment pursuant to an amendment to the L-3 Acquisition Agreement dated November 5, 1997, which also included the assumption by the Company of Lockheed Martin's rights and obligations under a contract for the U.S. Army's Command and Control Vehicle ("C2V") Mission Module Systems ("MMS"), for the production of mission communication systems for track vehicles, for which the Company received a cash payment of $12,176.

     In connection with the L-3 Acquisition Agreement, the Company anticipated entering into a transition services agreement with Lockheed Martin pursuant to which Lockheed Martin would provide to L-3 and its subsidiaries (and L-3 would provide to Lockheed Martin) certain corporate services of a type previously provided at costs consistent with past practices until December 31, 1997 (or, in the case of Communications Systems -- East (formerly known as Communications Systems -- Camden), for a period of up to 18 months after the Closing). Lockheed Martin is providing L-3 the services contemplated by the proposed transaction services agreement in the absence of any executed agreement. The parties also entered into supply agreements which reflect previously existing inter-company work transfer agreements or similar support arrangements upon prices and other terms consistent with previously existing arrangements. Holdings, the Company and Lockheed Martin have entered into certain subleases of real property and cross-licenses of intellectual property.

     Pursuant to the L-3 Acquisition Agreement the Company also assumed certain obligations relating to environmental liabilities and benefit plans.

     In accordance with Accounting Principles Board Opinion No. 16, the acquisition of the Businesses by Holdings and L-3 has been accounted for as a purchase business combination effective as of April 1, 1997. The purchase cost (including the fees and expenses related thereto) was allocated to the tangible and intangible assets and liabilities of the Company based upon their respective fair values. The assets and liabilities recorded in connection with the purchase price allocation were $664,800 and $164,400, respectively. The excess of the purchase price over the fair value of net assets acquired of $303,200 was recorded as goodwill, and is being amortized on a straight-line basis over a period of 40 years. As a result of the 34.9% ownership interest retained by Lockheed Martin, the provisions of Emerging Issues Task Force Issue Number 88-16 were applied in connection with the purchase price allocation, which resulted in the recognition of a deemed distribution of $9,000.

     In connection with the determination of the fair value of assets acquired and pursuant to the provisions of Accounting Principles Board Opinion No. 16, the Company has valued acquired contracts in process at contract price, less the estimated cost to complete and an allowance for the Company's normal profit on its effort to complete such contracts.

     Had the L-3 Acquisition occurred on January 1, 1996, the unaudited pro forma sales and net income for the years ended December 31, 1997 and 1996 would have been $703,600 and $11,890 and $663,200 and $5,290, respectively. The pro forma results, which are based on various assumptions, are not necessarily indicative of what would have occurred had the acquisition been consummated on January 1, 1996. The 1997 and 1996 pro forma sales and net income data have been adjusted to (i) include the operations of the Loral Acquired Businesses from January 1, 1996 (Note 4) and (ii) exclude the operations of the Hycor business net assets held for sale from January 1, 1996 (Note 6).

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS: Cash equivalents consist of highly liquid investments with a maturity of three months or less at time of purchase.

     STATEMENTS OF CASH FLOWS: Changes in operating assets and liabilities are net of the impact of acquisitions and final purchase price allocations. The Predecessor Company participated in Lockheed Martin's cash management system, under which all cash was received and payments were made by Lockheed Martin. All transactions between the Predecessor Company and Lockheed Martin have been accounted for as settled in cash at the time the transactions were recorded by the Predecessor Company.

     REVENUE RECOGNITION: Sales on production-type contracts are recorded as units are shipped; profits applicable to such shipments are recorded pro rata, based upon estimated total profit at completion of the contract. Sales and profits on cost reimbursable contracts are recognized as costs are incurred. Sales and estimated profits under other long-term contracts are recognized under the percentage of completion method of accounting using the cost-to-cost method. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and their realization is probable.

     Losses on contracts are recognized when determined. Revisions in profit estimates are reflected in the period, on a cumulative catch-up basis, in which the facts, requiring the revision, become known.

     CONTRACTS IN PROCESS: Costs accumulated on contracts in process include direct costs, as well as manufacturing overhead, and for government contracts, general and administrative costs, independent research and development costs and bid and proposal costs. In accordance with industry practice, contracts in process contain amounts relating to contracts and programs with long performance cycles, a portion of which may not be realized within one year.

     PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is provided primarily on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements.

     COST IN EXCESS OF NET ASSETS ACQUIRED: The excess of the cost of the L-3 Acquisition over the fair value of the net assets acquired is being amortized using a straight-line method over a 40 year period. Accumulated amortization of the Company amounted to $5,741 at December 31, 1997.

     The carrying amount of cost in excess of net assets acquired is evaluated on a recurring basis. Current and future profitability as well as current and future undiscounted cash flows, excluding financing costs, of the acquired businesses are primary indicators of recoverability. For the nine months ended December 31, 1997, there was no reduction to the carrying amount of the cost in excess of net assets acquired resulting from these evaluations.

     PREDECESSOR COMPANY INTANGIBLES: Intangibles, primarily the excess of the cost of Businesses over the fair value of the net assets acquired, was amortized using a straight-line method primarily over a 40-year period. Other intangibles were amortized over their estimated useful lives which range from 11 to 15 years. Amortization expense of the Businesses was $2,655 for the three months ended March 31, 1997; $10,115 and $6,086 for the years ended December 31, 1996 and 1995, respectively. Accumulated amortization was $26,524 at December 31, 1996.

     Intangibles of the Predecessor Company include costs allocated to the Businesses relating to the Request for Funding Authorization ("RFA"), consisting of over 20 restructuring projects to reduce operating costs, initiated by General Electric ("GE") Aerospace in 1990 and to the REC Advance

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Agreement ("RAA"), a restructuring plan initiated after Lockheed Martin's acquisition of GE Aerospace. The RAA was initiated to close two regional electronic manufacturing centers. Restructure costs are reimbursable from the U.S. Government if savings can be demonstrated to exceed costs. The total cost of restructuring under the RFA and the RAA represented approximately 15% of the estimated savings to the U.S. Government and, therefore, a deferred asset has been recorded by Lockheed Martin. The deferred asset is being allocated to all the former GE Aerospace sites, including the Communications Systems Division, on a basis that includes manufacturing labor, overhead, and direct material less non-hardware subcontracts. At December 31, 1997 and 1996, approximately $2,313 and $4,400, respectively, of unamortized RFA and RAA costs are deferred on the Company's and the Predecessor Company's consolidated (combined) balance sheets in other current assets and other assets.

     The carrying values of the Predecessor Company intangibles were reviewed if the facts and circumstances indicated potential impairment of their carrying value. If this review indicated that intangible assets were not recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Businesses carrying values related to the intangible assets were reduced by the estimated shortfall of cash flows.

     INCOME TAXES: The Company provides for income taxes using the liability method prescribed by the Financial Accounting Standards Board ("FASB") Statement No. 109, "Accounting for Income Taxes." Under the liability method, deferred income tax assets and liabilities reflect tax carryforwards and the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, as determined under enacted tax laws and rates. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

     PREDECESSOR COMPANY INCOME TAXES: The Predecessor Company was included in the consolidated Federal income tax return and certain combined and separate state and local income tax returns of Lockheed Martin. However, for purposes of these financial statements, the provision for income taxes has been allocated to the Predecessor Company based upon reported combined income before income taxes. Income taxes, current and deferred, are considered to have been paid or charged to Lockheed Martin and are recorded through the invested equity account with Lockheed Martin. The principal components of the deferred taxes are contract accounting methods, property, plant and equipment, goodwill amortization and timing of accruals.

     RESEARCH AND DEVELOPMENT: Research and development costs sponsored by the Company and the Predecessor Company include research and development, bid and proposal costs related to government products and services. These costs generally are allocated among all contracts and programs in progress under U.S. Government contractual arrangements. Customer-sponsored research and development costs incurred pursuant to contracts are accounted for as direct contract costs.

     STOCK OPTIONS: In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations, compensation expense for stock options is recognized in income based on the excess, if any, of Holdings' fair value of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. The exercise price for stock options granted to employees equals or exceeds the fair value of the Holdings common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company. The Company has adopted the disclosure -- only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

     DERIVATIVE FINANCIAL INSTRUMENTS: In the normal course of financing operations, the Company enters into interest rate cap and floor transactions for interest rate protection purposes, and not for speculative or trading purposes. Cash payments to and from the Company and the counterparties are recorded as a component of interest expense. The initial cost of these arrangements are deferred and amortized as interest expense.

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and costs, allocations from Lockheed Martin, recoverability of recorded amounts of fixed assets and cost in excess of net assets acquired, litigation and environmental obligations. Actual results could differ from these estimates.

     EARNINGS PER SHARE: Earnings per share data is not presented since the Company and the Predecessor company are wholly owned subsidiaries.

     ACCOUNTING PRONOUNCEMENTS: In June 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in full set general purpose financial statements. SFAS No. 131 establishes accounting standards for the way that public business enterprises report selected information about operating segments and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 132 revises employers' disclosures about pension and other postretirement benefits plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87 "Employers' Accounting for Pensions", SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions", were issued. SFAS No. 132 suggests combined formats for presentation of pension and other postretirement benefit disclosures. SFAS No. 130, SFAS No. 131 and SFAS No. 132 are required to be adopted by 1998. The Company is currently evaluating the impact, if any, of SFAS No. 130, SFAS No. 131 and SFAS No. 132.

     Effective January 1, 1996, the Businesses adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of" ("SFAS 121"). SFAS 121 establishes the accounting standards for the impairment of long-lived assets, certain intangible assets and cost in excess of net assets acquired to be held and used for long-lived assets and certain intangible assets to be disposed of. The impact of adopting SFAS 121 was not material.

     Effective in December 1997 the Company adopted the provisions of SFAS No. 128, "Earnings Per Share" ("SFAS 128") and No. 129, "Disclosure of Information About Capital Structure" ("SFAS 129").

     RECLASSIFICATIONS: Certain reclassifications have been made to conform prior-year amounts to the current-year presentation.


4. PREDECESSOR COMPANY ACQUISITION

     Effective April 1, 1996, Lockheed Martin acquired substantially all the assets and liabilities of the defense businesses of Loral, including the Wideband Systems Division and the Products Group which are included in the Businesses. The acquisition of the Wideband Systems Division and Products Group businesses (the "Loral Acquired Businesses") has been accounted for as a purchase by Lockheed

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Martin Communications Systems -- Camden Division ("Division"). The acquisition has been reflected in the financial statements based on the purchase price allocated to those acquired businesses by Lockheed Martin. The assets and liabilities recorded in connection with the purchase price allocation were $401,000 and $113,200, respectively. As such, the accompanying combined financial statements for periods prior to April 1, 1997 reflect the results of operations of the Division and the Loral Acquired Businesses from the effective date of acquisition including the effects of an allocated portion of cost in excess of net assets acquired resulting from the acquisition.


5. CONTRACTS IN PROCESS

     Billings and accumulated costs and profits on long-term contracts, principally with the U.S. Government, comprise the following:


                                                                                            PREDECESSOR
                                                                               COMPANY        COMPANY
                                                                            ------------   ------------
                                                                                   DECEMBER 31,
                                                                            ---------------------------
                                                                                1997           1996
                                                                            ------------   ------------
Billed contract receivables .............................................    $  39,029      $  45,212
Unbilled contract receivables ...........................................       33,136         84,814
Other billed receivables, principally commercial and affiliates .........       31,253         41,154
Inventoried costs .......................................................       82,954         72,880
                                                                             ---------      ---------
                                                                               186,372        244,060
Less, unliquidated progress payments                                           (19,170)       (45,987)
                                                                             ---------      ---------
Net contracts in process ................................................    $ 167,202      $ 198,073
                                                                             =========      =========

     The U.S. Government has title to or a secured interest in, inventory to which progress payments are applied. Unbilled contract receivables represent accumulated costs and profits earned but not yet billed to customers. The Company believes that substantially all such amounts will be billed and collected within one year.

     The following data has been used in the determination of costs and expenses:



                                                                   COMPANY              PREDECESSOR COMPANY
                                                               --------------   -----------------------------------
                                                                    NINE           THREE
                                                                   MONTHS         MONTHS       FOR THE YEAR ENDED
                                                                    ENDED          ENDED          DECEMBER 31,
                                                                DECEMBER 31,     MARCH 31,   ----------------------
                                                                    1997           1997         1996         1995
                                                               --------------   ----------   ----------   ---------
Selling, general and administrative ("SG&A") costs
 included in inventoried costs .............................       $15,379       $14,536      $14,700      $1,156
Selling, general and administrative costs incurred .........        88,527        28,449       82,226       6,525
Independent research and development, including bid
 and proposal costs, included in SG&A incurred .............        28,893        12,024       36,500       9,800

6. NET ASSETS HELD FOR SALE

     The Company has accounted for the allocation of purchase price and the net assets of its Hycor business in accordance with the FASB's Emerging Issues Task Force Issue 87-11 "Allocation of Purchase Price to Assets to be Sold" ("EITF 87-11"). Accordingly, the net assets related to the Hycor business as of April 1, 1997 are included in the accompanying consolidated balance sheet as "Net assets held for sale". The fair value assigned to such net assets is based upon management's estimate of the proceeds from the sale of the Hycor business less the estimated income from operations for such business during the holding period of April 1, 1997 through January 29, 1998 (the "holding

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

period"), plus interest expense on debt allocated to such net assets during the holding period. On January 29, 1998, the Company sold the Hycor business, excluding land and buildings for $3,500 in cash subject to adjustment based on final closing net assets. In accordance with EITF 87-11, loss from the operations of the Hycor business of $108 and interest expense of $552 on the debt allocated to the Hycor net assets have been excluded from the Company's consolidated statements of operations for the nine months ended December 31, 1997. Management of the Company expects that any gain or loss realized on the ultimate disposition of the Hycor business will not have a material impact on the original purchase price allocation.

     Also included in net assets held for sale at December 31, 1997 is a Company property located in Atlanta, Georgia.


7. PROPERTY, PLANT AND EQUIPMENT


                                                                        PREDECESSOR
                                                           COMPANY        COMPANY
                                                         -----------   ------------
                                                                DECEMBER 31,
                                                         --------------------------
                                                             1997          1996
                                                         -----------   ------------
Land .................................................    $  6,670       $  9,200
Buildings and improvements ...........................      19,487         27,000
Machinery, equipment, furniture and fixtures .........      58,978         73,137
Leasehold improvements ...............................       9,899          7,229
                                                          --------       --------
                                                          $ 95,034       $116,566
                                                          ========       ========

     Depreciation and amortization expense attributable to property, plant and equipment was $13,320 for the nine months ended December 31, 1997; $4,529 for the three months ended March 31, 1997, and $14,924 and $5,492 for the years ended December 31, 1996 and 1995, respectively.


8. DEBT

     Long-term debt consists of:




                                                                DECEMBER 31, 1997
                                                               ------------------
       Term Loan Facilites ...................................      $ 172,000
       10 3/8 Senior Subordinated Notes due 2007 .............        225,000
                                                                    ---------
                                                                      397,000
       Less current portion of Term Loan Facilities ..........          5,000
                                                                    ---------
        Total long-term debt .................................      $ 392,000
                                                                    =========

     In connection with the L-3 Acquisition, the Company entered into a credit facility (the "Senior Credit Facilities") with a syndicate of banks and financial institutions for $275,000 consisting of $175,000 of term loans (the "Term Loan Facilities") and a $100,000 revolving credit facility (the "Revolving Credit Facility"). The Senior Credit Facilities bear interest, at the option of the Company, at rates related to (i) the higher of federal funds rate plus 0.50% per annum or the reference rate published by Bank of America NT&SA or (ii) LIBOR. At December 31, 1997, such interest rates, based on various maturities, ranged from 7.625% to 8.625%. Interest payments vary in accordance with the type of borrowing and are made at a minimum every three months. The Revolving Credit Facility expires in 2003 and is available for ongoing working capital and letter of credit needs. The Term Loans mature in installments until the final maturity date in 2006. Approximately $93,428 of the Revolving Credit Facility is available at December 31, 1997 reflecting letters of credit of $6,572 drawn

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

against the Revolving Credit Facility of $100,000. In February 1998, the Senior Credit Facilities were amended to, among other things, increase the Revolving Credit Facility to $200,000, waive certain excess cash flow prepayments, as defined, otherwise required, and permit the incurrence of up to an additional $150,000 of subordinated debt. The Company pays a commitment fee of 0.375% per annum on the unused portion of the Revolving Credit Facility.

     In April 1997, the Company issued $225,000 of 10 3/8% senior subordinated notes (the "1997 Notes") due May 1, 2007 with interest payable semi-annually on May 1 and November 1 of each year, commencing November 1, 1997. On November 5, 1997, the Company completed its exchange offer relating to the 1997 Notes and the holders of the 1997 Notes received registered securities. The 1997 Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2002, at various redemption prices plus accrued and unpaid interest to the applicable redemption date. In addition, prior to May 1, 2000, the Company may redeem up to 35% of the aggregate principal amount of 1997 Notes at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date with the net cash proceeds of one or more equity offerings by Holdings that are contributed to the Company as common equity capital.

     The Senior Credit Facilities and the 1997 Notes agreement contain financial and restrictive covenants that limit, among other things, the ability of the Company to borrow additional funds, dispose of assets, or pay cash dividends. At December 31, 1997, none of the Company's retained earnings were available to pay dividends. The Senior Credit Facilities contain financial covenants, which remain in effect so long as any amount is owed by the Company thereunder. These financial covenants require that (i) the Company's debt ratio, as defined, be less than or equal to 5.50 for the quarter ended December 31, 1997, and that the maximum allowable debt ratio, as defined, thereafter be further reduced to less than or equal to 3.1 for the quarters ending after June 30, 2002, and (ii) the Company's interest coverage ratio, as defined, be at least 1.85 for the quarter ended December 31, 1997, and thereafter increasing the interest coverage ratio, as defined, to at least 3.10 for any fiscal quarters ended after June 30, 2002. At December 31, 1997, the Company was in compliance with these covenants.

     In connection with the Senior Credit Facilities, the Company has granted the lenders a first priority lien on substantially all of the Company's assets, including the stock of L-3 Communications Corporation.

     The aggregate principal payments for debt, excluding borrowings under the Revolving Credit Facility, for the five years ending December 31, 1998 through 2002 are: $5,000, $11,000, $19,000, $25,000 and $33,200, respectively.

     The costs related to the issuance of debt have been deferred and are being amortized as interest expense over the term of the related debt using a method that approximates the effective interest method.



9. PREDECESSOR COMPANY'S INTEREST EXPENSE

     Interest expense has been allocated to the Predecessor Company by applying Lockheed Martin's weighted average consolidated interest rate to the portion of the beginning of the period invested equity account deemed to be financed by consolidated debt, which has been determined based on Lockheed Martin's debt to equity ratio on such date, except that the acquisition of the Loral Acquired Businesses has been assumed to be fully financed by debt. Management of the Businesses believes that this allocation methodology is reasonable.

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Interest expense of the Predecessor Company was calculated using the following balances and interest rates:


                              THREE MONTHS      YEARS ENDED DECEMBER 31,
                                 ENDED        -----------------------------
                             MARCH 31, 1997        1996            1995
                            ---------------   -------------   -------------
Invested Equity .........      $ 473,609        $ 482,466       $ 199,506
Interest Rate ...........           7.10%            7.20%           7.40%

10. FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash and cash equivalents, billed contract receivables, other billed receivables (principally commercial and affiliates), trade accounts payable, customer advances, debt instruments, and interest rate cap and interest rate floor contracts. The book values of cash and cash equivalents, billed contract receivables, other billed receivables (principally commercial and affiliates), trade accounts payable and customer advances are considered to be representative of their respective fair values at December 31, 1997 due to the short-term maturities or expected settlement dates of these instruments.

     The Company's debt instruments consist of term loans and 1997 Notes (Note
8). The carrying values of the term loans approximate fair value because they are variable-rate loans which bear interest at current market rates.

     The 1997 Notes are registered, unlisted public debt which is traded in the over-the-counter market. The fair value of such debt at December 31, 1997 was estimated to be approximately $243,000, based on trading activity on December 31, 1997.

     To mitigate risks associated with changing interest rates on certain of its debt, the Company entered into the interest rate agreements. The fair values of the interest rate caps and interest rate floors (collectively, the "interest rate agreements") were estimated by discounting expected cash flows using quoted market interest rates. The Company manages exposure to counterparty credit risk by entering into the interest rate agreements only with major financial institutions that are expected to fully perform under the terms of such agreements. The notional amounts are used to measure the volume of these agreements and do not represent exposure to credit loss. The impact of the interest rate agreements was not material to interest expense for the nine months ended December 31, 1997. Information with respect to the interest rate agreements is as follows:




                                      DECEMBER 31, 1997
                                 ----------------------------
                                  NOTIONAL       UNREALIZED
                                   AMOUNT      GAINS (LOSSES)
                                 ----------   ---------------
Interest rate caps ...........    $100,000       $ (1,008)
                                  --------       --------
Interest rate floors .........    $ 50,000       $   (263)
                                  --------       --------

     At December 31, 1996, the Predecessor Company's financial instruments consisted primarily of billed contract receivables, other billed receivables (principally commercial and affiliates), trade accounts payable and customer advances. The book value of billed contract receivables, other billed receivables (principally commercial and affiliates), trade accounts payable and customer advances approximated their respective fair values at December 31, 1996, due to the short-term maturities or expected settlement dates of those instruments.

11. NONCASH COMPENSATION CHARGE

     Holdings' Class A Common Stock and Class B Common Stock were issued at per share prices of $6.47 and $5.00, respectively. The aggregate difference in issuance prices of $4,410 has been accounted for as a noncash compensation charge to expense effective on April 1, 1997, related to the initial capitalization of L-3.

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

12. INCOME TAXES

THE COMPANY

     Pretax income of the Company for the nine months ended December 31, 1997 was $22,992 and was primarily domestic. The components of the Company's provision for income taxes for the nine months ended December 31, 1997 are:



   Income taxes currently payable, primarily federal .........    $   696
   Deferred income taxes:
     Federal .................................................      8,635
     State and local .........................................      1,356
                                                                  -------
     Subtotal ................................................      9,991
                                                                  -------
   Total provision for income taxes ..........................    $10,687
                                                                  =======

     The effective income tax rate of the Company for the nine months ended December 31, 1997 differs from the statutory federal income tax rate for the following reasons:



   Statutory federal income tax rate .....................................   35.0%
   State and local income taxes, net of federal income tax benefit .......    3.8
   Noncash compensation charge ...........................................    6.8
   Nondeductible goodwill amortization and other expenses ................    4.4
   Research and development and other tax credits ........................   (3.5)
                                                                             ----
   Effective income tax rate .............................................   46.5 %
                                                                             =======

     The significant components of the Company's net deferred tax assets at December 31, 1997 are:



   Deferred tax assets:
     Other postretirement benefits .............................    $  8,649
     Inventoried costs .........................................       8,711
     Compensation and benefits .................................         528
     Pension costs .............................................       4,177
     Property, plant and equipment .............................       8,098
     Income recognition on long-term contracts .................       3,691
     Other, net ................................................       1,861
     Net operating loss and other credit carryforwards .........       2,969
                                                                    --------
      Total deferred tax assets ................................      38,684
   Deferred tax liabilities:
     Cost in excess of net assets acquired .....................      (1,099)
     Other, net ................................................         (70)
                                                                    --------
      Total deferred tax liabilities ...........................      (1,169)
                                                                    --------
   Net deferred tax assets .....................................    $ 37,515
                                                                    ========
     The net deferred tax assets are classified as follows:
     Current deferred tax assets ...............................    $ 13,298
     Long-term deferred tax assets .............................      24,217
                                                                    --------
                                                                    $ 37,515
                                                                    ========

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     At December 31, 1997, the Company had $2,969 of tax credit carryforwards, primarily related to U.S. federal net operating losses and research and experimentation tax credits which expire, if unused, in 2012. The Company believes that these carryforwards will be available to reduce future income tax liabilities and has recorded these carryforwards as non-current deferred tax assets.


PREDECESSOR COMPANY

     The (benefit) provision for income taxes for the Predecessor Company was calculated by applying statutory tax rates to the reported income (loss) before income taxes after considering items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of Lockheed Martin, which are related to the Businesses. Substantially all the income of the Businesses are from domestic operations. For the three months ended March 31, 1997, it is estimated that the benefit for deferred taxes represents $1,315. For the years ended December 31, 1996 and 1995, it is estimated that the (benefit) provision for deferred taxes represents ($2,143) and $3,994, respectively.

     The effective income tax rate of the Predecessor Company differs from the statutory Federal income tax rate for the following reasons:




                                                                    FOR THE
                                                                  THREE MONTHS    YEARS ENDED DECEMBER
                                                                     ENDED                31,
                                                                   MARCH 31,     ----------------------
                                                                      1997          1996         1995
                                                                 -------------   ----------   ---------
   Statutory federal income tax rate .........................       (35.0)%       35.0%         34.0%
   Amortization of cost in excess of net assets acquired .....        (8.1)           2           529
   Research and development and other tax credits ............       (11.3)          (2)           --
   State and local income taxes, net of federal income
     tax benefit and state and local income tax credits ......         4.8            6           101
   Foreign sales corporation tax benefits ....................        (8.4)          (1)           --
   Other, net ................................................         9.1           --          17.0
                                                                     -----         ------        ----
   Effective income tax rate .................................       (48.9)%       40.0%          681%
                                                                     =====         ======        ====

13. STOCK OPTIONS

THE COMPANY

     Holdings sponsors an option plan for key employees of the Company, pursuant to which options to purchase up to 3,255,815 shares of Holdings common stock have been authorized for grant.

     On April 30, 1997, Holdings adopted the 1997 Option Plan for key employees and granted to the Equity Executives nonqualified options to purchase, at $6.47 per share, 2,285,714 shares of Class A common stock of Holdings. In each case, half of the options are "Time Options" and half are "Performance Options" (collectively, the "Options"). The Time Options become exercisable with respect to 20% of the shares subject to the Time Options on each of the first five anniversaries if employment continues through and including such date. The Performance Options become exercisable nine years after the grant date, but may become exercisable earlier with respect to up to 20% of the shares subject to the Performance Options on each of the first five anniversaries, to the extent certain defined targets are achieved. The Options, which have a ten year term, become fully exercisable under certain circumstances, including a change in control.

     On July 1, 1997 and November 11, 1997, Holdings granted nonqualified options to certain officers and other employees of Holdings to purchase at $6.47 per share 689,500 shares of Class A common

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

stock of Holdings (collectively, the "1997 Options"). Generally, the 1997 Options vest over a three-year period and expire ten years from the date of grant.

     The exercise price for Holdings' stock options granted to employees in 1997 equaled the estimated fair value of Holdings' common stock at the date of grant. Accordingly, in accordance with APB 25, no compensation expense was recognized by Holdings.

     Pro forma information regarding net earnings as required by SFAS 123 has been determined as if Holdings had accounted for its employee stock options under the fair value method. Because Holdings is a nonpublic entity the fair value for the options was estimated at the date of grant using the minimum value method prescribed in SFAS 123, which does not consider the expected volatility of Holdings' stock price, with the following weighted-average assumptions for 1997: risk-free interest rate of 6.3%; dividend yield of 0%; and weighted-average expected option life of 5.49 years.

     For purposes of pro forma disclosures, the compensation cost of the options based on their estimated fair values is amortized to expense over vesting periods of the options. The Company's net income for the nine months ended December 31, 1997 would have decreased to the pro forma amounts indicated below:



   Net income:
     As reported .........    $12,305
                              =======
     Pro forma ...........    $11,751
                              =======

     A summary of the stock option activity for the nine months ended December 31, 1997 is as follows:




                                                         SHARES       WEIGHTED AVERAGE
                                                     (IN THOUSANDS)    EXERCISE PRICE
                                                    ---------------- -----------------
   Options granted ................................       2,975            $6.47
   Options exercised ..............................          --               --
   Options cancelled ..............................           4            $6.47
   Options outstanding, December 31, 1997 .........       2,971            $6.47
   Options exercisable, December 31, 1997 .........          --               --

     The weighted-average grant-date fair value of options granted during the nine months ended December 31, 1997 was $1.82 per option. The weighted average remaining contract life of the Company outstanding stock options was 9.37 years at December 31, 1997.


PREDECESSOR COMPANY

     During the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, certain employees of the Predecessor Company participated in Lockheed Martin's stock option plans. All stock options granted had 10 year terms and vested over a two year service period. Exercise prices of options awarded in both years were equal to the market price of the stock on the date of grant. Pro forma information regarding net earnings (loss) as required by SFAS No. 123 has been determined as if the Predecessor Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the three months ended March 31, 1997, and the years ended December 31, 1996 and 1995, respectively: risk-free interest rates of 5.58%, 5.58% and 6.64%; dividend yield of 1.70%; volatility factors related to

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

the expected market price of the Lockheed Martin's common stock of .186, .186 and .216; weighted-average expected option life of five years. The weighted-average fair values of options granted during 1997, 1996 and 1995 were $17.24, $17.24 and $16.09, respectively.

     For the purposes of pro forma disclosures, the options' estimated fair values are amortized to expense over the options' vesting periods. The Predecessor Company's pro forma net loss for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995 were ($386), $11,531, and ($1,040), respectively.

14. COMMITMENTS AND CONTINGENCIES

     The Company and the Predecessor Company lease certain facilities and equipment under agreements expiring at various dates through 2011. At December 31, 1997, the Company's future minimum payments for noncancellable operating leases with initial or remaining terms in excess of one year are as follows:




                                     OPERATING LEASES
                          ---------------------------------------
                           REAL ESTATE     EQUIPMENT      TOTAL
                          -------------   -----------   ---------
   1998 ...............      $ 8,599          $295       $ 8,894
   1999 ...............        7,734           244         7,978
   2000 ...............       10,030           232        10,262
   2001 ...............        8,926            29         8,955
   2002 ...............        2,795            22         2,817
   Thereafter .........       14,393            --        14,393
                             -------          ----       -------
                             $52,477          $822       $53,299
                             =======          ====       =======

     Real estate lease commitments have been reduced by minimum sublease rentals of $22,106 due in the future under noncancellable subleases.

     Leases covering major items of real estate and equipment contain renewal and or purchase options which may be exercised by the Company and Predecessor Company. Rent expense, net of sublease income from other Lockheed Martin entities was $7,330 for the Company for the nine months ended December 31, 1997; $2,553 for the Predecessor Company for the three months ended March 31, 1997 and $8,495 and $4,772 for the Predecessor Company for the years ended December 31, 1996 and 1995, respectively.

     The Company is and the Predecessor Company has been engaged in providing products and services under contracts with the U.S. Government and to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under government procurement regulations, an indictment of the Company and the Predecessor Company by a federal grand jury could result in the Company and the Predecessor Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term.

     The decline in the U.S. defense budget since the mid-1980s has resulted in program delays, cancellations and scope reduction for defense contracts in general. These events may or may not have an effect on the Company's programs; however, in the event that U.S. Government expenditures for products of the type manufactured by the Company are reduced, and not offset by greater commercial sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Company.

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Pursuant to the L-3 Acquisition Agreement, Holdings and the Company has agreed to assume certain on-site and off-site environmental liabilities related to events or activities occurring prior to the consummation of the L-3 Acquisition. Lockheed Martin has agreed to retain all environmental liabilities for all facilities not used by the Businesses as of April 1997 and to indemnify fully Holdings for such prior site environmental liabilities. Lockheed Martin has also agreed, for the first eight years following April 1997 to pay 50% of all costs incurred by Holdings above those reserved for on the Company's balance sheet at March 31, 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, to pay 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years. The Company believes that its total liability for known or reasonably probable environmental claims, even without consideration of the Lockheed Martin indemnification, would not either individually or collectively have a material adverse effect upon Holdings' financial condition or upon the results of its operations.

     Management continually assesses the Company's obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Company in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management is aware, the Company believes that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Company's results of operations. The Company accrues for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

     The Company and the Predecessor Company have been periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to its business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the financial position or results of operations of the Company and the Predecessor Company.


15. PENSIONS AND OTHER EMPLOYEE BENEFITS


THE COMPANY

     PENSIONS: The Company maintains a number of pension plans, both contributory and noncontributory, covering certain employees. Eligibility for participation in these plans varies and benefits are generally based on members' compensation and years of service. The Company's funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue Code and regulations thereon. Plan assets are invested primarily in U.S. government and agency obligations and listed stocks and bonds.

     Pension expense for the nine months ended December 31, 1997 includes the following components:



   Service cost .........................    $   5,109
   Interest cost ........................        8,883
   Actual return on plan assets .........      (11,285)
   Net deferral .........................        1,581
                                             ---------
   Total pension cost ...................    $   4,288
                                             =========

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The following presents the funded status and amounts recognized in the balance sheet for the Company's pension plans:




                                                                                    DECEMBER 31, 1997
                                                                             --------------------------------
                                                                              ASSETS EXCEED      ACCUMULATED
                                                                               ACCUMULATED        BENEFITS
                                                                                 BENEFITS       EXCEED ASSETS
                                                                             ---------------   --------------
   Actuarial present value of benefit obligations:
     Vested benefits .....................................................       $13,742         $ 152,133
                                                                                 =======         =========
     Accumulated benefits ................................................       $13,825         $ 155,474
     Effect of projected future salary increases .........................         3,337            25,795
                                                                                 -------         ---------
     Projected benefits ..................................................       $17,162         $ 181,269
                                                                                 =======         =========
   Plan assets at fair value .............................................       $18,172         $ 155,278
                                                                                 -------         ---------
   Plan assets in excess of (less than) projected benefit obligation .....         1,010           (25,991)
   Unrecognized net (gain) loss ..........................................          (559)            5,683
                                                                                 -------         ---------
   Prepaid (accrued) pension cost ........................................       $   451         $ (20,308)
                                                                                 =======         =========

     The following assumptions were used in accounting for pension plans for the Company:




                                                  APRIL 1, 1997     DECEMBER 31, 1997
                                                 ---------------   ------------------
   Discount rate .............................       7.50%               7.25%
   Rate of increase in compensation ..........       5.00%               5.00%
   Rate of return on plan assets .............       9.00%               9.00%

     In connection with the Company's assumption of certain plan obligations pursuant to the L-3 Acquisition, Lockheed Martin has provided the PBGC with commitments to assume sponsorship or other forms of financial support under certain circumstances. In this connection, the Company has provided certain assurances to Lockheed Martin including, but not limited to, (i) continuing to fund the pension plans consistent with prior practices and to the extent deductible for tax purposes and, where appropriate, recoverable under Government contracts, (ii) agreeing to not increase benefits under the pension plans without the consent of Lockheed Martin, (iii) restricting the Company from a sale of any businesses employing individuals covered by the pension plans if such sale would not result in reduction or elimination of the Lockheed Martin Commitment with regard to the specific plan and (iv) if the pension plans were returned to Lockheed Martin, granting Lockheed Martin the right to seek recovery from the Company of those amounts actually paid, if any, by Lockheed Martin with regard to the pension plans after their return.

     POST-RETIREMENT HEALTH CARE AND LIFE INSURANCE: In addition to providing pension benefits, the Company provides certain health care and life insurance benefits for retired employees and dependents at certain locations. Participants are eligible for these benefits when they retire from active service and meet the eligibility requirements for the Company's pension plans. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions.

     Post-retirement health care and life insurance costs for the nine months ended December 31, 1997 include the following components:



   Service cost .......................................................    $  466
   Interest cost ......................................................       840
                                                                           ------
   Total post-retirement health care and life insurance costs .........    $1,306
                                                                           ======

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The following table presents the amounts recognized in the balance sheet for the Company at December 31, 1997:



   Accumulated post-retirement benefit obligation:
     Retirees ...........................................................    $ 4,702
     Fully eligible plan participants ...................................      3,188
     Other active plan participants .....................................     10,990
                                                                             -------
   Total accumulated post-retirement benefit obligation .................    $18,880
   Unrecognized net loss ................................................        624
                                                                             -------
   Accrued post-retirement health care and life insurance costs .........    $18,256
                                                                             =======

     Actuarial assumptions used in determining the December 31, 1997 accumulated post-retirement benefit obligation include a discount rate of 7.25%, an average rate of compensation increase of 5.0% and an assumed health care cost trend rate of 6.5% in 1997 decreasing gradually to a rate of 4.5% by the year 2001. The discount rate used at April 1, 1997 was 7.50%. The other assumptions did not change from April 1, 1997. Increasing the assumed health care cost trend rate by 1% would change the accumulated post-retirement benefits obligation at December 31, 1997 by approximately $2,218 and the aggregate service and interest cost components for the nine months ended December 31, 1997 by approximately $81 and $113, respectively.

     EMPLOYEE SAVINGS PLAN: Under its various employee savings plans, the Company matches the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form of the matching contribution vary among the plans. Under these plans, the Company's matching contributions, in cash, for the nine months ended December 31, 1997 was $3,742.



THE PREDECESSOR COMPANY

     Certain of the Businesses for the Predecessor Company participated in various Lockheed Martin-sponsored pension plans covering certain employees. Eligibility for participation in these plans varies, and benefits are generally based on members' compensation and years of service. Lockheed Martin's funding policy was generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue Code and regulations. Since the aforementioned pension arrangements are part of certain Lockheed Martin defined benefit plans, no separate actuarial data is available for the portion allocable to the Businesses. Therefore, no liabilities or assets are reflected in the accompanying combined financial statements of the Predecessor Company as of December 31, 1996. The Businesses have been allocated pension costs based upon participant employee headcount. Net pension expense included in the accompanying combined financial statements of the Predecessor Company was $1,848 for the three months ended March 31, 1997, and $7,027 and $4,134, for the years ended December 31, 1996 and 1995, respectively.

     In addition to participating in Lockheed Martin-sponsored pension plans, certain of the Businesses of the Predecessor Company provided varying levels of health care and life insurance benefits for retired employees and dependents. Participants were eligible for these benefits when they retired from active service and met the pension plan eligibility requirements. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions. Since the aforementioned postretirement benefits are part of certain Lockheed Martin postretirement arrangements, no separate actuarial data is available for the portion allocable to the Businesses. Accordingly, no liability is reflected in the accompanying combined financial statements as of combined December 31, 1996 and 1995. The Businesses have been allocated postretirement benefits cost based on participant employee

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

headcount. Postretirement benefit costs included in the accompanying combined financial statements was $616 for the three months ended March 31, 1997 and $2,787 and $2,124 for the years ended December 31, 1996 and 1995, respectively. Under various employee savings plans sponsored by Lockheed Martin, the Predecessor Company matched contributions of participating employees up to a designated level. Under these plans the matching contributions for the three months ended March 31, 1997 and for the years ended December 31, 1996 and 1995 were $1,241, $3,940 and $1,478, respectively.


16. SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental disclosures to the consolidated statement of cash flows are as follows:



                                       COMPANY               PREDECESSOR COMPANY
                                 -------------------   --------------------------------
                                                                           YEAR ENDED
                                                                          DECEMBER 31,
                                     NINE MONTHS         THREE MONTHS    --------------
                                        ENDED               ENDED
                                  DECEMBER 31, 1997     MARCH 31, 1997    1996     1995
                                 -------------------   ---------------   ------   -----
   Interest paid .............         $21,245               --           --       --
                                       =======               ==           ==       ==
   Income taxes paid .........         $   109               --           --       --
                                       =======               ==           ==       ==

17. SALES TO PRINCIPAL CUSTOMERS

     The Company and the Predecessor Company operate primarily in one industry segment, government electronic systems. Sales to principal customers are as follows:



                                            COMPANY                  PREDECESSOR COMPANY
                                        --------------   --------------------------------------------
                                                            THREE
                                             NINE           MONTHS          YEAR             YEAR
                                         MONTHS ENDED       ENDED           ENDED           ENDED
                                         DECEMBER 31,     MARCH 31,     DECEMBER 31,     DECEMBER 31,
                                             1997            1997           1996             1995
                                        --------------   -----------   --------------   -------------
   U.S. Government Agencies .........      $434,020       $128,505        $425,033         $161,617
   Foreign (principally foreign
     governments) ...................        12,090         13,612          33,475            4,945
   Other (principally U.S.
     commercial) ....................       100,415         16,756          84,573              219
                                           --------       --------        --------         --------
                                           $546,525       $158,873        $543,081         $166,781
                                           ========       ========        ========         ========

18. OTHER TRANSACTIONS WITH LOCKHEED MARTIN

     The Company and the Predecessor Company sell products to Lockheed Martin and its affiliates, net sales for which were $60,402 for the nine months ended December 31, 1997; $21,171 for the three months ended March 31, 1997 and $70,658 and $25,874 for the years ended December 31, 1996 and 1995, respectively. Included in Contracts in Process are receivables from Lockheed Martin and its affiliates of $8,846 and $10,924 at December 31, 1997 and 1996, respectively.

     Lockheed Martin provides the Company information systems and other services and previously provided similar services to the Predecessor Company for which the Company and the Predecessor Company were charged $13,690, $4,210, $20,901 and $20,508 for the nine months ended December 31, 1997, the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, respectively.

     The Predecessor Company relied on Lockheed Martin for certain services, including treasury, cash management, employee benefits, taxes, risk management, internal audit, financial reporting, contract administration and general corporate services. Although certain assets, liabilities and

                        L-3 COMMUNICATIONS CORPORATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

expenses related to these services have been allocated to the Businesses, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements would not be the same had the Businesses been independent entities.

     The amount of allocated corporate expenses to the Predecessor Company and reflected in these combined financial statements was estimated based primarily on an allocation methodology prescribed by government regulations pertaining to government contractors. Allocated costs to the Businesses were $5,208 for the three months ended March 31, 1997, and $10,057 and $2,964 for the years ended December 31, 1996 and 1995, respectively.


19. SUBSEQUENT EVENTS

     In February 1998, the Company purchased substantially all the assets and liabilities of the Satellite Transmission Systems division of California Microwave, Inc. The purchase price of $27,000 is subject to adjustment based on closing net assets. The Company used cash on hand to fund the purchase price.

     On December 22, 1997, the Company signed a definitive agreement to purchase substantially all the assets and liabilities of the Ocean Systems division of AlliedSignal Inc. The purchase price of $67,500, subject to adjustment based on closing net working capital, will be financed through cash on hand and/or borrowings available under the Senior Credit Facilities.

     In February 1998, the Company entered into a definitive agreement to purchase the assets of ILEX Systems ("ILEX") for $51,900 in cash, subject to adjustment based on closing net assets and additional consideration based on post-acquisition performance of ILEX.

     The acquisition of ILEX and Ocean Systems are expected to close during the first quarter of 1998. The company plans to finance the purchase prices using its cash on hand and available borrowings under its revolving credit facility.

     In February 1998, the Company filed a registration statement with the Securities and Exchange Commission ("SEC") for the sale of $150,000 aggregate principal amount of Senior Subordinated Notes due 2008 (the "Notes Offering"), and concurrently with the Notes Offering, Holdings filed a registration statement with the SEC for the sale of 5.5 million shares of common stock of Holdings.


20. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)


                                                      COMPANY                             PREDECESSOR
                                              FOR THE QUARTERS ENDED                        COMPANY
                              -------------------------------------------------------   ---------------
                               DEC. 31, 1997     SEPT. 30, 1997     JUNE 30, 1997(a)     MARCH 31, 1997
                              ---------------   ----------------   ------------------   ---------------
Sales .....................       $203,673          $174,822            $168,030           $158,873
Operating income ..........         22,881            17,854              10,711              7,936
Net income (loss) .........          8,348             5,276              (1,319)              (258)


                                             PREDECESSOR COMPANY
                              --------------------------------------------------
                               DEC. 31,     SEPT. 30,     JUNE 30,     MARCH 31,
                                 1996          1996         1996         1996
                              ----------   -----------   ----------   ----------
Sales .....................    $178,040     $158,594      $165,294     $41,153
Operating income ..........      20,564       12,197         9,254       1,676
Net income (loss) .........       8,401        3,055           737        (497)

----------
(a)        Includes a $4,410 noncash compensation charge.

                           LORAL ACQUIRED BUSINESSES
                         COMBINED FINANCIAL STATEMENTS


 For the three months ended March 31, 1996 and the year ended December 31, 1995

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors of
 L-3 Communications Corporation:


     We have audited the accompanying combined statements of operations and cash flows for the Loral Acquired Businesses as defined in Note 1 (the "Businesses") for the three months ended March 31, 1996 and the year ended December 31, 1995. These financial statements are the responsibility of the Businesses' management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined results of the operations and cash flows of the Businesses for the three months ended March 31, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.





                                                 /s/ PricewaterhouseCoopers LLP


1301 Avenue of the Americas
New York, New York 10019
March 20, 1997

                           LORAL ACQUIRED BUSINESSES

                       COMBINED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)




                                         THREE MONTHS
                                             ENDED            YEAR ENDED
                                        MARCH 31, 1996     DECEMBER 31, 1995
                                       ----------------   ------------------
Sales ..............................       $132,200            $448,165
Cost and expenses ..................        124,426             424,899
                                           --------            --------
Operating income ...................          7,774              23,266
Allocated interest expense .........          4,365              20,799
                                           --------            --------
Income before income taxes .........          3,409               2,467
Income taxes .......................          1,292                 854
                                           --------            --------
Net income .........................       $  2,117            $  1,613
                                           ========            ========

                  See notes to combined financial statements.

                           LORAL ACQUIRED BUSINESSES

                       COMBINED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)




                                                           THREE MONTHS
                                                               ENDED            YEAR ENDED
                                                          MARCH 31, 1996     DECEMBER 31, 1995
                                                         ----------------   ------------------
OPERATING ACTIVITIES:
Net income ...........................................      $   2,117           $    1,613
Depreciation and amortization ........................          5,011               20,625
Changes in operating assets and liabilities
 Contracts in process ................................        (11,382)               7,327
 Other current assets ................................         (3,436)                 890
 Other assets ........................................          2,437                6,736
 Accounts payable and accrued liabilities ............          4,525               (4,533)
 Other current liabilities ...........................          3,348                4,428
 Other liabilities ...................................           (452)                 117
                                                            ---------           ----------
Net cash from operating activities ...................          2,168               37,203
                                                            ---------           ----------
INVESTING ACTIVITIES:
Acquisition of business ..............................             --             (214,927)
Capital expenditures .................................         (3,962)             (12,683)
Disposition of property, plant and equipment .........            187                4,342
                                                            ---------           ----------
                                                               (3,775)            (223,268)
                                                            ---------           ----------
FINANCING ACTIVITIES:
Advances from (repayments to) Loral ..................          1,607              186,065
                                                            ---------           ----------
Net change in cash ...................................      $      --           $       --
                                                            =========           ==========

                  See notes to combined financial statements.

                           LORAL ACQUIRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)


1. BACKGROUND AND DESCRIPTION OF BUSINESS

     On January 31, 1997, Lockheed Martin Corporation ("Lockheed Martin"), Lehman Brothers Holdings Inc. ("Lehman"), Frank C. Lanza ("Lanza") and Robert
V. LaPenta ("LaPenta") entered into a Memorandum of Understanding ("MOU") regarding the transfer of certain businesses of Lockheed Martin to a newly formed corporation ("Newco") to be owned by Lockheed Martin, Lehman, Lanza and LaPenta. The businesses proposed to be transferred (the "Loral Acquired Businesses" or "Businesses") include Lockheed Martin's Wideband Systems Division and the Products Group, comprised of ten autonomous operations, all of which were acquired by Lockheed Martin effective April 1, 1996 as part of the acquisition by Lockheed Martin of the defense electronics business of Loral Corporation ("Loral"). Also included in the transaction is the acquisition of a semiconductor product line of another business and certain leasehold improvements in New York City.

     The Businesses are leading suppliers of sophisticated secure communication systems, microwave communication components, avionic and instrumentation products and other products and services to major aerospace and defense contractors as well as the U.S. Government. The Businesses operate primarily in one industry segment, communication systems and products.

     Substantially all the Businesses' products are sold to agencies of the United States Government, primarily the Department of Defense, to foreign government agencies or to prime contractors or subcontractors thereof. All domestic government contracts and subcontracts of the Businesses are subject to audit, various cost controls and include standard provisions for termination for the convenience of the government. Multi-year government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the government.

     The decline in the U.S. defense budget since the mid 1980s has resulted in program delays, cancellations and scope reductions for defense contractors in general. These events may or may not have an effect on the Businesses' programs; however, in the event that expenditures for products of the type manufactured by the Businesses are reduced, and not offset by greater foreign sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Businesses.


     The Businesses' operations, as presented herein, include allocations and estimates of certain expenses of Loral based upon estimates of services performed by Loral that management of the Businesses believe are reasonable. Such services include treasury, cash management, employee benefits, taxes, risk management, internal audit and general corporate services. Accordingly, the results of operations and cash flows as presented herein may not be the same as would have occurred had the Businesses been independent entities.


2. BASIS OF PRESENTATION


BASIS OF COMBINATION

     The accompanying combined financial statements reflect the Businesses' assets, liabilities and operations included in Loral Corporation's historical financial statements that will be transferred to Newco. All significant intercompany transactions and amounts have been eliminated. The combined financial statements do not include the operations of telecommunications switch product line which will not be transferred and was exited in 1995. Also, the assets and operations of the semiconductor product line and certain other facilities which are not material to the Businesses have been excluded from the financial statements.

                           LORAL ACQUIRED BUSINESSES

                            (DOLLARS IN THOUSANDS)

ALLOCATION OF CORPORATE EXPENSES

     The amount of corporate office expenses reflected in these financial statements has been estimated based primarily on the allocation methodology prescribed by government regulations pertaining to government contractors, which management of the Businesses believes to be a reasonable allocation method.


INCOME TAXES

     The Businesses were included in the consolidated Federal income tax return and certain combined and separate state and local income tax returns of Loral. However, for the purposes of these financial statements, the provision for income taxes was allocated based upon reported income before income taxes. Such provision was recorded through the advances from (repayments to) Loral account.



INTEREST EXPENSE

     Interest expense has been allocated to the Businesses by applying Loral's weighted average consolidated interest rate to the portion of the beginning of the period invested equity account deemed to be financed by consolidated debt, which amount has been determined based on Loral's debt to equity ratio on such date, except that the acquisition of Wideband Systems has been assumed to be fully financed by debt.


STATEMENTS OF CASH FLOWS

     The Businesses participated in Loral's cash management system, under which all cash was received and payments made by Loral. All transactions between the Businesses and Loral have been accounted for as settled in cash on the date such transactions were recorded by the Businesses.


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


CONTRACTS IN PROCESS

     Sales on long-term production-type contracts are recorded as units are shipped; profits applicable to such shipments are recorded pro rata, based upon estimated total profit at completion of the contract. Sales and profits on cost reimbursable contracts are recognized as costs are incurred. Sales and estimated profits under other long-term contracts are recognized under the percentage of completion method of accounting using the cost-to-cost method. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and realization is probable. Incentive fees and award fees enter into the determination of contract profits when they can be reliably estimated.

     Costs accumulated under long-term contracts include direct costs as well as manufacturing, overhead, and for government contracts, general and administrative, independent research and development and bid and proposal costs. Losses on contracts are recognized when determined. Revisions in profit estimates are reflected in the period in which the facts which require the revision become known.


DEPRECIATION AND AMORTIZATION

     Depreciation is provided primarily on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. The excess of the cost of purchased businesses over the fair value of the net assets acquired is being amortized using a straight-line method generally over a 40-year period.

                           LORAL ACQUIRED BUSINESSES

                            (DOLLARS IN THOUSANDS)

     The carrying amount of cost in excess of net assets acquired is evaluated on a recurring basis. Current and future profitability as well as current and future undiscounted cash flows, excluding financing costs, of the underlying businesses are primary indicators of recoverability. There were no adjustments to the carrying amount of cost in excess of net assets acquired resulting from these evaluations during the periods presented.


USE OF ESTIMATES


     The preparation of financial statements in conformity with generally accepted accounting principles requires the Businesses' management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and costs, cost allocations from Loral, including interest and income taxes, recoverability of recorded amounts of fixed assets and cost in excess of net assets acquired, litigation and environmental obligations. Actual results could differ from these estimates.


NEW ACCOUNTING PRONOUNCEMENTS


     Effective January 1, 1996, the Businesses adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 establishes the accounting standards for the impairment of long-lived assets, certain intangible assets and cost in excess of net assets and certain intangible assets to be disposed of. The impact of adopting SFAS 121 was not material.


     Effective January 1, 1994, the Businesses adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS 112"). SFAS 112 requires that the costs of benefits provided to employees after employment but before retirement be recognized on an accrual basis. The adoption of SFAS 112 did not have a material impact on the results of operations of the Businesses.


4. ACQUISITIONS


     Effective May 1, 1995, Loral acquired substantially all the assets and liabilities of the Defense Systems operations of Unisys Corporation, which included the Wideband Systems Division. The acquisition has been accounted for as a purchase. As such, the accompanying combined financial statements reflect the results of operations of the Wideband Systems Division from the effective date of acquisition, including the amortization of an allocated portion of cost in excess of net assets acquired resulting from the acquisition. Such allocation was based on the sales and profitability of the Wideband Systems Divisions relative to the aggregate sales and profitability of the defense systems operations acquired by Loral. The assets and liabilities recorded in connection with the purchase price allocation were $240,525 and $25,598, respectively.


     Had the acquisition of the Wideband Systems Division occurred on January 1, 1995, the unaudited pro forma sales and net income for the year ended December 31, 1995 would have been $524,355 and $504,780, respectively. The results, which are based on various assumptions, are not necessarily indicative of what would have occurred had the acquisition been consummated as of January 1, 1995.

                           LORAL ACQUIRED BUSINESSES

                            (DOLLARS IN THOUSANDS)

5. OPERATING EXPENSES


     The following expenses have been included in the statements of operations:




                                                                   THREE               YEAR
                                                               MONTHS ENDED            ENDED
                                                              MARCH 31, 1996     DECEMBER 31, 1995
                                                             ----------------   ------------------
General and administrative expenses ......................        $23,558             $90,757
Independent research and development, and bid and proposal
 costs ...................................................        $ 5,587             $21,370

6. INCOME TAXES


     The provision for income taxes was calculated by applying Loral's statutory tax rates to the reported pre-tax book income after considering items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision which are related to the Businesses. It is estimated that deferred income taxes represent approximately $714,000 and $2,857,000 of the provisions for income taxes reflected in these financial statements for the three months ended March 31, 1996 and the year ended December 31, 1995. The principal components of deferred income taxes are contract accounting methods, property plant and equipment, goodwill amortization, and timing of accruals. Substantially all of the Businesses' income is from domestic operations.


     The following is a reconciliation of the statutory rate to the effective tax rates reflected in the financial statements:



                                                                  YEARS ENDED DECEMBER 31,
                                                                  ------------------------
                                                                     1996        1995
                                                                  ---------   ----------
Statutory Federal income tax rate .............................      35.0%        35.0%
Research and development and other tax credits ................        --        (18.6)
State and local income taxes, net of Federal income tax benefit
 and state and local income tax credits .......................       3.9          (.3)
Foreign sales corporation tax benefit .........................      (2.2)        (3.0)
Amortization of goodwill ......................................       6.3         35.1
Other, net ....................................................      (5.1)       (13.6)
                                                                     ----        -----
Effective income tax rate .....................................      37.9%        34.6%
                                                                     ====        =====


7. INTEREST EXPENSE


     Interest expense was calculated using the following balances and interest rates:




                                                            THREE               YEAR
                                                        MONTHS ENDED            ENDED
                                                       MARCH 31, 1996     DECEMBER 31, 1995
                                                      ----------------   ------------------
Invested Equity ...................................      $ 453,062           $ 265,384
Interest Rate .....................................           7.40%               7.87%
Wideband Systems Allocated Purchase Price .........             --           $ 214,927
Interest Rate .....................................             --                7.40%

                           LORAL ACQUIRED BUSINESSES

                            (DOLLARS IN THOUSANDS)

8. COMMITMENTS AND CONTINGENCIES

     The Businesses lease certain facilities and equipment under agreements expiring at various dates through 2011. Leases covering major items of real estate and equipment contain renewal and/or purchase options which may be exercised by the Businesses. Rent expense for the three months ended March 31, 1996 was $1,063. Rent expense for the year ended December 31, 1995 was $4,276.

     Management is continually assessing its obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Businesses in order to comply with these laws, based upon available internal and external assessments, the Businesses believe that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Businesses' operations. The Businesses accrue for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Businesses believe that it has adequately accrued for future expenditures in connection with environmental matters and that such expenditures will not have a material adverse effect on its financial position or results of operations.

     There are a number of lawsuits or claims pending against the Businesses and incidental to its business. However, in the opinion of management, the ultimate liability on these matters, if any, will not have a material adverse effect on the financial position or results of operations of the Businesses.


9. PENSIONS AND OTHER EMPLOYEE BENEFITS


PENSIONS

     The Businesses participate in various Loral-sponsored pension plans both contributory and non-contributory covering certain employees. Eligibility for participation in these plans varies, and benefits are generally based on members' compensation and years of service. Loral's funding policy was generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue code and regulations thereon. Since the aforementioned pension arrangements were part of certain Loral defined benefit or defined contribution plans, no separate actuarial data was available for the Businesses. The Businesses have been allocated their share of pension costs based upon participation employee headcount. Net pension expense, which approximates the amount funded, included in the accompanying financial statements was $1,234 and $4,391 for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively.



POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

     In addition to participating in Loral-sponsored pension plans, the Businesses provide certain health care and life insurance benefits for retired employees and dependents at certain locations. Participants are eligible for these benefits when they retire from active service and meet the pension plan eligibility requirements. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions. Since the aforementioned postretirement benefits were part of certain Loral postretirement arrangements, no separate actuarial data is available for the Businesses. The Businesses have been allocated postretirement benefit costs based upon participant employee headcount. Post-retirement benefits costs included in the accompanying financial statements were $402 and $1,646 for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively.

                           LORAL ACQUIRED BUSINESSES

                            (DOLLARS IN THOUSANDS)

EMPLOYEE SAVINGS PLANS


     Under various employee savings plans sponsored by Loral, the Businesses matched the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form of the matching contribution vary among the plans. Under these plans, the matching contributions, in cash, common stock or both, for the three months ended March 31, 1996 and the year ended December 31, 1995 were $634 and $1,879, respectively.


10. SALES TO PRINCIPAL CUSTOMERS


     The Businesses operate primarily in one industry segment, electronic components and systems. Sales to principal customers are as follows:




                                                            THREE               YEAR
                                                        MONTHS ENDED            ENDED
                                                       MARCH 31, 1996     DECEMBER 31, 1995
                                                      ----------------   ------------------
U.S. Government Agencies ..........................       $ 94,993            $328,476
Foreign (principally foreign governments) .........         16,838              62,549
Other (principally commercial) ....................         20,369              57,140
                                                          --------            --------
                                                          $132,200            $448,165
                                                          ========            ========

Foreign sales comprise the following:




                                       THREE               YEAR
                                   MONTHS ENDED            ENDED
                                  MARCH 31, 1996     DECEMBER 31, 1995
                                 ----------------   ------------------
Export sales
 Asia ........................        $ 4,056             $19,248
 Middle East .................          3,648               4,147
 Europe ......................          6,275              26,283
 Other .......................          2,859              12,871
                                      -------             -------
 Total foreign sales .........        $16,838             $62,549
                                      =======             =======

11. RELATED PARTY TRANSACTIONS


     The Businesses had a number of transactions with Loral and its affiliates. Management believes that the arrangements are as favorable to the Businesses as could be obtained from unaffiliated parties. The following describe the related party transactions.


     Loral allocated certain operational, administrative, legal and other services to the Businesses. Costs allocated to the Businesses were $1,827 and $6,535 for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively. The Businesses sold products to Loral and its affiliates. Net sales to Loral were $14,840 for the three months ended March 31, 1996 and were $54,600 in 1995. Net sales to Space Systems/Loral were $2,471 for the three months ended March 31, 1996 and were $4,596 in 1995. Net sales to K&F Industries were $1,173 for the three months ended March 31, 1996 and were $2,415 in 1995.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES


                              Unaudited Condensed
                       Consolidated Financial Statements
                        As of June 30, 1998 and for the
                    Six Months Ended June 30, 1998 and 1997

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1998



                                                       ASSETS
Current Assets
 Cash .............................................................                     $    197,000
 Accounts receivable, less allowance for doubtful accounts of
   $582,000........................................................                       25,931,000
 Inventories ......................................................                       28,174,000
 Unbilled costs ...................................................                        5,259,000
 Deferred income tax benefit ......................................                        6,100,000
 Prepaid expenses and other .......................................                        2,596,000
                                                                                        ------------
 Total current assets .............................................                       68,257,000
Property, plant and equipment--at cost                                 $ 15,663,000
 Less accumulated depreciation and amortization ...................      (2,782,000)      12,881,000
                                                                       ------------
Deferred Income Tax Benefit .......................................                          927,000
Intangible Assets--net ............................................                       78,035,000
Other Assets ......................................................                          366,000
                                                                                        ------------
                                                                                        $160,466,000
                                                                                        ============
                                    LIABILITIES AND STOCKHOLDERS'EQUITY
Current Liabilities
 Current maturities of long-term debt .............................                     $  6,250,000
 Accounts payable .................................................                       12,428,000
 Accrued expenses and other liabilities ...........................                       21,808,000
                                                                                        ------------
 Total current liabilities ........................................                       40,486,000
Long-term debt, less current maturities ...........................                       69,745,000
Postretirement benefits liability .................................                       25,500,000
Pension benefits liability ........................................                        4,731,000
Other liabilities .................................................                          435,000
Commitments and contingencies
Stockholders' equity
 Preferred stock--authorized, 1,000,000 shares of $.01 par value;
   issued and outstanding, 38,010 shares, at stated value .........    $  3,801,000
 Common stock--authorized, 1,000,000 shares of $.01 par value;
   issued and outstanding, 99,000 shares ..........................             990
 Additional paid-in capital .......................................       2,422,010
 Carryover basis adjustment .......................................      (2,151,000)
 Net earnings .....................................................      15,785,000
 Cumulative translation adjustment ................................        (289,000)      19,569,000
                                                                       ------------     ------------
                                                                                        $160,466,000
                                                                                        ============

The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)




                                                                        SIX MONTHS ENDED JUNE 30,
                                                                     --------------------------------
                                                                           1998             1997
                                                                     ---------------   --------------
Net revenues .....................................................    $105,505,000      $ 50,782,000
Cost of goods sold ...............................................      76,429,000        33,929,000
                                                                      ------------      ------------
Gross profit .....................................................      29,076,000        16,853,000
                                                                      ------------      ------------
Operating expenses
 Selling, general and administrative .............................      14,132,000         5,525,000
 Engineering, research and development ...........................       3,853,000         3,942,000
                                                                      ------------      ------------
 Actuarial and other changes to postretirement and defined benefit
   pension plans .................................................              --        (2,663,000)
                                                                      ------------      ------------
                                                                        17,985,000         6,804,000
                                                                      ------------      ------------
 Earnings from operations ........................................      11,091,000        10,049,000
                                                                      ------------      ------------
 Other income (expenses)
 Interest expense, net ...........................................      (4,951,000)         (554,000)
   Earnings before income taxes ..................................       6,140,000         9,495,000
Income tax expense ...............................................       2,272,000         2,460,000
                                                                      ------------      ------------
   Net earnings ..................................................    $  3,868,000      $  7,035,000
                                                                      ============      ============

The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)




                                                                             SIX MONTHS ENDED JUNE 30,
                                                                        -----------------------------------
                                                                              1998               1997
                                                                        ---------------   -----------------
Cash flows from operating activities
 Net earnings .......................................................    $  3,868,000       $   7,035,000
 Adjustments to reconcile net earnings to net cash provided by operating activities
 Depreciation and amortization ......................................       2,559,000             529,000
 Changes in operating assets and liabilities, net of effect of acquisition of SPD Technologies Inc.
   Accounts receivable ..............................................      (6,544,000)         (2,868,000)
   Inventories ......................................................       7,036,000            (386,000)
   Unbilled costs ...................................................        (644,000)            827,000
 Prepaid expenses and other .........................................        (793,000)           (511,000)
 Accounts payable ...................................................       1,332,000            (618,000)
 Pension and postretirement benefits liability ......................      (1,033,000)         (2,956,000)
 Accrual expenses and other liabilities .............................       1,776,000             880,000
Income taxes payable ................................................       1,284,000             703,000
                                                                         ------------       -------------
Net cash provided by operating activities ...........................       8,841,000           2,635,000
                                                                         ------------       -------------
Cash flows from investing activities
 Acquisition of SPD Technologies Inc., net of cash acquired .........        (791,000)                 --
 Capital expenditures ...............................................      (2,950,000)           (914,000)
                                                                         ------------       -------------
   Net cash (used in) investing activities ..........................      (3,741,000)           (914,000)
                                                                         ------------       -------------
Cash flows from financing activities
Proceeds from the issuance of common and preferred stock ............           1,000                  --
Principal payments on short-term debt ...............................      (2,955,000)         (1,978,000)
Principal payments on long-term debt ................................      (2,500,000)           (750,000)
                                                                         ------------       -------------
   Net cash (used in) financing activities ..........................      (5,454,000)         (2,728,000)
                                                                         ------------       -------------
   Net (decrease) in cash ...........................................    $   (354,000)      $  (1,007,000)
                                                                         ============       =============

The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     SPD Technologies Inc. ("SPD") and Subsidiaries (the "Company") develop, manufacture and market electrical power delivery systems and components and vehicular control systems, focused on switching and distribution and frequency and voltage conversion for military, commercial marine, rail transportation, utility and commercial specialty markets in the United States and overseas. SPD's products encompass the entire electrical distribution (power delivery) system utilized on self-contained power systems such as ships and rail cars.

     In January 1997, SPD Holdings Inc., a company formed by an investor group and certain minority stockholders of SPD Technologies Inc., the predecessor company, acquired all of the outstanding stock of the Company. The acquisition was accounted for as a purchase and was financed by the issuance of common and preferred stock and bank borrowings. As a result of certain minority shareholders of the predecessor company acquiring ownership in SPD Holdings Inc., the Company recorded a carryover basis adjustment to stockholders' equity of $(2,151,000). During 1997, SPD Holdings Inc. changed its name to SPD Technologies Inc.

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month periods ended June 30, 1998 and 1997 are not necessarily indicative of the results that may be expected for the years ended December 31, 1997 and 1998. For further information, refer to the financial statements and footnotes thereto included in the Company's financial statements for the year ended December 31, 1997.


NOTE B--INVENTORIES

     Inventories and inventoried costs relating to long-term contracts consist of the following:




                                                                             JUNE 30, 1998
                                                                            --------------
     Materials and purchased parts ......................................    $10,730,000
     Work-in-process, primarily on U.S. Government contracts ............     24,064,000
     Finished goods .....................................................      1,703,000
                                                                             -----------
                                                                              36,497,000
     Less progress billings related to long-term contracts and programs .      8,323,000
                                                                             -----------
                                                                             $28,174,000
                                                                             ===========

     Under the contractual arrangements by which progress payments are received, the United States government asserts that it has a security interest in the contracts in process identified with the related contracts.


NOTE C--SUBSEQUENT EVENT

     Pursuant to a definitive agreement entered into on July 2, 1998, L-3 Communications Corporation acquired the stock of the Company on August 13, 1998 for $230,000,000, subject to adjustment based on closing net assets, as defined. In connection with the sale of the Company, as provided for in the Company's stock option plan, on August 13, 1998 the vesting date for all outstanding stock options of the Company was accelerated and the Company recorded a related $22,078,000 pre-tax compensation charge.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES


                     Consolidated Financial Statements and
                        Report of Independent Certified
                              Public Accountants


                               December 31, 1997

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
SPD Technologies Inc.:


     We have audited the accompanying consolidated balance sheet of SPD Technologies Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPD Technologies Inc. and Subsidiaries as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ Grant Thornton LLP





New York, New York
February 25, 1998

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997


                                    ASSETS

Current assets
 Cash .............................................................                      $    551,230
 Accounts receivable, less allowance for doubtful accounts of
   $772,000........................................................                        19,791,544
 Inventories ......................................................                        35,209,738
 Unbilled costs ...................................................                         4,616,034
 Deferred income tax benefit ......................................                         6,100,000
 Prepaid expenses and other .......................................                         1,219,101
                                                                                         ------------
   Total current assets ...........................................                        67,487,647
Property, plant and equipment--at cost
 Land .............................................................    $    150,651
 Building and improvements ........................................         826,754
 Machinery and equipment ..........................................       8,701,809
 Furniture and fixtures ...........................................         783,851
 Leasehold improvements ...........................................       2,469,130
                                                                       ------------
                                                                         12,932,195
 Less accumulated depreciation and amortization ...................      (1,626,808)       11,305,387
                                                                       ------------      ------------
Deferred income tax benefit .......................................                           927,466
Intangible assets--net ............................................                        78,434,265
Other assets ......................................................                           726,932
                                                                                         ------------
                                                                                         $158,881,697
                                                                                         ============
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Current maturities of long-term debt .............................                      $  6,305,700
 Accounts payable .................................................                        11,096,002
 Postretirement benefits liability ................................                         3,500,000
 Pension benefits liability .......................................                         3,049,508
 Accrued expenses and other liabilities ...........................                        18,808,646
 Income taxes payable .............................................                           229,479
                                                                                         ------------
   Total current liabilities ......................................                        42,989,335
Long-term debt, less current maturities ...........................                        75,403,527
Postretirement benefits liability .................................                        22,681,000
Pension benefits liability ........................................                         2,033,797
                                                                                         ------------
                                                                                          143,107,659
                                                                                         ------------
Commitments and contingencies
Stockholders' equity
 Preferred stock--authorized, 1,000,000 shares of $.01 par value;
   issued and outstanding, 38,010 shares, at stated value .........    $  3,801,000
 Common stock--authorized, 1,000,000 shares of $.01 par value;
   issued and outstanding, 99,000 shares ..........................             990
 Additional paid-in capital .......................................       2,422,170
 Carryover basis adjustment .......................................      (2,151,000)
 Net earnings .....................................................      11,916,021
 Cumulative translation adjustment ................................        (215,143)       15,774,038
                                                                       ------------      ------------
                                                                                         $158,881,697
                                                                                         ============

The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF EARNINGS

                         YEAR ENDED DECEMBER 31, 1997




Net revenues ....................................................................    $130,039,536
Cost of goods sold ..............................................................      86,533,682
                                                                                     ------------
 Gross profit ...................................................................      43,505,854
                                                                                     ------------
Operating expenses
 Selling, general and administrative ............................................      15,749,504
 Engineering, research and development ..........................................       8,500,920
 Amortization of intangible assets ..............................................       1,458,755
 Actuarial and other changes to postretirement and defined benefit pension plans       (5,332,680)
                                                                                     ------------
                                                                                       20,376,499
                                                                                     ------------
   Earnings from operations .....................................................      23,129,355

Other income (expenses)
 Interest expense, net ..........................................................      (4,842,334)
                                                                                     ------------
   Earnings before income taxes .................................................      18,287,021

Income taxes
 Current ........................................................................       3,100,000
 Deferred .......................................................................       3,271,000
                                                                                     ------------
                                                                                        6,371,000
                                                                                     ------------
   Net earnings .................................................................    $ 11,916,021
                                                                                     ============


The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1997



Cash flows from operating activities
 Net earnings ..........................................................................  $  11,916,021
 Adjustments to reconcile net earnings to net cash provided by operating activities
   Depreciation and amortization of property, plant and equipment ......................      1,626,808
   Amortization of intangible assets ...................................................      1,458,755
   Deferred income taxes ...............................................................      3,271,000
   Actuarial and other changes to postretirement and defined benefit pension plans .....     (5,332,680)
   Provision for losses on accounts receivable .........................................        643,000
   Changes in operating assets and liabilities, net of effect of acquisitions of SPD
    Technologies Inc. and Power Paragon Inc.
    Accounts receivable ................................................................        664,814
    Inventories ........................................................................     (6,995,194)
    Unbilled costs .....................................................................      2,484,834
    Prepaid expenses and other .........................................................        923,808
    Accounts payable ...................................................................      1,897,353
    Pension and postretirement benefits liability ......................................     (2,893,879)
    Other liabilities ..................................................................      2,055,969
                                                                                          -------------
      Net cash provided by operating activities ........................................     11,720,609
                                                                                          -------------
Cash flows from investing activities
 Acquisition of SPD Technologies Inc. and Power Paragon Inc., net of cash acquired .....    (84,920,664)
 Capital expenditures ..................................................................     (1,886,136)
                                                                                          -------------
    Net cash used in investing activities ..............................................    (86,806,800)
                                                                                          -------------
Cash flows from financing activities
 Proceeds from the issuance of common and preferred stock ..............................      3,122,000
 Net proceeds from long-term debt ......................................................     96,954,761
 Principal payments on long-term debt ..................................................    (22,718,315)
 Payment of deferred financing costs ...................................................     (1,721,025)
                                                                                          -------------
    Net cash provided by financing activities ..........................................     75,637,421
                                                                                          -------------
    Net increase in cash ...............................................................  $     551,230
                                                                                          =============

The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


NOTE A--BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

     SPD Technologies Inc. ("SPD") and Subsidiaries (the "Company") develop, manufacture and market electrical power delivery systems and components and vehicular control systems, focused on switching and distribution and frequency and voltage conversion for military, commercial marine, rail transportation, utility and commercial specialty markets in the United States and overseas. SPD's products encompass the entire electrical distribution (power delivery) system utilized on self-contained power systems such as ships and rail cars.

     In January 1997, SPD Holdings Inc., a company formed by an investor group and certain minority stockholders of SPD Technologies Inc., the predecessor company, acquired all of the outstanding stock of the Company. The acquisition was accounted for as a purchase and was financed by the issuance of common and preferred stock and bank borrowings. As a result of certain minority shareholders of the predecessor company acquiring ownership in SPD Holdings Inc., the Company recorded a carryover basis adjustment to stockholders' equity of $(2,151,000). During 1997, SPD Holdings Inc. changed its name to SPD Technologies Inc.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:


1. PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of SPD and its wholly-owned subsidiaries, SPD Electrical Systems, Inc., SPD Switchgear Inc., PacOrd Inc., Henschel, Inc., Power Paragon Inc. and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.


2. REVENUE RECOGNITION

     Revenues for production-type contracts are recognized as units are shipped or are substantially ready to be shipped subject to customer inspection. Revenues on long-term, production-type contracts, service contracts and engineering and development contracts are recognized on the percentage-of-completion method, whereunder the estimated sales value is determined on the basis of contract milestones achieved and costs are recognized on the basis of contract percentage completions (as measured by applying the most recent estimated profit margin for the entire contract at completion to the revenues recognized based on contractual milestones achieved).

     The Company believes its approach is conservative and generally results in lower revenues and gross profits in the early stages of a contract when estimates are more susceptible to change.

     Sales under cost reimbursement contracts are recorded as costs are incurred and include estimated earned fees proportionate to total estimated costs. The fees under certain government contracts may be increased or decreased in accordance with cost or performance incentive provisions, which measure actual performance against established targets or other criteria. Such incentive fee awards or penalties are included in sales at the time the amounts can be reasonably determined.

     Generally, sales and earnings on long-term government contracts are determined on a contract-by-contract basis, based on estimates that are reviewed and revised periodically and adjustments to recognized sales and earnings resulting from such revisions are recorded on a cumulative basis in the period in which they are identified. Provisions for anticipated losses are made in the period in which they first become determinable.

3. CASH AND CASH EQUIVALENTS

     The Company classifies all highly liquid investments with original maturities of less than three months as cash equivalents.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE A--BUSINESS AND SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

4. INVENTORIES

     Inventories are stated at the lower of cost or market with appropriate provision to reduce excess and obsolete inventory to net realizable values. Generally, the Company values inventory at cost, which approximates actual on a first-in, first-out basis and the weighted moving average method. One subsidiary values inventory related to government contracts to include all costs identified with the contract and an allocation of all other indirect costs, including marketing, general and administrative, and other expenses.


5. PROPERTY, PLANT AND EQUIPMENT

     Depreciation and amortization of property, plant and equipment are computed by the straight-line method over the estimated useful lives of the assets for financial reporting purposes and straight-line and accelerated methods for tax reporting purposes.


6. INTANGIBLE ASSETS

     Goodwill is being amortized on a straight-line basis over forty years. Deferred financing costs are being amortized over the five-year term of the loan agreement. The Company evaluates goodwill on an annual basis for possible impairment based on the expected future cash flows of the businesses acquired.


7. INCOME TAXES

     Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to postretirement benefits other than pensions, pension costs, depreciation, inventory and various accrued expenses.


8. FOREIGN CURRENCY TRANSLATION

     The assets and liabilities of the Company's German subsidiaries are translated into U.S. dollars at current exchange rates in effect at the reporting date. Income statement items are generally translated at average exchange rates prevailing during the year. The resulting translation adjustments are recorded as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statement of earnings as incurred.


9. ACCOUNTING ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B--ACQUISITION OF POWER PARAGON INC.

     At the close of business on June 30, 1997, SPD acquired all of the outstanding stock of Power Paragon Inc. ("PPI") and subsidiaries (formerly known as PTS Holdings, Inc. and subsidiaries). PPI develops and manufactures electrical power systems and components for military and commercial specialty applications in the United States and overseas. The acquisition was financed principally by bank borrowings. The acquisition has been accounted for as a purchase and, accordingly, the results of

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE B--ACQUISITION OF POWER PARAGON INC. (CONTINUED)

operations of PPI are included in the consolidated financial statements from the date of acquisition. In lieu of cash, certain minority stockholders of PPI exchanged options for the purchase of stock in PPI for options to purchase shares of the Company's common stock. The fair value of the PPI options exchanged, totalling approximately $2,324,000, was recorded as additional paid-in capital at the date of the acquisition.


NOTE C--INVENTORIES

     Inventories and inventoried costs relating to long-term contracts consist of the following:



   Materials and purchased parts .....................................   $ 8,939,257
   Work-in-process, primarily on U.S. Government contracts ...........    33,786,558
   Finished goods ....................................................     1,874,897
                                                                         -----------
                                                                          44,600,712
   Less progress billings related to long-term contracts and programs      9,390,974
                                                                         -----------
                                                                         $35,209,738
                                                                         ===========

     Under the contractual arrangements by which progress payments are received, the United States government asserts that it has a security interest in the contracts in process identified with the related contracts.


NOTE D--INTANGIBLE ASSETS

     Intangible assets consist of the following:



         Goodwill ..............................    $ 78,171,995
         Deferred financing costs ..............       1,721,025
                                                    ------------
                                                      79,893,020
         Less accumulated amortization .........      (1,458,755)
                                                    ------------
                                                    $ 78,434,265
                                                    ============

NOTE E--LONG-TERM DEBT

     Long-term debt is summarized as follows:



   Term loan A payable in quarterly installments of principal plus interest at a
     variable rate (9.5% at December 31, 1997) maturing June 30, 2002 ...........    $37,550,000
   Term loan B payable in quarterly installments of principal plus interest at a
     variable rate (9.75% at December 31, 1997) maturing June 30, 2004 ..........     24,950,000
   Revolving loan payable bearing interest at a variable rate (9.5% at
     December 31, 1997) maturing June 30, 2002 ..................................     18,949,707
   Capital lease obligation payable in monthly installments of $6,261 through
     January 2002 less amount representing interest of $47,285...................        259,520
                                                                                     -----------
                                                                                      81,709,227
   Less current maturities ......................................................      6,305,700
                                                                                     -----------
                                                                                     $75,403,527
                                                                                     ===========

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE E--LONG-TERM DEBT (CONTINUED)

     Substantially all of the assets and capital stock of the Company's subsidiaries are pledged as collateral for borrowings under the term and revolving loans. The loan agreement limits the payment of dividends and provides for mandatory prepayments based upon excess cash flow, as defined. The agreement also contains various restrictive financial covenants including interest coverage and leverage ratios and limitations on annual capital expenditures. Commencing January 1, 1998, the Company has the option to elect a fixed rate of interest based on LIBOR. At December 31, 1997, approximately $16,000,000 is available on the revolving loan payable.

     The following is a summary of the annual maturities of long-term debt:




 YEAR ENDING DECEMBER 31,
-------------------------
           1998             $ 6,305,700
           1999               7,561,100
           2000               8,816,100
           2001              10,320,300
           2002              29,081,000
        Thereafter           19,625,027
                            -----------
                            $81,709,227
                            ===========

NOTE F--COMMITMENTS AND CONTINGENCIES

     The Company conducts a substantial portion of its business utilizing leased facilities and equipment with terms lasting through June 2009. The terms of one principal facility lease include an option to purchase the leased premises based on 50% of the fair market value of the land and 100% of the fair market value of the building. The Company can renew the lease for two additional five-year terms.

     At December 31, 1997, future minimum payments under noncancellable operating leases with remaining terms of more than one year were as follows:




 YEAR ENDING DECEMBER 31,
-------------------------
           1998             $ 4,086,000
           1999               3,870,000
           2000               2,892,000
           2001               2,488,000
           2002               2,464,000
        Thereafter            7,942,000
                            -----------
                            $23,742,000
                            ===========

     Rent expense for operating leases was approximately $3,344,000 for the year ended December 31, 1997.

     As a defense contractor for the U.S. Government, the books, records and other supporting documentation of the Company used to establish certain contract prices are subject to audit to determine the allowability and reasonableness of costs. The Company routinely undergoes audits by the Government on both a pre-award and post-award basis.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE F--COMMITMENTS AND CONTINGENCIES (CONTINUED)

     The Company contributed approximately $1,000 in 1997 to multiemployer pension plans for employees covered by collective bargaining agreements. Under the Multiemployer Pension Plan Amendments Act of 1980, if the plan terminates or the Company withdraws, the Company could be subject to a "withdrawal liability."


NOTE G--PREFERRED STOCK AND COMMON STOCK WARRANT AND OPTIONS

     The preferred stock has a stated value of $100 per share and provides for cumulative dividends at 8%. All shares of preferred stock are subject to mandatory redemption at the stated value in the event of a sale of securities of the Company or a sale of substantially all of the assets or a significant subsidiary of the Company.

     In connection with the acquisition discussed in Note A, the Company issued a warrant for the purchase of 1,000 shares of common stock at an exercise price of $1.00 to the principal stockholder of the Company. The warrant expires on December 31, 2006.

     In connection with the acquisition discussed in Note B, the Company issued options for the purchase of 4,397 shares of the Company's common stock at an exercise price of $68.37 per share. The options are exercisable in four years or if the Company is acquired. The Company issued additional options to acquire an aggregate of 14,740 Class B Nonvoting common shares to employees and directors. The options are exercisable at $1.00 per share and expire on July 1, 2007. These options become exercisable only upon the closing of an initial public offering or a sale of the Company for an amount in excess of a "minimum threshold amount." One-half of the options vest in 12 1/2% increments over the initial four-year period. The remaining one-half of the options vest in four equal installments beginning on December 31, 1998, based upon the attainment of certain performance goals.

     The Company has determined that a compensation charge will be recorded once it is determined that it is likely that the options will become exercisable, as defined above. The amount of the compensation charge will be based upon the difference between the fair value of the shares of the Company's common stock at the date of exercise and the exercise price. No compensation charge has been recorded as of December 31, 1997.


NOTE H--POSTRETIREMENT BENEFITS


1. PENSION PLAN

     Substantially all the employees of the Company are covered under two defined benefit pension plans in the United States and one defined benefit plan in Germany. The following table sets forth the plans' funded status and amounts recognized in the Company's balance sheet at December 31, 1997:




                                                                                UNITED STATES      GERMANY
                                                                               ---------------   -----------
Actuarial present value of benefit obligations
Accumulated benefit obligations including vested benefits in
 the United States of $61,292,666 and in Germany of $325,971 ...............     $61,698,595      $494,879
                                                                                 ===========      ========
Projected benefit obligation for services rendered to date .................     $65,881,023      $682,412
Plan assets at fair value, primarily fixed income investments and
 common stocks .............................................................      62,312,893            --
                                                                                 -----------      --------
Projected benefit obligation in excess of plan assets -- pension liability .     $ 3,568,130      $682,412
                                                                                 ===========      ========

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE H--POSTRETIREMENT BENEFITS (CONTINUED)


                                                                UNITED STATES      GERMANY
                                                               ---------------   ----------
Net periodic pension cost includes the following components:
Service cost -- benefit earned during the year .............    $  1,562,196      $21,731
Interest cost on projected benefit obligation ..............       4,956,982       23,171
Actual (return) on plan assets .............................      (7,532,589)          --
Net amortization and deferral ..............................       2,477,131           --
                                                                ------------      -------
Net periodic pension cost ..................................    $  1,463,720      $44,902
                                                                ============      =======

     The weighted average discount rates used in determining the present value of the projected benefit obligations was 8.15%. The projected rate of increase in future compensation levels was 5% - 5.5%. The expected long-term rate of return on assets was 8% - 9.5%. The Company's policy is to fund pension cost under its pension plan to the extent necessary under the Employee Retirement Income Security Act of 1974. For the year ended December 31, 1997, the Company recorded actuarial and other gains on its pension plans totalling approximately $3,239,000 principally resulting from better than projected performance of plan assets.


2. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS


     Certain subsidiaries of the Company have a defined benefit postretirement plan that provides medical benefits for retirees. The Company does not fund retiree benefits in advance. In 1993, the predecessor company established plan cost maximums to account for and control future medical costs more effectively. The Company requires that the projected future cost of providing postretirement benefits, principally health care, be accrued over the period earned rather than expensed as claims are incurred.


     Net periodic postretirement benefit cost for the year ended December 31, 1997, included the following components:



   Service cost benefits attributed to service during the period ..........    $    117,000
   Interest cost on the accumulated postretirement benefit obligation .....       2,088,000
   Net amortization and deferral ..........................................      (2,114,000)
                                                                               ------------
   Net periodic postretirement benefit cost ...............................    $     91,000
                                                                               ============

     Cost was determined by application of the terms of the medical plan, including the effects of established maximums on covered costs, together with relevant actuarial assumptions and health care cost trend rates projected at annual rates progressively declining from 12% in 1995. Future benefits for union-represented employees will be capped at the limits in effect for December 31, 1996. The effect of a 1% annual increase in these assumed cost trend rates would increase the accumulated postretirement benefit obligation by approximately $919,000 in 1997; the annual costs would not be materially affected. For the year ended December 31, 1997, the Company recognized prior service costs of approximately $4,362,000 relating to additional costs of salaried employees whose employer contributions do not have a cap and approximately $6,476,000 of net gains resulting from various underwriting changes including lower expected medical cost premiums as a result of more salaried employees choosing HMO's.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE H--POSTRETIREMENT BENEFITS (CONTINUED)

     The following table provides information on the status of the plan at December 31, 1997:



   Accumulated postretirement benefit obligation
     Retirees ............................................    $18,420,000
     Fully eligible active plan participants .............      5,984,000
     Other active plan participants ......................      1,777,000
                                                              -----------
   Accumulated postretirement benefit obligation .........    $26,181,000
                                                              ===========

     Measurement of the accumulated postretirement benefit obligation was based on an assumed discount rate of 8.15% in 1997. The health care cost trend rate for salaried employees was 9% in 1997.


3. EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

     The Company maintains various employee 401(k) savings plans. The Company contributes a guaranteed minimum of eligible employee contributions. Additional company contributions are voluntary and at the discretion of the Board of Directors. Profit-sharing expense was approximately $754,000 for the year ended December 31, 1997.


4. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has two supplemental executive retirement plans which are nonqualified plans maintained primarily for the purpose of providing additional deferred compensation for a select group of management or highly compensated employees, as defined by the Employee Retirement Income Security Act of 1974. Participation in, benefits under, and the duration of the plans are subject to the Company's discretion.

     Participants in the plans accrue benefits each fiscal year based on the Company's discretionary contribution for each participant. The Company has accrued $132,000 of estimated yearly contributions to be paid for the year ended December 31, 1997.

     In conjunction with the establishment of the plans, the Company established rabbi trusts to aid in the payment of plan benefits. The trusts are revocable and the assets contributed to the trusts can only be used to pay participant benefits, with certain exceptions. Although the rabbi trusts established are revocable by the Company, the trust agreements provide that, after a change in control, the rabbi trusts shall not be revocable until all protected benefits have been paid in full. The assets held in the trusts at December 31, 1997 (included in other assets) amounted to approximately $576,000. Earnings on trust assets are allocated to participants' accounts and are included in the trust assets amount.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

NOTE I--INCOME TAXES

     Income tax expense is comprised of the following:



         Currently payable Federal .........    $2,377,000
         State .............................       708,000
         Germany ...........................        15,000
                                                ----------
                                                 3,100,000
                                                ----------


  Deferred
  Federal ................      2,842,000
  State ..................        711,000
  Germany ................       (282,000)
                                ---------
                                3,271,000
                                ---------
                               $6,371,000
                               ==========

     The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the financial statements:



         Expected provision for Federal income taxes .....................      34.0%
         State and local taxes, net of Federal income tax benefit ........       5.1
         Research and development credits ................................      (4.9)
         Amortization of goodwill ........................................       2.8
         Other ...........................................................      (2.2)
                                                                                ----
                                                                                34.8%
                                                                                ====

     Deferred income taxes at December 31, 1997 relate to the following:





                                                        DEFERRED         DEFERRED
                                                           TAX              TAX
                                                         ASSETS         LIABILITIES
                                                    ----------------   ------------
Pension and postretirement benefits .............    $  12,773,000
Net operating loss of German subsidiary .........        1,245,466
Inventory costs .................................        2,097,000
Contract costs ..................................                      $2,663,000
Vacation pay accrual ............................        1,180,000
Warranty costs ..................................          519,000
Other temporary differences .....................        2,822,000        318,000
Valuation allowance .............................      (10,628,000)
                                                     -------------
                                                     $  10,008,466     $2,981,000
                                                     =============     ==========

     The Federal income tax returns of PPI for the year ended June 30, 1995 are under examination by the Internal Revenue Service. As of December 31, 1997, no adjustments have been proposed.

     PPI's subsidiaries in Germany have a net operating loss carryforward of approximately $2,600,000 which has no expiration date.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

NOTE J--CASH FLOW INFORMATION


     The following is supplemental cash flow information:



         Cash paid for Interest .........    $2,850,000
         Income taxes ...................     4,431,000

     In connection with the acquisitions of SPD Technologies Inc. and Power Paragon Inc., liabilities were assumed as follows:



         Fair value of assets acquired .........  $161,974,000
         Cash paid .............................    84,921,000
                                                  ------------
         Liabilities assumed ...................  $ 77,053,000
                                                  ============

NOTE K--ACCRUED EXPENSES AND OTHER LIABILITIES


     Accrued expenses and other liabilities are summarized as follows:



         Accrued employment costs ...................   $ 7,365,243
         Accrued interest ...........................     2,112,342
         Allowance for contract adjustments .........     2,258,777
         Accrued warranties .........................     1,287,972
         Customer advances ..........................     1,315,714
         Other current liabilities ..................     4,468,598
                                                        -----------
                                                        $18,808,646
                                                        ===========

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES



                     Consolidated Financial Statements and
              Report of Independent Certified Public Accountants
                          December 31, 1996 and 1995

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
SPD TECHNOLOGIES INC.:


     We have audited the accompanying consolidated balance sheets of SPD Technologies Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPD Technologies Inc. and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        /s/ Grant Thornton LLP






New York, New York
February 28, 1997

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1996 AND 1995



                                                                           1996               1995
                                                                     ----------------   ----------------
                                                     ASSETS
Current assets:
 Cash ............................................................    $     738,344      $     689,013
 Accounts receivable, less allowance for doubtful accounts of
   $825,000 and $1,147,000 in 1996 and 1995, respectively.........       12,536,032         10,570,568
 Inventories .....................................................       15,622,720         13,261,009
 Unbilled costs ..................................................        6,896,859          6,146,263
 Deferred income tax benefit .....................................        3,185,000          3,279,000
 Prepaid expenses and other ......................................          185,954            446,548
                                                                      -------------      -------------
   Total current assets ..........................................       39,164,909         34,392,401
 Equipment and leasehold improvements--at cost
 Machinery and equipment .........................................       15,312,374         13,874,680
 Furniture and fixtures ..........................................        2,627,740          1,958,226
 Leasehold improvements ..........................................          895,940            815,572
                                                                      -------------      -------------
                                                                         18,836,054         16,648,478
 Less accumulated depreciation and amortization ..................       13,834,973         13,041,802
                                                                      -------------      -------------
                                                                          5,001,081          3,606,676
                                                                      -------------      -------------
Deferred income tax benefit ......................................        2,900,000          2,900,000
Intangible assets--net ...........................................        2,476,449          3,473,475
Other assets .....................................................          211,961            224,016
                                                                      -------------      -------------
                                                                      $  49,754,400      $  44,596,568
                                                                      =============      =============
                                  LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
 Note payable ....................................................    $   2,187,087      $   3,604,724
 Current maturities of long-term debt ............................        2,500,000          2,500,000
 Accounts payable ................................................        6,000,531          2,760,861
 Accrued employment costs ........................................        3,902,930          3,182,689
 Pension and postretirement benefits liability ...................        6,091,716          8,651,354
 Other liabilities and accrued expenses ..........................        7,258,908          5,170,895
 Income taxes payable ............................................           55,100            521,000
                                                                      -------------      -------------
   Total current liabilities .....................................       27,996,272         26,391,523
Long-term debt, less current maturities ..........................        2,500,000          5,000,000
Postretirement benefits liability ................................       26,138,784         26,432,090
Pension liability ................................................        2,870,173          3,750,000
Deferred income taxes ............................................          285,000            379,000
Minority interest in subsidiary ..................................                             116,955
Commitments and contingencies ....................................
Stockholders' deficiency
 Common stock--authorized, 1,000,000 shares of $.01 par
   value; issued and outstanding, 102,750 shares, in 1996 and
   1995, respectively ............................................            1,027              1,027
 Additional paid-in capital ......................................        2,394,281          2,394,281
 Accumulated deficit .............................................      (12,294,547)       (19,868,308)
                                                                      -------------      -------------
                                                                         (9,899,239)       (17,473,000)
 Less: 2,355 shares of common stock in treasury--at cost at
   December 31, 1996 .............................................          136,590
                                                                      -------------
                                                                        (10,035,829)       (17,473,000)
                                                                      -------------      -------------
                                                                      $  49,754,400      $  44,596,568
                                                                      =============      =============

        The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF EARNINGS AND ACCUMULATED DEFICIT

                    YEARS ENDED DECEMBER 31, 1996 AND 1995





                                                                       1996                 1995
                                                                ------------------   ------------------
Net revenues ................................................     $   93,340,918       $   87,181,721
Cost of goods sold ..........................................         61,902,538           57,193,503
                                                                  --------------       --------------
 Gross profit ...............................................         31,438,380           29,988,218
                                                                  --------------       --------------
Operating expenses:
 Selling, general and administrative ........................         10,328,101           11,432,406
 Engineering, research and development ......................          7,213,821            5,487,788
 Actuarial gain from postretirement plan ....................                                  (3,000)
                                                                                       --------------
                                                                      17,541,922           16,917,194
                                                                  --------------       --------------
   Earnings from operations .................................         13,896,458           13,071,024

Other income (expenses)
 Interest expense, net ......................................         (1,179,697)          (1,728,787)
                                                                  --------------       --------------
   Earnings before provision for income tax expense (benefit)
    and minority interest ...................................         12,716,761           11,342,237
Income taxes--currently payable .............................          5,143,000            3,042,000
                                                                  --------------       --------------
   Earnings before minority interest ........................          7,573,761            8,300,237
Minority interest ...........................................                                 125,414
                                                                                       --------------
   Net earnings .............................................          7,573,761            8,425,651
Accumulated deficit at beginning of year ....................        (19,868,308)         (28,293,959)
                                                                  --------------       --------------
Accumulated deficit at end of year ..........................     $  (12,294,547)      $  (19,868,308)
                                                                  ==============       ==============


        The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                    1996              1995
                                                              ---------------   ---------------
Cash flows from operating activities:
 Net earnings .............................................    $  7,573,761      $   8,425,651
 Adjustments to reconcile net earnings to net cash provided
   by operating activities
   Depreciation and amortization ..........................       1,179,610            988,886
   Actuarial gain from postretirement plan ................                             (3,000)
   Provision for losses on accounts receivable ............         (74,200)             9,495
   Loss on sale of equipment ..............................                             25,198
   Minority interest ......................................                           (142,214)
   Changes in operating assets and liabilities
    Accounts receivable ...................................      (1,891,264)           823,833
    Inventories ...........................................      (2,361,711)         1,437,531
    Unbilled costs ........................................        (750,596)          (613,467)
    Prepaid expenses and other ............................         272,649           (134,658)
    Accounts payable ......................................       3,239,670         (1,383,543)
    Pension and postretirement benefits liability .........      (2,971,220)        (4,915,779)
    Other liabilities .....................................       2,247,311            501,886
                                                               ------------      -------------
   Net cash provided by operating activities ..............       6,464,010          5,019,819
                                                               ------------      -------------
Cash flows from investing activities:
   Capital expenditures ...................................      (2,338,539)        (1,202,917)
   Proceeds from sale of equipment ........................                             24,069
                                                                                 -------------
    Net cash used in investing activities .................      (2,338,539)        (1,178,848)
                                                               ------------      -------------
Cash flows from financing activities:
   Net (decrease) increase in borrowings ..................      (1,417,638)         3,345,454
   Term loan borrowing ....................................                          7,500,000
   Principal payments on long-term debt ...................      (2,500,000)       (14,500,000)
   (Purchase) sale of company stock .......................        (136,590)             2,351
   Purchase of minority interest ..........................         (21,912)
                                                               ------------
    Net cash used in financing activities .................      (4,076,140)        (3,652,195)
                                                               ------------      -------------
    Net increase in cash ..................................          49,331            188,776
Cash at beginning of year .................................         689,013            500,237
                                                               ------------      -------------
Cash at end of year .......................................    $    738,344      $     689,013
                                                               ============      =============

        The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE A--BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

     SPD Technologies, Inc. ("SPD") and Subsidiaries (the "Company") develop, manufacture and service circuit protection systems, ship control systems and combat systems, and perform overhaul and repairs for naval vessels primarily under fixed-price contracts. At December 31, 1996, Merrill Lynch Capital Corp. ("MLCC") owned 77.9% of the Company. Reference is made to Note L.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:


1. PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of SPD and its wholly-owned subsidiaries, SPD Switchgear Inc., PacOrd Inc. and Henschel, Inc. All material intercompany accounts and transactions have been eliminated. In 1996, the Company purchased the minority interest of Henschel, Inc. for $21,912.


2. REVENUE RECOGNITION

     Substantially all of the Company's revenues and accounts receivable arise from contracts with the U.S. Navy or its suppliers.

     Production-type contracts, not classified as long-term, provide a substantial portion of the Company's revenues. Revenues are recognized as units are shipped or are substantially ready to be shipped subject to customer inspection. Revenues on long-term, production-type contracts, service contracts and engineering and development contracts are recognized on the percentage-of-completion method. Under the Company's methodology, revenues and gross profit are recognized based on billings rather than on a level-of-effort basis. The Company believes its approach is more conservative and generally results in lower revenues and gross profits in the early stages of a contract when estimates are more susceptible to change. Provisions for anticipated losses are made in the period in which they first become determinable.


3. INVENTORIES

     Inventories are stated at the lower of cost or market, with appropriate provision to reduce excess and obsolete inventory to net realizable values. In general, cost is currently adjusted standard cost, which approximates actual cost on a first-in, first-out basis, and the weighted moving average method.


4. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Depreciation and amortization are computed by the straight-line method over their estimated useful lives for financial reporting purposes and straight-line and accelerated methods for tax reporting purposes.


5. INCOME TAXES

     Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to postretirement benefits other than pensions, pension costs, depreciation, inventory and various accrued expenses.


6. ACCOUNTING ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE B--INVENTORIES

     Inventories primarily relate to production-type contracts and include expenditures for materials, purchased parts and work-in-process beyond what is required for recorded orders. These expenditures are incurred primarily to help maintain stable production schedules.

     Inventories consist of the following:




                                                                          1996            1995
                                                                     -------------   -------------
Materials and purchased parts ....................................   $ 2,906,353     $ 2,960,879
Work-in-process, primarily on U.S. Government contracts ..........    10,624,008       9,248,883
Finished goods ...................................................     2,092,359       1,051,247
                                                                     -----------     -----------
                                                                     $15,622,720     $13,261,009
                                                                     ===========     ===========

NOTE C--INTANGIBLE ASSETS

     Intangible assets consist of the following:




                                                1996            1995
                                           -------------   -------------
Engineering drawings ...................    $  699,013      $  699,013
Less accumulated amortization ..........      (699,013)       (463,538)
                                            ----------      ----------
                                                    --         235,475
Intangible asset - pension .............     2,476,449       3,238,000
                                            ----------      ----------
                                            $2,476,449      $3,473,475
                                            ==========      ==========

NOTE D--REVOLVING CREDIT FACILITY

     During 1995, the Company entered into a $15,000,000 revolving credit facility with a financial institution which expires on November 29, 1998. Borrowings are based upon eligible accounts receivable and inventory of the Company, as defined. Borrowings bear interest at the lender's prime rate plus
 .50% (9% at December 31, 1996).

     The agreement contains certain restrictive covenants, including, among other matters, the requirement to maintain certain financial ratios, and restricts the payment of dividends. Borrowings under this facility are collateralized by the Company's inventories and accounts receivable. Available borrowings under this credit arrangement are subject to a 0.37 percent commitment fee.


NOTE E--LONG-TERM DEBT

     Long-term debt consists of the following:




                                                            1996            1995
                                                       -------------   -------------
   Term Loan due to Heller Financial Inc. ..........    $5,000,000      $7,500,000
   Less current maturities .........................     2,500,000       2,500,000
                                                        ----------      ----------
                                                        $2,500,000      $5,000,000
                                                        ==========      ==========

     The term loan due to Heller Financial Inc. is payable in quarterly installments of $625,000, and bears interest at prime plus .75% per annum, payable monthly (9.25% as of December 31, 1996).

     The term loan is collateralized by substantially all of the Company's equipment and leasehold improvements. The loan agreement restricts payment of dividends and contains certain restrictive covenants regarding the maintenance of financial ratios.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE F--COMMITMENTS AND CONTINGENCIES

     The Company conducts a substantial portion of its business utilizing leased facilities and equipment with terms lasting through January 31, 2005. The terms of the facility lease include an option to purchase the leased premises based on 50% of the fair market value of the land and 100% of the fair market value of the building. The Company can renew the lease for two additional five-year terms.

     A subsidiary of the Company also conducts its business in a leased facility. The lease has a non-cancellable initial term of ten years expiring in December 1999 with two five-year renewal options.

     At December 31, 1996, future minimum payments under noncancellable operating leases with remaining terms of more than one year were as follows:



   Year ending December 31, 1997 .........    $1,450,000
     1998 ................................     1,337,000
     1999 ................................     1,324,000
     2000 ................................       720,000
     2001 ................................       651,000
     Thereafter ..........................       778,000
                                              ----------
                                              $6,260,000
                                              ==========

     Total rental expense for operating leases was approximately $1,875,000 and $1,787,000 for the years ended December 31, 1996 and 1995, respectively.

     As a defense contractor for the U.S. Government, the books, records and other supporting documentation of the Company used to establish certain contract prices are subject to audit to determine the allowability and reasonableness of costs. The Company routinely undergoes audits by the Government on both a pre-award and post-award basis.


NOTE G--COMMON STOCK AND INCENTIVE STOCK OPTIONS

     In 1995, the Company sold 2,355 shares of common stock previously held in treasury to two employees and a director.

     The Company has options outstanding to key executives for the purchase of 954 shares of common stock at an exercise price of $1.00 per share. The options expire on December 31, 2002.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE H--POSTRETIREMENT BENEFITS


1. PENSION PLAN

     Substantially all the employees of the Company are covered under a defined benefit pension plan. The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheets at December 31, 1996 and 1995:




                                                                            1996             1995
                                                                       --------------   --------------
Actuarial present value of benefit obligations
 Accumulated benefit obligations including vested benefits of
   $59,278,594 in 1996 and $52,700,092 in 1995......................    $ 60,303,661     $ 58,252,380
                                                                        ============     ============
Projected benefit obligation for services rendered to date .........    $ 63,413,303     $ 61,142,368
Plan assets at fair value, primarily fixed income investments and
 common stocks .....................................................      54,588,989       49,449,375
                                                                        ------------     ------------
Projected benefit obligation in excess of plan assets ..............       8,824,314       11,692,993
Unrecognized net loss ..............................................      (3,054,968)      (3,056,450)
Unrecognized prior service costs ...................................      (2,596,625)      (3,238,223)
Unrecognized net transition asset ..................................          65,502           77,783
Minimum liability adjustment .......................................       2,476,449        3,326,902
                                                                        ------------     ------------
Pension liability ..................................................    $  5,714,672     $  8,803,005
                                                                        ============     ============
Net periodic pension cost includes the following components:
                                                                            1996             1995
                                                                        -------------    -------------
Service cost -- benefit earned during the year .....................    $  1,327,831     $  1,300,886
Interest cost on projected benefit obligation ......................       4,872,752        4,743,858
Actual (return) on plan assets .....................................      (4,854,957)      (6,663,443)
Net amortization and deferral ......................................         879,262        3,511,186
                                                                       -------------    -------------
 Net periodic pension cost .........................................    $  2,224,888     $  2,892,487
                                                                       =============    =============

     The weighted average discount rates used in determining the present value of the projected benefit obligations was 8.15% in 1996 and 1995. The projected rate of increase in future compensation levels was 5.0% for both years. The expected long-term rate of return on assets was 9.5% for both years. Prior service costs are amortized using a straight-line method over the average remaining service period of employees expected to receive benefits under the plan. The Company's policy is to fund pension cost under its pension plan to the extent necessary under the Employee Retirement Income Security Act of 1974.



2. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company has a defined benefit postretirement plan that provides medical benefits for retirees. The Company does not fund retiree benefits in advance. In 1992, the Company established plan cost maximums to account for and control future medical costs more effectively. The Company requires that the projected future cost of providing postretirement benefits, principally health care, be accrued over the period earned rather than expensed as claims are incurred.

     Net periodic postretirement benefit cost for the years ended December 31, 1996 and 1995, included the following components:

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE H--POSTRETIREMENT BENEFITS (CONTINUED)



                                                                                1996            1995
                                                                           --------------   ------------
Service cost benefits attributed to service during the period ..........     $    9,000     $   13,000
Interest cost on the accumulated postretirement benefit
 obligation ............................................................      2,216,000      2,305,000
Net amortization and deferral ..........................................       (104,000)
                                                                             ----------     ----------
Net periodic postretirement benefit cost ...............................     $2,121,000     $2,318,000
                                                                             ==========     ==========


     Cost was determined by application of the terms of the medical plan, including the effects of established maximums on covered costs, together with relevant actuarial assumptions and health care cost trend rates projected at annual rates progressively declining from 12% in 1995. Future benefits will be capped at the limits in effect for December 31, 1996. The effect of a 1% annual increase in these assumed cost trend rates would increase the accumulated postretirement benefit obligation by approximately $-0- in 1996 and $32,000 in 1995; the annual costs would not be materially affected. In addition to net periodic postretirement cost, the Company recognized an actuarial gain of $3,000 in 1995.

     The following tables provide information on the status of the plan at December 31, 1996 and 1995.



                                                               1996             1995
                                                          --------------   --------------
Accumulated postretirement benefit obligation
 Retirees .............................................    $23,193,000      $23,144,000
 Fully eligible active plan participants ..............      4,197,000        4,552,000
 Other active plan participants .......................        142,000          183,000
                                                           -----------      -----------
Accumulated postretirement benefit obligation .........     27,532,000       27,879,000
Unrecognized net gain (loss) ..........................      1,854,000        2,135,000
                                                           -----------      -----------
Accrued postretirement benefit cost recognized in the
 consolidated balance sheet ...........................    $29,386,000      $30,014,000
                                                           ===========      ===========

     Measurement of the accumulated postretirement benefit obligation was based on an assumed discount rate of 8.15% in 1996 and 1995. The health care cost trend rate was 0% in 1996 and 12% in 1995.


3. EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

     The Company maintains an hourly and salaried employees' savings plan. The Company contributes a guaranteed minimum of eligible employee contributions. Additional company contributions of up to 25% of eligible employee contributions are voluntary and at the discretion of the Board of Directors. Profit-sharing expense was approximately $642,000 and $506,000 for the years ended December 31, 1996 and 1995, respectively.


4. MULTIEMPLOYER PLAN

     The Company contributed $1,000 in 1996 and 1995 to multiemployer pension plans for employees covered by collective bargaining agreements. These plans are not administered by the Company and contributions are determined in accordance with provisions of the negotiated labor contract. Information with respect to the Company's proportionate share of the excess, if any, of the actuarially computed value of vested benefits over the total of the pension plans' net assets is not available from the plans' administrators.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE H--POSTRETIREMENT BENEFITS (CONTINUED)

     The Multiemployer Pension Plan Amendments Act of 1980 (the "Act") significantly increased the pension responsibilities of participating employers. Under the provisions of the Act, if the plan terminates or the Company withdraws, the Company could be subject to a "withdrawal liability."


NOTE I--INCOME TAXES

     Income tax expense is comprised of the following:



                          1996            1995
                     -------------   -------------
Currently payable
 Federal .........    $4,133,000      $2,269,000
 State ...........     1,010,000         773,000
                      ----------      ----------
                      $5,143,000      $3,042,000
                      ==========      ==========

     The effective tax rate varies from the statutory rate primarily due to state and local income taxes and for the year ended December 31, 1995 due to adjustment of prior year's tax provision.

     Deferred income taxes at December 31 relate to the following:




                                                              1996                              1995
                                                --------------------------------   -------------------------------
                                                    DEFERRED          DEFERRED         DEFERRED         DEFERRED
                                                       TAX              TAX               TAX              TAX
                                                     ASSETS         LIABILITIES         ASSETS         LIABILITIES
                                                ----------------   -------------   ----------------   ------------
Pension and postretirement benefits .........    $  13,821,000        $     --      $  15,462,000       $     --
Other temporary differences .................        1,683,000         285,000          2,252,000        379,000
Inventory costs .............................        1,640,000              --          1,713,000             --
Vacation pay accrual ........................          644,000              --            625,000             --
Warranty costs ..............................          484,000              --            652,000             --
Valuation allowance .........................      (12,187,000)             --        (14,525,000)            --
                                                 -------------        --------      -------------       --------
                                                 $   6,085,000        $285,000      $   6,179,000       $379,000
                                                 =============        ========      =============       ========

NOTE J--CASH FLOW INFORMATION

     The following is supplemental cash flow information:




                               1996            1995
                          -------------   -------------
Cash paid for
 Interest .............    $1,179,000      $1,665,000
 Income taxes .........     5,621,000       3,916,000

NOTE K--OTHER LIABILITIES AND ACCRUED EXPENSES

     Other liabilities and accrued expenses are summarized as follows:




                                                     1996            1995
                                                -------------   -------------
Allowance for contract adjustments ..........    $2,499,449      $  783,513
Accrued warranties ..........................     1,160,613       1,490,294
Customer advances ...........................       797,931         851,364
Other current liabilities ...................     2,800,915       2,045,724
                                                 ----------      ----------
                                                 $7,258,908      $5,170,895
                                                 ==========      ==========

NOTE L--SUBSEQUENT EVENTS

     In January 1997, a newly formed company, by an investor group and certain minority stockholders of the Company, acquired all the outstanding stock of the Company. The acquisition was financed through the issuance of preferred and common stock and bank borrowings.

     SATELLITE TRANSMISSION SYSTEMS DIVISION OF CALIFORNIA MICROWAVE, INC.
                    UNAUDITED CONDENSED FINANCIAL STATEMENTS



As of December 31, 1997 and for the six months ended December 31, 1997 and 1996

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                           BALANCE SHEET (UNAUDITED)

                               DECEMBER 31, 1997
                             (Dollars in Thousands)



ASSETS
Current assets:
 Accounts receivable, less $554 allowance for doubtful accounts .........    $  22,204
 Inventories ............................................................       10,382
                                                                             ---------
Total current assets ....................................................       32,586
Property, plant and equipment, at cost ..................................       21,663
Less accumulated depreciation and amortization ..........................      (14,467)
                                                                             ---------
Net property and equipment ..............................................        7,196
Other assets ............................................................           15
                                                                             ---------
Total assets ............................................................    $  39,797
                                                                             =========
LIABILITIES AND DIVISION EQUITY
Current liabilities:
 Accounts payable .......................................................    $   6,508
 Accrued liabilities ....................................................        3,703
 Current portion of long-term debt ......................................          200
                                                                             ---------
Total current liabilities ...............................................       10,411
Long-term debt ..........................................................        1,330
                                                                             ---------
Total liabilities .......................................................       11,741
Commitments
Division equity .........................................................       28,056
                                                                             ---------
Total liabilities and Division equity ...................................    $  39,797
                                                                             =========

                            See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                      STATEMENTS OF OPERATIONS (UNAUDITED)
                             (Dollars in Thousands)




                                                     SIX MONTHS ENDED
                                                        DECEMBER 31
                                                ---------------------------
                                                    1997           1996
                                                ------------   ------------
Net sales ...................................     $ 24,551      $  38,770
Cost of products sold .......................       23,226         42,530
                                                  --------      ---------
Gross margin ................................        1,325         (3,760)
                                                  --------      ---------
Expenses:
 Research and development ...................          712            721
 Marketing and administration ...............        5,123          8,064
 Amortization of intangible assets ..........           --             72
                                                  --------      ---------
Total expenses ..............................        5,835          8,857
                                                  --------      ---------
Operating loss ..............................       (4,510)       (12,617)
Interest expense ............................          (43)           (70)
Interest income .............................           --              5
                                                  --------      ---------
Loss before income tax benefit ..............       (4,553)       (12,682)
Allocated benefit from income taxes .........        1,639          4,185
                                                  --------      ---------
Net loss ....................................     $ (2,914)     $  (8,497)
                                                  ========      =========

                            See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (Dollars in Thousands)




                                                                              SIX MONTHS ENDED
                                                                                 DECEMBER 31
                                                                         ---------------------------
                                                                             1997           1996
                                                                         ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss .............................................................     $ (2,914)     $  (8,497)
Adjustments for noncash items:
 Amortization of intangible assets ...................................           --             72
  Depreciation and amortization of property, plant and equipment .....          780          1,200
  Loss on sale of assets .............................................           --            151
  Provision for doubtful accounts ....................................           66            750
Changes in asset and liability accounts:
 Accounts receivable .................................................        6,053         16,124
 Inventories .........................................................       (2,644)         6,789
 Prepaid expenses and other assets ...................................           85            213
 Accounts payable ....................................................       (1,256)       (10,238)
 Accrued liabilities .................................................          132           (208)
                                                                           --------      ---------
Net cash provided by operations ......................................          302          6,356
                                                                           --------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures .................................................         (160)        (1,072)
Proceeds from sale of building .......................................           --          1,617
                                                                           --------      ---------
Net cash provided by (used in) investing activities ..................         (160)           545
                                                                           --------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt ...........................................         (100)          (200)
Net cash provided to CMI .............................................          (42)        (6,701)
                                                                           --------      ---------
Net cash used in financing activities ................................         (142)        (6,901)
                                                                           --------      ---------
Cash and cash equivalents ............................................     $     --      $      --
                                                                           ========      =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the six month period for interest ...................     $     36      $      32
                                                                           ========      =========

                            See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                  SIX MONTHS ENDED DECEMBER 31, 1996 AND 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BASIS OF PRESENTATION


     The accompanying unaudited financial statements include the operations of the Satellite Transmission Systems Division ("STS" or the "Division") of California Microwave, Inc. ("CMI" or the "Company"). The Division is a global satellite communication systems integrator providing hardware, software and services for turnkey projects to large commercial customers, principally domestic and foreign telephone companies and major common carriers and to the U.S. and foreign governments.


     These financial statements are presented as if the Division had existed as an entity separate from CMI during the periods presented and include the historical assets, liabilities, sales and expenses that are directly related to the Division's operations. However, these financial statements are not necessarily indicative of the financial position and results of operations which would have occurred had the Division been an independent entity.


     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month periods ended December 31, 1996 and 1997 are not necessarily indicative of the results that may be expected for the years ended June 30, 1997 and 1998. For further information, refer to the financial statements and footnotes thereto included in the Division's financial statements for the year ended June 30, 1997.


USE OF ESTIMATES; RISKS AND UNCERTAINTIES


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates are used in determining the collectibility of accounts receivable, warranty costs, inventory realization, profitability on long-term contracts, restructuring reserves, recoverability of property, plant and equipment, and contingencies. Actual results could differ from estimates.


INVENTORIES AND COST OF PRODUCTS SOLD


     Inventories are recorded at the lower of cost or market. Project inventories are transferred to cost of products sold at the time revenue is recognized based on the estimated total manufacturing costs and total contract prices under each contract. Losses on contracts are recognized in full when the losses become determinable. The cost of other inventories is generally based on standard costs which approximate actual costs determined by the first-in, first-out method.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

             NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

2. INVENTORIES


     Inventories consisted of the following:




                                                                             DECEMBER 31,
                                                                                 1997
                                                                           ---------------
                                                                            (In Thousands)
       Projects in process .............................................       $ 9,351
       Less: progress billings .........................................         1,547
                                                                               -------
                                                                                 7,804
       Product inventories, principally materials and supplies .........         2,578
                                                                               -------
       Total ...........................................................       $10,382
                                                                               =======

3. CORPORATE ALLOCATIONS


     CMI allocates corporate expenses on a value-added basis to each division, which CMI believes results in a reasonable allocation of such costs. The accompanying financial statements reflect charges for general corporate administrative expenses incurred by CMI which amounted to approximately $832,000 and $793,000 for the six months ended December 31, 1996 and 1997, respectively.


     No interest is allocated by CMI to the Division.


     The Division is charged for its proportional share of CMI's self-insured medical plan. Such charges amounted to $1,015,000 and $732,000 for the six months ended December 31, 1996 and 1997, respectively.


     In addition, there were direct charges from CMI as follows:




                                          SIX MONTHS ENDED
                                            DECEMBER 31,
                                          ----------------
                                           1997      1996
                                          ------   -------
                                           (In Thousands)
   Marketing ..........................    $304     $389
   General and administrative .........      --      142
                                           ----     ----
   Total ..............................    $304     $531
                                           ====     ====

     The Division believes that the direct charges from CMI were reasonable during the periods presented.


4. RESTRUCTURING


     During fiscal 1997, a comprehensive review of the Division's operations was performed, including a review of inventory levels, product development and migration plans and facility and personnel needs. It was determined to focus the Division on potentially higher margin products. This resulted in the write-down of certain inventories and the restructuring of the Division's operations. During the six month period ended December 31, 1996 inventory and other charges of $10,300,000, arising from this review, were included in cost of products sold. During February 1997, additional charges of $800,000 relating to excess facilities and severance were recorded. There are no remaining cash outlays associated with the restructuring at December 31, 1997.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

             NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

5. OTHER


     In November 1997, the Division recorded a $1 million charge to cost of sales relating to a contract with a customer in Sudan. The President of the United States imposed economic sanctions on Sudan which banned U.S. companies from doing business in Sudan and as a result, the Division could not continue to perform under the existing contract. Based upon this, the contract was terminated and the Division has been released from further performance requirements.


     On December 19, 1997, L-3 Communications Corporation, an unrelated party, reached an agreement to purchase from CMI substantially all of the assets of the Division, and to assume certain of the liabilities of the Division, for approximately $27 million in cash. The final purchase price is subject to adjustment based on the net assets of the Division at the closing date of the transaction.

     SATELLITE TRANSMISSION SYSTEMS DIVISION OF CALIFORNIA MICROWAVE, INC.
                              Financial Statements


As of June 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and
                                     1995

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
California Microwave, Inc.


     We have audited the accompanying balance sheets of the Satellite Transmission Systems Division of California Microwave, Inc. (the "Company") as of June 30, 1997 and 1996, and the related statements of operations and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Satellite Transmission Systems Division of California Microwave, Inc., as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.





                                         /s/ Ernst & Young LLP


Melville, New York
January 27, 1998

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                                 BALANCE SHEETS
                             (Dollars in Thousands)







                                                                                      JUNE 30,
                                                                             ---------------------------
                                                                                 1997           1996
                                                                             ------------   ------------
ASSETS

Current assets:

 Accounts receivable, less $140 and $508 allowance for doubtful
   accounts in 1996 and 1997 .............................................    $  28,323      $  46,750
 Inventories .............................................................        7,738         10,412
 Prepaid expenses and other assets .......................................           77            121
                                                                              ---------      ---------
Total current assets .....................................................       36,138         57,283
Property, plant and equipment, at cost ...................................       21,503         21,378
Less accumulated depreciation and amortization ...........................      (13,687)       (12,984)
                                                                              ---------      ---------
Net property and equipment ...............................................        7,816          8,394
Intangible assets, net of accumulated amortization of $2,268 in 1996......           --          2,032
Other assets .............................................................           23          2,045
                                                                              ---------      ---------
Total assets .............................................................    $  43,977      $  69,754
                                                                              =========      =========
LIABILITIES AND DIVISION EQUITY

Current liabilities:

 Accounts payable ........................................................    $   7,764      $  19,548
 Accrued liabilities .....................................................        3,571          3,584
 Current portion of long-term debt .......................................          100            200
                                                                              ---------      ---------
Total current liabilities ................................................       11,435         23,332
Long-term debt ...........................................................        1,530          1,630
                                                                              ---------      ---------
Total liabilities ........................................................       12,965         24,962

Commitments

Division equity ..........................................................       31,012         44,792
                                                                              ---------      ---------
Total liabilities and Division equity ....................................    $  43,977      $  69,754
                                                                              =========      =========


                            See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                            STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)




                                                                        YEARS ENDED JUNE 30,
                                                              -----------------------------------------
                                                                  1997           1996          1995
                                                              ------------   -----------   ------------
Net sales .................................................    $  68,037      $124,393       $ 94,271
Cost of products sold .....................................       65,724       102,399         86,335
                                                               ---------      --------       --------
Gross margin ..............................................        2,313        21,994          7,936
                                                               ---------      --------       --------
Expenses:
 Research and development .................................        1,360         2,540          2,288
 Marketing and administration .............................       14,154        13,295         12,655
 Amortization and write-down of intangible assets .........        2,032           171            171
 Restructuring ............................................          800            --          2,446
                                                               ---------      --------       --------
Total expenses ............................................       18,346        16,006         17,560
                                                               ---------      --------       --------
Operating (loss) income ...................................      (16,033)        5,988         (9,624)
Interest expense ..........................................          (65)          (69)           (98)
Interest income ...........................................           40            11              3
                                                               ---------      --------       --------
(Loss) income before income tax benefit (expense) .........      (16,058)        5,930         (9,719)
Allocated benefit (expense) from income taxes .............        4,676        (2,135)         3,207
                                                               ---------      --------       --------
Net (loss) income .........................................    $ (11,382)     $  3,795       $ (6,512)
                                                               =========      ========       ========

                            See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)




                                                                           YEARS ENDED JUNE 30,
                                                                -------------------------------------------
                                                                     1997           1996           1995
                                                                -------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income ...........................................     $ (11,382)     $   3,795       $ (6,512)
Adjustments for noncash items:
 Amortization and write-down of intangible assets ...........         2,032            171            171
 Depreciation and amortization of property, plant and
   equipment ................................................         1,639          1,746          1,848
 Loss on sale of assets .....................................            77            140             64
 Provision for doubtful accounts ............................           750            100            150
Changes in asset and liability accounts:
 Accounts receivable ........................................        17,677        (17,019)        14,937
 Inventories ................................................         2,674         12,243         (8,211)
 Prepaid expenses and other assets ..........................           449          1,449          5,627
 Accounts payable ...........................................       (11,783)         5,736         (3,747)
 Accrued and other liabilities ..............................           (14)        (1,697)         1,895
                                                                  ---------      ---------       --------
Net cash provided by operations .............................         2,119          6,664          6,222
                                                                  ---------      ---------       --------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures ........................................        (1,138)        (1,099)        (1,881)
Proceeds from sale of building ..............................         1,617             --             --
                                                                  ---------      ---------       --------
Net cash (used in) provided by investing activities .........           479         (1,099)        (1,881)
                                                                  ---------      ---------       --------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt ..................................          (200)          (100)          (200)
Net cash provided to CMI ....................................        (2,398)        (5,465)        (4,141)
                                                                  ---------      ---------       --------
Net cash used in financing activities .......................        (2,598)        (5,565)        (4,341)
                                                                  ---------      ---------       --------
Cash and cash equivalents ...................................     $      --      $      --       $     --
                                                                  =========      =========       ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest ......................     $      38      $      66       $     70
                                                                  =========      =========       ========

                            See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED JUNE 30, 1995, 1996 AND 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BASIS OF PRESENTATION

     The accompanying financial statements include the operations of the Satellite Transmission Systems Division ("STS" or the "Division") of California Microwave, Inc. ("CMI" or the "Company"). The Division is a global satellite communication systems integrator providing hardware, software and services for turnkey projects to large commercial customers, principally domestic and foreign telephone companies and major common carriers and to the U.S. and foreign governments.

     These financial statements are presented as if the Division had existed as an entity separate from CMI during the periods presented and include the historical assets, liabilities, sales and expenses that are directly related to the Division's operations. However, these financial statements are not necessarily indicative of the financial position and results of operations which would have occurred had the Division been an independent entity.


USE OF ESTIMATES; RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates are used in determining the collectibility of accounts receivable, warranty costs, inventory realization, profitability on long-term contracts, restructuring reserves, recoverability of property, plant and equipment, and contingencies. Actual results could differ from estimates.


CASH AND CASH EQUIVALENTS

     The Division participates in CMI's centralized cash management function; accordingly, the Division does not maintain separate cash accounts, other than payroll and foreign subsidiary accounts, which are deemed insignificant, and its cash disbursements and collections are settled through Division equity.


INVENTORIES AND COST OF PRODUCTS SOLD

     Inventories are recorded at the lower of cost or market. Project inventories are transferred to cost of products sold at the time revenue is recognized based on the estimated total manufacturing costs and total contract prices under each contract. Losses on contracts are recognized in full when the losses become determinable. During the year ended June 30, 1995, the Division recognized losses of approximately $2,800,000 on such contracts. The cost of other inventories is generally based on standard costs which approximate actual costs determined by the first-in, first-out method.


PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization charges are computed using the straight-line method based on the estimated useful lives of the related assets.


INTANGIBLE ASSETS OF BUSINESS ACQUIRED

     During 1997, CMI wrote off $1,888,000 of purchased intangible assets, principally goodwill, relating to the original acquisition of STS by CMI, which was pushed down to the Division's books.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The intangible assets consisted of the excess of the purchase price paid for STS over the net tangible assets acquired and was amortized using the straight-line method over 30 years. During 1997, CMI determined that the excess purchase price was not recoverable due to a significant reduction in sales by the Division in 1997 as compared to prior periods and appropriately reduced the carrying value.


OTHER LONG-LIVED ASSETS

     In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," the Division records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of such assets. Other than as described above related to purchased intangibles, no such losses have been incurred.


REVENUE RECOGNITION, RECEIVABLES AND CREDIT RISK

     Revenue from product sales is recognized at the time of shipment. Sales on certain long-term, small quantity, high unit value contracts are recognized at the completion of significant project milestones, which are generally contract line items. Scheduled billings and retainages under certain contracts (principally export contracts) have deferred billing provisions resulting in unbilled accounts receivable (included in accounts receivable) of $7,426,000 and $4,425,000 at June 30, 1996 and 1997, respectively. The unbilled receivable at June 30, 1997, is expected to be collected within one year.

     The Division manufactures and sells satellite communications products, systems and turnkey telecommunications networks to large commercial customers, principally domestic and foreign telephone companies and major common carriers, and to the U.S. government. The Division generally requires no collateral, but generally requires letters of credit, denominated in U.S. dollars, from its foreign customers.

     During 1996 and 1997, the Division periodically transferred certain international accounts receivable to CMI. CMI insures these receivables under a credit insurance program and then sells the receivables, without recourse, at prevailing discount rates. The Division retains the responsibility to collect and service these amounts. Outstanding customer receivables transferred to CMI through Division equity amounted to approximately $421,000 and $2,100,000 during 1996 and 1997, respectively.

     The Division charged to operations $150,000, $100,000 and $750,000 for its provision for doubtful accounts in 1995, 1996 and 1997, respectively.


WARRANTY

     The Company generally warrants its products for a period of 12 to 24 months from completion of contract or shipment. Warranty expense was approximately $679,000, $753,000 and $688,000 for 1995, 1996 and 1997,
respectively.


INCOME TAXES

     Income taxes reflect an allocation of CMI's income tax expense (benefit) calculated based on CMI's effective tax rate. All deferred tax assets and liabilities relating to the Division are included in intercompany balances with CMI and are accounted for within Division equity (see Note 7). On a

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

stand-alone basis, income tax benefit (expense) for the year ended June 30, 1997 would not be material due to the existence of net operating loss carryforwards at the Division level and the need for a full valuation allowance on any resulting net deferred tax asset. Such net operating losses have been fully utilized by CMI.


FISCAL YEAR

     The Division's fiscal year ends on the Saturday closest to June 30, and includes 52 weeks in fiscal 1995, 1996 and 1997. For 1995, 1996 and 1997, the fiscal years ended on July 1, 1995, June 29, 1996 and June 28, 1997, respectively. For clarity of presentation, the financial statements are reported as ending on a calendar month end.


2. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:




                                                                   JUNE 30,
                                                            -----------------------
                                                 LIFE          1997         1996
                                             ------------   ----------   ----------
                                              (In Years)        (In Thousands)
   Land ..................................                   $   950      $   950
   Buildings .............................       30            3,559        3,559
   Machinery and equipment ...............       3-5           8,780        9,256
   Office and computer equipment .........      3-10           6,440        5,653
   Building improvements .................       --            1,721        1,813
   Vehicles ..............................        5               53          147
                                                             -------      -------
                                                             $21,503      $21,378
                                                             =======      =======

     Building improvements are depreciated over the shorter of the life of the improvement or the remaining life of the building.


3. INVENTORIES

     Inventories consisted of the following:




                                                                             JUNE 30,
                                                                       ---------------------
                                                                          1997        1996
                                                                       ---------   ---------
                                                                          (In Thousands)
   Projects in process .............................................    $6,484      $ 6,287
   Less: progress billings .........................................     2,544        1,991
                                                                        ------      -------
                                                                         3,940        4,296
   Product inventories, principally materials and supplies .........     3,798        6,116
                                                                        ------      -------
   Total ...........................................................    $7,738      $10,412
                                                                        ======      =======

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. ACCRUED LIABILITIES

     Accrued liabilities consisted of the following:




                                           JUNE 30,
                                     ---------------------
                                        1997        1996
                                     ---------   ---------
                                        (In Thousands)
   Salaries and bonuses ..........    $  497      $1,381
   Vacation ......................       610         873
   Other payroll related .........       123         115
   Warranties ....................       899         758
   Commissions ...................       813          --
   Other .........................       629         457
                                      ------      ------
                                      $3,571      $3,584
                                      ======      ======

5. LONG-TERM DEBT

     The Division has industrial development bonds that are payable in annual installments through November 9, 2007, may be prepaid at any time without penalty and bear interest at 65% of the bank's floating rate (5.5% at June 30, 1997), based upon prevailing market conditions, which is redetermined daily. The obligor of the industrial development bonds is a related entity, and the bonds are secured by mortgages on the equipment and properties involved.

     At June 30, 1997, the annual maturities of long-term debt are as follows:



   1998 .........................    $  100,000
   1999 .........................       200,000
   2000 .........................       100,000
   2001 .........................       200,000
   2002 .........................       100,000
   Thereafter ...................       930,000
                                     ----------
                                      1,630,000
   Less current portion .........       100,000
                                     ----------
                                     $1,530,000
                                     ==========

6. COMMITMENTS

     On November 15, 1996, the Division leased a facility under an 18-month noncancelable operating lease. Rent expense was approximately $209,000, $229,000 and $69,000 for 1995, 1996, and 1997, respectively.

     Future minimum lease payments under the operating lease is $48,000 for 1998.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. DIVISION EQUITY


     A summary of the Division equity activity is as follows:




                                                JUNE 30,
                                        -------------------------
                                            1997          1996
                                        ------------   ----------
                                             (In Thousands)
   Beginning balance ................    $  44,792      $ 46,462
   Net income (loss) ................      (11,382)        3,795
   Net cash provided to CMI .........       (2,398)       (5,465)
                                         ---------      --------
   Ending balance ...................    $  31,012      $ 44,792
                                         =========      ========

8. EMPLOYEE BENEFITS


     The Division participates in the CMI defined contribution retirement plan which covers substantially all of the employees of the Division. The Division's contribution was $379,000, $700,000 and $180,000 for 1995, 1996 and 1997,
respectively.


9. SIGNIFICANT CUSTOMERS AND SEGMENT INFORMATION


     The Division operates in a single industry segment and is engaged in the manufacture and sale of electronics equipment for satellite communications.


     International sales were as follows:




                                                JUNE 30,
                                  ------------------------------------
                                     1997         1996         1995
                                  ----------   ----------   ----------
                                             (In Thousands)
   Asia Pacific ...............    $22,333      $27,106      $17,164
   Africa/Middle East .........     13,052       41,827        9,572
   Latin America ..............      5,149       11,137       14,768
   Europe .....................      7,828       15,984        9,784
   Other ......................      1,391        2,973        4,312
                                   -------      -------      -------
                                   $49,753      $99,027      $55,600
                                   =======      =======      =======

     The Division had revenues from one customer representing 17.3%, 31.5% and 11% of total revenues in 1995, 1996 and 1997, respectively.


10. CORPORATE ALLOCATIONS


     CMI allocates corporate expenses on a value-added basis to each division, which CMI believes results in a reasonable allocation of such costs. The accompanying financial statements reflect charges for general corporate administrative expenses incurred by CMI which amounted to approximately $1,477,000, $1,555,000 and $1,663,000 in 1995, 1996 and 1997, respectively.


     No interest is allocated by CMI to the Division.


     The Division is charged for its proportional share of CMI's self-insured medical plan. Such charges amounted to $944,000, $1,437,000 and $1,856,000 in 1995, 1996, and 1997, respectively.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                           CALIFORNIA MICROWAVE, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


10. CORPORATE ALLOCATIONS (CONTINUED)

     In addition, there were direct charges from CMI as follows:




                                                   JUNE 30,
                                          --------------------------
                                             1997      1996     1995
                                          ---------   ------   -----
                                                (In Thousands)
   Marketing ..........................    $  889        --     $--
   General and administrative .........       285      $508      --
                                           ------      ----     ---
   Total ..............................    $1,174      $508     $--
                                           ======      ====     ===

     The Division believes that the direct charges from CMI were reasonable during the periods presented.


11. RELATED PARTY TRANSACTIONS

     Included in net sales are product sales to other divisions of CMI. These sales totaled $3,584,000, $640,000 and $1,800,000 for 1995, 1996 and 1997,
respectively. In addition, there is approximately $2,363,000, $2,937,000 and $776,000 of purchases from another division of CMI which is included in ending inventory and $2,139,000, $3,576,000 and $1,129,000 due to this division which is included in accounts payable at June 30, 1995, 1996 and 1997, respectively.


12. RESTRUCTURING

     In June 1995, a decision was made to close the Division's Melbourne, Florida facility as well as to perform a review of personnel needs at the Division's operations. Pursuant to these decisions, approximately $2.4 million of restructuring charges were recorded, including approximately $600,000 to reflect the facility at its net realizable value. There are no remaining cash outlays associated with the restructuring at June 30, 1997.

     In December 1996 and January 1997, a comprehensive review of the Division's operations was performed, including a review of inventory levels, product development and migration plans and facility and personnel needs. It was determined to focus the Division on potentially higher margin products. This resulted in the write-down of certain inventories and the restructuring of the Division's operations. Inventory and other charges of $10,300,000, arising from this review, were included in cost of products sold and excess facilities and severance charges of $800,000 were included in restructuring. There are no remaining cash outlays associated with the restructuring at June 30, 1997.


13. SUBSEQUENT EVENTS

     In November 1997, the Division recorded a $1 million charge to cost of sales relating to a contract with a customer in Sudan. The President of the United States imposed economic sanctions on Sudan which banned U.S. companies from doing business in Sudan, and as a result the Division could not continue to perform under the existing contract. Based upon this, the contract was terminated and the Division has been released from further performance requirements.

     On December 19, 1997, L-3 Communications Corporation, an unrelated party, reached an agreement to purchase from CMI substantially all of the assets of the Division, and to assume certain of the liabilities of the Division, for approximately $27 million in cash. The final purchase price is subject to adjustment based on the net assets of the Division at the closing date of the transaction.

                       ILEX SYSTEMS, INC. AND SUBSIDIARY
                       Consolidated Financial Statements


                               December 31, 1997

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
ILEX Systems, Inc.:


     We have audited the accompanying consolidated balance sheet of ILEX Systems, Inc. and subsidiary as of December 31, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ILEX Systems, Inc. and subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                      /s/ KPMG LLP

San Jose, California
February 9, 1998, except as to Note 9 which is as of February 27, 1998

                       ILEX SYSTEMS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997




                                                              ASSETS
Current assets:
 Cash and cash equivalents ......................................................    $  4,919,548
 Accounts receivable, net of allowance for doubtful accounts of $327,422 ........       7,354,640
 Unbilled accounts receivable ...................................................       4,868,453
 Inventories ....................................................................         923,466
 Deferred income taxes ..........................................................          13,000
 Other current assets ...........................................................         278,771
                                                                                     ------------
  Total current assets ..........................................................      18,357,878

Property, plant, and equipment:
 Equipment ......................................................................       2,343,643
 Furniture, fixtures, and leasehold improvements ................................         634,425
                                                                                     ------------
                                                                                        2,978,068
 Accumulated depreciation and amortization ......................................      (2,031,763)
                                                                                     ------------
                                                                                          946,305
Goodwill, net of accumulated amortization of $117,940 ...........................         343,564
Deposits and other assets .......................................................         138,730
                                                                                     ------------
                                                                                     $ 19,786,477
                                                                                     ============
                                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt ..............................................    $     62,833
 Accounts payable ...............................................................       2,226,340
 Accrued payroll and related expenses ...........................................       3,176,151
 Deferred income ................................................................          37,843
 Distribution payable to shareholders ...........................................       2,216,877
 Income taxes payable ...........................................................          80,552
 Other current liabilities ......................................................         175,011
                                                                                     ------------
  Total current liabilities .....................................................       7,975,607
Other liabilities ...............................................................          18,678
                                                                                     ------------
  Total liabilities .............................................................       7,994,285

Shareholders' equity:
 Common stock, no par value; 5,000,000 shares authorized; 1,317,605 shares issued
   and outstanding ..............................................................       1,386,417
 Retained earnings ..............................................................      10,405,775
                                                                                     ------------
  Total shareholders' equity ....................................................      11,792,192
Commitments .....................................................................
                                                                                     $ 19,786,477
                                                                                     ============


See accompanying notes to consolidated financial statements.

                       ILEX SYSTEMS, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME

                         YEAR ENDED DECEMBER 31, 1997




Revenues:
 Consulting fees ..............................    $57,309,190
 Equipment sales ..............................      6,213,038
                                                   -----------
                                                    63,522,228
                                                   -----------
Costs and expenses:
 Cost of revenue, consulting ..................     41,852,031
 Cost of sales, equipment .....................      3,314,614
 Selling, general, and administrative .........      9,507,879
 Research and development .....................      1,211,497
                                                   -----------
                                                    55,886,021
                                                   -----------
  Operating income ............................      7,636,207

Other income (expense):
 Interest income ..............................        135,114
 Interest expense .............................         (8,579)
 Loss on write-down of investment .............       (250,000)
 Other expense ................................       (108,000)
                                                   -----------
  Income before income taxes ..................      7,404,742

Income taxes ..................................        550,000
                                                   -----------
  Net income ..................................    $ 6,854,742
                                                   ===========


See accompanying notes to consolidated financial statements.

                       ILEX SYSTEMS, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 1997




                                                     COMMON STOCK                                  TOTAL
                                             -----------------------------      RETAINED       SHAREHOLDERS'
                                                 SHARES          AMOUNT         EARNINGS          EQUITY
                                             -------------   -------------   --------------   --------------
Balances as of December 31, 1996 .........     1,315,720      $1,352,249      $ 10,606,517     $ 11,958,766
Issuance of common stock in exchange for
 services ................................         3,400          42,500                --           42,500
Stock repurchase .........................        (1,515)         (8,332)           (6,060)         (14,392)
Distributions to shareholders ............            --              --        (7,049,424)      (7,049,424)
Net income ...............................            --              --         6,854,742        6,854,742
                                               ---------      ----------      ------------     ------------
Balances as of December 31, 1997 .........     1,317,605      $1,386,417      $ 10,405,775     $ 11,792,192
                                               =========      ==========      ============     ============

See accompanying notes to consolidated financial statements.

                       ILEX SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997


Cash flows from operating activities:
 Net income ...........................................................................    $  6,854,742
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization .......................................................         419,593
  Allowance for doubtful accounts .....................................................        (203,255)
  Loss on write-down of investment ....................................................         250,000
  Deferred income taxes ...............................................................         485,000
  Issuance of common stock for services ...............................................          42,500
  Changes in operating assets and liabilities:
   Receivables ........................................................................      (1,267,205)
   Inventories ........................................................................         387,485
   Other current assets ...............................................................        (112,176)
   Deposits and other assets ..........................................................         140,884
   Accounts payable and accrued liabilities ...........................................         324,963
   Deferred income ....................................................................        (159,012)
   Income taxes payable ...............................................................          80,552
   Other liabilities ..................................................................        (459,166)
                                                                                           ------------
    Net cash provided by operating activities .........................................       6,784,905
                                                                                           ------------
Cash flows used in investing activities -- purchases of property, plant, and equipment         (416,630)
                                                                                           ------------
Cash flows from financing activities:
 Payments on debt .....................................................................         (67,265)
 Distributions paid to shareholders ...................................................      (4,832,547)
 Repurchase of common stock ...........................................................         (14,392)
                                                                                           ------------
    Net cash used in financing activities .............................................      (4,914,204)
                                                                                           ------------
Increase in cash and cash equivalents .................................................       1,454,071
Cash and cash equivalents, beginning of year ..........................................       3,465,477
                                                                                           ------------
Cash and cash equivalents, end of year ................................................    $  4,919,548
                                                                                           ============
Supplemental disclosures of cash flow information:
 Cash paid during year:
  Income taxes ........................................................................    $    716,190
                                                                                           ============
  Interest ............................................................................    $      8,579
                                                                                           ============
  Noncash investing and financing activities -- distributions payable to shareholders      $  2,216,877
                                                                                           ============

See accompanying notes to consolidated financial statements.

                       ILEX SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


(1) SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     ILEX Systems, Inc. (the "Company") provides services and products primarily in four areas: environmental consulting services to private and public sector customers; software consulting services to the federal government and its contractors; supervisory control and data acquisition products and services to the electrical utility industry; and secured communications products, principally to the federal government and its agencies. The majority of the Company's revenues are derived from its software consulting services.


PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.


REVENUE RECOGNITION

     The Company's consulting services are generally performed on time- and materials-based contracts for the federal government and its contractors. Accordingly, revenues are recognized as services are performed. Equipment sales revenues are recognized upon shipment. Unbilled accounts receivable comprise charges for services and materials provided to customers that have not been invoiced.

     The Company does not require collateral for its receivables. Reserves are maintained for potential credit losses.


CASH EQUIVALENTS

     Cash equivalents of $1,879,285 as of December 31, 1997, consist principally of money market investments. For purposes of the accompanying consolidated statement of cash flows, the Company considers all highly liquid debt instruments with remaining maturities of three months or less when acquired to be cash equivalents.


FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of financial instruments in the Company's consolidated financial statements approximates fair value due to the short-term maturities of these instruments.


INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out basis) or market.


PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets (generally five years). Leasehold improvements are amortized straight-line over the shorter of the lease term or the estimated useful life of the asset.


GOODWILL

     Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited of 10 to 15 years. The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation.

INCOME TAXES

     The Company elected S corporation status on March 17, 1997, effective January 1, 1997. Federal and the majority of state income taxes on the income of S corporations are generally payable by the individual shareholders rather than the Company.

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


USE OF ESTIMATES

     The Company's management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(2) INVENTORIES

     Inventories consisted of the following as of December 31, 1997:



            Raw materials and subassemblies .........    $833,945
            Work in process .........................      89,521
                                                         --------
                                                         $923,466
                                                         ========

(3) LINE OF CREDIT AND LONG-TERM DEBT

     The Company has a $5,000,000 line of credit with a bank that is due on demand. Interest is payable at the bank's prime rate (8.5% as of December 31, 1997) and is secured by trade accounts receivable, inventories, and other assets. Borrowings outstanding under the line of credit were $-0- as of December 31, 1997. The line of credit contains certain restrictive financial covenants, including a minimum level of net worth and cash flow to debt ratio. As of December 31, 1997, the Company was in compliance with all such covenants.


     The Company has an unsecured promissory note payable to a former shareholder that was issued in conjunction with the repurchase of shares of common stock in 1992. The note bears interest at 10% with payments of $6,000 per month, including interest, through December 1998. As of December 31, 1997, the principal balance of this note was $62,833.


(4) INCOME TAXES

     The provision for income taxes for the year ended December 31, 1997, consisted of the following:



  Federal:
  Current ............          --
  Deferred ...........    $388,000
                          --------
                           388,000
                          --------
  State:
  Current ............      65,000
  Deferred ...........      97,000
                          --------
                           162,000
                          --------
                          $550,000
                          ========

     The provision for income taxes for the year ended December 31, 1997, differs from the federal statutory rate, primarily due to the flow through nature of income tax liability to the shareholders and reduction of the federal and partial state deferred income tax assets and liabilities as of December 31, 1996, resulting from the S corporation election as follows:



            Federal income tax statutory rate .................       34.0%
            State income tax rate .............................        2.2
            Benefit of federal S corporation election .........      (28.8)
                                                                     -----
                                                                       7.4%
                                                                     =====

     The gross deferred tax assets were $13,000 as of December 31, 1997, consisting of the state deferred income tax assets and liabilities for those states who do not recognize S corporation status. Management considers realization of the net deferred tax assets more likely than not due to continued profitability of the Company and significant carryback opportunities.



(5) EMPLOYEE BENEFIT PLANS

     The Company has two Section 401(k) retirement savings plans (the Plans). Under the terms of the Plans, employees may make contributions based on a percentage of eligible earnings. Company contributions to the Plans are discretionary and totaled $359,718 in 1997.


(6) STOCK OPTION PLAN

     The Company has 100,000 shares of common stock reserved for issuance under its 1992 Incentive Stock Option Plan (the "Plan"). Under the Plan, the Company may grant options to employees, officers, and directors. Options are granted at prices not less than the fair market value of the Company's common stock as determined by the Board of Directors on the grant date. Options vest ratably over 48 months and expire 49 months from the date of grant.

     The Company applies Accounting Principles Board Opinion No. 25 (APB 25) in accounting for its stock options. The exercise price for stock options granted to employees in 1997 equaled the fair value of the Company's common stock at the date of grant. Accordingly, in accordance with APB 25, no compensation expense was recognized by the Company.

     For purposes of pro forma disclosures required by Statement of Financial Accounting Standards No. 123 (SFAS 123), the compensation cost of the options, based on their estimated fair values, is amortized to expense over the vesting periods of the options. The Company's net income for the year ended December 31, 1997 would have reduced to the pro forma amounts indicated below:


   Net income:
    As reported .........    $6,854,742
                             ==========
    Pro forma ...........    $6,838,958
                             ==========

     On January 1, 1997, the Company had no options outstanding. In July 1997, the Company granted 25,000 options at an exercise price of $17.50, all of which were outstanding but not exercisable as of December 31, 1997.


     The weighted-average grant-date fair value of options granted during the year ended December 31, 1997 was $3.05 per option. The weighted-average remaining contract life of the Company's outstanding stock options was 3.5 years at December 31, 1997.

     Pro forma information regarding net income as required by SFAS 123 has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for the options was estimated at the date of grant using the minimum value method prescribed in SFAS 123, which does not consider the expected volatility of the Company stock price, with the following weighted-average assumptions for 1997: risk free interest rate of 6.06%; dividend yield of 0%; and weighted-average expected option life of 3.25 years.

(7) COMMITMENTS


     The Company leases certain facilities under operating leases that expire at various dates through 2001. The Company in turn subleases some of these facilities. As of December 31, 1997, future minimum lease payments under noncancelable operating leases, exclusive of the sublease rentals, are as follows:




    YEAR ENDING
   DECEMBER 31,
------------------
  1998 ...........    $1,474,448
  1999 ...........       510,551
  2000 ...........       292,096
  2001 ...........       124,212
                      ----------
                      $2,401,307
                      ==========

     Rent expense, exclusive of sublease rentals, was approximately $1,081,636 in 1997. Sublease rental income was approximately $186,733 in 1997.


(8) SIGNIFICANT CUSTOMERS


     For the year ended December 31, 1997, sales to a single customer represented 26% of revenues. The outstanding accounts receivable and unbilled receivable balances for this customer as of December 31, 1997, were $1,257,875 and $2,228,650, respectively.


(9) SUBSEQUENT EVENT


     In January 1998, shareholders of the Company agreed to sell all of their common stock for approximately $50,000,000, subject to certain adjustments, plus additional consideration based on post-acquisition performance. The sale closed on February 27, 1998.

                          ALLIEDSIGNAL OCEAN SYSTEMS
                A WHOLLY-OWNED OPERATION OF ALLIEDSIGNAL, INC.


                         Combined Financial Statements
                 as of and for the year ended December 31, 1997

                        REPORT OF INDEPENDENT AUDITORS



To the Board of Directors of
 L-3 Communications Corporation


     We have audited the accompanying combined balance sheet of AlliedSignal Ocean Systems, a wholly owned operation of AlliedSignal, Inc. ("Ocean Systems"), as of December 31, 1997 and the related combined statements of operations, equity and cash flows for the year then ended. These financial statements are the responsibility of Ocean System's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ocean Systems as of December 31, 1997, and the combined results of their operations and cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        /s/ PricewaterhouseCoopers LLP


Los Angeles, California
February 23, 1998

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY-OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                             COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)




                                                     ASSETS
Current assets:
 Accounts receivable, net of allowances for doubtful accounts of $81 .....    $ 13,313
 Inventories .............................................................      25,274
 Contracts in progress ...................................................         793
 Prepaid expenses and other current assets ...............................       1,743
                                                                              --------
  Total current assets ...................................................      41,123

Property, plant and equipment, net .......................................      16,845
Capitalized software, net ................................................       2,248
Goodwill, net ............................................................       1,820
Other assets .............................................................          31
                                                                              --------
Total assets .............................................................    $ 62,067
                                                                              ========
                                         LIABILITIES AND EQUITY
Current liabilities:
 Accounts payable ........................................................    $  2,626
 Accrued liabilities .....................................................      16,112
 Advance payments ........................................................      16,162
                                                                              --------
  Total current liabilities ..............................................      34,900

Accrued pension and postretirement benefits ..............................      10,959
                                                                              --------
Total liabilities ........................................................      45,859
                                                                              --------
Commitment and contingencies

Equity:
 Invested equity .........................................................       9,312
 ELAC common stock .......................................................       3,424
 ELAC retained earnings ..................................................       4,570
 Cumulative translation adjustment .......................................      (1,098)
                                                                              --------
Total equity .............................................................      16,208
                                                                              --------
Total liabilities and equity .............................................    $ 62,067
                                                                              ========


          See accompanying notes to the combined financial statements

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY-OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                       COMBINED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)



Sales .........................................     $ 73,033
Cost of sales .................................       56,049
                                                    --------
 Gross profit .................................       16,984

Operating expenses:
 General and administrative ...................       11,981
 Selling ......................................        5,933
 Bid and proposal .............................        2,053
 Independent research and development .........        2,765
                                                    --------
  Total operating expenses ....................       22,732
                                                    --------
Loss from operations ..........................       (5,748)

Interest expense, net .........................          490
Other income ..................................         (185)
                                                    --------
Loss before income taxes ......................       (6,053)
Benefit for income taxes ......................       (2,378)
                                                    --------
  Net loss ....................................     $ (3,675)
                                                    ========


          See accompanying notes to the combined financial statements

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                          COMBINED STATEMENT OF EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)





                                                 INVESTED        ELAC        ELAC        CUMULATIVE
                                               EQUITY IN OS     COMMON     RETAINED     TRANSLATION       TOTAL
                                                 (DEFICIT)       STOCK     EARNINGS      ADJUSTMENT      EQUITY
                                              --------------   --------   ----------   -------------   ----------
Balance at December 31, 1996 ..............      $  8,298       $3,424      $6,403       $     87       $ 18,212
Net loss ..................................        (2,680)          --        (995)            --         (3,675)
Cumulative translation adjustment .........            --           --          --         (1,185)        (1,185)
Advances from (repayments to)
 AlliedSignal .............................         3,694           --        (838)            --          2,856
                                                 --------       ------      ------       --------       --------
Balance at December 31, 1997 ..............      $  9,312       $3,424      $4,570       $ (1,098)      $ 16,208
                                                 ========       ======      ======       ========       ========

          See accompanying notes to the combined financial statements

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                       COMBINED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)


Cash flows from operating activities:
 Net loss ......................................................................    $  (3,675)
 Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation of property, plant and equipment ................................        2,976
  Amortization of capitalized software .........................................        1,078
  Amortization of intangible assets ............................................           70
  Loss on the disposal of property, plant and equipment ........................            8
  Changes in operating assets and liabilities:
   Accounts receivable .........................................................       13,561
   Inventories .................................................................         (359)
   Contracts in progress .......................................................        1,666
   Prepaid and other current assets ............................................         (220)
   Accounts payable ............................................................       (1,976)
   Accrued liabilities .........................................................      (10,472)
   Advance payments ............................................................       (1,092)
   Accrued pension and postretirement benefits .................................          (20)
                                                                                    ---------
    Net cash provided by operating activities ..................................        1,545
                                                                                    ---------
Cash flows from investing activities:
 Property, plant and equipment purchased .......................................       (3,090)
 Software purchased ............................................................         (265)
                                                                                    ---------
    Net cash used in investing activities ......................................       (3,355)
                                                                                    ---------
Cash flows from financing activities:
 Advances from AlliedSignal, net ...............................................        3,198
                                                                                    ---------
    Net cash provided by financing activities ..................................        3,198
                                                                                    ---------
 Effect of foreign currency exchange rate changes on cash ......................       (1,388)
                                                                                    ---------
Net change in cash .............................................................           --
Cash and cash equivalents at the beginning of the year .........................           --
                                                                                    ---------
Cash and cash equivalents at the end of the year ...............................    $      --
                                                                                    =========
Supplement disclosures of cash flow information:
 Cash paid during the year for:
  Interest -- AlliedSignal .....................................................    $     552
                                                                                    =========

          See accompanying notes to the combined financial statements

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)


1. BACKGROUND AND DESCRIPTION OF BUSINESS

     The Ocean Systems business ("Ocean Systems" or the "Company") is a wholly owned operation of AlliedSignal Inc. ("AlliedSignal") comprised of the Ocean Systems Division ("OS"), and AlliedSignal ELAC Nautik GmbH ("ELAC"). The OS Division headquarters and principal operations, including one manufacturing site, are located in Sylmar, California, a suburb of Los Angeles. OS also operates marketing offices located in Canada ("ASCI") and England ("BOSL"). OS was acquired through AlliedSignal's merger with the Bendix Corporation in 1982. ELAC is a wholly owned subsidiary of AlliedSignal Deutschland ("AS Deutschland") and is a separate legal entity located in Kiel, Germany. ELAC was acquired from Honeywell Inc. in 1994.

     On December 22, 1997, L-3 Communications Corporation, a wholly owned subsidiary of L-3 Communications Holdings, Inc. ("L-3") entered into a definitive Purchase Agreement with AlliedSignal to acquire substantially all the net assets excluding land and buildings, and assumed certain of the liabilities of OS and purchased the outstanding capital stock of ELAC from AS Deutschland.

     Ocean Systems develops, manufactures and sells sophisticated sonar detection and tracking devices for underwater use. The Company's customers include the U.S. Government, foreign governments, defense industry prime contractors and commercial customers. The Company operates primarily in one industry segment, electronic sonar components and systems.

     All domestic government contracts and subcontracts of Ocean Systems are subject to audit and various cost controls, and Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the foreign government.

     The decline in the U.S. defense budget since the late 1980s has resulted in program delays, cancellations and scope reduction for defense contracts in general. These events may or may not have an effect on the Company's programs; however, in the event that U.S. Government expenditures for products of the type manufactured by the Company are reduced, and not offset by greater foreign sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Company.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

BASIS OF PRESENTATION AND USE OF ESTIMATES

     The accompanying combined financial statements reflect the assets, liabilities and operations of Ocean Systems including OS and ELAC which are combined herein as they are entities under common control and management. All significant intercompany accounts and transactions have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principals requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and costs, excess and obsolete inventory reserves, warranty reserves, pension estimates and recoverability of recorded amounts of fixed assets. Actual results could differ from these estimates.

                          ALLIEDSIGNAL OCEAN SYSTEMS
                (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

REVENUE RECOGNITION

     Under fixed-price contracts, sales and related costs are recorded upon delivery and customer acceptance. Sales and related costs under cost-reimbursable contracts are recorded on the percentage of completion method. Anticipated future losses on contracts are charged to income when identified. Revisions in profit estimates are reflected in the period in which the facts, which require the revision, become known.


ACCOUNTS RECEIVABLE

     Management assesses the credit risk and records an allowance for uncollectable accounts as considered necessary based on several factors including, but not limited to, an analysis of specific customers, historical trends, current economic conditions and other information. The U.S. Navy comprises a significant portion of Ocean System's revenues. The Company's other customers include the navies of many foreign countries. The Company's credit risk is affected by conditions or occurrences within the U.S. Government and economic conditions of the countries in which the Company operates or has customers. Sales are made on unsecured, customer-specific credit terms, which may include extended terms.


INVENTORIES

     Inventories are valued at the lower of cost or market using the average cost method. Inventories consist of raw materials and supplies, work in process and finished goods. An excess and obsolete inventory reserve has been established primarily for raw materials and parts that have not been allocated to firm contracts. The excess and obsolete inventory reserve is based on estimates of future usage of inventory on hand.


CONTRACTS IN PROCESS

     Costs accumulated under cost-reimbursable contracts include direct costs, as well as manufacturing overhead. In accordance with industry practice, these amounts are included in current assets.


PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at historical cost net of accumulated depreciation. For financial purposes, property, plant and equipment is generally depreciated on the straight line method using estimated useful lives ranging from 3 to 20 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Interest costs incurred during the construction of plant and equipment are capitalized using an imputed interest rate approximating 8%. Interest costs capitalized during 1997 amounted to $57.


CAPITALIZED SOFTWARE

     Capitalized software primarily represents costs incurred related to the purchase and implementation of the Company's MRP II business system. Capitalized software is reported at historical cost less accumulated amortization. Amortization is based on the estimated useful service life not to exceed five years. Amortization of capitalized software was $1,078 for the year ended December 31, 1997. Accumulated amortization was $2,368 at December 31, 1997.

                          ALLIEDSIGNAL OCEAN SYSTEMS
                (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

GOODWILL

     Goodwill represents the excess of the cost of the purchased business over the net assets acquired and is being amortized on a straight-line basis over 40 years. This excess relates primarily to the allocated portion of goodwill arising out of the AlliedSignal merger with Bendix in 1982 and was allocated to OS based on the proportionate percentage of OS pretax earnings to the total Bendix Aerospace Group pretax earnings at the time of the AlliedSignal acquisition from Bendix. Amortization expense was $70 for the year ended December 31, 1997. Accumulated amortization was $980 at December 31, 1997.

     The carrying amounts of intangible assets are reviewed if the facts and circumstances indicate potential impairment of their carrying value. If this review indicates that intangible assets are not recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying values related to the intangible assets are reduced to the fair value of the asset.


RESEARCH AND DEVELOPMENT AND SIMILAR COSTS

     Research and development costs sponsored by the Company include research and development and bid and proposal efforts related to government products and services. Customer-sponsored research and development costs incurred are included in contract costs.


FOREIGN OPERATIONS AND FOREIGN CURRENCY TRANSLATION

     The Company's major foreign operation is ELAC located in Germany with the Deutsche mark as its functional currency. Assets and liabilities are translated at current exchange rates at the end of the period. Income and expenses are translated using the monthly average exchange rates. The effect of the unrealized rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as a separate component of equity in the accompanying combined balance sheet.

     There are no material foreign currency gains or losses for the year ended December 31, 1997 as the Company's U.S. sales to foreign customers are denominated in U.S. dollars. ASCI Canadian sales are denominated in Canadian dollars and the ELAC foreign sales are denominated in Deutsche marks.


FINANCIAL INSTRUMENTS

     At December 31, 1997, the carrying value of the Company's financial instruments, such as receivables, accounts payable and accrued liabilities, approximate fair value, based on the short-term maturities of these instruments.


INCOME TAXES

     The benefit for income taxes for OS was computed by applying statutory tax rates to the reported loss before income taxes after considering items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of AlliedSignal which are related to OS. Income taxes for OS are assumed to have been settled with AlliedSignal at December 31, 1997 and there are no separate tax attributes related to OS. For ELAC, separate tax attributes that relate specifically to ELAC have been considered in computing taxes.


3. TRANSACTIONS WITH ALLIEDSIGNAL

     Ocean Systems relies on AlliedSignal for certain services, including treasury, cash management, employee benefits, taxes, risk management, internal audit, financial reporting, legal, contract

                          ALLIEDSIGNAL OCEAN SYSTEMS
                (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

administration and general corporate services. Although certain assets, liabilities and expenses related to these services have been allocated to the Company, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements would not be the same as would have occurred had the Company been an independent entity. The following describes the related party transactions.


ALLOCATION OF CORPORATE EXPENSES


     The amount of allocated corporate expenses reflected in these combined financial statements has been estimated based primarily on an allocation methodology prescribed by government regulations pertaining to government contractors. Corporate expenses allocated to Ocean Systems were $2,258 for the year ended December 31, 1997, and are included in general and administrative expense in the accompanying combined statement of operations.


PENSIONS


     Certain of the Company's employees participate in various AlliedSignal sponsored pension plans covering certain employees. Eligibility for participation in these plans varies, and benefits are generally based on employees' compensation and years of service.


     AlliedSignal funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors subject to the Internal Revenue code and regulations. Although the aforementioned pension arrangements are part of certain AlliedSignal defined benefit plans, separate actuarial estimates were made for the portion allocable to the Company. Pension expense included in the accompanying combined statement of operations was $1,452 for the year ended December 31, 1997. The pension plan liability at December 31, 1997 was fully funded. The Company also has a supplemental pension plan for highly compensated employees as defined by IRS rules. The liability reflected in the accompanying combined balance sheet was $650 at December 31, 1997. Pension expense included in the combined statement of operations for the supplemental pension plan was $24 for the year ended December 31, 1997.


     The Company's German employees of ELAC are covered by a separate pension plan. Pension costs included the following components for the year ended December 31, 1997:



         Service costs earned during the year ..................    $ 163
         Interest cost on projected benefit obligation .........      119
         Actual return on plan assets ..........................      (92)
         Amortization of unrecognized net obligation ...........       24
                                                                    -----
         Net periodic pension cost .............................    $ 214
                                                                    =====

                          ALLIEDSIGNAL OCEAN SYSTEMS
                (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

     The following table sets forth the ELAC pension plan funded status and amounts recognized in the Company's combined balance sheet at December 31, 1997:



         Actuarial present value of benefit obligation
          Vested .........................................................    $1,067
          Nonvested ......................................................       296
                                                                              ------
           Accumulated benefit obligation ................................     1,363
                                                                              ======
          Projected benefit obligation ...................................     1,919
          Plan assets at fair value ......................................     1,422
                                                                              ------
           Projected benefit obligation in excess of plan assets .........       497
           Unrecognized net loss .........................................        37
           Unrecognized prior service costs ..............................
           Unrecognized net obligation ...................................      (361)
                                                                              ------
            Accrued pension costs ........................................    $  173
                                                                              ======


Major assumptions were:
    Discount Rate .......................................   6.8%
    Expected long-term rate of return on assets .........   6.8%
    Rate of increase in compensation levels .............   4.0%

POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS


     In addition to participating in AlliedSignal pension plans, employees of OS are provided varying levels of health care and life insurance benefits for retired employees and dependents. Participants are eligible for these benefits when they retire from active service and meet the pension plan eligibility requirements. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying of the cost through contributions, deductibles and coinsurance provisions.


     Although the aforementioned postretirement benefits are part of certain AlliedSignal postretirement arrangements, separate actuarial estimates were made for the portion allocable to the Company. The weighted average discount rate utilized in determining the accumulated postretirement benefit obligation was 7.25% for 1997. Net postretirement benefit costs included in the combined statements of operations was $1,072 for the year ended December 31, 1997.


     The net postretirement benefit costs for 1997 included the following components:



         Service cost-benefits attributed to service during the period .    $  545
         Interest cost on accumulated postretirement benefit obligation        704
         Amortization of gain ..........................................      (177)
                                                                            ======
         Net postretirement benefit cost ...............................    $1,072
                                                                            ======

                          ALLIEDSIGNAL OCEAN SYSTEMS
                (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

     The funded status of the plan and related liability amounts recognized in the accompanying combined balance sheet at December 31, 1997 were as follows:



         Accumulated postretirement benefit obligation:
          Fully eligible active plan participants .........    $2,698
          Other active plan participants ..................     7,049
                                                               ------
                                                                9,747
         Unrecognized prior service costs .................        --
         Unrecognized net gain (loss) .....................        --
                                                               ------
          Accrued postretirement benefit cost .............    $9,747
                                                               ======

EMPLOYEE SAVINGS PLANS

     Ocean Systems North American operation also has a supplemental savings plan in which the Company matches the contributions of participating employees up to a designated level. Under this plan, the matching contributions, in cash, were $54 for the year ended December 31, 1997 and the liability recorded at December 31, 1997 was $562.


INTEREST EXPENSE

     Interest expense has been allocated to the Company by applying AlliedSignal's weighted average consolidated interest rate to the portion of the beginning of the period equity account deemed to be financed by consolidated debt, which has been determined based on AlliedSignal's debt to equity ratio on such date. Management of the Company believes that this allocation methodology is reasonable.

     The allocated interest expense was calculated using the following equity balance and interest rate, for the year ended December 31, 1997:


  Equity ..........................   $5,751
  Interest Rate ...................    9.6%

     Allocated interest expense for the year ended December 31, 1997 amounted to $552 and is included in interest expense, net in the accompanying combined statement of operations.


INCOME TAXES

     The Company will be included in the consolidated Federal income tax return, foreign tax returns and certain combined and separate state and local income tax returns of AlliedSignal for 1997. Income taxes for OS are considered to have been settled with AlliedSignal at December 31, 1997 and are recorded through the invested equity account with AlliedSignal as there are no separate stand alone tax attributes related to OS.

     ELAC participates in the AlliedSignal Deutschland GmbH profit pooling agreement for corporate income tax and municipal trade tax. Since entering into this agreement ELAC has not paid German taxes, as any profits or losses of ELAC are transferred to AlliedSignal Deutschland. For purposes of these combined financial statements, the tax attributes that relate to ELAC prior to entering into the pooling agreement have been considered in computing the separate ELAC tax computations as these attributes will remain with ELAC after the termination of the pooling agreement after the acquisition by L-3.

                          ALLIEDSIGNAL OCEAN SYSTEMS
                (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

STATEMENT OF CASH FLOWS


     The company participates in the AlliedSignal cash management system, under which all cash is received and payments are made by AlliedSignal. All transactions between the Company and AlliedSignal have been accounted for as settled in cash at the time such transactions were recorded by the Company.


4. INVENTORIES AND CONTRACTS IN PROCESS


     Net inventories are comprised of the following components at December 31, 1997:



            Raw materials and supplies ....................    $ 14,894
            Work in process ...............................       6,675
            Finished goods ................................      12,080
            Excess and obsolete inventory reserve .........      (7,772)
                                                               --------
             Net inventories ..............................      25,877
             Less, unliquidated progress payments .........        (603)
                                                               --------
                                                               $ 25,274
                                                               ========

     For the year ended December 31, 1997, there were no general and administrative, independent research and development, or bid and proposal costs charged to inventory.


     Contracts in process, amounting to $793 as of December 31, 1997, include accumulated inventoried costs and profits on cost or cost-reimbursement contracts, principally with the U.S. Government. The U.S. Government has title to, or a security interest in, inventories to which progress payments are applied. The Company believes that substantially all such amounts will be billed and collected within one year.


5. PROPERTY, PLANT AND EQUIPMENT


     Property, plant and equipment at December 31, 1997 are comprised of the following components:




            Buildings, building improvements and land
            improvements .........................................    $   9,108
            Machinery, equipment, furniture and fixtures .........       48,060
            Leasehold improvements ...............................          300
                                                                      ---------
                                                                         57,468
            Less, accumulated depreciation and
            amortization .........................................      (43,324)
                                                                      ---------
                                                                         14,144
            Land .................................................          388
            Construction in progress .............................        2,313
                                                                      ---------
                                                                      $  16,845
                                                                      =========


     Depreciation and amortization expense was $2,976 for the year ended December 31, 1997.

                          ALLIEDSIGNAL OCEAN SYSTEMS
                (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

6. INCOME TAXES


     The effective tax rate differs from the statutory federal income tax rate for the following reasons:




           Statutory federal income tax rate .............    (35.0)%
           State taxes net of federal benefit ............     (6.0)%
           Foreign losses with no tax benefit ............      6.7 %
           Foreign sales corporation tax benefit .........     (4.5)%
           Other, net ....................................     (0.5)%
                                                             ------
                                                              (39.3)%
                                                             ======


     At December 31, 1997, the German trade tax and corporate income tax net operating loss ("NOL") carryovers amounted to $953 and $1,180, respectively, and may be carried forward indefinitely.


     At December 31, 1997, deferred tax assets related to ELAC's German trade tax and corporate income tax NOL carryovers amounted to $468. A full valuation is recorded against the deferred tax asset.


     The valuation allowance for deferred taxes was based on ELAC's historical losses from operations and its current year loss. In addition, certain aspects of the acquisition could limit the utilization of a portion or all of these NOL carryovers. Accordingly, management believes currently there is not enough historical information to support that it is more likely than not that ELAC will realize the future tax benefit of these NOL carryovers.


7. EQUITY


     Invested equity represents the equity contributed to OS by AlliedSignal and related accumulated results of operations of OS. ELAC common stock represents the one share of common stock held by AS Deutschland. ELAC's retained earnings includes the impact of ELAC's accumulated operating losses, and repayments to AlliedSignal offset by the effects of the amortization of negative goodwill associated with the ELAC acquisition from Honeywell.


8. SALES TO PRINCIPAL CUSTOMERS


     The Company operates primarily in one industry segment, electronic sonar components and systems. Sales to principal customers are as follows for the year ended December 31, 1997:



           U.S. Government agencies and prime contractors .........    $36,133
           German government ......................................      5,895
           Other foreign governments ..............................     24,883
           Commercial customers ...................................      6,122
                                                                       -------
                                                                       $73,033
                                                                       =======

                          ALLIEDSIGNAL OCEAN SYSTEMS
                (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

     Summarized data of the Company's operations by geographic area for the year ended December 31, 1997 are as follows:




                                    NORTH                     REST OF
                                   AMERICA       GERMANY      EUROPE       ASIA        OTHER          ELIM          TOTAL
                                 -----------   -----------   --------   ----------   ---------   -------------   ----------
Sales to unaffiliated
 customer ....................    $ 39,002      $  8,146      $6,220     $18,611      $1,054              --      $ 73,033
Inter-area sales .............      19,536         4,334          --          --          --       $ (23,870)           --
Loss from operations .........      (4,658)       (1,090)         --          --          --              --        (5,748)
Identifiable assets at
 December 31, 1997 ...........      51,613        10,454          --          --          --              --        62,067

9. COMMITMENTS AND CONTINGENCIES

     The Company leases certain facilities and equipment under agreements expiring at various dates through 2011. At December 31, 1997, future minimum payments for noncancellable operating leases with initial or remaining terms in excess of one year are $933 for 1998, $340 for 1999, $161 for 2000, $35 for 2001 and $7 for 2002.

     Leases covering major items of real estate and equipment contain renewal and or purchase options which may be exercised by the company. Rent expense, net of sublease income from other AlliedSignal entities, was $1,342 for the year ended December 31, 1997.

     Management is continually assessing the Company's obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Company in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management of the Company is aware, the Company believes that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that individually or in the aggregate, would be material to the Company's combined financial position, cash flows and results of operations. The Company accrues for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

     The Company is engaged in providing products and services under contracts with the U.S. Government and foreign government agencies. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under government procurement regulations, an indictment of the Company by a federal grand jury could result in the Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with federal government for a specified term.

     The Company is also periodically subject to periodic review or audit by agencies of the U.S. Government. At December 31, 1997, there are several pending issues with these agencies that are incidental to the Company's business. One of these reviews was critical of the Company's procedures for maintaining control of Government owned property in the Company's custody. The Company is responsible and liable for $93 million of Government-owned property in its possession. With respect to this and other U.S. Government matters, the Company's management believes the ultimate resolution of any such matters will not have a material adverse effect on the combined financial position, cash flows or results of operations of the Company.

                          ALLIEDSIGNAL OCEAN SYSTEMS
                (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

     The Company is periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to their business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the combined financial position, cash flows or results of operations of the Company.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.




                 --------------------------------------------
                               TABLE OF CONTENTS




                                                      PAGE
                                                   ---------
Where You Can Find More Information ............        i
Prospectus Summary .............................        1
Risk Factors ...................................       13
Use of Proceeds ................................       22
Capitalization .................................       23
Unaudited Pro Forma Condensed
   Consolidated Financial Information ..........       24
Selected Financial Information .................       34
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ..................................       36
Business .......................................       49
Certain Relationships and Related
   Transactions ................................       71
Management .....................................       73
Ownership of Capital Stock .....................       82
Description of Certain Indebtedness ............       83
The Exchange Offer .............................       87
Description of the Exchange Notes ..............       98
Certain United States Federal Income Tax
   Consequences of the Exchange ................      136
Plan of Distribution ...........................      136
Legal Matters ..................................      137
Experts ........................................      137
Index to Financial Statements ..................      F-1





                                [LOGO OMITTED]






                         L-3 COMMUNICATIONS CORPORATION






                                  PROSPECTUS
                               January 20, 1999






                     OFFER TO EXCHANGE $200,000,000 OF ITS
                     8% SERIES B SENIOR SUBORDINATED NOTES
                     DUE 2008, WHICH HAVE BEEN REGISTERED
                         UNDER THE SECURITIES ACT, FOR
                        $200,000,000 OF ITS OUTSTANDING
                     8% SENIOR SUBORDINATED NOTES DUE 2008

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 [ALTERNATE COVER FOR MARKET-MAKING PROSPECTUS]




PROSPECTUS


                        [GRAPHIC OF L-3 COMMUNICATIONS]





                        L-3 COMMUNICATIONS CORPORATION


OFFER TO EXCHANGE 8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008 FOR ANY AND ALL OUTSTANDING 8% SENIOR SUBORDINATED NOTES DUE 2008.


                            TERMS OF EXCHANGE OFFER


o   Expires 5:00 p.m., New York City time, February 19, 1999, unless extended


o   Subject to certain customary conditions, which we may waive

o All outstanding notes that are validly tendered and not withdrawn will be exchanged

o Tenders of outstanding notes may be withdrawn any time prior to the expiration of the Exchange Offer

o The exchange of notes will not be a taxable exchange for U.S. Federal income tax purposes

o   We will not receive any proceeds from the Exchange Offer

o The terms of the notes we will issue in the Exchange Offer are substantially identical to the outstanding notes, except that certain transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes

     Each broker-dealer that receives registered notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers may use this prospectus in connection with resales of notes received in exchange for the outstanding notes where such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. L-3 has agreed that, for a period of 180 days after the expiration of the Exchange Offer or until such broker-dealers have sold all registered notes held by them, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".


     FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" COMMENCING ON PAGE 13.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This prospectus has been prepared for and is to be used by Lehman Brothers Inc. in connection with offers and sales in market-making transactions of the Exchange Notes. L-3 will not receive any of the proceeds of such sales. Lehman Brothers Inc. may act as principal or agent in such transactions. The Exchange Notes may be offered in negotiated transactions or otherwise.


                THE DATE OF THIS PROSPECTUS IS JANUARY 20, 1999.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]


                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the Securities and Exchange Commission (the "SEC" or the "Commission") a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Exchange Notes. This prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information about us and the Exchange Notes, you should refer to the Registration Statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our Registration Statement.


     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a consequence we file reports and other information with the Commission. The Registration Statement and our other SEC filings can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such materials are also available on the Commission's home page on the Internet (http://www.sec.gov).


                                     ALT-2

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]


                     TRADING MARKET FOR THE EXCHANGE NOTES


     There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes or the ability of the Holders of the Exchange Notes to sell their Exchange Notes or the price at which such Holders may be able to sell their Exchange Notes. If such market were to develop, the Exchange Notes could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Although it is not obligated to do so, Lehman Brothers Inc. intends to make a market in the Exchange Notes. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of Lehman Brothers Inc. No assurance can be given as to the liquidity of or the trading market for the Exchange Notes.


     Lehman Brothers Inc. may be deemed to be an affiliate of the Company and, as such, may be required to deliver a prospectus in connection with its market-making activities in the Exchange Notes. Pursuant to the Registration Rights Agreement, the Company agreed to file and maintain a registration statement that would allow Lehman Brothers Inc. to engage in market-making transactions in the Exchange Notes. Subject to certain exceptions set forth in the Registration Rights Agreement, the registration statement will remain effective for as long as Lehman Brothers Inc. may be required to deliver a prospectus in connection with market-making transactions in the Exchange Notes. The Company has agreed to bear substantially all the costs and expenses related to such registration statement.


                                     ALT-3

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]


                                USE OF PROCEEDS


     This prospectus is delivered in connection with the sale of the Exchange Notes by Lehman Brothers Inc. in market-making transactions. The Company will not receive any of the proceeds from such transactions.


                                     ALT-4

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]


                             PLAN OF DISTRIBUTION


     This prospectus is to be used by Lehman Brothers Inc. in connection with offers and sales of the Exchange Notes in market-making transactions effected from time to time. Lehman Brothers Inc. may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.


     Affiliates of Lehman Brothers Inc. currently own 36.6% of the Parent Common Stock. See "Ownership of Capital Stock". Lehman Brothers Inc. has informed the Company that it does not intend to confirm sales of the Exchange Notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.


     The Company has been advised by Lehman Brothers Inc. that, subject to applicable laws and regulations, Lehman Brothers Inc. currently intends to make a market in the Exchange Notes following completion of the Exchange Offer. However, Lehman Brothers Inc. is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- Trading Market for the Exchange Notes".


     Lehman Brothers Inc. has provided investment banking services to the Company in the past and may provide such services and financial advisory services to the Company in the future. Lehman Brothers Inc. acted as purchasers in connection with the initial sale of the Notes and received an underwriting discount of approximately $5.65 million in connection therewith. See "Certain Transactions".


     Lehman Brothers Inc. and the Company have entered into a registration rights agreement with respect to the use by Lehman Brothers Inc. of this prospectus. Pursuant to such agreement, the Company agreed to bear all registration expenses incurred under such agreement, and the Company agreed to indemnify Lehman Brothers Inc. against certain liabilities, including liabilities under the Securities Act.


                                     ALT-5

              [ALTERNATE BACK COVER FOR MARKET-MAKING PROSPECTUS]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.




                 --------------------------------------------
                               TABLE OF CONTENTS






                                                      PAGE
                                                   ---------
Where You Can Find More Information ............        i
Prospectus Summary .............................        1
Risk Factors ...................................       13
Use of Proceeds ................................       22
Capitalization .................................       23
Unaudited Pro Forma Condensed
   Consolidated Financial Information ..........       24
Selected Financial Information .................       34
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ..................................       36
Business .......................................       49
Certain Relationships and Related
   Transactions ................................       71
Management .....................................       73
Ownership of Capital Stock .....................       82
Description of Certain Indebtedness ............       83
The Exchange Offer .............................       87
Description of the Exchange Notes ..............       98
Certain United States Federal Income Tax
   Consequences of the Exchange ................      136
Plan of Distribution ...........................      136
Legal Matters ..................................      137
Experts ........................................      137
Index to Financial Statements ..................      F-1

                            [LOGO OMITTED]









                    L-3 COMMUNICATIONS CORPORATION








                              PROSPECTUS
                           January 20, 1999










                              8% SERIES B
                       SENIOR SUBORDINATED NOTES
                               DUE 2008






                            LEHMAN BROTHERS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

     a. permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

     b. permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

     c. mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by a. and b. above; and

     d. that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     In addition to the indemnification provisions of the DGCL described above, the Registrant's certificate of incorporation (the "Certificate of Incorporation") authorizes indemnification of the Registrant's officers and directors, subject to a case-by-case determination that they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. In the event that a Change in Control (as defined in the Certificate of Incorporation) shall have occurred, the proposed indemnitee director or officer may require that the determination of whether he met the standard of conduct be made by special legal counsel selected by him. In addition, whereas the DGCL would require court-ordered indemnification, if any, in cases in which a person has been adjudged to be liable to the Registrant, the Certificate of Incorporation also permits indemnification in such cases if and to the extent that the reviewing party determines that such indemnity is fair and reasonable under the circumstances.

     The Certificate of Incorporation requires the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Certificate of Incorporation provides that indemnification shall include not only reasonable expenses, but also penalties, fines and amounts paid in settlement. Unless ordered by a court, such indemnification shall not include judgments. Under the Certificate of Incorporation, no officer or director is entitled to indemnification or advancement of expenses with respect to a proceeding brought by him against the Registrant other than a proceeding seeking or defending such officer's or director's right to indemnification or advancement of expenses. Finally, the Certificate of Incorporation provides that the Company may, subject to authorization on a case by case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the Board of Directors.

     The Certificate of Incorporation purports to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein. In addition, as permitted by the

DGCL, the Registrant has entered into indemnity agreements with its directors and selected officers that provide contract rights substantially identical to the rights to indemnification and advancement of expenses set forth in the Certificate of Incorporation, as described above.

     The Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions), or (iv) for any transaction for which the director derived an improper personal benefit.

     The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits are filed pursuant to Item 601 of Regulation S-K.

  EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
--------------- ------------------------------------------------------------------------------------------
   3.1          Certificate of Incorporation of L-3 Communications Corporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4
                No. 333-31649).

   3.2          By-Laws of L-3 Communications Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 No. 333-31649).

   3.3          Certificate of Incorporation of Hygienetics Environmental Services, Inc. (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1
                No. 333-46983).

   3.4          By-laws of Hygienetics Environmental Services, Inc. (incorporated by reference to
                Exhibit 3.4 to the Company's Registration Statement on Form S-1 No. 333-46983).

   3.5          Certificate of Incorporation of L-3 Communications ILEX Systems, Inc. (incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1
                (No. 333-46983).

   3.6          By-laws of L-3 Communications ILEX Systems, Inc. (incorporated by reference to
                Exhibit 3.6 to the Company's Registration Statement on Form S-1 No. 333-46983).

   3.7          Certificate of Incorporation of Southern California Microwave, Inc. (incorporated by reference to Exhibit 3.7 to the Company's Registration Statement on Form S-1
                No. 333-46983).

   3.8          By-laws of Southern California Microwave, Inc. (incorporated by reference to Exhibit
                3.8 to the Company's Registration Statement on Form S-1 No. 333-46983).

 **3.9          Certificate of Incorporation of L-3 Communications SPD Technologies, Inc.

 **3.10         By-laws of L-3 Communications SPD Technologies, Inc.

 **3.11         Certificate of Incorporation of L-3 Communications ESSCO, Inc.

 **3.12         By-laws of L-3 Communications ESSCO, Inc.

 **3.13         Certificate of Incorporation of L-3 Communications Storm Control Systems, Inc.

 **3.14         By-laws of L-3 Communications Storm Control Systems, Inc.

 **3.15         Certificate of Incorporation of L-3 Communications DBS Microwave, Inc.

 **3.16         By-laws of L-3 Communications DBS Microwave, Inc.

 **3.17         Certificate of Incorporation of SPD Electrical Systems, Inc.

 **3.18         By-laws of SPD Electrical Systems, Inc.

 **3.19         Certificate of Incorporation of SPD Switchgear Inc.

 **3.20         By-laws of SPD Switchgear Inc.

 **3.21         Certificate of Incorporation of Pac Ord Inc.

 **3.22         By-laws of Pac Ord Inc.

    EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
------------------ -----------------------------------------------------------------------------------------
     **3.23        Certificate of Incorporation of Henschel Inc.

     **3.24        By-laws of Henschel Inc.

     **3.25        Certificate of Incorporation of Power Paragon, Inc.

     **3.26        By-laws of Power Paragon, Inc.

     **3.27        Certificate of Incorporation of SPD Holdings, Inc.

     **3.28        By-laws of SPD Holdings, Inc.

       4.1         Indenture dated as of December 11, 1998 among L-3 Communications Corporation, the
                   Guarantors and The Bank of New York, as Trustee (incorporated by reference to
                   Exhibit 10.32 to L-3 Communications Holdings' Registration Statement on Form S-1 No.
                   333-70125).

       4.2         Form of 8% Senior Subordinated Note due 2008 (included in Exhibit 4.1).

       4.3         Form of 8% Series B Senior Subordinated Note due 2008 (included in Exhibit 4.1).

     **5           Opinion of Simpson Thacher & Bartlett.

      10.1         Amended and Restated Credit Agreement, dated as of August 13, 1998, among
                   L-3 Communications Corporation and lenders named therein (incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for
                   the quarterly period ended September 30, 1998).

      10.2         364 Day Credit Agreement, dated August 13, 1998, among L-3 Communications and lenders named therein (incorporated by reference to Exhibit 99.2 to the Company's
                   Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

      10.3         Registration Rights Agreement, dated as of December 11, 1998, among L-3
                   Communications Corporation, the Guarantors, Lehman Brothers Inc. and NationsBanc
                   Montgomery Securities LLC (incorporated by reference to Exhibit 10.33 to L-3
                   Communications Holdings' Registration Statement on Form S-1 No. 333-70125).

      10.4         Purchase Agreement, dated as of December 3, 1998, among L-3 Communications
                   Corporation, the Guarantors, Lehman Brothers Inc. and NationsBanc Montgomery
                   Securities LLC (incorporated by reference to Exhibit 10.34 to L-3 Communications
                   Holdings' Registration Statement on Form S-1 No. 333-70125).

      10.5         Indenture dated as of April 30, 1997 between L-3 Communications Corporation and
                   The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the
                   Company's Registration Statement on Form S-4 No. 333-31649).

    **10.6         Indenture dated as of May 22, 1998 between L-3 Communications and The Bank of New
                   York, as Trustee.

      10.7         Stockholders' Agreement between L-3 Communications Corporation and the stockholders parties thereto (incorporated by reference to Exhibit 10.4 to the Company's
                   Registration Statement on Form S-4 No. 333-31649).

      10.8         Transaction Agreement dated as of March 28, 1997, as amended, among Lockheed
                   Martin Corporation, Lehman Brothers Capital Partners III, L.P., Frank C. Lanza, Robert
                   V. LaPenta and L-3 Communications Corporation (incorporated by reference to Exhibit
                   10.5 to the Company's Registration Statement on Form S-4 No. 333-31649).

      10.9         Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3
                   Communications Holdings, Inc. (incorporated by reference to Exhibit 10.6 to the
                   Company's Registration Statement on Form S-4 No. 333-31649).

      10.10        Employment Agreement dated April 30, 1997 between Robert V. LaPenta and L-3
                   Communications Holdings, Inc. (incorporated by reference to Exhibit 10.61 to the
                   Company's Registration Statement on Form S-4 No. 333-31649).


    EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
------------------ ------------------------------------------------------------------------------------------

   10.11           Limited Noncompetition Agreement dated April 30, 1997 between Lockheed Martin
                   Corporation and L-3 Communications Corporation (incorporated by reference to Exhibit
                   10.9 to the Company's Registration Statement on Form S-4 No. 333-31649).

   10.12           Asset Purchase Agreement dated as of December 19, 1997 between L-3 Communications
                   Corporation and California Microwave, Inc. (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1 No. 333-46983).

   10.13           Asset Purchase Agreement dated as of February 10, 1998 between FAP Trust and L-3
                   Communications Corporation (incorporated by reference to Exhibit 10.81 to the
                   Company's Registration Statement on Form S-1 No. 333-46983).

   10.14           Asset Purchase Agreement dated as of March 30, 1998 among AlliedSignal Inc.,
                   AlliedSignal Technologies, Inc., AlliedSignal Deutschland GMBH and L-3
                   Communications Corporation (incorporated by reference to Exhibit 10.82 to the
                   Company's Registration Statement on Form S-1 No. 333-46983).

   10.15           Agreement and Plan of Merger dated as of December 3, 1998 among L-3
                   Communications, L-M Acquisition Corporation and Microdyne Corporation
                   (incorporated by reference to Exhibit 2 to L-3 Communications Holdings' Current
                   Report on Form 8-K filed on December 9, 1998).

   10.16           Amended and Restated Agreement and Plan of Merger dated as of August 13, 1998 by and among L-3 Communications Corporation, SPD Merger Co., SPD Technologies, Inc.
                   and Midmark Capital, L.P. (incorporated by reference to Exhibit 2 to
                   L-3 Communications Corporation's Current Report on Form 8-K filed on October 27,
                   1998).

   10.20           Form of Stock Option Agreement for Employee Options (incorporated by reference to
                   Exhibit 10.9 to the Company's Registration Statement on Form S-1 No. 333-46983).

   10.30           Form of 1997 Stock Option Plan for Key Employees (incorporated by reference to
                   Exhibit 10.91 to the Company's Registration Statement on Form S-1 No. 333-46983).

   10.31           L-3 Communications Corporation Pension Plan (incorporated by reference to
                   Exhibit 10.10 to the Company's Registration Statement on Form S-1 No. 333-46983).

  *12              Computation of Ratio of Earnings to Fixed Charges.

 **21              Subsidiaries of the Company.

 **23.1            Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 5 hereto).

  *23.2            Consent of PricewaterhouseCoopers LLP, independent auditors.

  *23.3            Consent of Ernst & Young LLP, independent auditors.

  *23.4            Consent of Ernst & Young LLP, independent auditors.

  *23.5            Consent of KPMG LLP, independent auditors.

  *23.6            Consent of Grant Thornton LLP, independent certified public accountants.

 **23.7            Consent of PricewaterhouseCoopers LLP, independent auditors.

 **23.8            Consent of Ernst & Young LLP, independent auditors.

 **23.9            Consent of Ernst & Young LLP, independent auditors.

 **23.10           Consent of KPMG LLP, independent auditors.

 **23.11           Consent of Grant Thornton LLP, independent certified public accountants.

  *24              Powers of Attorney.

  *25              Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
                   New York, as Trustee.

 EXHIBIT NO.           DESCRIPTION OF EXHIBIT
------------- ---------------------------------------
   **99.1     Letter of Transmittal.

   **99.2     Notice of Guaranteed Delivery.


----------

*     Previously filed.

**    Filed herewith.



ITEM 22. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                                        L-3 COMMUNICATIONS CORPORATION





                                        By: /s/ Michael T. Strianese
                                          -------------------------------------
                                          Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
     Michael T. Strianese

      *
---------------------------------
  David J. Brand                      Director

      *
---------------------------------
  Thomas A. Corcoran                  Director

      *
---------------------------------
  Alberto M. Finali                   Director

      *
---------------------------------
  Eliot M. Fried                      Director

      *
---------------------------------
  Frank H. Menaker, Jr.               Director

      *
---------------------------------
  Robert B. Millard                   Director

      *
---------------------------------
  John E. Montague                    Director

      *
---------------------------------
  John M. Shalikashvili               Director

      *
---------------------------------
  Alan H. Washkowitz                  Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               HYGIENETICS ENVIRONMENTAL SERVICES, INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
     Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               L-3 COMMUNICATIONS ILEX SYSTEMS, INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------
  Robert V. LaPenta                   Financial Officer) and Director

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.



                               SOUTHERN CALIFORNIA MICROWAVE, INC.




                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director

      *
---------------------------------
  William H. Kirk                     Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               L-3 COMMUNICATIONS ESSCO, INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                           L-3 COMMUNICATIONS STORM CONTROL SYSTEMS, INC.





                           By: /s/ Michael T. Strianese
                              -------------------------------------------------
                              Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------     Director
  Christopher C. Cambria



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               L-3 COMMUNICATIONS DBS MICROWAVE, INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------     Director
  Christopher C. Cambria



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               SPD ELECTRICAL SYSTEMS, INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director

      *
---------------------------------
  Larry A. Colangelo                  Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               SPD SWITCHGEAR INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director

      *
---------------------------------
  Larry A. Colangelo                  Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               PAC ORD INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director

      *
---------------------------------
  Larry A. Colangelo                  Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               HENSCHEL INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director

      *
---------------------------------
  Larry A. Colangelo                  Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               POWER PARAGON, INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director

      *
---------------------------------
  Larry A. Colangelo                  Director



*     By Michael T. Strianese as attorney-in-fact.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 1999.




                               SPD HOLDINGS, INC.





                               By: /s/ Michael T. Strianese
                                  ---------------------------------------------
                                  Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 19th day of January, 1999 by the following persons in the capacities indicated:






             SIGNATURE                                     TITLE
-----------------------------------   ----------------------------------------------
      *                               Chairman, Chief Executive Officer,
---------------------------------     (Principal Executive Officer) and Director
  Frank C. Lanza

      *                               President, Chief Financial Officer (Principal
---------------------------------     Financial Officer) and Director
  Robert V. LaPenta

 /s/ Michael T. Strianese             Vice President--Finance and Controller
---------------------------------     (Principal Accounting Officer)
  Michael T. Strianese

      *
---------------------------------
  Christopher C. Cambria              Director

      *
---------------------------------
  Larry A. Colangelo                  Director



*     By Michael T. Strianese as attorney-in-fact.

                                 EXHIBIT INDEX

     Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings.


  EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
--------------- ------------------------------------------------------------------------------------------
   3.1          Certificate of Incorporation of L-3 Communications Corporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4
                No. 333-31649).

   3.2          By-Laws of L-3 Communications Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 No. 333-31649).

   3.3          Certificate of Incorporation of Hygienetics Environmental Services, Inc. (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1
                No. 333-46983).

   3.4          By-laws of Hygienetics Environmental Services, Inc. (incorporated by reference to
                Exhibit 3.4 to the Company's Registration Statement on Form S-1 No. 333-46983).

   3.5          Certificate of Incorporation of L-3 Communications ILEX Systems, Inc. (incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1
                (No. 333-46983).

   3.6          By-laws of L-3 Communications ILEX Systems, Inc. (incorporated by reference to
                Exhibit 3.6 to the Company's Registration Statement on Form S-1 No. 333-46983).

   3.7          Certificate of Incorporation of Southern California Microwave, Inc. (incorporated by reference to Exhibit 3.7 to the Company's Registration Statement on Form S-1
                No. 333-46983).

   3.8          By-laws of Southern California Microwave, Inc. (incorporated by reference to
                Exhibit 3.8 to the Company's Registration Statement on Form S-1 No. 333-46983).

 **3.9          Certificate of Incorporation of L-3 Communications SPD Technologies, Inc.

 **3.10         By-laws of L-3 Communications SPD Technologies, Inc.

 **3.11         Certificate of Incorporation of L-3 Communications ESSCO, Inc.

 **3.12         By-laws of L-3 Communications ESSCO, Inc.

 **3.13         Certificate of Incorporation of L-3 Communications Storm Control Systems, Inc.

 **3.14         By-laws of L-3 Communications Storm Control Systems, Inc.

 **3.15         Certificate of Incorporation of L-3 Communications DBS Microwave, Inc.

 **3.16         By-laws of L-3 Communications DBS Microwave, Inc.

 **3.17         Certificate of Incorporation of SPD Electrical Systems, Inc.

 **3.18         By-laws of SPD Electrical Systems, Inc.

 **3.19         Certificate of Incorporation of SPD Switchgear Inc.

 **3.20         By-laws of SPD Switchgear Inc.

 **3.21         Certificate of Incorporation of Pac Ord Inc.

 **3.22         By-laws of Pac Ord Inc.

 **3.23         Certificate of Incorporation of Henschel Inc.

 **3.24         By-laws of Henschel Inc.

    EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
------------------ -----------------------------------------------------------------------------------------
     **3.25        Certificate of Incorporation of Power Paragon, Inc.

     **3.26        By-laws of Power Paragon, Inc.

     **3.27        Certificate of Incorporation of SPD Holdings, Inc.

     **3.28        By-laws of SPD Holdings, Inc.

       4.1         Indenture dated as of December 11, 1998 among L-3 Communications Corporation, the
                   Guarantors and The Bank of New York, as Trustee (incorporated by reference to
                   Exhibit 10.32 to L-3 Communications Holdings' Registration Statement on Form S-1
                   No. 333-70125).

       4.2         Form of 8% Senior Subordinated Note due 2008 (included in Exhibit 4.1).

       4.3         Form of 8% Series B Senior Subordinated Note due 2008 (included in Exhibit 4.1).

     **5           Opinion of Simpson Thacher & Bartlett.

      10.1         Amended and Restated Credit Agreement, dated as of August 13, 1998, among
                   L-3 Communications Corporation and lenders named therein (incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for
                   the quarterly period ended September 30, 1998).

      10.2         364 Day Credit Agreement, dated August 13, 1998, among L-3 Communications and lenders named therein (incorporated by reference to Exhibit 99.2 to the Company's
                   Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

      10.3         Registration Rights Agreement, dated as of December 11, 1998, among L-3
                   Communications Corporation, the Guarantors, Lehman Brothers Inc. and NationsBanc
                   Montgomery Securities LLC (incorporated by reference to Exhibit 10.33 to L-3
                   Communications Holdings' Registration Statement on Form S-1 No. 333-70125).

      10.4         Purchase Agreement, dated as of December 3, 1998, among L-3 Communications
                   Corporation, the Guarantors, Lehman Brothers Inc. and NationsBanc Montgomery
                   Securities LLC (incorporated by reference to Exhibit 10.34 to L-3 Communications
                   Holdings' Registration Statement on Form S-1 No. 333-70125).

      10.5         Indenture dated as of April 30, 1997 between L-3 Communications Corporation and
                   The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the
                   Company's Registration Statement on Form S-4 No. 333-31649).

    **10.6         Indenture dated as of May 22, 1998 between L-3 Communications and The Bank of New
                   York, as Trustee.

      10.7         Stockholders' Agreement between L-3 Communications Corporation and the stockholders parties thereto (incorporated by reference to Exhibit 10.4 to the Company's
                   Registration Statement on Form S-4 No. 333-31649).

      10.8         Transaction Agreement dated as of March 28, 1997, as amended, among Lockheed
                   Martin Corporation, Lehman Brothers Capital Partners III, L.P., Frank C. Lanza, Robert
                   V. LaPenta and L-3 Communications Corporation (incorporated by reference to
                   Exhibit 10.5 to the Company's Registration Statement on Form S-4 No. 333-31649).

      10.9         Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3
                   Communications Holdings, Inc. (incorporated by reference to Exhibit 10.6 to the
                   Company's Registration Statement on Form S-4 No. 333-31649).

      10.10        Employment Agreement dated April 30, 1997 between Robert V. LaPenta and L-3
                   Communications Holdings, Inc. (incorporated by reference to Exhibit 10.61 to the
                   Company's Registration Statement on Form S-4 No. 333-31649).

   EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
---------------- ------------------------------------------------------------------------------------------

   10.11         Limited Noncompetition Agreement dated April 30, 1997 between Lockheed Martin
                 Corporation and L-3 Communications Corporation (incorporated by reference to
                 Exhibit 10.9 to the Company's Registration Statement on Form S-4 No. 333-31649).

   10.12         Asset Purchase Agreement dated as of December 19, 1997 between L-3 Communications
                 Corporation and California Microwave, Inc. (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1 No. 333-46983).

   10.13         Asset Purchase Agreement dated as of February 10, 1998 between FAP Trust and L-3
                 Communications Corporation (incorporated by reference to Exhibit 10.81 to the
                 Company's Registration Statement on Form S-1 No. 333-46983).

   10.14         Asset Purchase Agreement dated as of March 30, 1998 among AlliedSignal Inc.,
                 AlliedSignal Technologies, Inc., AlliedSignal Deutschland GMBH and L-3
                 Communications Corporation (incorporated by reference to Exhibit 10.82 to the
                 Company's Registration Statement on Form S-1 No. 333-46983).

   10.15         Agreement and Plan of Merger dated as of December 3, 1998 among L-3
                 Communications, L-M Acquisition Corporation and Microdyne Corporation
                 (incorporated by reference to Exhibit 2 to L-3 Communications Holdings' Current
                 Report on Form 8-K filed on December 9, 1998).

   10.16         Amended and Restated Agreement and Plan of Merger dated as of August 13, 1998 by and among L-3 Communications Corporation, SPD Merger Co., SPD Technologies, Inc.
                 and Midmark Capital, L.P. (incorporated by reference to Exhibit 2 to
                 L-3 Communications Corporation's Current Report on Form 8-K filed on October 27,
                 1998).

   10.20         Form of Stock Option Agreement for Employee Options (incorporated by reference to
                 Exhibit 10.9 to the Company's Registration Statement on Form S-1 No. 333-46983).

   10.30         Form of 1997 Stock Option Plan for Key Employees (incorporated by reference to
                 Exhibit 10.91 to the Company's Registration Statement on Form S-1 No. 333-46983).

   10.31         L-3 Communications Corporation Pension Plan (incorporated by reference to
                 Exhibit 10.10 to the Company's Registration Statement on Form S-1 No. 333-46983).

  *12            Computation of Ratio of Earnings to Fixed Charges.

 **21            Subsidiaries of the Company.

 **23.1          Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 5 hereto).

 *23.2           Consent of PricewaterhouseCoopers LLP, independent auditors.

 *23.3           Consent of Ernst & Young LLP, independent auditors.

 *23.4           Consent of Ernst & Young LLP, independent auditors.

    EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
------------------ ---------------------------------------------------------------------------------------
    *23.5          Consent of KPMG LLP, independent auditors.

    *23.6          Consent of Grant Thornton LLP, independent certified public accountants.

   **23.7          Consent of PricewaterhouseCoopers LLP, independent auditors.

   **23.8          Consent of Ernst & Young LLP, independent auditors.

   **23.9          Consent of Ernst & Young LLP, independent auditors.

   **23.10         Consent of KPMG LLP, independent auditors.

   **23.11         Consent of Grant Thorton LLP, independent certified public accountants.

    *24            Powers of Attorney.

    *25            Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
                   New York, as Trustee.

   **99.1          Letter of Transmittal.

   **99.2          Notice of Guaranteed Delivery.


----------

*    Previously filed.

**   Filed herewith.